FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-260277-01

March 24, 2022

BENCHMARK 2022-B34 Mortgage Trust

Free Writing Prospectus Structural and Collateral Term Sheet

$914,831,933 (Approximate Total Mortgage Pool Balance)

$650,391,000 (Approximate Offered Certificates)

Deutsche Mortgage & Asset Receiving Corporation Depositor

Commercial Mortgage Pass-Through Certificates Series 2022-B34

German American Capital Corporation Citi Real Estate Funding Inc. Goldman Sachs Mortgage Company JPMorgan Chase Bank, National Association
As Sponsors and Mortgage Loan Sellers

Deutsche Bank Securities	Goldman Sachs & Co. LLC	J.P. Morgan	Citigroup
Co-Lead Managers and Joint Bookrunners

Academy Securities		Drexel Hamilton
Co-Managers

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (File No. 333-260277) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission website at www.sec.gov. Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by emailing: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us. This free writing prospectus does not contain all information that is required to be included in the prospectus.

Benchmark 2022-B34 Mortgage Trust
KEY FEATURES OF SECURITIZATION

Capitalized terms used but not defined herein have the meanings assigned to them in the Preliminary Prospectus expected to be dated March 24, 2022 relating to the offered certificates (hereinafter referred to as the “Preliminary Prospectus”).

Offering Terms:
Co-Lead Managers and Joint Bookrunners:	Deutsche Bank Securities Inc., Citigroup Global Markets Inc., Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC
Co-Managers:	Academy Securities, Inc. and Drexel Hamilton, LLC
Sponsors and Mortgage Loan Sellers:	German American Capital Corporation* (“GACC”) (30.2%), Citi Real Estate Funding Inc. (“CREFI”) (36.5%), Goldman Sachs Mortgage Company (“GSMC”) (20.8%) and JPMorgan Chase Bank, National Association (“JPMCB”) (12.5%) *An indirect wholly owned subsidiary of Deutsche Bank AG
Master Servicer:	KeyBank National Association
Operating Advisor:	Park Bridge Lender Services LLC
Asset Representations Reviewer:	Park Bridge Lender Services LLC
Special Servicer:	LNR Partners, LLC
Certificate Administrator:	Computershare Trust Company, N.A.
Trustee:	Wilmington Trust, National Association
Rating Agencies:	DBRS, Inc. (“DBRS Morningstar”), Fitch Ratings, Inc. (“Fitch”) and S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC (“S&P”).
Credit Risk Retention:	For a discussion on the manner in which the U.S. credit risk retention requirements are being satisfied by GACC, as retaining sponsor, see “Credit Risk Retention” in the Preliminary Prospectus. Note that this securitization transaction is not being structured to satisfy EU/UK risk retention and due diligence requirements.
Determination Date:	11th day of each month, or if such 11th day is not a business day, the immediately following business day, commencing in May 2022.
Distribution Date:	4th business day following the Determination Date in each month, commencing in May 2022.
Cut-off Date:	With respect to each mortgage loan, the later of the related payment date of such mortgage loan in April 2022 (or, in the case of any mortgage loan that has its first due date subsequent to April 2022, the date that would have been its due date in April 2022 under the terms of that mortgage loan if a monthly payment were scheduled to be due in that month) and the date of origination of such mortgage loan. Unless otherwise noted, all mortgage loan statistics are based on balances as of the Cut-off Date.
Closing Date:	On or about April 14, 2022
Settlement Terms:	DTC, Euroclear and Clearstream, same day funds, with accrued interest.
ERISA Eligible:	All of the Offered Certificates are expected to be ERISA eligible.
SMMEA Eligible:	None of the Offered Certificates will be SMMEA eligible.
Day Count:	30/360
Tax Treatment:	REMIC
Rated Final Distribution Date:	April 2055
Minimum Denominations:	$10,000 (for each class of offered principal balance certificates) and $100,000 (for each class of offered interest-only certificates) and in each case in multiples of $1 thereafter.
Clean-up Call:	1% (with certain exceptions described under “Pooling and Servicing Agreement—Termination; Retirement of Certificates” in the Preliminary Prospectus)

Distribution of Collateral by Property Type

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Benchmark 2022-B34 Mortgage Trust
OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Mortgage Loan Sellers	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance
German American Capital Corporation	9	11	$233,069,443	25.5%
Citi Real Estate Funding Inc.	18	56	$292,776,731	32.0%
Goldman Sachs Mortgage Company	6	19	$189,985,759	20.8%
JPMorgan Chase Bank, National Association	3	16	$114,000,000	12.5%
German American Capital Corporation / Citi Real Estate Funding Inc.(1)	1	1	$85,000,000	9.3%
Total:	37	103	$914,831,933	100.0%
Collateral Facts
Initial Outstanding Pool Balance:				$914,831,933
Number of Mortgage Loans:				37
Number of Mortgaged Properties:				103
Average Mortgage Loan Cut-off Date Balance:				$24,725,187
Weighted Average Mortgage Rate:				3.8551%
Weighted Average Mortgage Loan Original Term to Maturity Date or ARD (months):				107
Weighted Average Mortgage Loan Remaining Term to Maturity Date or ARD (months):				106
Weighted Average Mortgage Loan Seasoning (months):				2
% of Mortgaged Properties Leased to a Single Tenant:				16.5%
Credit Statistics(2)
Weighted Average Mortgage Loan U/W NCF DSCR:				2.55x
Weighted Average Mortgage Loan Cut-off Date LTV(3):				57.3%
Weighted Average Mortgage Loan Maturity Date or ARD LTV(3):				54.8%
Weighted Average U/W NOI Debt Yield:				10.6%
Amortization Overview
% Mortgage Loans with Amortization through Maturity Date or ARD:				9.9%
% Mortgage Loans which pay Interest Only through Maturity or ARD Date:				76.4%
% Mortgage Loans which pay Interest Only followed by Amortization through Maturity Date or ARD:				13.7%
Weighted Average Remaining Amortization Term (months)(4):				359
Amortization Overview
% Mortgage Loans with Upfront or Ongoing Tax Reserves:				71.3%
% Mortgage Loans with Upfront or Ongoing Insurance Reserves:				35.4%
% Mortgage Loans with Upfront or Ongoing Replacement Reserves(5):				70.3%
% Mortgage Loans with Upfront or Ongoing TI/LC Reserves(6):				59.6%
% Mortgage Loans with In Place Hard Lockboxes:				63.1%
% Mortgage Loans with Cash Traps Triggered at DSCR Levels ≥ 1.20x:				51.8%
% Mortgage Loans with Cash Traps Triggered at Debt Yield Levels ≥ 6.1%:				46.4%

Prepayment Provisions(7)
% Mortgage Loans with Defeasance Only After a Lockout Period and Prior to an Open Period:				74.5%
% Mortgage Loans with Prepayment Only After a Lockout Period and Prior to an Open Period with a Yield Maintenance Charge:				25.5%
(1)	Includes an $85.0 million non-control pari passu portion of the 601 Lexington Avenue mortgage loan, as to which GACC is acting as mortgage loan seller of approximately $43.5 million and CREFI is acting as the mortgage loan seller of approximately $41.5 million.

(2)	The LTV, DSCR and Debt Yield calculations include any related pari passu companion loan(s) and exclude any related subordinate companion loan(s) and/or mezzanine loan(s).

(3)	With respect to one mortgaged property (0.4%) of the Shearer’s Industrial Portfolio (3.3%), the Cut-off Date LTV and Maturity Date or ARD LTV have been calculated using a value other than the “As Is” appraised value. For additional information please see the footnotes to Annex A-1 in the Preliminary Prospectus.

(4)	Excludes mortgage loans which are interest only for the full loan term.

(5)	Includes FF&E reserves.

(6)	Represents the percent of the allocated Initial Outstanding Pool Balance of office, retail, industrial and mixed use properties only structured with TI/LC reserves.

(7)	Please see Annex A-1 of the Preliminary Prospectus for more information.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Benchmark 2022-B34 Mortgage Trust
STRUCTURE SUMMARY

OFFERED CERTIFICATES

Class(1)	Ratings (S&P/Fitch/DBRS Morningstar)	Initial Certificate Balance or Notional Amount(2)		Initial Subordination Levels(3)	Weighted Average Life (years)(4)	Principal Window (months)(4)	Certificate Principal to Value Ratio(5)	Certificate Underwritten NOI Debt Yield(6)

Class A-1	AAA(sf) / AAAsf / AAA(sf)	$13,310,000		30.000%(7)	2.66	1 – 55	40.1%	15.1%
Class A-2	AAA(sf) / AAAsf / AAA(sf)	$114,778,000		30.000%(7)	4.77	55 – 59	40.1%	15.1%
Class A-SB	AAA(sf) / AAAsf / AAA(sf)	$18,021,000		30.000%(7)	7.36	59 – 116	40.1%	15.1%
Class A-4	AAA(sf) / AAAsf / AAA(sf)	(8)		30.000%(7)	(8)	(8)	40.1%	15.1%
Class A-5	AAA(sf) / AAAsf / AAA(sf)	(8)		30.000%(7)	(8)	(8)	40.1%	15.1%
Class X-A(9)	NR / AAAsf / AAA(sf)	$675,717,000	(10)	N/A	N/A	N/A	N/A	N/A
Class A-M	NR / AAAsf / AAA(sf)	$67,354,000		22.250%	9.92	119 – 119	44.6%	13.6%
Class B	NR / AA-sf / AA(sf)	$43,455,000		17.250%	9.92	119 – 119	47.4%	12.8%
Class C	NR / A-sf / A(low)(sf)	$41,282,000		12.500%	9.97	119 – 120	50.1%	12.1%

NON-OFFERED CERTIFICATES

Class(1)	Ratings (S&P/Fitch/DBRS Morningstar)	Initial Certificate Balance or Notional Amount (2)		Initial Subordination Levels(3)	Weighted Average Life (years)(4)	Principal Window (months)(4)	Certificate Principal to Value Ratio(5)	Certificate Underwritten NOI Debt Yield(6)

Class A-3	AAA(sf) / AAAsf / AAA(sf)	$110,063,000		30.000%(7)	6.77	81 - 82	40.1%	15.1%
Class X-B(9)	NR / AA-sf / AA(high)(sf)	$43,455,000	(10)	N/A	N/A	N/A	N/A	N/A
Class X-D(9)	NR / BBB-sf / BBB(sf)	$44,540,000	(10)	N/A	N/A	N/A	N/A	N/A
Class X-F(9)	NR / BB-sf / BB(sf)	$26,073,000	(10)	N/A	N/A	N/A	N/A	N/A
Class X-G(9)	NR / B-sf / B(high)(sf)	$8,691,000	(10)	N/A	N/A	N/A	N/A	N/A
Class X-H(9)	NR / NR / NR	$29,332,336	(10)	N/A	N/A	N/A	N/A	N/A
Class D	NR / BBBsf / BBB(high)(sf)	$27,159,000		9.375%	10.00	120 – 120	51.9%	11.7%
Class E	NR / BBB-sf / BBB(low)(sf)	$17,381,000		7.375%	10.00	120 – 120	53.1%	11.4%
Class F	NR / BB-sf / BB(low)(sf)	$26,073,000		4.375%	10.00	120 – 120	54.8%	11.1%
Class G	NR / B-sf / B(sf)	$8,691,000		3.375%	10.00	120 – 120	55.4%	11.0%
Class H	NR / NR / NR	$29,332,336		0.000%	10.00	120 – 120	57.3%	10.6%

NON-OFFERED VERTICAL RISK RETENTION INTEREST

Non-Offered Vertical Risk Retention Interest	Ratings (S&P/Fitch/DBRS Morningstar)	Initial Certificate Balance	Initial Subordination Levels	Weighted Average Life (years)(11)	Principal Window (months)(11)	Certificate Principal to Value Ratio	Certificate Underwritten NOI Debt Yield

VRR Interest(12)(13)	NR / NR / NR	$45,741,597	N/A	8.64	1 – 120	N/A	N/A

(1)	The pass-through rates for the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5, Class A-M, Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates (collectively, the “Principal Balance Certificates”) in each case, will be one of: (i) a fixed per annum rate, (ii) the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which such Distribution Date occurs (the “WAC Rate”), (iii) a rate equal to the lesser of a specified pass-through rate and the WAC Rate or (iv) the WAC Rate less a specified rate, but in any case not less than 0.000%.

(2)	Approximate; subject to a permitted variance of plus or minus 5%. The Certificate Balance of the VRR Interest is not included in the Certificate Balance or Notional Amount of any Class of Certificates set forth under “Offered Certificates” or “Non-Offered Certificates” in the table above.

(3)	The initial subordination levels are calculated based on the initial Certificate Balance. The approximate initial credit support percentages shown in the table above do not take into account the VRR Interest. However, losses incurred on the mortgage loans will be allocated between the VRR Interest and the Principal Balance Certificates, pro rata in accordance with their respective percentage allocation entitlement. See “Credit Risk Retention” and “Description of the Certificates” in the Preliminary Prospectus.

(4)	The weighted average life and principal window during which distributions of principal would be received as set forth in the table with respect to each class of Principal Balance Certificates are based on (i) modeling assumptions described in the Preliminary Prospectus and (ii) assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and there are no extensions or forbearances of maturity dates or anticipated repayment dates of the mortgage loans. The weighted average life and principal window of the Class A-4 and Class A-5 certificates are subject to change as described in footnote (8) below.

(5)	“Certificate Principal to Value Ratio” for any class of Principal Balance Certificates is calculated as the product of (a) the weighted average mortgage loan Cut-off Date LTV of the mortgage loans, multiplied by (b) a fraction, the numerator of which is the total initial Certificate Balance of the related class of Principal Balance Certificates and all other classes of Principal Balance Certificates, if any, that are senior to such class, and the denominator of which is the total initial Certificate Balance of all classes of Principal Balance Certificates. The Certificate Principal to Value Ratios of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates are calculated in the aggregate for those classes as if they were a single class.

(6)	“Certificate Underwritten NOI Debt Yield” for any class of Principal Balance Certificates is calculated as the product of (a) the weighted average Underwritten NOI Debt Yield for the mortgage loans, multiplied by (b) a fraction, the numerator of which is the total initial Certificate Balance of all classes of Principal Balance Certificates and the denominator of which is the total initial Certificate Balance of such class of Principal Balance Certificates and all other classes of Principal Balance Certificates, if any, that are senior to such class. The Underwritten NOI Debt Yields of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates are calculated in the aggregate for those classes as if they were a single class.

(7)	The initial subordination levels for the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates are represented in the aggregate.

(8)	The exact initial Certificate Balances of the Class A-4 and Class A-5 certificates are unknown and will be determined based on the final pricing of those classes of certificates. However, the respective initial Certificate Balances, weighted average lives and principal windows of the Class A-4 and Class A-5 certificates are expected to be within the applicable ranges reflected in the following chart. The aggregate initial Certificate Balance of the Class A-4 and Class A-5 certificates is expected to be approximately $352,191,000, subject to a variance of plus or minus 5.0%.

Class of Certificates	Expected Range of Initial Certificate Balance	Expected Range of Weighted Avg. Life (years)(4)	Expected Range of Principal Window (months)(4)
Class A-4	$0 – $110,716,000	NAP – 9.63	NAP / 95 – 117
Class A-5	$241,475,000 – $352,191,000	9.86 – 9.79	117 – 119 / 95 – 119

(9)	As further described in the Preliminary Prospectus, the pass-through rate applicable to the Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-H certificates (collectively, the “Class X Certificates”) for each Distribution Date will generally be equal to the excess of (i) the WAC Rate over (ii)(A) with respect to the Class X-A certificates, the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5 and Class A-M certificates (based on their respective Certificate Balances outstanding immediately prior to such Distribution Date), (B) with respect to the Class X-B certificates, the pass-through rate of the Class B certificates, (C) with respect to the Class X-D certificates, the weighted average of the pass-through rates of the Class D and Class E certificates (based on their respective Certificate Balances outstanding immediately prior to such Distribution Date), (D) with respect to the Class X-F certificates, the pass-through rate of the Class F certificates, (E) with respect to the Class X-G certificates, the pass-through rate of the Class G certificates and (F) with respect to the Class X-H certificates, the pass-through rate of the Class H certificates.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Benchmark 2022-B34 Mortgage Trust
STRUCTURE SUMMARY

(10)	The Class X Certificates will not have Certificate Balances. None of the Class X Certificates will be entitled to distributions of principal. The interest accrual amounts on the Class X-A certificates will be calculated by reference to a notional amount equal to the aggregate Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5 and Class A-M certificates. The interest accrual amounts on the Class X-B certificates will be calculated by reference to a notional amount equal to Certificate Balance of the Class B certificates. The interest accrual amounts on the Class X-D certificates will be calculated by reference to a notional amount equal to the aggregate Certificate Balances of the Class D and Class E certificates. The interest accrual amounts on the Class X-F certificates will be calculated by reference to a notional amount equal to the Certificate Balance of the Class F certificates. The interest accrual amounts on the Class X-G certificates will be calculated by reference to a notional amount equal to the Certificate Balance of the Class G certificates. The interest accrual amounts on the Class X-H certificates will be calculated by reference to a notional amount equal to the Certificate Balance of the Class H certificates. The notional amount of each class of Class X Certificates is subject to change depending upon the final pricing of the Principal Balance Certificates, as follows: (1) if as a result of such pricing the pass-through rate of any class of Principal Balance Certificates whose Certificate Balance comprises such notional amount is equal to the WAC Rate, the Certificate Balance of such class of Principal Balance Certificates may not be part of, and will reduce accordingly, such notional amount of such class of Class X Certificates (or, if as a result of such pricing the pass-through rate of such class of Class X Certificates is equal to zero, such class of Class X Certificates may not be issued on the Closing Date), and/or (2) if as a result of such pricing the pass-through rate of any class of Principal Balance Certificates that does not comprise such notional amount of such class of Class X Certificates is less than the WAC Rate, such class of Principal Balance Certificates may become a part of, and increase accordingly, such notional amount of such class of Class X Certificates.

(11)	The weighted average life and principal window during which distributions of principal would be received as set forth in the foregoing table with respect to the VRR Interest (as defined below) are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” in the Preliminary Prospectus and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of maturity dates or anticipated repayment dates of the mortgage loans.

(12)	German American Capital Corporation, as the retaining sponsor, is expected to acquire from the depositor, on the Closing Date, an “eligible vertical interest” (as defined in Regulation RR) in the form of a single vertical security (the “VRR Interest”), representing approximately (but not less than) 5.00% of all amounts collected on the mortgage loans (net of expenses of the issuing entity) that are available for distribution on the non-VRR certificates and the VRR Interest. See “Credit Risk Retention” in the Preliminary Prospectus. The VRR Interest is a class of Certificates.

(13)	Although it does not have a specified pass-through rate (other than for tax reporting purposes), the effective interest rate for the VRR Interest will be the WAC rate.

Class A-2 Principal Paydown(1)

Class	Mortgage Loan Seller	Mortgage Loan	Property Type	Cut-off Date Balance	Remaining Term to Maturity (Mos.)	Cut-off Date LTV Ratio	U/W NCF DSCR	U/W NOI Debt Yield
A-2	CREFI	Shoreline Square	Office	$55,575,000	58	63.5%	2.93x	11.9%
A-2	GACC	Novo Nordisk HQ	Office	$22,167,000	55	63.8%	3.16x	9.2%
A-2	GSMC	JW Marriott Desert Springs	Hospitality	$20,000,000	57	41.8%	3.14x	20.4%
A-2	CREFI	Greenbrier Towers I & II	Office	$13,500,000	59	63.4%	1.65x	11.6%
A-2	CREFI	Glen Forest Office Portfolio	Office	$9,000,000	56	61.7%	2.85x	11.3%
(1)	This table reflects the mortgage loans whose balloon payments will be applied to pay down the Class A-2 certificates, assuming (i) that none of the mortgage loans experience prepayments, defaults or losses, (ii) there are no extensions of maturity dates and (iii) each mortgage loan is paid in full on its stated maturity date. See “Yield and Maturity Considerations—Yield Considerations” in the Preliminary Prospectus.

Class A-3 Principal Paydown(1)

Class	Mortgage Loan Seller	Mortgage Loan	Property Type	Cut-off Date Balance	Remaining Term to Maturity (Mos.)	Cut-off Date LTV Ratio	U/W NCF DSCR	U/W NOI Debt Yield
A-3	JPMCB	Bedrock Portfolio	Various	$85,000,000	81	59.4%	3.30x	13.6%
A-3	CREFI	35 Crosby Street and 70 Carmine Street	Various	$19,250,000	82	66.6%	1.79x	7.2%
A-3	GSMC	Apple Glen Crossing	Retail	$13,000,000	82	65.0%	2.05x	13.0%
(1)	This table reflects the mortgage loans whose balloon payments will be applied to pay down the Class A-3 certificates, assuming (i) that none of the mortgage loans experience prepayments, defaults or losses, (ii) there are no extensions of maturity dates and (iii) each mortgage loan is paid in full on its stated maturity date. See “Yield and Maturity Considerations—Yield Considerations” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Benchmark 2022-B34 Mortgage Trust
OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Ten Largest Mortgage Loans

Mortgage Loan	Mortgage Loan Seller	City, State	Property Type	Mortgage Loan Cut-off Date Balance	% of Initial Outstanding Pool Balance	Cut-off Date Balance per NRA/Unit(1)	Cut-off Date LTV(1)(2)	U/W NCF DSCR after IO(1)	U/W NOI Debt Yield(1)
601 Lexington Avenue	GACC, CREFI	New York, NY	Office	$85,000,000	9.3%	$432	42.5%	4.50x	13.2%
One Wilshire	GSMC	Los Angeles, CA	Office	$85,000,000	9.3%	$588	42.6%	3.37x	9.6%
Bedrock Portfolio	JPMCB	Detroit, MI	Various	$85,000,000	9.3%	$160	59.4%	3.30x	13.6%
Romaine & Orange Square	GACC	Los Angeles, CA	Office	$68,000,000	7.4%	$556	62.4%	1.78x	8.1%
Shoreline Square	CREFI	Long Beach, CA	Office	$55,575,000	6.1%	$134	63.5%	2.93x	11.9%
Millennia Portfolio	GACC	Various, OH	Multifamily	$40,000,000	4.4%	$51,480	73.8%	1.24x	8.5%
InCommercial Net Lease Portfolio #5	CREFI	Various	Various	$35,000,000	3.8%	$114	59.5%	1.64x	9.7%
Redmond Community Center	GACC	Redmond, WA	Retail	$34,500,000	3.8%	$314	61.3%	2.20x	9.4%
Shearer’s Industrial Portfolio	GSMC	Various	Industrial	$30,000,000	3.3%	$62	62.8%	1.95x	8.3%
Hall Road Crossing	CREFI	Shelby Township, MI	Retail	$28,712,745	3.1%	$159	68.2%	1.50x	9.3%
Total/Weighted Average				$546,787,745	59.8%		56.8%	2.78x	10.7%
(1)	The Cut-off Date Balance per NRA/Unit, Cut-off Date LTV, U/W NCF DSCR after IO and U/W NOI Debt Yield calculations include any related pari passu companion loan(s) and exclude any related subordinate companion loan(s) and/or mezzanine loan(s).

(2)	With respect to the Shearer’s Industrial Portfolio mortgage loan, the Cut-off Date LTV has been calculated using a value other than the “As Is” appraised value. For additional information please see the footnotes to Annex A-1 in the Preliminary Prospectus.

Subordinate Debt Summary

Mortgage Loan	Mortgage Loan Cut-off Date Balance	Pari Passu Companion Loans Cut-off Date Balance	Subordinate Debt Cut-off Date Balance	Mezzanine Debt Cut-off Date Balance	Trust U/W NCF DSCR	Total Debt U/W NCF DSCR(1)	Trust Cut-off Date LTV	Total Debt Cut-off Date LTV(1)	Trust U/W NOI Debt Yield	Total Debt U/W NOI Debt Yield(1)
601 Lexington Avenue	$85,000,000	$638,300,000	$276,700,000	$0	4.50x	3.25x	42.5%	58.8%	13.2%	9.5%
(1)	Total Debt U/W NCF DSCR, Total Debt Cut-off Date LTV and Total Debt U/W NOI Debt Yield calculations include any related pari passu companion loan(s), related subordinate companion loan(s) and/or related mezzanine loan(s).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Benchmark 2022-B34 Mortgage Trust
OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Companion Loan Summary

Loan No.	Mortgage Loan	Note(s)	Original Balance ($)	Cut-off Date Balance ($)	Holder of Note(1)	Lead Servicer for Whole Loan (Y/N)	Master Servicer Under Lead Securitization	Special Servicer Under Lead Securitization
1	601 Lexington Avenue	A-1-S1	$52,500,000	$52,500,000	BXP 2021-601L	Yes	Wells Fargo	Situs
		A-1-C1	$17,500,000	$17,500,000	WFB	No
		A-1-C2	$67,543,860	$67,543,860	BANK 2022-BNK39	No
		A-1-C3	$67,543,860	$67,543,860	BANK 2022-BNK40	No
		A-1-C4	$48,067,280	$48,067,280	WFB	No
		A-2-S1	$33,000,000	$33,000,000	BXP 2021-601L	Yes	Wells Fargo	Situs
		A-2-C1	$11,000,000	$11,000,000	BMARK 2022-B33	No
		A-2-C2-1	$43,479,070	$43,479,070	BMARK 2022-B34	No
		A-2-C2-2	$12,800,000	$12,800,000	BMARK 2022-B32	No
		A-2-C3-1	$40,000,000	$40,000,000	BMO 2022-C1	No
		A-2-C3-2	$16,279,070	$16,279,070	BMARK 2022-B33	No
		A-2-C4	$2,567,860	$2,567,860	BMARK 2022-B33	No
		A-3-S1	$33,000,000	$33,000,000	BXP 2021-601L	Yes	Wells Fargo	Situs
		A-3-C1	$11,000,000	$11,000,000	MSC 2022-L8(3)	No
		A-3-C2	$42,456,140	$42,456,140	BANK 2022-BNK39	No
		A-3-C3	$42,456,140	$42,456,140	BANK 2022-BNK40	No
		A-3-C4	$30,213,720	$30,213,720	MSC 2022-L8(3)	No
		A-4-S1	$31,500,000	$31,500,000	BXP 2021-601L	Yes	Wells Fargo	Situs
		A-4-C1	$10,500,000	$10,500,000	CREFI	No
		A-4-C2-1	$41,520,930	$41,520,930	BMARK 2022-B34	No
		A-4-C2-2	$12,200,000	$12,200,000	BMARK 2022-B32	No
		A-4-C3	$50,153,070	$50,153,070	BMARK 2022-B33	No
		A-4-C4	$6,019,000	$6,019,000	CREFI	No
		Total Senior Notes	$723,300,000	$723,300,000
		B-1, B-2, B-3, B-4	$276,700,000	$276,700,000	BXP 2021-601L	Yes	Wells Fargo	Situs
		Total	$1,000,000,000	$1,000,000,000
2	One Wilshire	A-1	$90,000,000	$90,000,000	BMARK 2022-B32	Yes	Midland	KeyBank
		A-2	$80,000,000	$80,000,000	BMARK 2022-B33	No
		A-3	$85,000,000	$85,000,000	BMARK 2022-B34	No
		A-4	$94,250,000	$94,250,000	GSBI	No
		A-5	$40,000,000	$40,000,000	GSBI	No
		Total	$389,250,000	$389,250,000
3	Bedrock Portfolio	A-1-1	$125,000,000	$125,000,000	BMARK 2022-B32	Yes	Midland	KeyBank
		A-1-2	$50,000,000	$50,000,000	BMARK 2022-B34	No
		A-1-3-A	$35,000,000	$35,000,000	BMARK 2022-B34	No
		A-1-3-B	$15,000,000	$15,000,000	JPMCB	No
		A-1-4	$50,000,000	$50,000,000	BMARK 2022-B33	No
		A-1-5	$30,000,000	$30,000,000	BMARK 2022-B33	No
		A-1-6	$39,000,000	$39,000,000	JPMCB	No
		A-2-1	$40,000,000	$40,000,000	BMO 2022-C1	No
		A-2-2	$26,000,000	$26,000,000	SMC	No
		A-2-3	$10,000,000	$10,000,000	SMC	No
		A-2-4	$10,000,000	$10,000,000	SMC	No
		Total	$430,000,000	$430,000,000
9	Shearer’s Industrial Portfolio	A-1-1	$36,318,600	$36,318,600	GSBI	Yes(2)
		A-1-2	$30,000,000	$30,000,000	BMARK 2022-B34	Servicing Shift	KeyBank	LNR
		A-1-3	$30,000,000	$30,000,000	GSBI	No
		A-2	$41,279,400	$41,279,400	WFB	No
		Total	$137,598,000	$137,598,000

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Benchmark 2022-B34 Mortgage Trust
OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Loan No.	Mortgage Loan	Note(s)	Original Balance ($)	Cut-off Date Balance ($)	Holder of Note(1)	Lead Servicer for Whole Loan (Y/N)	Master Servicer Under Lead Securitization	Special Servicer Under Lead Securitization
11	Gem Tower	A-1	$28,000,000	$28,000,000	BMARK 2022-B34	Yes	KeyBank	LNR
		A-2	$12,000,000	$12,000,000	GSBI	No
		Total	$40,000,000	$40,000,000
15	Novo Nordisk HQ	A-1	$75,000,000	$75,000,000	BMARK 2021-B31	Yes	Midland	Rialto
		A-2	$47,500,000	$47,500,000	BMARK 2022-B32	No
		A-3-1	$12,500,000	$12,500,000	BMARK 2022-B32	No
		A-3-2	$12,500,000	$12,500,000	DBRI	No
		A-4-1	$41,000,000	$41,000,000	BMARK 2022-B33	No
		A-4-2	$22,167,000	$22,167,000	BMARK 2022-B34	No
		Total	$210,667,000	$210,667,000
16	JW Marriott Desert Springs	A-1	$75,000,000	$75,000,000	BMARK 2022-B32	Yes	Midland	KeyBank
		A-2-1	$33,000,000	$33,000,000	BMARK 2022-B33	No
		A-2-2	$20,000,000	$20,000,000	BMARK 2022-B34	No
		Total	$128,000,000	$128,000,000
28	Glen Forest Office Portfolio	A-1	$30,000,000	$30,000,000	BMARK 2022-B32	Yes	Midland	KeyBank
		A-2-1	$20,000,000	$20,000,000	BMARK 2022-B33	No
		A-2-2	$9,000,000	$9,000,000	BMARK 2022-B34	No
		Total	$59,000,000	$59,000,000

(1)	Prior to the related servicing shift securitization date, the related whole loan will be serviced under the pooling and servicing agreement for this transaction. From and after the related servicing shift securitization date, the related servicing shift whole loan will be serviced under the related servicing shift pooling and servicing agreement.

(2)	From and after the Servicing Shift Securitization Date, the Shearer’s Industrial Portfolio Mortgage Loan will be serviced pursuant to the Servicing Shift PSA entered into in connection with the securitization of the A-1-1 Controlling Companion Loan.

(3)	The MSC 2022-L8 securitization transaction is expected to close on April 7, 2022.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Benchmark 2022-B34 Mortgage Trust
OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Distribution of Cut-off Date Balances(1)

Range of Cut-off Date Balances			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV(2)	Maturity Date or ARD LTV(2)
$4,250,000	-	$9,999,999	11	$80,571,740	8.8%	4.1475%	110	1.99x	55.5%	52.8%
$10,000,000	-	$19,999,999	10	$138,373,005	15.1%	4.3411%	105	2.10x	60.7%	57.1%
$20,000,000	-	$29,999,999	7	$177,812,189	19.4%	3.8979%	103	2.28x	58.6%	54.6%
$30,000,000	-	$39,999,999	3	$99,500,000	10.9%	4.0359%	119	1.93x	61.1%	57.4%
$40,000,000	-	$85,000,000	6	$418,575,000	45.8%	3.5769%	103	3.06x	55.0%	53.8%
Total/Weighted Average			37	$914,831,933	100.0%	3.8551%	106	2.55x	57.3%	54.8%

Distribution of Mortgage Rates(1)

Range of Mortgage Rates			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV(2)	Maturity Date or ARD LTV(2)
2.7760%	-	2.9999%	3	$192,167,000	21.0%	2.7902%	110	3.85x	45.0%	45.0%
3.0000%	-	3.4999%	2	$37,000,000	4.0%	3.4104%	101	2.80x	56.3%	56.3%
3.5000%	-	3.9999%	8	$274,125,000	30.0%	3.8151%	92	2.74x	60.0%	60.0%
4.0000%	-	5.1840%	24	$411,539,933	45.0%	4.4189%	113	1.79x	61.3%	55.7%
Total/Weighted Average			37	$914,831,933	100.0%	3.8551%	106	2.55x	57.3%	54.8%

Property Type Distribution(1)(3)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Number of NRA/Units/Rooms	Weighted Averages
					Cut-off Date Balance per # of NRA/Units/Rooms	Mortgage Rate	Stated Remaining Term (Mos.)	Occupancy	U/W NCF DSCR	Cut-off Date LTV(2)	Maturity Date or ARD LTV(2)
Office	36	$493,859,823	54.0%	7,418,898	$328	3.5415%	101	90.5%	3.04x	54.6%	54.1%
CBD	10	$271,903,400	29.7%	4,740,912	$307	3.6296%	97	93.7%	3.22x	55.7%	55.7%
Suburban	18	$111,819,086	12.2%	1,840,969	$192	3.7419%	95	84.3%	2.64x	59.8%	59.2%
CBD/Data Center	1	$85,000,000	9.3%	661,553	$588	2.7760%	117	87.3%	3.37x	42.6%	42.6%
Medical	7	$25,137,337	2.7%	175,464	$275	4.2858%	116	95.1%	1.83x	60.0%	53.6%
Retail	36	$198,100,063	21.7%	1,131,715	$954	4.1000%	115	97.7%	1.89x	62.1%	54.9%
Anchored	5	$112,145,189	12.3%	731,065	$187	4.1737%	115	96.0%	1.79x	64.8%	56.8%
Single Tenant	27	$49,205,552	5.4%	342,309	$279	4.1443%	116	100.0%	1.73x	59.4%	50.9%
Unanchored	3	$34,032,427	3.7%	49,455	$4,508	3.7064%	117	99.5%	2.53x	56.5%	54.5%
Shadow Anchored	1	$2,716,894	0.3%	8,886	$306	5.1840%	119	100.0%	1.38x	65.8%	54.5%
Multifamily	6	$82,970,000	9.1%	1,075	$153,384	4.3764%	116	95.6%	1.67x	63.2%	57.5%
Garden	4	$57,134,207	6.2%	669	$124,095	4.2809%	119	94.5%	1.80x	59.3%	55.0%
Mid Rise	2	$25,835,793	2.8%	406	$218,154	4.5876%	110	98.1%	1.38x	72.0%	63.2%
Industrial	12	$50,093,202	5.5%	2,359,496	$68	4.1466%	119	100.0%	1.88x	54.6%	53.6%
Manufacturing	5	$17,770,209	1.9%	872,999	$40	3.9932%	119	100.0%	1.84x	52.9%	51.2%
Flex	1	$10,500,000	1.1%	56,761	$185	4.8500%	119	100.0%	1.96x	49.3%	49.3%
Manufacturing/Warehouse	2	$9,552,920	1.0%	960,590	$10	3.9000%	119	100.0%	1.95x	62.8%	62.8%
Warehouse/Distribution	3	$8,020,073	0.9%	432,678	$20	3.9000%	119	100.0%	1.95x	62.8%	62.8%
Warehouse	1	$4,250,000	0.5%	36,468	$117	4.0700%	119	100.0%	1.57x	40.5%	36.8%
Other – Parking(4)	6	$33,972,600	3.7%	60,036	$2,014	4.3191%	99	100.0%	2.40x	61.4%	61.4%
Hospitality	2	$30,337,246	3.3%	981	$131,771	4.7752%	78	45.8%	2.87x	46.3%	42.7%
Full Service	1	$20,000,000	2.2%	884	$144,796	4.9950%	57	36.8%	3.14x	41.8%	41.8%
Select Service	1	$10,337,246	1.1%	97	$106,570	4.3500%	119	63.2%	2.34x	55.0%	44.3%
Mixed Use	5	$25,499,000	2.8%	15,265	$544,611	4.0442%	94	95.1%	1.98x	64.6%	64.6%
Multifamily/Retail	4	$22,787,500	2.5%	15,233	$599,332	4.0758%	96	97.5%	1.82x	65.3%	65.3%
Multifamily/Office/Retail	1	$2,711,500	0.3%	32	$84,734	3.7780%	81	75.0%	3.30x	59.4%	59.4%
Total/Weighted Average(4)	103	$914,831,933	100.0%			3.8551%	106	91.9%	2.55x	57.3%	54.8%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Benchmark 2022-B34 Mortgage Trust
OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Geographic Distribution(1)(3)

State/Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
				Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV(2)	Maturity Date or ARD LTV(2)
California	8	$286,150,645	31.3%	3.7568%	102	2.69x	54.5%	53.3%
Southern	7	$262,718,202	28.7%	3.7119%	101	2.81x	53.3%	53.2%
Northern	1	$23,432,443	2.6%	4.2600%	118	1.35x	68.1%	54.8%
New York	11	$165,595,000	18.1%	3.3771%	113	3.32x	51.2%	51.0%
New York City	7	$157,300,000	17.2%	3.3416%	113	3.39x	51.0%	51.0%
New York State	4	$8,295,000	0.9%	4.0509%	119	1.99x	55.5%	50.6%
Michigan	16	$126,212,745	13.8%	3.8976%	94	2.75x	61.5%	57.6%
Ohio	5	$46,131,387	5.0%	4.6908%	119	1.33x	72.3%	62.1%
Other	63	$290,742,156	31.8%	4.0730%	107	2.08x	59.2%	56.0%
Total/Weighted Average	103	$914,831,933	100.0%	3.8551%	106	2.55x	57.3%	54.8%

Distribution of Cut-off Date LTVs(1)(2)

Range of Cut-off Date LTVs			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV	Maturity Date or ARD LTV
30.0%	-	39.9%	1	$5,343,202	0.6%	4.2100%	119	1.58x	30.0%	24.1%
40.0%	-	49.9%	7	$241,550,000	26.4%	3.2538%	112	3.49x	43.1%	43.0%
50.0%	-	59.9%	9	$206,107,246	22.5%	3.8447%	103	2.80x	57.7%	55.4%
60.0%	-	69.9%	19	$421,831,486	46.1%	4.1092%	101	2.02x	63.9%	60.9%
70.0%	-	73.8%	1	$40,000,000	4.4%	4.8120%	119	1.24x	73.8%	62.0%
Total/Weighted Average			37	$914,831,933	100.0%	3.8551%	106	2.55x	57.3%	54.8%

Distribution of Maturity Date or ARD LTVs(1)(2)

Range of Maturity Date or ARD LTVs			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR	Cut-off Date LTV	Maturity Date or ARD LTV
24.1%	-	39.9%	2	$9,593,202	1.0%	4.1480%	119	1.58x	34.7%	29.7%
40.0%	-	49.9%	9	$291,625,784	31.9%	3.4115%	114	3.20x	46.1%	44.1%
50.0%	-	59.9%	14	$273,100,947	29.9%	4.0035%	102	2.46x	60.9%	56.7%
60.0%	-	66.6%	12	$340,512,000	37.2%	4.1077%	101	2.09x	64.5%	63.1%
Total/Weighted Average			37	$914,831,933	100.0%	3.8551%	106	2.55x	57.3%	54.8%

Distribution of Underwritten NCF Debt Service Coverages(1)

Range of Underwritten NCF Debt Service Coverages			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV(2)	Maturity Date or ARD LTV(2)
1.24x	-	1.99x	19	$359,432,687	39.3%	4.3710%	115	1.63x	63.6%	57.8%
2.00x	-	2.49x	8	$136,857,246	15.0%	4.0725%	116	2.20x	56.8%	55.3%
2.50x	-	2.99x	3	$92,575,000	10.1%	3.6143%	75	2.88x	60.6%	60.6%
3.00x	-	3.49x	5	$225,667,000	24.7%	3.4026%	92	3.28x	51.8%	51.8%
3.50x	-	4.50x	2	$100,300,000	11.0%	2.9498%	117	4.36x	44.5%	44.5%
Total/Weighted Average			37	$914,831,933	100.0%	3.8551%	106	2.55x	57.3%	54.8%

Original Terms to Maturity or ARD(1)

Original Terms to Maturity or ARD			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV(2)	Maturity Date or ARD LTV(2)
60	-	60	5	$120,242,000	13.1%	3.8529%	57	2.86x	59.8%	59.4%
84	-	84	3	$117,250,000	12.8%	3.8632%	81	2.91x	61.2%	60.4%
120	-	120	29	$677,339,933	74.0%	3.8541%	118	2.43x	56.1%	53.0%
Total/Weighted Average			37	$914,831,933	100.0%	3.8551%	106	2.55x	57.3%	54.8%

Distribution of Remaining Terms to Maturity or ARD(1)

Range of Remaining Terms to Maturity or ARD			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV(2)	Maturity Date or ARD LTV(2)
55	-	60	5	$120,242,000	13.1%	3.8529%	57	2.86x	59.8%	59.4%
80	-	84	3	$117,250,000	12.8%	3.8632%	81	2.91x	61.2%	60.4%
85	-	120	29	$677,339,933	74.0%	3.8541%	118	2.43x	56.1%	53.0%
Total/Weighted Average			37	$914,831,933	100.0%	3.8551%	106	2.55x	57.3%	54.8%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Benchmark 2022-B34 Mortgage Trust
OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Distribution of Underwritten NOI Debt Yields(1)

Range of Underwritten NOI Debt Yields			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV(2)	Maturity Date or ARD LTV(2)
7.2%	-	7.9%	3	$44,300,000	4.8%	4.3670%	103	1.63x	65.0%	65.0%
8.0%	-	8.9%	6	$197,902,443	21.6%	4.3273%	119	1.71x	63.3%	59.4%
9.0%	-	9.9%	14	$316,108,706	34.6%	3.6609%	113	2.42x	55.3%	52.1%
10.0%	-	10.9%	2	$14,508,538	1.6%	4.2799%	119	1.79x	60.8%	53.1%
11.0%	-	20.4%	12	$342,012,246	37.4%	3.6770%	90	3.30x	54.4%	53.3%
Total/Weighted Average			37	$914,831,933	100.0%	3.8551%	106	2.55x	57.3%	54.8%

Amortization Types(1)

Amortization Type	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
				Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV(3)	Maturity Date or ARD LTV(3)
Interest Only	22	$591,415,000	64.6%	3.8552%	103	2.77x	56.6%	56.6%
Interest Only, Amortizing Balloon	7	$125,450,000	13.7%	4.4006%	108	1.57x	64.8%	55.6%
Interest Only - ARD	2	$107,167,000	11.7%	2.7888%	104	3.33x	47.0%	47.0%
Amortizing Balloon	6	$90,799,933	9.9%	4.3594%	119	1.55x	63.4%	51.1%
Total/Weighted Average	37	$914,831,933	100.0%	3.8551%	106	2.55x	57.3%	54.8%

(1)	The U/W NCF DSCR, Cut-off Date LTV, Maturity Date or ARD LTV, Underwritten NOI Debt Yield and Cut-off Date Balance per # of NRA/Units/Rooms calculations include any related pari passu companion loan(s) and exclude any related subordinate companion loan(s) and/or mezzanine loan(s).

(2)	Reflects allocated loan amount for properties securing multi-property Mortgage Loans.

(3)	With respect to one mortgaged property (0.4%) of the Shearer’s Industrial Portfolio (3.3%), the Cut-off Date LTV and Maturity Date or ARD LTV have been calculated using a value other than the “As Is” appraised value. For additional information please see the footnotes to Annex A-1 in the Preliminary Prospectus.

(4)	The Total/Weighted Average Occupancy and “Other-Parking” Occupancy exclude the Bedrock Portfolio Properties.

Previously Securitized Mortgaged Properties(1)

Mortgaged Property	Cut-off Date Balance	% of Initial Outstanding Pool Balance	City, State	Property Type	Previous Securitization
One Wilshire	$85,000,000	9.3%	Los Angeles, CA	Office	COMM 2013-CR10
First National Building	$19,597,600	2.1%	Detroit, MI	Office	JPMBB 2015-C32, JPMCC 2015-JP1
Chrysler House	$9,741,000	1.1%	Detroit, MI	Office	WFRBS 2013-C16
1001 Woodward	$9,678,100	1.1%	Detroit, MI	Office	JPMBB 2014-C19
One Woodward	$7,015,900	0.8%	Detroit, MI	Office	COMM 2014-UBS6
Redmond Community Center	$34,500,000	3.8%	Redmond, WA	Retail	BMARK 2020-B19, BMARK 2020-B20, BMARK 2020-B21, GSMS 2020-GSA2
Gem Tower	$28,000,000	3.1%	New York, NY	Retail	GSMS 2014-GC26
Bala Woods	$27,500,000	3.0%	Kingwood, TX	Multifamily	FHMS KF100; FREMF 2021-KF100
Novo Nordisk HQ	$22,167,000	2.4%	Plainsboro, NJ	Office	WFCM 2016-NXS6, CSMC 2016-NXSR, CGCMT 2017-P7
JW Marriott Desert Springs	$20,000,000	2.2%	Palm Desert, CA	Hospitality	BACM 2017-BNK3, BANK 2017-BNK4
Santa Barbara Tech Center	$13,500,000	1.5%	Goleta, CA	Office	WFRBS 2013-C12
Lee’s Hill II	$9,300,000	1.0%	Fredericksburg, VA	Office	MSBAM 2013-C8
Hillcrest	$1,710,701	0.2%	Richmond, VA	Office	BCORE 2019-CORE
Arrington	$1,608,059	0.2%	Richmond, VA	Office	BCORE 2019-CORE
Highland II	$1,118,799	0.1%	Richmond, VA	Office	BCORE 2019-CORE
Meridian	$1,052,081	0.1%	Richmond, VA	Office	BCORE 2019-CORE
Bayberry	$735,602	0.1%	Richmond, VA	Office	BCORE 2019-CORE
Highland I	$683,425	0.1%	Richmond, VA	Office	BCORE 2019-CORE
Capstone	$646,645	0.1%	Richmond, VA	Office	BCORE 2019-CORE
Forest Plaza I	$530,317	0.1%	Richmond, VA	Office	BCORE 2019-CORE
Forest Plaza II	$444,782	0.0%	Richmond, VA	Office	BCORE 2019-CORE
Arlington Green Executive Plaza	$8,988,538	1.0%	Arlington Heights, IL	Office	A10 BAF 2020-C
138 Saint Marks Place	$3,500,000	0.4%	Brooklyn, NY	Mixed Use	FRESB 2017-SB32
(1)	The table above includes mortgaged properties securing mortgage loans for which the most recent prior financing of all or a significant portion of each such mortgaged property was included in a securitization. Information under “Previous Securitization” represents the most recent such securitization with respect to each of those mortgaged properties. The information in the above table is based solely on information provided by the related borrower or obtained through searches of a third-party database and has not otherwise been confirmed by the related mortgage loan seller.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Benchmark 2022-B34 Mortgage Trust
STRUCTURE OVERVIEW

Allocation between VRR Interest and the Non-VRR Certificates:	The aggregate amount available for distribution to holders of the certificates (including the VRR Interest) on each Distribution Date will be: (i) the gross amount of interest, principal, yield maintenance charges and prepayment premiums collected with respect to the Mortgage Loans in the applicable one-month collection period (other than any excess interest accrued after the related anticipated repayment date on any mortgage loan with an anticipated repayment date), net of specified expenses of the issuing entity, including fees payable therefrom to, and losses, liabilities, costs and expenses reimbursable or indemnifiable therefrom to, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Operating Advisor, the Asset Representations Reviewer and CREFC®; and (ii) allocated to amounts available for distribution to the holders of the VRR Interest, on the one hand, and amounts available for distribution to the holders of the Certificates (other than the Class R certificates and the VRR Interest) (the “Non-VRR Certificates”), on the other hand. On each Distribution Date, the portion of such aggregate available funds allocable to: (a) the VRR Interest will be the product of such aggregate available funds multiplied by a fraction, expressed as a percentage, the numerator of which is the initial Certificate Balance of the VRR Interest, and the denominator of which is the sum of the aggregate initial Certificate Balance of all classes of Principal Balance Certificates and the initial Certificate Balance of the VRR Interest (the “VRR Percentage”); and (b) the Non-VRR Certificates will at all times be the product of such aggregate available funds multiplied by the difference between 100% and the VRR Percentage (such difference, the “Non-VRR Percentage”). See “Credit Risk Retention” and “Description of the Certificates” in the Preliminary Prospectus.
Principal Payments:

Payments in respect of the Non-VRR Percentage of principal on the Non-VRR Certificates (other than the Class S certificates) will be distributed, first, to the Class A-SB certificates, until the Certificate Balance of such class is reduced to the planned principal balance for the related Distribution Date set forth on Annex G to the Preliminary Prospectus, then, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-M, Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates, in that order, until the Certificate Balance of each such class is reduced to zero. Notwithstanding the foregoing, if the total Certificate Balance of the Class A-M, Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates have been reduced to zero as a result of loss allocation, payments in respect of principal of the certificates will be distributed, first, to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates, on a pro rata basis, based on the Certificate Balance of each such class, then, to the extent of any recoveries on realized losses, to the Class A-M, Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates, in that order, in each case until the Certificate Balance of each such class is reduced to zero (or previously allocated realized losses have been fully reimbursed).

Each class of Class X Certificates will not be entitled to receive distributions of principal; however, (i) the notional amount of the Class X-A certificates will be reduced by the aggregate amount of principal distributions and realized losses allocated to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5 and Class A-M certificates; (ii) the notional amount of the Class X-B certificates will be reduced by the amount of principal distributions and realized losses allocated to the Class B certificates; (iii) the notional amount of the Class X-D certificates will be reduced by the aggregate amount of principal distributions and realized losses allocated to the Class D and Class E certificates; (iv) the notional amount of the Class X-F certificates will be reduced by the amount of principal distributions and realized losses allocated to the Class F certificates; (v) the notional amount of the Class X-G certificates will be reduced by the amount of principal distributions and realized losses allocated to the Class G certificates; and (vi) the notional amount of the Class X-H certificates will be reduced by the amount of principal distributions and realized losses allocated to the Class H certificates.

Interest Payments:

On each Distribution Date, interest accrued for each class of Non-VRR Certificates at the applicable pass-through rate will be distributed in the following order of priority, to the extent of the Non-VRR Percentage of the aggregate available funds (exclusive of any portion thereof that represents the Non-VRR Percentage of any yield maintenance charges and prepayment premiums): first, to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5, Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-H certificates, on a pro rata basis, based on the accrued and unpaid interest on each such class and then, to the Class A-M, Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates, in that order, in each case until the interest payable to each such class is paid in full.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Benchmark 2022-B34 Mortgage Trust
STRUCTURE OVERVIEW

The pass-through rates applicable to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5, Class A-M, Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates for each Distribution Date will equal one of: (i) a fixed per annum rate, (ii) the WAC Rate, (iii) a rate equal to the lesser of a specified pass-through rate and the WAC Rate or (iv) the WAC Rate less a specified rate, but in any case not less than 0.000%.

As further described in the Preliminary Prospectus, the pass-through rates applicable to the Class X Certificates for each Distribution Date will generally be equal to the excess of (i) the WAC Rate over (ii) (A) with respect to the Class X-A certificates, the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5 and Class A-M certificates (weighted based on their respective Certificate Balances outstanding immediately prior to that Distribution Date), (B) with respect to the Class X-B certificates, the pass-through rate of the Class B certificates, (C) with respect to the Class X-D certificates, the weighted average of the pass-through rates of the Class D and Class E certificates (weighted based on their respective Certificate Balances outstanding immediately prior to that Distribution Date), (D) with respect to the Class X-F certificates, the pass-through rate of the Class F certificates, (E) with respect to the Class X-G certificates, the pass-through rate of the Class G certificates and (F) with respect to the Class X-H certificates, the pass-through rate of the Class H certificates.

Prepayment Interest Shortfalls:	Prepayment interest shortfalls will be allocated pro rata based on interest entitlements, in reduction of the interest otherwise payable with respect to each of the interest-bearing classes of certificates.

Loss Allocation:

The Non-VRR Percentage of losses on the Mortgage Loans will be allocated to each class of Non-VRR Certificates entitled to principal in reverse alphabetical order starting with the Class H certificates through and including the Class A-M certificates and then to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates on a pro rata basis based on the Certificate Balance of each such class. The notional amount of any class of Class X Certificates will be reduced by the aggregate amount of realized losses allocated to the class(es) of certificates that are component(s) of the notional amount of such class of Class X Certificates.

Prepayment Premiums:

A percentage of the Non-VRR Percentage of all prepayment premiums (either fixed prepayment premiums or yield maintenance amounts) collected on the Mortgage Loans will be allocated to each of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5, Class A-M, Class B, Class C, Class D and Class E certificates (the “YM P&I Certificates”) then entitled to principal distributions, which percentage will be equal to the product of (a) a fraction, not greater than one, the numerator of which is the amount of principal distributed to such class on such Distribution Date and the denominator of which is the total amount of principal distributed to the holders of each class of Principal Balance Certificates on such Distribution Date, (b) the Base Interest Fraction for the related principal prepayment and such class of certificates, and (c) the Non-VRR Percentage of such prepayment premiums and yield maintenance charges. The VRR Percentage of all prepayment premiums (either fixed prepayment premiums or yield maintenance amounts) will be distributed to the VRR Interest.

The “Base Interest Fraction” for any principal prepayment on any Mortgage Loan and for:

(A) any of the Class A-1 through Class E certificates with a Pass-Through Rate equal to either the WAC Rate or the WAC Rate less a specified rate, will be a fraction (not greater than one) (a) whose numerator is the greater of zero and the amount, if any, by which (i) the Pass-Through Rate on such class of certificates exceeds (ii) the yield rate (as provided by the master servicer) used in calculating the prepayment premium or yield maintenance charge, as applicable, with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which (i) the Net Mortgage Rate on such Mortgage Loan during the related interest accrual period exceeds (ii) the yield rate (as provided by the master servicer) used in calculating the prepayment premium or yield maintenance charge, as applicable, with respect to such principal prepayment; provided, however, that if such yield rate is greater than or equal to the Net Mortgage Rate on such Mortgage Loan during the related interest accrual period, then the respective Base Interest Fraction will be zero; provided, further, that if such yield rate is greater than or equal to the Net Mortgage Rate on such Mortgage Loan during the related interest accrual

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Benchmark 2022-B34 Mortgage Trust
STRUCTURE OVERVIEW

period, but less than the Pass-Through Rate described in clause (a)(i) above, then the respective Base Interest Fraction will be one; and

(B) any of the Class A-1 through Class E certificates with a Pass-Through Rate equal to a fixed per annum rate, will be a fraction (not greater than one) (a) whose numerator is the greater of zero and the amount, if any, by which (i) the Pass-Through Rate on such class of certificates exceeds (ii) the yield rate (as provided by the master servicer) used in calculating the prepayment premium or yield maintenance charge, as applicable, with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which (i) the Mortgage Rate on such Mortgage Loan (without regard to any increase in the interest rate of any ARD Loan after the related Anticipated Repayment Date, and net of the Administrative Cost Rate) during the related interest accrual period multiplied by 365/360 exceeds (ii) the yield rate (as provided by the master servicer) used in calculating the prepayment premium or yield maintenance charge, as applicable, with respect to such principal prepayment; provided, however, that if such yield rate is greater than or equal to the amount set forth in clause (b)(i) above, then the respective Base Interest Fraction will be zero; provided, further, that if such yield rate is greater than or equal to the amount set forth in clause (b)(i) above, but less than the Pass-Through Rate described in clause (a)(i) above, then the respective Base Interest Fraction will be one.

The remaining percentage of the Non-VRR Percentage of prepayment premiums will be allocated to the Class X-A, Class X-B and Class X-D certificates in the manner described in the Preliminary Prospectus. In general, this formula provides for an increase in the percentage of prepayment premiums allocated to the YM P&I Certificates then entitled to principal distributions relative to the Class X-A, Class X-B and Class X-D certificates as Discount Rates decrease and a decrease in the percentage allocated to such classes as Discount Rates rise.

Whole Loans:

The mortgaged properties identified on Annex A-1 to the Preliminary Prospectus as 601 Lexington Avenue, One Wilshire, Bedrock Portfolio, Shearer’s Industrial Portfolio, Gem Tower, Novo Nordisk HQ, JW Marriott Desert Springs and Glen Forest Office Portfolio each secure both a mortgage loan to be included in the trust fund and one or more other companion loans that will not be included in the trust fund, each of which will be pari passu or subordinate in right of payment with the mortgage loan included in the trust fund. We refer to each such group of related loans as a “whole loan”.

As of the Closing Date, the pari passu companion loans and the subordinate companion loans are expected to be held by the party identified in “—Companion Loan Summary” above and the table titled “Whole Loan Control Notes and Non-Control Notes” in “Description of the Mortgage Pool—The Whole Loans—General” in the Preliminary Prospectus.

Control Rights and Directing Holder:

With respect to any Serviced Mortgage Loan and any related Serviced Companion Loan, the Directing Holder will generally be entitled to direct the Special Servicer to take, or refrain from taking certain actions with respect to each Serviced Mortgage Loan and any related Serviced Companion Loans. Furthermore, the Directing Holder will also have the right to receive notice and consent to certain material actions that the Master Servicer and the Special Servicer proposes to take with respect to each Serviced Mortgage Loan and any related Serviced Companion Loans.

The “Directing Holder” means, (i) with respect to each Serviced Mortgage Loan (other than any Servicing Shift Mortgage Loan) or Serviced Whole Loan (other than any Servicing Shift Whole Loan), the certificateholder (or its representative) selected by more than 50% of the Controlling Class, by Certificate Balance, as determined by the certificate registrar from time to time (the “Trust Directing Holder”); and (ii) with respect to any Servicing Shift Mortgage Loan or Servicing Shift Whole Loan, the related Loan-Specific Directing Holder identified in the Preliminary Prospectus (which is expected to be the holder of the related controlling pari passu companion loan) prior to the related Servicing Shift Securitization Date.

A direct or indirect subsidiary of Eightfold Real Estate Capital Fund V, L.P. or its affiliate is expected to appoint itself or its affiliate as the initial Trust Directing Holder.

For a description of the directing holder (or equivalent party) for each Non-Serviced Whole Loan, see “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—The Directing Holder” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Benchmark 2022-B34 Mortgage Trust
STRUCTURE OVERVIEW

Control Eligible Certificates:	Class G and Class H certificates.
Controlling Class:

The Controlling Class will be, as of any time of determination, the most subordinate class of Control Eligible Certificates then-outstanding that has an aggregate Certificate Balance (as notionally reduced by any cumulative appraisal reduction amounts allocable to such class) equal to at least 25% of the initial Certificate Balance of such class; provided that if at any time the Certificate Balances of all Control Eligible Certificates, as notionally reduced by any appraisal reduction amounts (but without regard to any collateral deficiency amounts) allocable to such classes, have been reduced to zero, then the “Controlling Class” will be the most subordinate class of Control Eligible Certificates that has an aggregate principal balance greater than zero; provided, further, that if at any time the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5, Class A-M, Class B, Class C, Class D, Class E and Class F certificates have been reduced to zero as a result of the allocation of principal payments on the Mortgage Loans, then the “Controlling Class” will be the most subordinate class of Control Eligible Certificates that has an aggregate Certificate Balance greater than zero without regard to the application of appraisal reduction amounts (or any collateral deficiency amounts) to notionally reduce the Certificate Balance of such class.

The Controlling Class as of the Closing Date will be the Class H certificates.

Appraised-Out Class:

Any class of Control Eligible Certificates that has been determined, as a result of appraisal reduction amounts and collateral deficiency amounts allocable to such class, to no longer be the Controlling Class (an “Appraised-Out Class”).

Remedies Available to Holders of an Appraised-Out Class:

Holders of the majority (by Certificate Balance) of an Appraised-Out Class will have the right, at their sole expense, to require the Special Servicer to order a supplemental appraisal of any Mortgage Loan (or Serviced Whole Loan) for which an appraisal reduction event has occurred or as to which there exists a collateral deficiency amount. Upon receipt of such supplemental appraisal, the Special Servicer will be required to send the appraisal to the Master Servicer, who will be required to recalculate the appraisal reduction amount or collateral deficiency amount, as applicable, based on such supplemental appraisal, and if required by such recalculation, the applicable Appraised-Out Class as the Controlling Class. Any Appraised-Out Class requesting a supplemental appraisal will not be entitled to exercise any rights of the Controlling Class until such time, if any, as the class is reinstated as the Controlling Class.

Control Termination Event:

Will occur and be continuing with respect to any Mortgage Loan (other than any Servicing Shift Mortgage Loan or Serviced Whole Loan (other than any Servicing Shift Whole Loan), when one or more of the following is true: (i) the Class G certificates have a Certificate Balance (taking into account the application of any cumulative appraisal reduction amounts and collateral deficiency amounts to notionally reduce the Certificate Balance of such class) being reduced to less than 25% of the initial Certificate Balance of that class or (ii) such Mortgage Loan or Whole Loan is an applicable excluded loan; provided, further, that a Control Termination Event will not be deemed to be continuing in the event the Certificate Balances of all Classes of Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero; provided, further, that no Control Termination Event may occur with respect to the Loan-Specific Directing Holder related to any Servicing Shift Whole Loan and the term “Control Termination Event” will not be applicable to the Loan-Specific Directing Holder related to such Servicing Shift Whole Loan. With respect to an excluded loan related to the Directing Holder, a Control Termination Event will be deemed to exist.

During the continuance of a Control Termination Event, the Directing Holder will no longer have any control rights. The Directing Holder will no longer have the right to direct certain actions of the Special Servicer and will no longer have consent rights with respect to certain material actions that the Master Servicer or Special Servicer proposes to take with respect to a Serviced Mortgage Loan and any related Serviced Companion Loans.

During the continuance of a Control Termination Event, the Directing Holder will retain non-binding consultation rights with respect to certain material actions that the Special Servicer proposes to take with respect to a Serviced Mortgage Loan and any related Serviced Companion Loans. Such consultation rights will continue until the occurrence of a Consultation Termination Event.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Benchmark 2022-B34 Mortgage Trust
STRUCTURE OVERVIEW

Consultation Termination Event:

Will occur and be continuing with respect to any Mortgage Loan (other than any Servicing Shift Mortgage Loan) or Serviced Whole Loan (other than any Servicing Shift Whole Loan), when one or more of the following is true: (i) there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance (without regard to the application of any cumulative appraisal reduction amounts) equal to at least 25% of the initial Certificate Balance of that class or (ii) such Mortgage Loan or Whole Loan is an applicable excluded loan; provided, further, that a Consultation Termination Event will not be deemed to be continuing in the event the Certificate Balances of all Classes of Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero; provided, further, that no Consultation Termination Event may occur with respect to the Loan-Specific Directing Holder related to any Servicing Shift Whole Loan and the term “Consultation Termination Event” will not be applicable to the Loan-Specific Directing Holder related to such Servicing Shift Whole Loan. With respect to an excluded loan related to the Directing Holder, a Consultation Termination Event will be deemed to exist.

During the continuance of a Consultation Termination Event, the Directing Holder will have no rights under the PSA other than those rights that all Certificateholders have.

Risk Retention Consultation Party:

The risk retention consultation parties will have certain non-binding consultation rights with respect to certain material servicing actions. Each holder of the VRR Interest will be entitled to appoint a risk retention consultation party. Deutsche Bank AG, New York Branch (a majority-owned affiliate of GACC) and CREFI are expected to be appointed as the initial risk retention consultation parties.

Appointment and Replacement of Special Servicer:

The Directing Holder will appoint the initial Special Servicer with respect to each Serviced Mortgage Loan and any related Serviced Companion Loans as of the Closing Date. For so long as no Control Termination Event is continuing, the Directing Holder generally may replace the Special Servicer with respect to each Serviced Mortgage Loan and any related Serviced Companion Loans with or without cause at any time.

During the continuance of a Control Termination Event, the Directing Holder will no longer have the right to replace the Special Servicer and such replacement (other than with respect to the Non-Serviced Whole Loans) will occur based on a vote of holders of all voting eligible classes of certificates as described below. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus for a description of the special servicer appointment and replacement rights with respect to Non-Serviced Whole Loans.

Replacement of Special Servicer by Vote of Certificateholders:

Other than with respect to Non-Serviced Whole Loans, if a Control Termination Event is continuing, upon (i) the written direction of holders of certificates evidencing not less than 25% of the voting rights (taking into account the application of any appraisal reduction amounts to notionally reduce the Certificate Balances) of the Principal Balance Certificates and the VRR Interest requesting a vote to replace the Special Servicer (other than with respect to any Servicing Shift Whole Loan) with a new special servicer, (ii) payment by such requesting holders to the Certificate Administrator of all reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote and (iii) delivery by such holders to the Certificate Administrator and Trustee of written confirmations from each Rating Agency that the appointment of the replacement Special Servicer will not result in a downgrade of the certificates, the Certificate Administrator will be required to promptly post notice of such request on the Certificate Administrator’s website and concurrently provide written notice of such request by mail to all Certificateholders of such request and conduct the solicitation of votes of all certificates in such regard, which such vote must occur within 180 days of the posting of such notice. Upon the written direction of (i) holders of Principal Balance Certificates and the VRR Interest evidencing at least 66-2/3% of a Certificateholder Quorum or (ii) holders of Principal Balance Certificates and the VRR Interest evidencing more than 50% of the aggregate voting rights of Principal Balance Certificates and the VRR Interest outstanding that has not been reduced to less than 25% of its initial Certificate Balance through the application of appraisal reduction amounts and realized losses), the Trustee will immediately replace the Special Servicer with the replacement Special Servicer (other than with respect to Non-Serviced Whole Loans).

“Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the Special Servicer as described above or the Asset Representations

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Benchmark 2022-B34 Mortgage Trust
STRUCTURE OVERVIEW

Reviewer as described below, the holders of certificates evidencing at least 50% of the aggregate voting rights (taking into account the application of any appraisal reduction amounts to notionally reduce the Certificate Balance of the certificates, except in the case of the termination of the Asset Representations Reviewer) of all Principal Balance Certificates and the VRR Interest, on an aggregate basis.

If, during the continuance of a Control Termination Event, the Operating Advisor determines, in its sole discretion exercised in good faith, that (1) the Special Servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard and (2) the replacement of the Special Servicer would be in the best interest of the Certificateholders as a collective whole, then the Operating Advisor will have the right to recommend the replacement of the Special Servicer. The Operating Advisor’s recommendation to replace the Special Servicer (other than with respect Non-Serviced Whole Loans) must be confirmed by a majority of a quorum of Certificateholders (which, for this purpose, is the Certificateholders that evidence at least 20% of the Voting Rights (taking into account the application of any appraisal reduction amounts to notionally reduce the respective Certificate Balances) of all Principal Balance Certificates and the VRR Interest on an aggregate basis within 180 days from the time such recommendation is posted to the Certificate Administrator website and is subject to the receipt of written confirmations from each Rating Agency that the appointment of the replacement Special Servicer will not result in a downgrade of the certificates.

See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus for a description of the special servicer appointment and replacement rights with respect to Non-Serviced Whole Loans.

Cap on Workout and Liquidation Fees:

The workout fees and liquidation fees payable to a Special Servicer under the PSA will be an amount equal to the lesser of: (1) 1.0% of each collection of interest and principal following a workout or liquidation, subject to a minimum of $25,000 and (2) $1,000,000 per workout or liquidation. All Modification Fees actually paid to the Special Servicer in connection with a workout or liquidation or in connection with any prior workout or partial liquidation that occurred within the prior 18 months will be deducted from the total workout fee (only after receipt by the Special Servicer of workout fees of $25,000) and/or liquidation fees payable (other than Modification Fees earned while the Mortgage Loan was not in special servicing). In addition, the total amount of workout and liquidation fees actually payable by the Issuing Entity under the PSA will be capped in the aggregate at $1,000,000 for each related Mortgage Loan. If a new special servicer begins servicing the related Mortgage Loan, all amounts paid to the prior special servicer will be disregarded for purposes of calculating the cap.

Special Servicer Compensation:

The special servicing fee will equal 0.25% per annum of the stated principal balance of the related specially serviced loan or REO property, as applicable with a minimum monthly fee of $3,500. The Special Servicer and its affiliates will be prohibited from receiving or retaining any compensation or any other remuneration under the PSA (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) from any person (including, without limitation, the issuing entity, any borrower, any manager, any guarantor or indemnitor in respect of a Serviced Mortgage Loan and any related Serviced Companion Loans, and any purchaser of any Serviced Mortgage Loan and any related Serviced Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan (or Serviced Whole Loan, if applicable), the management or disposition of any REO Property, or the performance of any other special servicing duties under the PSA, other than as expressly permitted in the PSA and other than commercially reasonable treasury management fees, banking fees, property condition report fees, customary title agent fees and insurance commissions or fees received or retained by the Special Servicer or any of its Affiliates in connection with any services performed by such party with respect to any Mortgage Loan, Serviced Whole Loan or REO Property. Subject to certain limited exceptions, the Special Servicer will also be required to report any compensation or other remuneration the Special Servicer or its affiliates have received from any person and such information will be disclosed in the Certificateholders’ monthly distribution date statement.

Operating Advisor:

With respect to the Serviced Mortgage Loans and any related Serviced Companion Loans the Operating Advisor will have access to any final asset status report and all information available with respect to the transaction on the Certificate Administrator’s website and will have certain monitoring responsibilities on behalf of the entire trust. After the occurrence and during the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Benchmark 2022-B34 Mortgage Trust
STRUCTURE OVERVIEW

continuance of a Control Termination Event, the Operating Advisor will have consultation rights with respect to certain major decisions.

The Operating Advisor will be subject to termination with respect to any Serviced Mortgage Loan and Serviced Whole Loan, if holders of at least 15% of the aggregate voting rights of the certificates (in connection with termination and replacement relating to the Mortgage Loans) vote to terminate and replace the Operating Advisor and such vote is approved by holders of more than 50% of the applicable voting rights that exercise their right to vote (in the case of each of such vote and approval, taking into account realized losses and the application of any appraisal reduction amounts to notionally reduce the Certificate Balance of the certificates), provided that holders of at least 50% of the applicable voting rights have exercised their right to vote. The holders initiating such vote will be responsible for the fees and expenses in connection with the vote and replacement.

The Operating Advisor will not have consultation rights in respect of Non-Serviced Mortgage Loans.

Asset Representations Reviewer:

The Asset Representations Reviewer will be required to review certain delinquent Mortgage Loans after a specified delinquency threshold has been exceeded and the required percentage of Certificateholders vote to direct a review of such delinquent Mortgage Loans. An asset review will occur when either (1) Mortgage Loans with an aggregate outstanding principal balance of 25% or more of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period are delinquent loans or (2)(A) prior to and including the second anniversary of the Closing Date, at least 10 Mortgage Loans are delinquent loans as of the end of the applicable collection period and the outstanding principal balance of such delinquent loans in the aggregate constitutes at least 15% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period, or (B) after the second anniversary of the Closing Date, at least 15 Mortgage Loans are delinquent loans as of the end of the applicable collection period and the outstanding principal balance of such delinquent loans in the aggregate constitutes at least 20% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period.

The Asset Representations Reviewer may be terminated and replaced without cause. Upon (i) the written direction of Certificateholders evidencing not less than 25% of the voting rights (taking into account realized losses, but without regard to the application of any appraisal reduction amounts to notionally reduce the Certificate Balance of the certificates) requesting a vote to terminate and replace the Asset Representations Reviewer with a proposed successor asset representations reviewer that is an eligible asset representations reviewer, and (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote, the Certificate Administrator will promptly provide notice to all Certificateholders and the Asset Representations Reviewer of such request by posting such notice on its internet website, and by mailing such notice to all Certificateholders and the Asset Representations Reviewer. Upon the written direction of Certificateholders evidencing at least 75% of a Certificateholder Quorum, the Trustee will terminate all of the rights and obligations of the Asset Representations Reviewer under the PSA by written notice to the Asset Representations Reviewer, and the proposed successor Asset Representations Reviewer will be appointed. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

Dispute Resolution Provisions:

Each Mortgage Loan Seller will be subject to the dispute resolution provisions set forth in the PSA to the extent those provisions are triggered with respect to any Mortgage Loan sold to the depositor by such Mortgage Loan Seller and such Mortgage Loan Seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Generally, in the event that a repurchase request as described in the Preliminary Prospectus is not “Resolved” within 180 days after the related Mortgage Loan Seller receives such Repurchase Request, then the enforcing servicer will be required to send a notice to the initial requesting Certificateholder (if any) indicating the enforcing servicer’s intended course of action with respect to the Repurchase Request. If (a) the enforcing servicer’s intended course of

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Benchmark 2022-B34 Mortgage Trust
STRUCTURE OVERVIEW

action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related Mortgage Loan Seller with respect to the Repurchase Request and the initial requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, or (b) the enforcing servicer’s intended course of action is to pursue further action to exercise rights against the related Mortgage Loan Seller with respect to the Repurchase Request but the initial requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner does not agree with the dispute resolution method selected by the enforcing servicer, then the initial requesting Certificateholder, if any, or such other Certificateholder or Certificate Owner may deliver a written notice to the enforcing servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

“Resolved” means, with respect to a Repurchase Request, (i) that the related material defect or material breach has been cured, (ii) the related Mortgage Loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related Mortgage Loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable Mortgage Loan Seller made the loss of value payment, (v) a contractually binding agreement is entered into between the enforcing servicer, on behalf of the issuing entity, and the related Mortgage Loan Seller that settles the related Mortgage Loan Seller’s obligations under the related mortgage loan purchase agreement, or (vi) the related Mortgage Loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the PSA. See “Pooling and Servicing Agreement—Dispute Resolution Provisions” in the Preliminary Prospectus.

Liquidated Loan Waterfall:	On liquidation of any Mortgage Loan, all net liquidation proceeds will be applied according to the PSA, so that amounts allocated as a recovery of accrued and unpaid interest will not, in the first instance, include (a) any amount by which the interest portion of P&I Advances previously made was reduced as a result of appraisal reduction amounts and (b) Accrued AB Loan Interest. After the adjusted interest amount is so allocated, any remaining net liquidation proceeds will be allocated to pay principal on the Mortgage Loan until the unpaid principal amount of the Mortgage Loan has been reduced to zero. Any remaining liquidation proceeds would then be allocated as a recovery of (a) accrued and unpaid interest corresponding to the amount by which the interest portion of P&I Advances previously made was reduced as a result of appraisal reduction amounts and (b) any Accrued AB Loan Interest.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

601 Lexington Avenue New York, New York 10022	Collateral Asset Summary – Loan No. 1 601 Lexington Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$85,000,000 42.5% 4.50x 13.2%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

601 Lexington Avenue New York, New York 10022	Collateral Asset Summary – Loan No. 1 601 Lexington Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$85,000,000 42.5% 4.50x 13.2%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

601 Lexington Avenue New York, New York 10022	Collateral Asset Summary – Loan No. 1 601 Lexington Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$85,000,000 42.5% 4.50x 13.2%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

601 Lexington Avenue New York, New York 10022	Collateral Asset Summary – Loan No. 1 601 Lexington Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$85,000,000 42.5% 4.50x 13.2%

Mortgage Loan Information
Loan Seller:	GACC, CREFI
Credit Assessment (Fitch/DBRS Morningstar/S&P)(7)	BBB- sf / A(sf) / N/A
Loan Purpose:	Refinance
Borrower Sponsor(1):	BP/CG Center MM LLC
Borrowers:	BP/CGCenter I LLC and BP/CGCenter II LLC
Original Balance(2):	$85,000,000
Cut-off Date Balance(2):	$85,000,000
% by Initial UPD:	9.3%
Interest Rate:	2.79196%
Payment Date:	9th of each month
First Payment Date:	February 9, 2022
Maturity Date:	January 9, 2032
Amortization:	Interest Only
Additional Debt(2):	$638,300,000 Pari Passu Senior Notes; $276,700,000 Pari Passu Junior Notes
Call Protection(6):	L(27),D(86),O(7)
Lockbox / Cash Management:	Hard / Springing

Reserves(3)
	Initial	Monthly	Cap
Taxes:	$0	Springing	NAP
Insurance:	$0	Springing	NAP
Replacement/Capex:	$0	Springing	$837,829
TI/LC:	$0	Springing	$10,053,948
Other(4)(5):	$61,289,797	$0	NAP
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	CBD Office
Collateral:	Fee / Leasehold
Location:	New York, NY
Year Built / Renovated:	1977 / 2021
Total Sq. Ft.:	1,675,659
Property Management:	Boston Properties Limited Partnership
Underwritten NOI:	$95,273,106
Underwritten NCF:	$92,110,483
Appraised Value:	$1,700,000,000
Appraisal Date:	October 1, 2021

Historical NOI
Most Recent NOI:	$89,547,809 (T-12 September 30, 2021)
2020 NOI:	$88,939,219 (December 31, 2020)
2019 NOI:	$82,516,612 (December 31, 2019)
2018 NOI:	$87,124,160 (December 31, 2018)

Historical Occupancy
Most Recent Occupancy:	96.3% (November 1, 2021)
2020 Occupancy:	97.6% (December 31, 2020)
2019 Occupancy:	100.0% (December 31, 2019)
2018 Occupancy:	99.3% (December 31, 2018)

Financial Information(2)
Tranche	Cut-off Date Balance	Balance per Sq. Ft. Cut-off / Balloon	LTV Cut-off / Balloon	U/W DSCR NOI / NCF	U/W Debt Yield NOI / NCF	U/W Debt Yield at Balloon NOI / NCF
Mortgage Loan	$85,000,000
Pari Passu Notes	638,300,000
Total Senior Notes	$723,300,000	$432 / $432	42.5% / 42.5%	4.65x / 4.50x	13.2% / 12.7%	13.2% / 12.7%
B Note	276,700,000
Whole Loan	$1,000,000,000	$597 / $597	58.8% / 58.8%	3.37x / 3.25x	9.5% / 9.2%	9.5% / 9.2%
(1)	There is no non-recourse carveout guarantor or separate environmental indemnitor.

(2)	The 601 Lexington Avenue Loan (as defined below) is part of a whole loan evidenced by 23 senior pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $723,300,000 and four junior pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $276,700,000.

(3)	See “Initial and Ongoing Reserves” herein.

(4)	BPLP (as defined below) provided a payment guaranty in lieu of depositing $52,315,328 at origination for approved leasing expenses outstanding at the time of origination of the 601 Lexington Avenue Whole Loan (as defined below).

(5)	BPLP provided a payment guaranty in lieu of depositing $8,974,469 at origination for the free rent and gap rent outstanding for six tenants at the time of origination of the 601 Lexington Avenue Whole Loan.

(6)	Defeasance of the 601 Lexington Avenue Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last promissory note representing a portion of the 601 Lexington Avenue Whole Loan to be securitized and (b) December 10, 2024. The assumed defeasance lockout period of 27 payments is based on the expected closing date of this transaction in April 2022.

(7)	Fitch and DBRS Morningstar provided the listed assessments for the 601 Lexington Avenue Loan in the context of its inclusion in the mortgage pool.

The Loan. The 601 Lexington Avenue mortgage loan (“601 Lexington Avenue Loan”) is part of a whole loan (the “601 Lexington Avenue Whole Loan”) with an aggregate outstanding principal balance as of the Cut-off Date of $1,000,000,000, which is secured by the borrowers’ fee interest in three condominium units and a leasehold interest in a portion of a fourth condominium unit relating to an office building located in New York, New York (the “601 Lexington Avenue Property”). The 601 Lexington Avenue Loan is evidenced by the non-controlling notes A-2-C2-1 and A-4-C2-1, with an aggregate outstanding principal balance as of the Cut-off Date of $85,000,000, representing approximately 9.3% of the Initial Pool Balance. The 601 Lexington Avenue Whole Loan is comprised of 23 senior pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $723,300,000 (the “601 Lexington Avenue Senior Loan”) and four junior pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $276,700,000 (the “601 Lexington Avenue Subordinate Companion Loan”) as detailed in the “Whole Loan Summary” table below. The 601 Lexington Avenue Whole Loan was co-originated on December 10, 2021, by Wells Fargo Bank, National Association (“WFB”), DBR Investments Co. Limited (“DBRI”), Morgan Stanley Bank, N.A. (“MSBNA”) and Citi Real Estate Funding Inc. (“CREFI”). GACC is contributing Note A-2-C2-1, with an outstanding principal balance of $43,479,070 as of the Cut-off Date and CREFI is contributing Note A-4-C2-1, with an outstanding principal balance of $41,520,930 as of the Cut-off Date.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

601 Lexington Avenue New York, New York 10022	Collateral Asset Summary – Loan No. 1 601 Lexington Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$85,000,000 42.5% 4.50x 13.2%

The table below summarizes the promissory notes that comprise the 601 Lexington Avenue Whole Loan. The relationship between the holders of the 601 Lexington Avenue Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder(1)	Controlling Piece
A-1-S1, A-2-S1, A-3-S1, A-4-S1	$150,000,000	$150,000,000	BXP 2021-601L	Yes
A-1-C2, A-3-C2	$110,000,000	$110,000,000	BANK 2022-BNK39	No
A-1-C1, A-1-C4	$65,567,280	$65,567,280	WFB(1)	No
A-1-C3, A-3-C3	$110,000,000	$110,000,000	BANK 2022-BNK40	No
A-2-C3-1	$40,000,000	$40,000,000	BMO 2022-C1	No
A-2-C2-2, A-4-C2-2	$25,000,000	$25,000,000	Benchmark 2022-B32	No
A-4-C3, A-2-C1, A-2-C3-2, A-2-C4	$80,000,000	$80,000,000	Benchmark 2022-B33	No
A-3-C1, A-3-C4	$41,213,720	$41,213,720	MSC 2022-L8(2)	No
A-4-C4, A-4-C1	$16,519,000	$16,519,000	CREFI(1)	No
A-2-C2-1, A-4-C2-1	$85,000,000	$85,000,000	Benchmark 2022-B34(3)	No
Total Senior Notes	$723,300,000	$723,300,000
B-1, B-2, B-3, B-4	$276,700,000	$276,700,000	BXP 2021-601L	Yes
Whole Loan	$1,000,000,000	$1,000,000,000

(1)	Notes held by lenders are expected to be contributed to one or more future securitization transactions or may otherwise be transferred at any time.

(2)	The MSC 2022-L8 securitization transaction is expected to close on April 7, 2022.

(3)	GACC is contributing Note A-2-C2-1, with an outstanding principal balance of $43,479,070 as of the Cut-off Date and CREFI is contributing A-4-C2-1, with an outstanding principal balance of $41,520,930 as of the Cut-off Date.

The borrowers utilized the proceeds of the 601 Lexington Avenue Whole Loan to refinance a prior mortgage loan, pay origination costs and return equity to the borrower sponsor.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Loan	$723,300,000	72.3%	Loan Payoff	$618,492,902	61.8%
Subordinate Debt	276,700,000	27.7	Return of Equity	368,350,972	36.8
			Closing Costs	13,156,127	1.3
Total Sources	$1,000,000,000	100.0%	Total Uses	$1,000,000,000	100.0%

The Borrowers and the Borrower Sponsor. The borrowers are BP/CGCenter I LLC and BP/CGCenter II LLC, each a Delaware limited liability company and single purpose entity with two independent directors. The borrower sponsor is BP/CG Center MM LLC, an indirectly owned subsidiary of Boston Properties Limited Partnership and of Norges Bank Investment Management (“Norges”). There is no separate environmental indemnitor or non-recourse carveout guarantor with respect to the 601 Lexington Avenue Whole Loan. Boston Properties Limited Partnership, a Delaware Limited partnership (“Boston Properties” or “BPLP”) has executed a guaranty of certain reserve funds in place of posting such reserves, as described under “Initial and Ongoing Reserves” below.

Boston Properties (NYSE: BXP) is the largest publicly traded developer, owner, and manager of Class A office properties in the United States, concentrated in five markets: Boston, Los Angeles, New York, San Francisco and Washington, DC. The company was founded in 1970 and became a public company in 1997. The company is a fully integrated real estate company, organized as a real estate investment trust (REIT), that develops, manages, operates, acquires and owns a diverse portfolio of primarily Class A office space. The company’s portfolio totals 52.5 million sq. ft. and 202 properties, including nine properties under construction or redevelopment. Boston Properties has held an ownership in interest in the 601 Lexington Avenue Property since 2001 and also controls property and leasing management. Norges manages the Norwegian Government Pension Fund Global, often referred to as the Norwegian oil fund. Norges manages assets worth more than 11,000 billion kroner, or about $1.3 trillion dollars. The fund is invested in international equity and fixed-income markets and in real estate.

The Property. The 601 Lexington Avenue Property is comprised of the borrowers’ fee and leasehold interests in certain condominium units within a 59-story, Class A, office tower located in Midtown Manhattan at East 53rd Street and Lexington Avenue. Situated on an approximately 1.6-acre site, the property consists of approximately 1.7 million sq. ft. of office and retail space, which includes a high-rise office tower as well as a six-story office and retail building totaling 227,276 sq. ft. situated at the base (the “Low Rise Building”). The building, with a 45° angled top and a stilt-style base, was designated as a landmark by the New York City Landmarks Preservation Commission in September 2016. As of November 1, 2021, the 601 Lexington Avenue Property was 96.3% leased. Investment grade tenants and tenants included in a legal industry magazine listing of the largest global 200 law firms by gross revenue represent 83.6% of the NRA and 85.7% of underwritten gross rent. Further, the top four tenants represent 71.6% of underwritten gross rent and have a weighted average remaining lease term of 14.8 years.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

601 Lexington Avenue New York, New York 10022	Collateral Asset Summary – Loan No. 1 601 Lexington Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$85,000,000 42.5% 4.50x 13.2%

Originally built in 1977, the 601 Lexington Avenue Property underwent renovations totaling approximately $283 million in 2021, which included repositioning the Low Rise Building as well as the redevelopment of the ground and lower level space into a food hall. Following the repositioning, the Low Rise Building includes 195,326 sq. ft. of office space, 31,950 sq. ft. of retail space, a public marketplace and a new dedicated street-level entrance and lobby for low-rise office floors. The food hall (known as The Hugh) contains a collection of 15 restaurants, bars and food retailers and is directly connected to a public plaza that provides access to the East 53rd Street subway stop. Additional amenities of the Low Rise Building include a succession of rooftop terraces on each floor as well as a fitness center. The Low Rise Building office space is fully leased to NYU, which utilizes the space to house NYU Langone Health. In addition, NYU is occupying a portion of the land owned by the adjoining St. Peter’s Church (see “—Ground Lease” section below).

COVID-19 Update. As of March 1, 2022, the 601 Lexington Avenue Whole Loan is not subject to any forbearance, modification or debt service relief request. The borrower sponsor reported that the only tenant with outstanding rent relief is Hillstone (7,800 sq. ft., 0.5% of NRA, 0.9% of underwritten gross rent), which received an abatement of 50% of six months’ rent (approximately $168,000 from September 1, 2020 to February 28, 2021), which it is expected to repay over the course of 2022 and 2023. The 601 Lexington Avenue Whole Loan was current as of the March 9, 2022 payment date.

Tenant Summary.

Tenant Summary(1)
Tenant	Ratings (Moody’s/Fitch/S&P)(2)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Gross Rent per Sq. Ft.(3)(4)	% of Total U/W Gross Rent(3)(4)	Lease Expiration
Kirkland & Ellis(5)	NR/NR/NR	616,139	36.8%	$99.37	39.4%	2/28/2039(6)
Citibank(7)(8)	Aa3/A+/A+	216,256	12.9	$88.00	12.3	Various(9)
New York University(10)	Aa2/NR/AA-	195,326	11.7	$80.36	10.1	10/31/2049
Freshfields Bruckhaus Deringer(11)	NR/NR/NR	139,243	8.3	$109.68	9.8	6/30/2026
Citadel	Baa2/NR/BBB	144,193	8.6	$95.51	8.9	8/31/2022(12)
Blackstone	NR/A+/A+	89,967	5.4	$89.68	5.2	12/31/2027
BTG	NR/NR/NR	31,401	1.9	$151.19	3.1	3/31/2028
Apax	NR/NR/NR	31,401	1.9	$130.35	2.6	7/31/2026
OrbiMed	NR/NR/NR	31,401	1.9	$112.83	2.3	3/31/2033
Siris Capital Group(13)	NR/NR/NR	18,928	1.1	$123.18	1.5	9/30/2030
Largest Tenants		1,514,255	90.4%	$97.59	95.2%
Other Tenants		99,343	5.9	$75.80	4.8
Total/Wtd. Avg. Occupied		1,613,598	96.3%	$96.25(14)	100.0%
Vacant		62,061	3.7%
Total		1,675,659	100.0%
(1)	Based on the underwritten rent roll as of November 1, 2021.

(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.

(3)	% of Total U/W Gross Rent and U/W Gross Rent per Sq. Ft. are based on the underwritten gross rent based on the underwritten rent roll.

(4)	% of Total U/W Gross Rent and U/W Gross Rent per Sq. Ft. shown above include contractual rent steps through September 2022 totaling approximately $128,513 and CAM reimbursements totaling approximately $9,276,516. The lender’s underwriting gives separate credit for straight-line rent averaging for an investment grade tenant (New York University (“NYU”)) and tenants included in a legal industry magazine listing of the largest global 200 law firms by gross revenue Kirkland & Ellis (“K&E”) and Freshfields Bruckhaus Deringer (“Freshfields”)) through loan maturity. The total implied underwritten rental rate for K&E, NYU, and Freshfields, inclusive of the straight line credit, is approximately $108.46, $85.17 and $111.22 per sq. ft., respectively. See “Underwritten Net Cash Flow” below.

(5)	Includes 600 sq. ft. of storage space.

(6)	For floor 32 only, K&E has a June 30, 2027 termination option by March 31, 2026 upon the payment of unamortized leasing costs. Additionally, as of February 28, 2034, K&E can terminate either its highest or lowest odd-numbered floor (one floor only) other than the 51st floor.

(7)	Includes 6,333 sq. ft. of storage space.

(8)	Citibank is currently subleasing suites 1900 and 2100 totaling 59,978 sq. ft. (3.6% of NRA). The property was originally developed as Citicorp’s headquarters and the bank was previously an owner of the property.

(9)	Floors 18 and 20 (59,978 sq. ft.) expire in December 2022, floors 19 and 21 (59,978 sq. ft.) expire in August 2023, floor 23 (29,989 sq. ft.) expires in April 2027 and floors 24 and 25 (66,311 sq. ft.) expire in April 2032. Citibank is expected to vacate the space expiring in December 2022 and August 2023.

(10)	NYU is not yet in occupancy of its full space. NYU is expected to take occupancy of its full space by April or May 2022, and is currently paying rent. We cannot assure you that NYU will take occupancy as expected or at all. NYU’s lease is structured as a leasehold condominium for a period of approximately 30 years through October 2049. The leasehold condominium is structured as a standard lease and is operated as a leasehold condominium to allow the tenant to benefit from its tax exempt entity status. See “Condominium Regime” below.

(11)	Freshfields is currently subleasing suite 5510 totaling 15,932 sq. ft. (1.0% of NRA). As of the origination date, Freshfields was also publicly marketing the remainder of its leased space for sublet.

(12)	Citadel has provided notice it intends to vacate at its lease expiration in August 2022.

(13)	Siris Capital Group has the option to terminate all its space on September 30, 2027 with notice by September 30, 2026 (12 months) and the payment of unamortized leasing costs.

(14)	Total/Wtd. Avg. U/W Gross Rent per Sq. Ft. excludes vacant space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

601 Lexington Avenue New York, New York 10022	Collateral Asset Summary – Loan No. 1 601 Lexington Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$85,000,000 42.5% 4.50x 13.2%

Lease Rollover Schedule(1)(2)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Gross Rent per Sq. Ft.(3)	% U/W Gross Rent Rolling(3)	Cumulative % of U/W Gross Rent(3)
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2022	10	204,171	12.2	204,171	12.2%	$93.23	12.3	12.3%
2023	2	59,978	3.6	264,149	15.8%	$87.77	3.4	15.6%
2024	1	5,724	0.3	269,873	16.1%	$115.00	0.4	16.1%
2025	0	0	0.0	269,873	16.1%	$0.00	0.0	16.1%
2026	7	170,645	10.2	440,518	26.3%	$113.48	12.5	28.5%
2027	4	119,956	7.2	560,474	33.4%	$90.20	7.0	35.5%
2028	1	31,401	1.9	591,875	35.3%	$151.19	3.1	38.6%
2029	0	0	0.0	591,875	35.3%	$0.00	0.0	38.6%
2030	4	18,928	1.1	610,803	36.5%	$123.18	1.5	40.1%
2031	2	37,789	2.3	648,592	38.7%	$80.72	2.0	42.0%
2032 & Thereafter	41	965,006	57.6	1,613,598	96.3%	$93.30	58.0	100.0%
Vacant	0	62,061	3.7	1,675,659	100.0%	NAP	NAP	NAP
Total / Wtd. Avg.	72	1,675,659	100.0%			$96.25(4)	100.0%
(1)	Based on the underwritten rent roll as of November 1, 2021.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.

(3)	The Annual U/W Gross Rent per Sq. Ft.,% U/W Gross Rent Rolling and Cumulative % of U/W Gross Rent are based on the underwritten gross rent based on the underwritten rent roll, which includes contractual rent steps through September 2022 totaling approximately $128,513 and CAM reimbursements totaling approximately $9,276,516.

(4)	Total / Wtd. Avg. Annual U/W Gross Rent per Sq. Ft. excludes vacant space.

Environmental Matters. According to a Phase I environmental report dated November 12, 2021, there are no recognized environmental conditions or recommendations for further action at the 601 Lexington Avenue Property.

The Market. The 601 Lexington Avenue Property is located in Midtown Manhattan at East 53rd Street and Lexington Avenue in New York, New York. The 601 Lexington Avenue Property, which takes up the majority of a city block bounded clockwise from the west by Lexington Avenue and 54th Street, benefits from its proximity to Central Park, access to the luxury shopping corridor along Fifth and Madison Avenues, and available mass transit including the 4, 5, 6, E, M, N, R, and W subway lines. The property sits on top of a public plaza (directly connected to The Hugh food hall) that provides access to the East 53rd Street subway stop.

According to a third party market research report, the 601 Lexington Avenue Property is situated within the Plaza District Office submarket of the New York City Office Market. The Plaza District is not only the largest office submarket in New York City, with approximately 91 million sq. ft. of inventory, but in the United States as well. As of October 2021, the Plaza District submarket reported a 14.4% vacancy rate (and a 17.4% availability rate) and average asking rents of $86.73 per sq. ft., gross. The appraisal identified nine directly competitive buildings totaling approximately 10.5 million sq. ft. with a 7.0% vacancy rate and average asking rents of $102.14 per sq. ft. The appraisal concluded to market rents ranging from $80.00 to $115.00 per sq. ft., modified gross, for the various floors of office space at the 601 Lexington Avenue Property (see table below).

	Market Rent Summary(1)
	Office Floors 2-22	Office Floors 23-31	Office Floors 32-42	Office Floors 43-54	Office Floors 55-59
Market Rent (Per Sq. Ft.)	$80.00	$85.00	$95.00	$105.00	$115.00
Lease Term (Years)	10	10	10	15	15
Lease Type (Reimbursements)	MG	MG	MG	MG	MG
Rent Increase Projection	$10.00 PSF in year 6	$10.00 PSF in year 6	$10.00 PSF in year 6	$10.00 PSF in year 6	$10.00 PSF in year 6
(1)	Source: Appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

601 Lexington Avenue New York, New York 10022	Collateral Asset Summary – Loan No. 1 601 Lexington Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$85,000,000 42.5% 4.50x 13.2%

The following table presents information relating to comparable office property sales for the 601 Lexington Avenue Property:

Comparable Property Sale Summary(1)
Property Name/Location	Sale Date	Year Built/Renovated	Total NRA (Sq. Ft.)	Occupancy	Sale Price	Sale Price per Sq. Ft.
601 Lexington Avenue New York, NY		1977/2021	1,675,659(2)	96.3%(2)
Confidential Park Ave New York, NY	Nov-2021	1994/2021	765,000	91%	$750,000,000	$980.39
51 West 52nd Street New York, NY	Nov-2021	1963/NAP	872,593	100%	$960,000,000	$1,100.17
1177 Avenue of the Americas New York, NY	Nov-2021	1987/2013	1,024,733	81%	$858,500,000	$837.78
550 Washington Street New York, NY	Sep-2021	1934/2022	1,257,529	100%	$2,020,800,000	$1,606.96
220 East 42nd Street New York, NY	Jul-2021	1930/2015	1,224,755	93%	$790,100,000	$645.11
One Park Avenue New York, NY	Jul-2021	1926/2000	947,894	99%	$875,000,000	$923.10
410 Tenth Avenue New York, NY	Dec-2020	1927/2021	634,359	98%	$952,840,000	$1,502.05
1633 Broadway New York, NY	May-2020	1972/2013	2,561,512	98%	$2,400,000,000	$936.95
(1)	Source: Appraisal, unless otherwise indicated.

(2)	Based on the underwritten rent roll dated November 1, 2021.

The following table presents information with respect to comparable office properties to the 601 Lexington Avenue Property:

Comparable Office Supply Summary(1)
Property Name/Location	Total NRA (Sq. Ft.)	Year Built/Renovated	Stories	Sublease Sq. Ft. Available	% Occupied (Direct)	Average Asking Rent
601 Lexington Avenue New York, NY	1,675,659(2)	1977/2021	59	-	96.3%(2)	$96.25(2)(3)
599 Lexington Avenue(4) New York, NY	1,058,805	1986/NAP	50	0	100.0%	NAP
600 Lexington Avenue New York, NY	305,472	1983/NAP	36	34,922	87.8%	$90.00
55 East 52nd Street New York, NY	1,518,210	1981/NAP	49	0	97.6%	$95.00
65 East 55th Street New York, NY	619,631	1986/NAP	38	23,708	92.9%	$155.00
237 Park Avenue New York, NY	1,243,384	1915/NAP	21	220,823	98.6%	$75.00
245 Park Avenue New York, NY	1,787,000	1966/NAP	45	93,108	89.5%	$110.00
875 Third Avenue New York, NY	750,000	1982/NAP	29	0	87.3%	$80.00
277 Park Avenue New York, NY	1,850,000	1964/NAP	51	23,163	83.2%	$110.00
280 Park Avenue New York NY	1,320,211	1968/NAP	43	27,407	100.0%	NAP
(1)	Source: Appraisal, unless otherwise indicated.

(2)	Information obtained from the underwritten rent roll dated as of November 1, 2021.

(3)	Represents annual underwritten gross rent per sq. ft.

(4)	599 Lexington Avenue is owned by the borrower sponsor or its affiliate.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

601 Lexington Avenue New York, New York 10022	Collateral Asset Summary – Loan No. 1 601 Lexington Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$85,000,000 42.5% 4.50x 13.2%

Cash Flow Analysis.

Cash Flow Analysis(1)
	2018	2019	2020	T-12 9/30/2021	U/W	U/W Per Sq. Ft.
Base Rent	$133,149,752	$135,562,062	$143,558,635	$144,061,141	$145,905,931	$87.07
Contractual Rent Steps(2)	0	0	0	0	128,513	0.08
Grossed Up Vacant Space	0	0	0	0	5,489,750	3.28
Gross Potential Rent	$133,149,752	$135,562,062	$143,558,635	$144,061,141	$151,524,194	$90.43
Total Recoveries	13,799,300	10,210,032	9,414,939	9,538,732	10,422,946	6.22
Less Vacancy & Credit Loss(3)	0	0	0	0	(10,444,971)	(6.23)
Net Rental Income	$146,949,052	$145,772,094	$152,973,574	$153,599,873	$151,502,169	$90.41
Rent Average Benefit(4)	0	0	0	0	6,752,020	4.03
Other Income	1,616,466	1,730,575	2,517,181	1,475,308	1,452,145	0.87
Effective Gross Income	$148,565,518	$147,502,669	$155,490,755	$155,075,181	$159,706,334	$95.31
Real Estate Taxes	39,670,091	42,193,437	43,060,793	41,588,994	40,950,953	24.44
Insurance	569,495	612,718	732,213	892,330	1,375,389	0.82
Management Fee	3,006,130	3,265,479	3,235,326	3,218,199	1,000,000	0.60
Other Operating Expenses	18,195,642	18,914,423	19,523,204	19,827,849	21,106,886	12.60
Total Expenses	$61,441,358	$64,986,057	$66,551,536	$65,527,372	$64,433,228	$38.45
Net Operating Income	$87,124,160	$82,516,612	$88,939,219	$89,547,809	$95,273,106	$56.86
Capital Expenditures	0	0	0	0	418,915	0.25
TI / LC	0	0	0	0	2,743,708	1.64
Net Cash Flow	$87,124,160	$82,516,612	$88,939,219	$89,547,809	$92,110,483	$54.97
(1)	Based on the underwritten rent roll dated as of November 1, 2021.

(2)	Represents contractual rent steps through September 2022.

(3)	The underwritten economic vacancy is 6.5%. The 601 Lexington Avenue Property was 96.3% leased as of November 1, 2021.

(4)	Represents straight-line rent averaging for an investment grade tenant (NYU) and tenants included in a legal industry magazine listing of the largest global 200 law firms by gross revenue (K&E and Freshfields).

Property Management. The 601 Lexington Avenue Property is managed by Boston Properties Limited Partnership, a Delaware limited partnership and an affiliate of the borrowers.

Lockbox / Cash Management. The 601 Lexington Avenue Whole Loan documents require that the borrowers establish and maintain a lender-controlled lockbox account, which is already in-place, and direct all tenants to pay rent directly into such lockbox account. The 601 Lexington Avenue Whole Loan documents also require that all rents received by the borrowers be deposited into the lockbox account within five business days of receipt. Prior to the occurrence of a Cash Management Sweep Period (as defined below), all funds on deposit in the lockbox account will be disbursed to the borrowers’ operating account. During a Cash Management Sweep Period, all funds in the lockbox account are required to be swept each business day into the cash management account controlled by the lender and, on each payment date, all funds in the cash management account are required to be applied in accordance with the 601 Lexington Avenue Whole Loan documents to make required deposits (if any) into the real estate tax and insurance reserves, to pay debt service on the 601 Lexington Avenue Whole Loan, to make required deposits (if any) into the replacement and TI/LC reserves, and to pay operating expenses set forth in the annual budget (which is required to be approved by the lender during a Cash Management Sweep Period). During a Cash Management Sweep Period, any excess cash flow remaining after satisfaction of the foregoing items is required to be swept to an excess cash flow subaccount to be held by the lender as additional security for the 601 Lexington Avenue Whole Loan; provided, however, so long as no event of default exists under the 601 Lexington Avenue Whole Loan, if amounts on deposit in the TI/LC Reserve are not sufficient to pay approved leasing expenses, then upon request of the borrowers, funds in the excess cash flow subaccount are required to be disbursed for approved leasing expenses.

A “Cash Management Sweep Period” will commence upon the earlier of the following: (i) the occurrence and continuance of an event of default; or (ii) the net operating income debt service coverage ratio (“NOI DSCR”) for the 601 Lexington Avenue Whole Loan falling below 1.20x at the end of any calendar quarter, commencing with the calendar quarter ending on March 31, 2022.

A Cash Management Sweep Period will end upon the occurrence of the following: (A) with regard to clause (i) above, the cure of such event of default; or (B) with regard to clause (ii) above: (a) the NOI DSCR for the 601 Lexington Avenue Whole Loan being greater than or equal to 1.20x for one calendar quarter; or (b) the borrowers delivering to the lender as additional collateral and security for the payment of the 601 Lexington Avenue Whole Loan, (x) cash to be held as an additional reserve fund that, if applied as a prepayment of the outstanding principal balance of the 601 Lexington Avenue Whole Loan, would cause the NOI DSCR to be at least 1.20x (the “Cash Management Sweep Cure Amount”), (y) a letter of credit having an aggregate notional amount in the amount of the Cash Management Sweep Cure Amount, or (z) so long as BPLP’s senior unsecured credit rating satisfies the BPLP Guarantor Required Rating (as defined below), a guaranty by BPLP in the amount of the Cash Management Sweep Cure Amount.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

601 Lexington Avenue New York, New York 10022	Collateral Asset Summary – Loan No. 1 601 Lexington Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$85,000,000 42.5% 4.50x 13.2%

BPLP Guaranty. The borrowers have the right to deliver to the lender a guaranty (a “BPLP Guaranty”) from BPLP (in the context of the BPLP Guaranty, the “BPLP Guarantor”), in lieu of making the payments to any of the reserve accounts and in lieu of making any cash deposits as alteration security, net proceeds deficiency with respect to the restoration after a casualty or condemnation or Cash Sweep Management Sweep Cure Amount, so long as BPLP’s senior unsecured credit rating meets the BPLP Guarantor Required Rating. Additionally, the borrowers have the right to deliver to the lender a BPLP Guaranty in lieu of deposits previously made for any such purpose (whereupon, the amount so replaced would then be returned to the borrowers). The aggregate amount guaranteed under any such BPLP Guaranty (together with any cash delivered by the borrowers to the lender and/or any letter of credit delivered by the borrowers to the lender) related to any such purpose, must at all times be at least equal to the aggregate amount which the borrowers are required to have on deposit for such purpose. The aggregate amount guaranteed under any BPLP Guaranty (when aggregated with the full amount of any letter of credit and/or cash on deposit) will be reduced as the borrowers expend funds for the purposes which such funds would have otherwise been deposited in the applicable reserve account. The aggregate amount of any BPLP Guaranty (and the full amount of any letter of credit obtained by BPLP) may not at any time exceed 10.0% of the outstanding principal balance of the 601 Lexington Avenue Whole Loan, unless the borrowers deliver a new non-consolidation opinion which takes into account such BPLP guarantees and letters of credit.

In the event of any downgrade, withdrawal or qualification of the rating of the BPLP Guarantor by any rating agency such that the BPLP Guarantor no longer satisfies the BPLP Guarantor Required Rating, within 10 business days of such downgrade, withdrawal or qualification, the borrowers are required to either (i) deposit with the lender cash in the amount of the guaranteed obligations under each BPLP Guaranty then outstanding, and/or (ii) provide the lender with a letter of credit with a face amount equal to the guaranteed obligations under each BPLP Guaranty then outstanding.

Initial and Ongoing Reserves. At loan origination, the borrowers were not required to deposit $61,289,797 in upfront reserves but instead provided a payment guaranty in lieu, as described below.

Outstanding Tenant Specific TI/LC Reserve – BPLP provided a payment guaranty in lieu of depositing $52,315,328 at closing for approved leasing expenses outstanding at the time of origination of the 601 Lexington Avenue Whole Loan.

Free Rent Reserve – BPLP provided a payment guaranty in lieu of depositing $8,974,469 at closing for the free rent and gap rent outstanding for six tenants at the time of origination of the 601 Lexington Avenue Whole Loan.

Real Estate Taxes - Upon the occurrence and continuance of a Cash Management Sweep Period, the 601 Lexington Avenue Whole Loan documents require ongoing monthly real estate tax reserves in an amount equal to 1/12 of the real estate taxes that the lender reasonably estimates will be payable during the next 12 months. In lieu of making the monthly payments, the borrowers have the right to deliver to the lender a guaranty from BPLP (as described above under “BPLP Guaranty”) so long as BPLP’s senior unsecured credit rating is at least “BBB” by S&P and “Baa3” by Moody’s (the “BPLP Guarantor Required Rating”).

Insurance - Upon the occurrence and continuance of a Cash Management Sweep Period, the 601 Lexington Avenue Whole Loan documents require ongoing monthly insurance reserves in an amount equal to 1/12 of the insurance premiums that the lender estimates will be payable for the renewal of the coverage during the next 12 months; provided, however, notwithstanding any Cash Management Sweep Period, the reserve will not be required if the borrowers maintain a blanket insurance policy reasonably acceptable to the lender. In lieu of making the monthly payments, the borrowers have the right to deliver to the lender a guaranty from BPLP (as described above under “BPLP Guaranty”) so long as BPLP’s senior unsecured credit rating satisfies the BPLP Guarantor Required Rating.

Replacement Reserve – Upon the occurrence and continuance of a Cash Management Sweep Period, the 601 Lexington Avenue Whole Loan documents require ongoing monthly replacement reserves of approximately $34,910, subject to a cap of $837,829. In lieu of making the monthly payments, the borrowers have the right to deliver to the lender a guaranty from BPLP (as described above under “BPLP Guaranty”) so long as BPLP’s senior unsecured credit rating satisfies the BPLP Guarantor Required Rating.

TI/LC Reserve – Upon the occurrence and continuance of a Cash Management Sweep Period, the 601 Lexington Avenue Whole Loan documents require ongoing monthly TI/LC reserves of approximately $418,915, subject to a cap of $10,053,948. In lieu of making the monthly payments, the borrowers have the right to deliver to the lender a guaranty from BPLP (as described above under “BPLP Guaranty”) so long as BPLP’s senior unsecured credit rating satisfies the BPLP Guarantor Required Rating.

Current Mezzanine or Subordinate Indebtedness. The 601 Lexington Avenue Property also secures the 601 Lexington Avenue Subordinate Companion Loan, which has an aggregate Cut-off Date principal balance of $276,700,000. The 601 Lexington Avenue Subordinate Companion Loan accrues interest at the same rate as the 601 Lexington Avenue Mortgage Loan. The 601 Lexington Avenue Senior Loan is senior in right of payment to the 601 Lexington Avenue Subordinate Companion Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The 601 Lexington Avenue Whole Loan” in the Preliminary Prospectus.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

Partial Release. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

601 Lexington Avenue New York, New York 10022	Collateral Asset Summary – Loan No. 1 601 Lexington Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$85,000,000 42.5% 4.50x 13.2%

Ground Lease. The borrowers have an approximately 18,038 sq. ft. ground lease from the abutting St. Peter’s Lutheran Church of Manhattan (“St. Peter’s Church”), that is in turn sub-leased to NYU. The office space (floors 2-6) is 100% leased by NYU and is being used to house NYU Langone Health. NYU is occupying a portion of the Church Unit (as defined below) condominium unit owned by St. Peter’s Church. Such portion of the condominium unit is incorporated into the office building. The borrowers are required to pay ground rent ($49.96 per sq. ft. with annual escalations of 1.5%) to St. Peter’s Church. The borrowers are required to purchase the ground leased space in 2036 for a fixed price of approximately $23.3 million.

Condominium Regime. The 601 Lexington Avenue Property is comprised of (a) the borrowers’ fee simple interest in three condominium units within the four unit condominium known as the 601 Lexington Avenue Condominium (the “Condominium”) and (b) the borrowers’ leasehold interest in a portion of a fourth condominium unit, commonly known as the “Church Unit”, within the Condominium. The borrower-owned units include 94.4% of the common elements, which entitles the borrowers to 94 of the 100 votes in the condominium regime (together with the right to appoint six of seven board members). The loan documents provide that it is an event of default if, without the prior written consent of the lender, the borrowers vote for or otherwise consent to, any modification or amendment to any of the terms or provisions of the condominium documents in violation of the terms of the loan agreement. See “Description of the Mortgage Pool—Condominium and Other Shared Interests” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

624 South Grand Avenue Los Angeles, California 90017	Collateral Asset Summary – Loan No. 2 One Wilshire	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$85,000,000 42.6% 3.37x 9.6%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

624 South Grand Avenue Los Angeles, California 90017	Collateral Asset Summary – Loan No. 2 One Wilshire	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$85,000,000 42.6% 3.37x 9.6%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

624 South Grand Avenue Los Angeles, California 90017	Collateral Asset Summary – Loan No. 2 One Wilshire	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$85,000,000 42.6% 3.37x 9.6%

Mortgage Loan Information
Loan Seller:	GSMC
Credit Assessment (Fitch/DBRS Morningstar/S&P)(5)	NR / BBB(sf) / N/A
Loan Purpose:	Refinance
Borrower Sponsor:	TechCore, LLC
Borrower:	GI TC One Wilshire, LLC
Original Balance:	$85,000,000
Cut-off Date Balance(1):	$85,000,000
% by Initial UPB:	9.3%
Interest Rate(2):	2.77600%
Payment Date:	6th of each month
First Payment Date:	February 6, 2022
Anticipated Repayment Date(2):	January 6, 2032
Maturity Date(2):	January 6, 2035
Amortization:	Interest Only - ARD
Additional Debt(1):	$304,250,000 Pari Passu Debt
Call Protection:	L(27),D(86),O(7)
Lockbox / Cash Management:	Hard / Springing

Reserves(3)
	Initial	Monthly	Cap
Taxes:	$0	Springing	NAP
Insurance:	$0	Springing	NAP
Replacement/Capex:	$0	Springing	NAP
TI/LC:	$0	Springing	NAP
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	CBD / Data Center Office
Collateral:	Fee Simple
Location:	Los Angeles, CA
Year Built / Renovated:	1967 / 1992
Total Sq. Ft.:	661,553
Property Management:	GI Property Manager (CA) Inc.
Underwritten NOI:	$37,510,389
Underwritten NCF:	$36,919,391
Appraised Value:	$913,000,000
Appraisal Date:	November 5, 2021

Historical NOI
Most Recent NOI:	$35,627,157 (T-12 September 30, 2021)
2020 NOI:	$34,570,190 (December 31, 2020)
2019 NOI:	$31,610,806 (December 31, 2019)
2018 NOI:	$29,471,312 (December 31, 2018)

Historical Occupancy
Most Recent Occupancy:	87.3% (November 1, 2021)
2020 Occupancy:	89.4% (December 31, 2020)
2019 Occupancy:	90.3% (December 31, 2019)
2018 Occupancy:	86.6% (December 31, 2018)

Financial Information(2)
Tranche	Cut-off Date Balance	Balance per Sq. Ft. Cut-off / Balloon	LTV Cut-off / Balloon	U/W DSCR NOI / NCF	U/W Debt Yield NOI / NCF	U/W Debt Yield at Balloon NOI / NCF
Mortgage Loan	$85,000,000
Pari Passu Notes	304,250,000
Whole Loan	$389,250,000	$588 / $588	42.6% / 42.6%	3.42x / 3.37x	9.6% / 9.5%	9.6% / 9.5%
(1)	The One Wilshire Loan (as defined below) is part of a whole loan evidenced by five pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $389,250,000.

(2)	The One Wilshire Whole Loan (as defined below) is structured with an anticipated repayment date (“ARD”) of January 6, 2032 and a final maturity date of January 6, 2035. After the ARD, the interest rate will be revised to 3.0% over the greater of (x) 2.77600% and (y) the term SOFR rate in effect on the ARD, pursuant to the One Wilshire Whole Loan documents. The Financial Information presented in the tables above are calculated based on the ARD.

(3)	See “—Initial and Ongoing Reserves” below.

(4)	Calculated based on the aggregate outstanding principal balance of the One Wilshire Whole Loan (as defined below). See “—The Loan” below

(5)	DBRS Morningstar provided the listed assessment for the 601 Lexington Avenue Loan in the context of its inclusion in the mortgage pool.

The Loan. The mortgage loan (the “One Wilshire Loan”) is part of a whole loan (the “One Wilshire Whole Loan”) evidenced by five pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $389,250,000. The One Wilshire Whole Loan is secured by a first deed of trust encumbering the borrower’s fee interest in a 661,553 sq. ft. building comprised of data center and office space located in downtown Los Angeles, California (the “One Wilshire Property”). The One Wilshire Loan, which is evidenced by the non-controlling note A-3, has an outstanding principal balance as of the Cut-off Date of $85,000,000 and represents approximately 9.3% of the Initial Pool Balance.

The One Wilshire Whole Loan, which accrues interest at an initial rate of 2.77600% per annum (the “Initial Interest Rate”), was originated by Goldman Sachs Bank USA on December 22, 2021, had an aggregate original principal balance of $389,250,000 and has an aggregate outstanding principal balance as of the Cut-off Date of $389,250,000.

The One Wilshire Whole Loan has a 10-year interest-only term through the anticipated repayment date (“ARD”) of January 6, 2032 and a final maturity date of January 6, 2035. After the ARD, through and including January 6, 2035, the following structure will apply: the interest rate will increase (such new rate, the “Adjusted Interest Rate”) by 3.0% over the greater of (x) 2.77600%, and (y) the term SOFR rate in effect on the ARD; however, interest accrued at the excess of the Adjusted Interest Rate over the initial interest rate will be deferred as described below under “Lockbox / Cash Management.” For the period from the origination date through the ARD, the One Wilshire Whole Loan accrues interest at the Initial Interest Rate. Voluntary prepayment of the One Wilshire Whole Loan in whole (but not in part) is permitted on or after the open prepayment date occurring in July 2031 without payment of any prepayment premium. Defeasance of the One Wilshire Whole Loan in whole (but not in part) is permitted at any time after the earlier of (i) December 22, 2024 or (ii) the first due date following the second anniversary of the closing date of the securitization that includes that last note of the One Wilshire Whole Loan to be securitized.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

624 South Grand Avenue Los Angeles, California 90017	Collateral Asset Summary – Loan No. 2 One Wilshire	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$85,000,000 42.6% 3.37x 9.6%

The table below summarizes the promissory notes that comprise the One Wilshire Whole Loan. The relationship between the holders of the One Wilshire Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder(s)	Controlling Piece
A-1	$90,000,000	$90,000,000	Benchmark 2022-B32	Yes
A-2	80,000,000	80,000,000	Benchmark 2022-B33	No
A-3	85,000,000	85,000,000	Benchmark 2022-B34	No
A-4	94,250,000	94,250,000	GSBI(1)	No
A-5	40,000,000	40,000,000	GSBI(1)	No
Whole Loan	$389,250,000	$389,250,000
(1)	Expected to be contributed to one or more future securitization trusts.

The proceeds of the One Wilshire Whole Loan were primarily used to refinance the One Wilshire Property, pay origination costs, cover defeasance and return equity to the borrower sponsor.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$389,250,000	100.0%	Return of Equity	$197,558,597	50.8%
			Loan Payoff	190,909,806	49.0
			Closing Costs	781,598	0.2
Total Sources	$389,250,000	100.0%	Total Uses	$389,250,000	100.0%

The Borrower and the Borrower Sponsor. The borrower is GI TC One Wilshire, LLC, a Delaware limited liability company. The borrower is structured to be a single purpose bankruptcy-remote entity, having at least two independent directors in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the One Wilshire Whole Loan. The non-recourse carve-out guarantor is TechCore, LLC (“TechCore”), a joint venture between GI Partners (“GI”) and the California Public Employees’ Retirement System (“CalPERS”). GI is the manager of TechCore and fund manager. CalPERS is the non-controlling member. TechCore is an investment vehicle that invests in technology-advantaged real estate in the United States, including data centers, internet gateways, and corporate campuses for technology tenants, and life science properties located in primary MSAs, leased to industry leading tenants.

The Property. The One Wilshire Property is a 30-story office building with a total rentable area of 661,553 sq. ft. (664,248 sq. ft. inclusive of the parking floors), located on an approximately 1.36-acre site at 624 South Grand Avenue in Los Angeles, California. The One Wilshire Property was originally constructed in 1967 and renovated in 1992. Additionally, there is also a 491 space five-level subterranean parking garage with 14 additional surface parking spaces. As of November 1, 2021, the One Wilshire Property was 87.3% leased to a variety of tenants, the largest being CoreSite.

Major Tenants. The largest tenant, CoreSite (176,685 sq. ft.; 26.7% of net rentable area; 40.5% of underwritten base rent) currently operates 24 data centers across eight markets in the United States. CoreSite provides hybrid IT solutions that empower enterprises, cloud, network, and IT service providers to monetize and future-proof their digital business. CoreSite has been at the One Wilshire Property since 2007 and currently leases 35 suites. CoreSite extended its lease in August 2017. CoreSite’s lease expires in July 2029 and features three, five-year extension options, each with 270-day notice periods. On December 28, 2021, it was announced that American Tower Corporation, a telecommunication infrastructure focused REIT, had finalized its acquisition of CoreSite. CoreSite is now a subsidiary of American Tower Corporation and no information has been provided that there will be any proposed changes to the legal entity operating at the One Wilshire Property and on the relevant leases. CoreSite subleases 10,848 sq. ft. expiring on July 31, 2029 ($105.88 per sq. ft.) from GI TC One Wilshire Services, a borrower sponsor affiliate, which brings its total footprint at the One Wilshire Property to 187,533 sq. ft. (28.3% of net rentable area).

The second largest tenant, Musick Peeler (106,475 sq. ft.; 16.1% of net rentable area; 8.4% of underwritten base rent) is a national law firm that offers representation in a wide variety of legal matters including appellate, banking and finance, corporate, business and technology, intellectual property, real estate, and trusts & estates and delivers legal services across the globe. Musick Peeler is a member of Ally Law, an alliance of international law firms. Musick Peeler has been at the One Wilshire Property since 1997 and expanded its space in 2004.

The third largest tenant, Verizon Global Networks (through its affiliated entities) (61,881 sq. ft.; 9.4% of net rentable sq. ft.; 13.4% of underwritten base rent) (“Verizon”) formed on June 30, 2000 and is one of the world’s leading providers of technology and communications services. Verizon is headquartered in New York City and in 2020 generated revenues of approximately $128.3 billion. Verizon offers voice, data and video services and solutions on its award-winning networks and platforms, delivering on customers’ demand for mobility, reliable network connectivity, security and control. Verizon has been at the One Wilshire Property since August 1982 and expanded its space in 1986, 1990, 1998, 2003, and 2012.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

624 South Grand Avenue Los Angeles, California 90017	Collateral Asset Summary – Loan No. 2 One Wilshire	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$85,000,000 42.6% 3.37x 9.6%

COVID-19 Update. As of March 11, 2022, the One Wilshire Property was open and operating. Rent collections for the One Wilshire Property were 100.0% and 99.3% for January 2022 and February 2022, respectively. There has been no rent relief requested but the following tenants did not pay base rent in January 2022 and February 2022 and are currently in bankruptcy (and excluded from the underwritten cash flows): (i) Starving Student Catering and (ii) Spectrum Link. As of March 11, 2022, no loan modification or forbearance requests have been made on the One Wilshire Whole Loan. The March debt service payment was made.

The following table presents certain information relating to the tenants at the One Wilshire Property:

Tenant Summary(1)
Tenant	Credit Rating (Moody’s/Fitch/S&P) (2)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent Per Sq. Ft.(3)	% of Total U/W Base Rent(3)	Lease Expiration
CoreSite(4)	NR / NR / NR	176,685	26.7%	$97.78	40.5%	7/31/2029
Musick Peeler	NR / NR / NR	106,475	16.1	$33.60	8.4	10/31/2023
Verizon Global Networks(5)	NR / NR / NR	61,881	9.4	$92.57	13.4	Various
CenturyLink Communications, LLC(6)	NR / NR / NR	56,251	8.5	$96.64	12.7	Various
Crowell, Weedon	NR / NR / NR	43,301	6.5	$33.81	3.4	12/31/2024
Zayo	NR / NR / NR	32,017	4.8	$55.85	4.2	10/31/2033
Crown Castle(7)	NR / NR / NR	26,361	4.0	$59.45	3.7	Various
China Telecom	NR / NR / NR	11,066	1.7	$58.97	1.5	9/30/2022
GI TC One Wilshire Services (MMR Operated by CoreSite)	NR / NR / NR	10,848	1.6	$106.33	2.7	7/31/2031
East-West Bank	NR / NR / NR	7,507	1.1	$67.32	1.2	10/17/2022
Ten Largest Tenants		532,392	80.5%	$73.53	91.7%
Remaining Occupied		44,937	6.8	$79.06	8.3
Total Occupied		577,329	87.3%	$73.96	100.0%
Vacant		84,224	12.7
Total / Wtd. Avg.		661,553	100.0%
(1)	Based on the underwritten rent roll dated November 1, 2021.

(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.

(3)	U/W Base Rent Per Sq. Ft. and % of Total U/W Base Rent are inclusive of contractual rent steps underwritten through the termination option per the tenant’s lease.

(4)	CoreSite subleases 10,848 sq. ft. expiring on July 31, 2029 ($105.88 per sq. ft.) from GI TC One Wilshire Services, which brings its total footprint at the One Wilshire Property to 187,533 sq. ft.

(5)	Verizon Global Networks leases 24,283 sq. ft. expiring July 31, 2029, 18,835 sq. ft. expiring December 14, 2026, 7,905 sq. ft. expiring December 14, 2023, 4,698 sq. ft. expiring August 21, 2030, 3,907 sq. ft. expiring July 15, 2025, 2,253 sq. ft. expiring April 30, 2025 and antenna space expiring July 31, 2022.

(6)	CenturyLink Communications, LLC (through affiliated leases) leases 35,925 sq. ft. expiring December 31, 2025, 10,318 sq. ft. expiring April 30, 2023 and 10,008 sq. ft. expiring November 30, 2026. CenturyLink Communications, LLC has the one-time right to reduce its space at the One Wilshire Property by 7,445 sq. ft. on June 30, 2023 with nine months’ notice and payment of a reduction fee.

(7)	Crown Castle leases 14,199 sq. ft. expiring December 31, 2025 and 12,162 sq. ft. on a month to month basis.

Lease Rollover Schedule(1)(2)(3)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent Per Sq. Ft. (4)	% U/W Base Rent Rolling(4)	Cumulative % of U/W Base Rent(3)
MTM	6	12,162	1.8%	12,162	1.8%	$30.45	0.9%	0.9%
2022	10	21,101	3.2	33,263	5.0%	$66.05	3.3	4.1%
2023	15	137,204	20.7	170,467	25.8%	$45.47	14.6	18.7%
2024	8	46,163	7.0	216,630	32.7%	$35.65	3.9	22.6%
2025	16	63,034	9.5	279,664	42.3%	$91.54	13.5	36.1%
2026	8	38,052	5.8	317,716	48.0%	$91.68	8.2	44.3%
2027	1	0	0.0	317,716	48.0%	$0.00	0.0	44.3%
2028	0	0	0.0	317,716	48.0%	$0.00	0.0	44.3%
2029	36	200,968	30.4	518,684	78.4%	$97.00	45.7	89.9%
2030	4	15,780	2.4	534,464	80.8%	$86.11	3.2	93.1%
2031	1	10,848	1.6	545,312	82.4%	$106.33	2.7	95.8%
2032	0	0	0.0	545,312	82.4%	$0.00	0.0	95.8%
2033 & Thereafter	5	32,017	4.8	577,329	87.3%	$55.85	4.2	100.0%
Vacant	NAP	84,224	12.7	661,553	100.0%	NAP	NAP	NAP
Total / Wtd. Avg.	110	661,553	100.0%			$73.96	100.0%
(1)	Based on the underwritten rent roll dated November 1, 2021.

(2)	Lease Rollover Schedule is based on the lease expiration dates of all direct leases in place.

(3)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.

(4)	Annual U/W Base Rent Per Sq. Ft. and % U/W Base Rent Rolling are inclusive of contractual rent steps underwritten through the termination option per the tenant’s lease.

Environmental Matters. According to a Phase I environmental report dated December 3, 2021, there are no recognized environmental conditions or recommendations for further action at the One Wilshire Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

624 South Grand Avenue Los Angeles, California 90017	Collateral Asset Summary – Loan No. 2 One Wilshire	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$85,000,000 42.6% 3.37x 9.6%

The Market. The One Wilshire Property is located in Los Angeles County in the Los Angeles-Long Beach-Anaheim metropolitan statistical area (“MSA”). Los Angeles County is the most populous county in the United States with a 2010 U.S. Census population of 9,818,605 and also has one of the largest economies in the world. Los Angeles is the sixth largest data center market in the United States by square footage. Los Angeles also benefits from a large number of technology, government, financial, and defense companies with large presences in the market.

The One Wilshire Property is within the financial district of Downtown Los Angeles central business district submarket. The downtown Los Angeles central business district submarket is home to a number of professional services companies including law firms, insurance companies and consulting firms. Notable companies with a presence in the area include Deloitte, Charles Schwab, Boston Consulting Group, Spotify and CBRE. The Downtown Los Angeles County office submarket reported a vacancy level of 21.3% and average office asking rent of $41.70 per square foot as of the third quarter of 2021. The Los Angeles County office market reported a vacancy level of 19.2% and average office rents of $43.85 per square foot as of the third quarter of 2021.

According to the appraisal, the 2020 population, population growth from 2010-2020 and average household income are presented in the chart below:

	Los Angeles City	Los Angeles County	LA-Long Beach-Anaheim MSA
Population	3,967,152	10,173,432	13,403,861
Population Growth	4.60%	3.61%	4.48%
Average Household Income	$97,592	$101,935	$107,748

Cash Flow Analysis.

	Cash Flow Analysis
	2018	2019	2020	T-12 9/30/2021	U/W	U/W Per Sq. Ft.
Base Rent(1)	$35,250,894	$38,070,245	$40,022,711	$40,990,035	$42,702,032	$64.55
Vacant Income	0	0	0	0	7,120,420	10.76
Gross Potential Rent	$35,250,894	$38,070,245	$40,022,711	$40,990,035	$49,822,452	$75.31
Total Reimbursements	1,687,084	2,522,775	3,320,201	3,668,783	3,725,129	5.63
Other Income(2)	6,726,019	7,507,780	7,717,265	7,842,263	8,182,721	12.37
Gross Potential Income	$43,663,997	$48,100,800	$51,060,178	$52,501,081	$61,730,302	$93.31
Less: Vacancy & Credit Loss	(92,515)	(968,281)	(195,262)	(336,103)	(7,120,420)	(10.76)
Effective Gross Income	$43,571,482	$47,132,520	$50,864,916	$52,164,978	$54,609,882	$82.55
Total Operating Expenses	14,100,170	15,521,713	16,294,726	16,537,821	17,099,493	25.85
Net Operating Income	$29,471,312	$31,610,806	$34,570,190	$35,627,157	$37,510,389	$56.70
TI/LC	0	0	0	0	471,918	0.71
Capital Expenditures	0	0	0	0	119,080	0.18
Net Cash Flow	$29,471,312	$31,610,806	$34,570,190	$35,627,157	$36,919,391	$55.81
(1)	Underwritten Base Rent is based on the underwritten rent roll dated November 1, 2021.

(2)	Other income includes Conduit, Generator, Condenser Water, Fluid Chiller, Junction Box, Roof & Antenna, Meet-Me-Room, Parking and Storage.

Property Management. The One Wilshire Property is managed by GI Property Manager (CA) Inc., a Delaware corporation, an affiliate of the borrower sponsor.

Lockbox / Cash Management. The One Wilshire Whole Loan is structured with a hard lockbox and springing cash management. The borrower was required to direct each tenant to remit all rents directly to a lender-controlled lockbox account. In addition, the borrower is required to cause all cash revenues relating to the One Wilshire Property and all other money received by the borrower or the property manager with respect to the One Wilshire Property to be deposited into the lockbox account within two business days of receipt. On each business day during the continuance of a One Wilshire Cash Sweep Period under the One Wilshire Whole Loan, all amounts in the lockbox account are required to be remitted to the cash management account. To the extent no One Wilshire Cash Sweep Period is continuing, all funds in the lockbox account are required to be transferred to the borrower’s operating account.

Prior to the ARD, on each due date during the continuance of a One Wilshire Cash Sweep Period under the One Wilshire Whole Loan, all funds on deposit in the cash management account after the application of such funds in accordance with the One Wilshire Whole Loan documents are required to be held by the lender in the excess cash flow reserve as additional collateral for the One Wilshire Whole Loan and disbursed in accordance with the One Wilshire Whole Loan documents. If the One Wilshire Whole Loan is not paid by the ARD, from and after the ARD, the One Wilshire Whole Loan will accrue interest at the Adjusted Interest Rate; however, interest accrued at the excess of the Adjusted Interest Rate over the Initial Interest Rate will be deferred. After the ARD, all amounts on deposit in the cash management account after payment of debt service, required reserves and budgeted operating expenses will be required to be applied to the prepayment of the outstanding principal balance of the One Wilshire Whole Loan, until the outstanding principal balance has been reduced to zero, then to any excess interest until the excess interest has been reduced to zero and then to any other indebtedness due under the One Wilshire Whole Loan until the other indebtedness has been reduced to zero.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

624 South Grand Avenue Los Angeles, California 90017	Collateral Asset Summary – Loan No. 2 One Wilshire	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$85,000,000 42.6% 3.37x 9.6%

A “One Wilshire Cash Sweep Period” means a period (i) commencing upon any of (a) an event of default, (b) the debt yield falling below 7.0% as of the end of any fiscal quarter (each, a “Debt Yield Cash Sweep Trigger Event”), or (c) the ARD; and (ii) expiring upon (x) with regard to any One Wilshire Cash Sweep Period commenced in connection with clause (a) above, the cure or waiver (if applicable) of such event of default, (y) with regard to any One Wilshire Cash Sweep Period commenced in connection with clause (b) above, at such time as the debt yield has equaled or exceeded 7.0% for two consecutive fiscal quarters or, to the extent the borrower provides evidence that the sole reason a Debt Yield Cash Sweep Trigger Event occurs is a vacating data center underwriting adjustment or a vacating non-data center underwriting adjustment, each as more particularly described in the One Wilshire Whole Loan documents, the amount of funds deposited in the excess cash flow account as a result of the related Debt Yield Cash Sweep Trigger Event is equal to the applicable Excess Cash Flow Account Threshold Amount (as defined below) or (z) with regard to any One Wilshire Cash Sweep Period commenced in connection with clause (c) above, the payment in full of the outstanding One Wilshire Whole Loan. Notwithstanding the foregoing, a One Wilshire Cash Sweep Period will not be deemed to expire in the event that a One Wilshire Cash Sweep Period then exists for any other reason.

“Excess Cash Flow Account Threshold Amount” means, (i) in the case of a vacating data center underwriting adjustment, $15.00 times the rentable sq. ft. of the leased premises which is subject to a lease which caused the related vacating data center underwriting adjustment, and (ii) in the case of a vacating non-data center underwriting adjustment, $75.00 times the rentable sq. ft. of the leased premises which is subject to a lease which caused the related vacating non-data center underwriting adjustment.

Initial and Ongoing Reserves. On the origination date of the One Wilshire Whole Loan, the borrower was not required to deposit reserves.

On each due date, the borrower is required to fund the following reserves with respect to the One Wilshire Whole Loan: (i) a tax reserve in an amount equal to one-twelfth of the reasonably estimated annual real estate taxes unless the borrower timely pays such taxes, promptly provides to the lender evidence of such payment reasonably acceptable to the lender and there is no continuing material event of default for a period in excess of 30 or more consecutive days; (ii) an insurance reserve in an amount equal to one-twelfth of reasonably estimated insurance premiums unless the borrower maintains a blanket policy in accordance with the One Wilshire Whole Loan documents and the borrower provides proof of payment of the applicable insurance premiums; and (iii) during the continuance of a One Wilshire Cash Sweep Period, a capital expenditures reserve in an amount equal to approximately $9,923 in accordance with the One Wilshire Whole Loan documents. Amounts are disbursed from the capital expenditures reserve for capitalized expenditures (including expenditures for building improvements or major repairs, leasing commissions and tenant improvements) at the One Wilshire Property in accordance with the One Wilshire Whole Loan documents.

CoreSite Funds Reserve - Within 30 days after a binding decision is made in relation to the pending arbitration with tenant CoreSite regarding certain disputed prior CAM charges of approximately $1.8 million, the borrower is required to (a) provide the lender with written evidence of such decision and (b) to the extent the annual underwritable cash flow is less than the origination date net operating income (“NOI”) as of such date as a result of the decision from the related arbitration or any amendments to the leases entered with CoreSite as a consequence of the decision from the related arbitration, deposit with the lender into a CoreSite funds reserve an amount equivalent to the difference between the CoreSite underwritten annual expense reimbursements and the amount of any reduced annual expense reimbursements to be paid by CoreSite for the immediately subsequent 12 month period under the terms of its leases (the “Required Minimum Balance”). To the extent the amount of annual expense reimbursements to be paid by CoreSite are subject to adjustment under the terms of its leases, the borrower will deposit with the lender within 30 days of any adjustment any shortfall such that the balance maintained in the CoreSite funds reserve is always equal to Required Minimum Balance.

Operating Expense Funds Reserve - The borrower is required to deposit into an operating expense funds reserve during the continuance of a One Wilshire Cash Sweep Period, an amount equal to the aggregate amount of approved operating expenses and approved extraordinary expenses to be incurred by the borrower for the then current interest period in accordance with the One Wilshire Whole Loan documents. The lender is required to disburse the operating expense funds to the borrower to pay approved operating expenses and approved extraordinary expenses upon the borrower’s request (which such request must be accompanied by an officer’s certificate detailing the applicable expenses to which the requested disbursement relates and attesting that such expense will be paid with the requested disbursement).

Lease Sweep Reserve - The borrower is required to deposit into a lease sweep reserve during the continuance of a One Wilshire Cash Sweep Period, an amount equal to approximately $41,347 for leasing expenses in accordance with the One Wilshire Whole Loan documents. Amounts are disbursed from the lease sweep reserve for leasing space at the One Wilshire Property pursuant to leases entered into in accordance with the One Wilshire Whole Loan documents, including leasing commissions, concessions and improvements in accordance with the One Wilshire Whole Loan documents.

Excess Cash Flow Reserve - The borrower is required to deposit into an excess cash flow reserve during the continuance of a One Wilshire Cash Sweep Period, any excess cash flow in accordance with the One Wilshire Whole Loan documents. Amounts are disbursed from the excess cash flow reserve in accordance with the One Wilshire Whole Loan documents.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

624 South Grand Avenue Los Angeles, California 90017	Collateral Asset Summary – Loan No. 2 One Wilshire	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$85,000,000 42.6% 3.37x 9.6%

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

Partial Release. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various Detroit, MI	Collateral Asset Summary – Loan No. 3 Bedrock Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$85,000,000 59.4% 3.30x 13.6%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various Detroit, MI	Collateral Asset Summary – Loan No. 3 Bedrock Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$85,000,000 59.4% 3.30x 13.6%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various Detroit, MI	Collateral Asset Summary – Loan No. 3 Bedrock Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$85,000,000 59.4% 3.30x 13.6%

Mortgage Loan Information
Loan Seller:	JPMCB
Loan Purpose:	Refinance
Borrower Sponsor:	Bedrock Detroit
Borrowers(1):	Various
Original Balance(2):	$85,000,000
Cut-off Date Balance(2):	$85,000,000
% by Initial UPB:	9.3%
Interest Rate:	3.77800%
Payment Date:	1st of each month
First Payment Date:	February 1, 2022
Maturity Date:	January 1, 2029
Amortization:	Interest Only
Additional Debt(2):	$345,000,000 Pari Passu Debt
Call Protection(3):	L(25),YM1(55),O(4)
Lockbox / Cash Management:	Springing (Residential); Hard (Commercial) / Springing

Reserves(4)
	Initial	Monthly	Cap
Taxes:	$1,696,002	$424,000	NAP
Insurance:	$0	Springing	NAP
Replacement Reserves:	$62,336	$62,336	$1,469,568
TI/LC:	$280,690	$280,690	$5,000,000
Other(5):	$9,362,153	$0	NAP
Property Information
Single Asset / Portfolio:	Portfolio of 14 properties
Property Type(6):	Various
Collateral(6)(7):	Fee / Leasehold
Location:	Detroit, MI
Year Built / Renovated(6):	Various / Various
Total Sq. Ft.:	2,694,627
Property Management:	Bedrock Management Services LLC
Underwritten NOI:	$58,423,999
Underwritten NCF:	$54,409,505
Appraised Value:	$724,300,000
Appraisal Date:	Various

Historical NOI
Most Recent NOI:	$55,595,704 (T-12 September 30, 2021)
2020 NOI:	$54,095,059 (December 31, 2020)
2019 NOI:	$47,208,742 (December 31, 2019)
2018 NOI:	$42,141,735 (December 31, 2018)

Historical Occupancy(8)
Most Recent Occupancy:	88.7% (November 10, 2021)
2020 Occupancy:	92.4% (December 31, 2020)
2019 Occupancy:	88.9% (December 31, 2019)
2018 Occupancy:	85.0% (December 31, 2018)

Financial Information(2)
Tranche	Cut-off Date Balance	Balance per Sq. Ft. Cut-off / Balloon	LTV Cut-off / Balloon	U/W DSCR NOI / NCF	U/W Debt Yield NOI / NCF	U/W Debt Yield at Balloon NOI / NCF
Mortgage Loan	$85,000,000
Pari Passu Notes	345,000,000
Whole Loan	$430,000,000	$160 / $160	59.4% / 59.4%	3.55x / 3.30x	13.6% / 12.7%	13.6% / 12.7%
(1)	The borrowers of the Bedrock Portfolio Whole Loan (as defined below) are Michigan Parking Co LLC, 419 Fort Street LLC, 1001 Brush Street LLC, 1001 Webward LLC, One Webward Avenue LLC, 719 Griswold Associates LLC, 660 Woodward Associates LLC, 1234 Library LLC, 600 Webward Avenue LLC, 611 Webward Avenue LLC, 1505 Webward LLC, 1520 Webward Avenue LLC, Corktown Lofts LLC and WWA Parking LLC.

(2)	The Bedrock Portfolio Loan (as defined below) is part of a whole loan evidenced by 11 pari passu notes with an aggregate outstanding principal balance of $430.0 million. The financial information in the chart above reflects the Cut-off Date Balance of the Bedrock Portfolio Whole Loan.

(3)	The prepayment lockout period will be 25 payments beginning with and including the first payment date of February 1, 2022. The Bedrock Portfolio Whole Loan may be prepaid in whole or in part at any time on or after March 1, 2024, subject to the payment of the applicable yield maintenance premium if such prepayment occurs prior to October 1, 2028.

(4)	See “Initial and Ongoing Reserves” herein.

(5)	The total amount of approximately $9,362,153 deposited at loan origination includes $8,392,690 for an upfront outstanding TI/LC reserve, $477,905 for an outstanding free rent reserve, $250,000 for an outstanding environmental reserve and $241,558 for a required repairs reserve.

(6)	The Bedrock Portfolio Whole Loan is secured by the fee simple or leasehold interests in seven office buildings, five parking garages and two mixed-use properties that were built between 1913 and 2013. Each Mortgaged Property within the portfolio was renovated between 2010 and 2019. See “Portfolio Summary” table herein.

(7)	The One Woodward Mortgaged Property is comprised in part of a ground leasehold interests under a pair of ground leases expiring in April 2040 or later.

(8)	Occupancy represents occupancy for office and retail space in the Bedrock Portfolio (as defined below).

The Loan.   The mortgage loan (the “Bedrock Portfolio Loan”) is part of a whole loan (the “Bedrock Portfolio Whole Loan”) comprised of eleven pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $430.0 million, secured by a first mortgage encumbering the borrowers’ fee simple or leasehold interests in a portfolio of office, mixed-use and parking garage properties totaling 2,694,627 sq. ft., located in the Detroit, Michigan central business district (the “Bedrock Portfolio” or the “Bedrock Portfolio Properties”). Notes A-1-2 and A-1-3-A, with an aggregate outstanding principal balance as of the Cut-off Date of $85.0 million, are being contributed to the Benchmark 2022-B34 trust. The remaining notes have been or are expected to be contributed to one or more future securitization trusts or may otherwise be transferred at any time. The Bedrock Portfolio Whole Loan was co-originated by JPMorgan Chase Bank, National Association (“JPMCB”) and Starwood Mortgage Capital LLC (“SMC”).

The Bedrock Portfolio Whole Loan has an initial term of 84 months and has a remaining term of 81 months as of the Cut-off Date. The Bedrock Portfolio Whole Loan requires interest-only payments during its entire term and accrues interest at a rate of 3.77800% per annum.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various Detroit, MI	Collateral Asset Summary – Loan No. 3 Bedrock Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$85,000,000 59.4% 3.30x 13.6%

The below table summarizes the promissory notes that comprise the Bedrock Portfolio Whole Loan. The relationship between the holders of the Bedrock Portfolio Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-1	$125,000,000	$125,000,000	Benchmark 2022-B32	Yes
A-1-2	$50,000,000	$50,000,000	Benchmark 2022-B34	No
A-1-3-A	$35,000,000	$35,000,000	Benchmark 2022-B34	No
A-1-3-B	$15,000,000	$15,000,000	JPMCB(1)	No
A-1-4	$50,000,000	$50,000,000	Benchmark 2022-B33	No
A-1-5	$30,000,000	$30,000,000	Benchmark 2022-B33	No
A-1-6	$39,000,000	$39,000,000	JPMCB(1)	No
A-2-1	$40,000,000	$40,000,000	BMO 2022-C1	No
A-2-2	$26,000,000	$26,000,000	SMC(1)	No
A-2-3	$10,000,000	$10,000,000	SMC(1)	No
A-2-4	$10,000,000	$10,000,000	SMC(1)	No
Whole Loan	$430,000,000	$430,000,000

(1) The related notes are expected to be contributed to one or more future securitizations or otherwise transferred at any time.

The proceeds of the Bedrock Portfolio Whole Loan were used to pay off approximately $331.1 million of existing debt, return approximately $83.2 million of equity to the borrower sponsor, fund reserves and pay origination costs.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$430,000,000	100.0%	Loan Payoff	$331,057,990	77.0%
			Return of Equity	83,185,780	19.3
			Upfront Reserves	11,401,181	2.7
			Closing Costs	4,355,049	1.0
Total Sources	$430,000,000	100.0%	Total Uses	$430,000,000	100.0%

The Borrowers and the Borrower Sponsor. The borrower sponsor (the “Bedrock Portfolio Borrower Sponsor”) is Bedrock Detroit, which is owned and controlled by Dan Gilbert and affiliated entities, and the non-recourse carveout guarantor is Rock Baker LLC. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Bedrock Portfolio Whole Loan. Founded in 2011, Bedrock Detroit is a full service commercial real estate firm based in downtown Detroit, specializing in the strategic development of urban cores. With a portfolio of more than 100 properties totaling over 18 million sq. ft., Bedrock Detroit is one of the largest real estate partners in downtown Detroit. Since its founding, Bedrock Detroit and its affiliates have invested and committed more than $5.6 billion to acquiring and developing more than 100 properties, including new construction of ground-up developments in downtown Detroit and Cleveland totaling more than 20 million sq. ft. Bedrock Detroit’s real estate personnel provide a full range of services with in-house teams for each area of expertise, including leasing, acquisition, finance, construction, architecture, historic rehabilitation and property management. Bedrock Detroit’s tenants include leading technology companies and startups, world renowned restaurants and national retailers, as well as Detroit locals. Bedrock Detroit also leases mixed-income residential properties to individuals, and acquires and renovates properties for new development. Bedrock Detroit and Dan Gilbert’s family of companies have been critical in the urban revival of Detroit and have demonstrated a strong commitment to the continued growth and stability of the market. The Bedrock Portfolio Borrower Sponsor acquired the Bedrock Portfolio for an aggregate purchase price of approximately $191.2 million and has since invested approximately $464.9 million across the Bedrock Portfolio, resulting in a total cost basis of approximately $656.1 million.

The Properties. The Bedrock Portfolio consists of seven office buildings with ground floor retail (2,529,041 sq. ft.; 80.7% of underwritten net cash flow), five parking garages (5,036 stalls; 16.1% of underwritten net cash flow) and two mixed-use multifamily buildings (53 units; 3.1% of underwritten net cash flow). The Bedrock Portfolio Properties are located in Downtown Detroit and are accessible via the I-75, I-94 and I-96 expressways in addition to other major roadways. The Bedrock Portfolio is a cross-collateralized portfolio encompassing several commercial and residential uses, in addition to a tenant mix representing a wide array of industries. The office assets included in the Bedrock Portfolio, include historic rehabilitations of landmark buildings, as well as ground-up construction. The Bedrock Portfolio represents a critical mass of central business district (“CBD”) Class A office inventory, comprising a substantial share of the overall submarket.

As of November 10, 2021, the Bedrock Portfolio office properties were 88.7% leased to a diverse array of institutional quality tenants, including several Bedrock Portfolio Borrower Sponsor-affiliated publicly traded entities. Dan Gilbert, the founder of the Bedrock Portfolio Borrower Sponsor, is affiliated and/or controls some of the tenants at the Bedrock Portfolio, including Quicken Loans, Amrock, Inc and Bedrock Management Services LLC, collectively accounting for approximately 58.0% of the underwritten base rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various Detroit, MI	Collateral Asset Summary – Loan No. 3 Bedrock Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$85,000,000 59.4% 3.30x 13.6%

Collectively, the five parking garages drive approximately 16.1% of underwritten net cash flow. The parking garage component features a combination of long-term parking leases (37.8% of total parking garage revenue), month-to-month leases (22.6% of total parking garage revenue), transient parking (9.4% of total parking garage revenue), as well as contractual parking leases associated with on-site parking at the office properties (30.2%). The parking garages in the Bedrock Portfolio benefit from high demand for parking in the Detroit CBD, with an average monthly utilization (occupancy) of 124.5% on leased and month-to-month parking spaces (not including transient parking) as of the third quarter of 2021. Utilization has averaged 122.8% since the first quarter of 2019. Due to the lack of publicly available transportation historically driven in part by resistance from the motor vehicle industry, Detroit has relied primarily on personal car transportation, which continues to benefit the garages in the Bedrock Portfolio.

Portfolio Summary
Property Name	Property Type / Subtype	Year Built / Renovated	Sq. Ft. / Stalls / Units	Allocated Whole Loan Cut-off Date Balance	% of Allocated Whole Loan Cut-off Date Balance	Appraised Value	% of Appraised Value	U/W NCF	% of U/W NCF
First National Building	Office / CBD	1921 / 2010	800,119 / 427 / -	$99,140,800	23.1%	$162,000,000	22.4%	$14,276,324	26.2%
The Qube	Office / CBD	1958 / 2011	522,702 / - / -	63,038,000	14.7%	103,000,000	14.2%	$8,693,152	16.0%
Chrysler House	Office / CBD	1919 / 2013	343,488 / 924 / -	49,278,000	11.5%	83,000,000	11.5%	$6,142,746	11.3%
1001 Woodward	Office / CBD	1965 / 2013	319,039 / 731 / -	48,959,800	11.4%	80,000,000	11.0%	$6,887,443	12.7%
One Woodward	Office / CBD	1962 / 2013	370,257 / 90 / -	35,492,200	8.3%	58,000,000	8.0%	$5,096,070	9.4%
The Z Garage	Other / Parking Garage	2013 / 2015-2016	40,227 / 1,351 / -	29,007,800	6.7%	53,000,000	7.3%	$2,078,882	3.8%
Two Detroit Garage	Other / Parking Garage	2002 / 2015-2016	- / 1,106 / -	21,955,800	5.1%	37,000,000	5.1%	$2,928,886	5.4%
1505 & 1515 Woodward	Office / CBD	1925 / 2018	141,741 / - / -	20,777,600	4.8%	35,000,000	4.8%	$2,454,589	4.5%
1001 Brush Street	Other / Parking Garage	1993 / 2015-2016	38,519 / 1,309 / -	17,535,400	4.1%	32,000,000	4.4%	$1,683,875	3.1%
The Assembly	Mixed Use / Multifamily/Office/Retail	1913 / 2019	81,147 / 50 / 32	13,717,000	3.2%	23,100,000	3.2%	$1,334,926	2.5%
419 Fort Street Garage	Other / Parking Garage	2005 / 2015-2016	- / 637 / -	12,470,000	2.9%	21,000,000	2.9%	$1,584,990	2.9%
Vinton	Mixed Use / Multifamily/Retail	1917 / 2018	5,693 / - / 21	7,525,000	1.8%	17,500,000	2.4%	$377,823	0.7%
1401 First Street	Other / Parking Garage	1976 / 2017	- / 633 / -	7,421,800	1.7%	13,500,000	1.9%	$502,080	0.9%
Lane Bryant Building	Office / CBD	1917 / 2018	31,695 / - / -	3,680,800	0.9%	6,200,000	0.9%	$367,719	0.7%
Total			2,694,627 / 7,258 / 53	$430,000,000	100.0%	$724,300,000	100.0%	$54,409,505	100.0%

Historical Parking Utilization(1)
Parking Garages	Stalls	Q1 2019	Q2 2019	Q3 2019	Q4 2019	Q1 2020	Q2 2020	Q3 2020	Q4 2020	Q1 2021	Q2 2021	Q3 2021	Average
1001 Brush Street	1,309	119.3%	118.6%	120.8%	119.0%	131.5%	127.1%	129.3%	122.7%	116.7%	91.5%	129.3%	120.5%
1401 First Street	633	147.9%	131.3%	130.3%	133.3%	107.7%	92.1%	80.9%	79.8%	76.8%	78.5%	80.9%	103.6%
419 Fort Street Garage	637	106.4%	109.6%	122.8%	120.1%	152.9%	163.7%	167.7%	153.4%	146.2%	142.1%	167.7%	141.1%
The Z Garage	1,351	119.3%	119.0%	120.0%	117.6%	125.7%	119.0%	112.2%	107.8%	101.1%	115.2%	112.2%	115.4%
Two Detroit Garage	1,106	119.0%	119.9%	120.8%	120.2%	122.9%	127.3%	134.2%	146.8%	162.6%	177.3%	134.2%	135.0%
Total / Wtd. Avg.	5,036	121.2%	119.4%	122.0%	120.8%	127.8%	125.2%	124.5%	122.5%	121.3%	121.4%	124.5%	122.8%
(1)	Historical parking utilization above 100% is attributable to transient parking allowing for a single space to be occupied by multiple users in a given day.

COVID-19 Update. As of March 1, 2022, the Bedrock Portfolio Properties are open and operating. No tenants are currently subject to rent abatements in connection with COVID-19 and all rent collections are current. As of March 1, 2022, the Bedrock Portfolio Whole Loan is not subject to any modification or forbearance requests. The first payment date for the Bedrock Portfolio Whole Loan was February 1, 2022.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various Detroit, MI	Collateral Asset Summary – Loan No. 3 Bedrock Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$85,000,000 59.4% 3.30x 13.6%

Tenant Summary.

Tenant Summary(1)
Tenant	Tenant Type	Credit Rating (Moody’s/Fitch/S&P)(2)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent Per Sq. Ft.	% of Total U/W Base Rent	Lease Expiration
Quicken Loans Inc.(3)	Office	NR/NR/NR	905,935	33.6%	$26.04	39.5%	Various
Amrock, Inc	Office	NR/NR/NR	424,486	15.8	$23.50	16.7	1/31/2032
Honigman Miller Schwartz and Cohn LLP	Office	NR/NR/NR	150,786	5.6	$26.50	6.7	11/30/2025
LinkedIn Corporation	Office	Aaa/AAA/AAA	74,497	2.8	$31.53	3.9	7/31/2026
Coyote Logistics(4)	Office	A2/A-/NR	58,192	2.2	$29.25	2.9	10/31/2030
Kitch Drutchas Wagner Valitutti & Sherbrook, P.C.	Office	NR/NR/NR	56,265	2.1	$27.17	2.6	5/31/2028
Board of Trustees of Michigan State University	Office	NR/NR/NR	46,598	1.7	$28.84	2.3	9/30/2031
Bedrock Management Services LLC	Office	NR/NR/NR	39,087	1.5	$26.81	1.8	1/31/2032
JPMorgan Chase, National Association	Office	A2/A-/AA-	32,126	1.2	$29.13	1.6	5/31/2027
Fifth Third Bank	Office	Baa1/BBB+/A-	31,204	1.2	$24.80	1.3	10/31/2025
Ten Largest Tenants			1,819,176	67.5%	$25.97	79.2%
Remaining Occupied Office Tenants			461,647	17.1	$22.47	17.4
Remaining Occupied Retail Tenants			110,225	4.1	$18.48	3.4
Total Occupied			2,391,048	88.7%	$24.95	100.0%
Vacant			303,579	11.3
Total / Wtd. Avg.			2,694,627	100.0%
(1)	Based on the underwritten rent roll dated November 10, 2021.

(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.

(3)	Quicken Loans Inc. has various Lease Expiration dates, including (i) 183,664 sq. ft. expiring in August 2023 for which it has two, five-year renewal options, (ii) 122,475 sq. ft. expiring in April 2024 for which it has two, three-year renewal options, (iii) 15,602 sq. ft. expiring in October 2025 for which it has no renewal options, (iv) 407,050 sq. ft. expiring in July 2028 for which it has two, five-year renewal options, (v) 21,124 sq. ft. expiring in January 2030 for which it has two, five-year renewal options and (vi) 156,020 sq. ft. expiring in March 2032 for which it has two, five-year renewal options. Quicken Loans Inc. has no remaining termination options.

(4)	Coyote Logistics has a one-time right to terminate its lease, effective as of August 31, 2025 with at least nine months’ prior written notice and the payment of a termination fee in an amount equal to the sum of (i) the then unamortized brokerage commissions, tenant improvement allowance, the abatement of base rental and attorneys’ fees incurred by landlord in negotiating the lease, amortized on a straight-line basis over the initial term of the lease with interest on the unamortized balance at a rate of 6% per annum, plus (ii) an amount equal to three full calendar months’ rent at the then existing rates.

Lease Rollover Schedule(1)(2)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent Per Sq. Ft.	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
2022 & MTM	44	146,690	5.4%	146,690	5.4%	$22.13	5.4%	5.4%
2023	16	304,272	11.3%	450,962	16.7%	$23.83	12.2%	17.6%
2024	18	200,069	7.4%	651,031	24.2%	$28.91	9.7%	27.3%
2025	15	258,173	9.6%	909,204	33.7%	$25.90	11.2%	38.5%
2026	11	142,573	5.3%	1,051,777	39.0%	$29.96	7.2%	45.7%
2027	7	76,383	2.8%	1,128,160	41.9%	$19.55	2.5%	48.2%
2028	3	463,315	17.2%	1,591,475	59.1%	$27.06	21.0%	69.2%
2029	1	3,536	0.1%	1,595,011	59.2%	$27.50	0.2%	69.3%
2030	2	79,316	2.9%	1,674,327	62.1%	$29.37	3.9%	73.3%
2031	1	46,598	1.7%	1,720,925	63.9%	$28.84	2.3%	75.5%
2032	3	613,771	22.8	2,334,696	86.6%	$23.81	24.5%	100.0%
2033 & Thereafter(3)	1	56,352	2.1	2,391,048	88.7%	$0.00	0.0%	100.0%
Vacant	0	303,579	11.3%	2,694,627	100.0%	NAP	NAP	NAP
Total / Wtd. Avg.	122	2,694,627	100.0%			$24.95	100.0%
(1)	Based on the underwritten rent roll dated November 10, 2021.

(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stared expiration date of the tenant lease) that are not considered in the above Office and Retail Lease Rollover Schedule.

(3)	2033 & Thereafter is inclusive of 56,352 sq. ft. attributable to the WeWork space at The 1001 Woodward property. In lieu of base rent, WeWork pays 50% of gross revenue, which is captured in the percentage rent line item of the lender’s U/W.

Major Tenants.

Quicken Loans Inc. (“Quicken Loans”), (905,935 sq. ft.; 33.6% of NRA; 39.5% of U/W Base Rent) was founded in 1985 and markets conventional, government insured and sub-prime debt consolidation and home financing loans, secured primarily by first or second mortgages on one-to four-family, owner-occupied residences. Quicken Loans originates loans through 18 stores and branches, one call center and an Internet site. During the third quarter of 2021, Quicken Loans originated approximately $88 billion of mortgage loans and generated net income of approximately $1.4 billion. Quicken Loans rebranded in July 2021 and is now known as Rocket Mortgage. Quicken Loans leases space in five buildings with staggered lease expiration dates, including (i) 183,664 sq. ft. expiring in August 2023 for which it has two, five-year renewal options, (ii) 122,475 sq. ft. expiring in April 2024 for which it has two, three-year renewal options,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various Detroit, MI	Collateral Asset Summary – Loan No. 3 Bedrock Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$85,000,000 59.4% 3.30x 13.6%

renewal options, (iii) 15,602 sq. ft. expiring in October 2025 for which it has no renewal options, (iv) 407,050 sq. ft. expiring in July 2028 for which it has two, five-year renewal options, (v) 21,124 sq. ft. expiring in January 2030 for which it has two, five-year renewal options and (vi) 156,020 sq. ft. expiring in March 2032 for which it has two, five-year renewal options. Quicken Loans has no remaining termination options. Dan Gilbert, the founder of the Bedrock Portfolio Borrower Sponsor, has voting control in the parent company of Rocket Mortgage as a preferred shareholder.

Amrock, Inc (“Amrock”) (424,486 sq. ft.; 15.8% of NRA; 16.7% of U/W Base Rent) was founded in 1997 and provides title insurance, property valuations, and settlement services in the United States. Amrock offers residential solutions for a range of settlement services and products, including defined process work flows and data integrations; commercial title insurance coverages; valuation products and services through a network of residential real estate appraisers; title and settlement services in the state of Connecticut; escrow and closing services in the state of Washington; and ATLAS, a technology platform that supports title and settlement service platform, as well as allows a client to manage preferences, prioritize orders, and work flows. Amrock serves Fortune 100 companies and residential mortgage lenders, as well as residential lending institutions and smaller community-based lenders. Amrock has two, five-year renewal options and no termination options. Amrock is affiliated with Dan Gilbert and the Bedrock Portfolio Borrower Sponsor.

Quicken Loans and Amrock are subsidiaries of Rocket Companies, Inc. (NYSE:RKT), founded and controlled by Dan Gilbert, which announced its IPO in the summer of 2020. Rocket Companies, Inc. engages in the tech-driven real estate, mortgage, and eCommerce businesses in the United States and Canada. As of January 12, 2022, Rocket Companies, Inc. had a market cap of approximately $28.1 billion and approximately 24,000 employees.

Honigman Miller Schwartz and Cohn LLP (“Honigman”) (150,786 sq. ft.; 5.6% of NRA; 6.7% of U/W Base Rent) is a law firm founded in 1948 that employs over 325 attorneys and 350 staff and operates its local, national, and international practice from its Michigan offices located in Detroit, Bloomfield Hills, Lansing, Ann Arbor, Kalamazoo, and Grand Rapids; its Illinois office located in Chicago and its Washington, DC office. Honigman’s attorneys practice in more than 60 different areas of business law. Honigman has two, five-year renewal options and no termination options.

Environmental Matters. According to Phase I environmental reports dated between September 28, 2021 and October 4, 2021, there are no recognized environmental conditions with recommendations for further action at the Bedrock Portfolio Properties other than a recognized environmental condition with respect to the individual property located at 1700 West Fort Street, Detroit, Michigan, identified in the related Phase I environmental report (the “ESA”) as a potential vapor encroachment condition in association with such property’s mixed-use building for which the environmental consultant recommended a sub-slab investigation to determine the presence of a receptor into the mixed-use building. At loan origination, the related borrowers reserved $250,000 with the lender, representing the amount estimated by the ESA to complete the related mitigation work at such property. See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.

The Market. The Bedrock Portfolio is located in downtown Detroit, Michigan, which, according to the appraisal, remains the economic and entertainment focal point of southeast Michigan and serves as a major international crossing with Canada. The Bedrock Portfolio benefits from Detroit’s hub layout that results in many roadways leading from the central business district into the surrounding communities. Detroit is serviced by the Detroit-Metropolitan Wayne County Airport situated approximately 15 miles southwest in the City of Romulus. This international airport serves as the mid-western hub of operation for Delta Airlines, as well as servicing other commercial airlines. Passenger rail service to other cities is provided by Amtrak with the central station located in the New Center area immediately north of the central business district.

According to the appraisal, the primary demand generator in Downtown Detroit has been the growing employment base. A number of large employers have anchored the central business district including Quicken Loans, TitleSource, Blue Cross/Blue Shield, MSX International, Rossetti and Campbell Ewald. Downtown Detroit offers a number of entertainment districts, including Foxtown, three casinos, and the sports venues (Ford Field, home to the NFL’s Detroit Lions; Comerica Park, home to MLB’s Detroit Tigers; and Little Caesars Arena, home to the NBA’s Detroit Pistons and the NHL’s Detroit Red Wings). There are a growing number of restaurants and bars throughout the Downtown area.

According to the appraisal, there have been several recent developments in Downtown Detroit that are expected to have a positive long-term impact on the Downtown market, including Ford’s acquisition of Michigan Central Station in Corktown. Ford is in the process of developing a multi-billion dollar investment in autonomous-vehicle development in Corktown. Additionally, TCF Bank, formerly Chemical Bank, is constructing a new 20-story building downtown that is projected to add an additional 500 workers.

The appraiser identified four comparable office leases with rents ranging from $24.50 to $29.75 per sq. ft. Based on the identified lease comparables, the appraiser concluded market rents ranging between $26.50 and $29.50 per sq. ft. for the seven office properties in the Bedrock Portfolio, generally in-line with underwritten base rents across the office component of the Bedrock Portfolio.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various Detroit, MI	Collateral Asset Summary – Loan No. 3 Bedrock Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$85,000,000 59.4% 3.30x 13.6%

Office Lease Comparables(1)(2)
Property	Address	Year Built	Building Size (Sq. Ft.)	Tenant Name	Size (Sq. Ft.)	Lease Start Date	Lease Term	Rent Per Sq. Ft.
Bedrock Portfolio Office Tenants		Various	2,694,627					$25.26
One Detroit Center	500 Woodward Ave.	1992	979,477	DT Midstream	22,727	Nov-21	126	$29.75
Renaissance Center	400 E. Jefferson Ave.	1980	7,123,170	Consulate of Italy	4,133	Mar-21	110	$26.00
Fisher Building	3011 W. Grand Blvd.	1928	634,819	Strategic Staffing	57,000	Jan-21	120	$24.50
Hemmeter Building	230 E. Grand River Ave.	1913	56,203	UHY	7,156	Sep-20	60	$25.00
Total / Wtd. Avg.		1945	2,198,417		22,754	Mar-21	116	$25.92
(1)	Source: Appraisal.

(2)	Bedrock Portfolio Office Tenants Rent per Sq. Ft. is based on the underwritten rent roll dated as of November 10, 2021.

Cash Flow Analysis.

Cash Flow Analysis(1)
	2018	2019	2020	T-12 9/30/2021	U/W(1)	U/W Per Sq. Ft.
Rents In Place(2)	$49,546,085	$52,751,303	$57,994,616	$60,138,958	$59,656,311	$22.14
Vacant Income	0	0	0	0	7,501,625	2.78
Gross Potential Rent	$49,546,085	$52,751,303	$57,994,616	$60,138,958	$67,157,936	$24.92
Total Reimbursements	8,517,719	9,107,253	8,931,194	7,857,374	12,024,156	4.46
Percentage Rent	2,421,923	2,615,463	1,377,500	1,277,610	2,991,501	1.11
Other Rental Storage(3)	1,978,084	2,343,354	2,799,699	2,808,240	2,544,077	0.94
Gross Potential Income	$62,463,811	$66,817,372	$71,103,009	$72,082,182	$84,717,669	$31.44
Vacancy/Credit Loss	(1,100,662)	(1,099,639)	(1,694,177)	(2,030,041)	(10,418,183)	(3.87)
Concessions	(89,423)	(49,389)	(45,615)	(44,800)	0	0.00
Parking (Contractual)	19,565,127	20,062,906	20,373,075	20,247,590	19,321,511	7.17
Parking (Transient)	4,382,014	5,250,614	1,860,131	2,231,702	2,004,714	0.74
Other Income	1,423,306	2,619,763	1,723,795	1,925,200	1,934,739	0.72
Effective Gross Income	$86,644,173	$93,601,628	$93,320,219	$94,411,832	$97,560,449	$36.21
Total Expenses	44,502,438	46,392,886	39,225,160	38,816,129	39,136,450	14.52
Net Operating Income	$42,141,735	$47,208,742	$54,095,059	$55,595,704	$58,423,999	$21.68
TI/LC	0	0	0	0	3,353,632	1.24
Capital Expenditures	0	0	0	0	660,862	0.25
Net Cash Flow	$42,141,735	$47,208,742	$54,095,059	$55,595,704	$54,409,505	$20.19
(1)	Based on the underwritten rent roll dated November 10, 2021.

(2)	Underwritten Rents in Place is inclusive of (i) contractual rent steps though December 2022 totaling approximately $1,154,143 and (ii) straight-line average rent over the lease term for investment grade rated tenants totaling $147,485.

(3)	Other Rental Storage includes grossed up multifamily income and other storage income.

Property Management. The Bedrock Portfolio is currently managed by Bedrock Management Services LLC, an affiliate of the borrower.

Lockbox / Cash Management.   The Bedrock Portfolio Whole Loan is structured with an in-place hard lockbox for commercial units, the office and retail properties, a springing lockbox for residential units, the multifamily properties and various parking properties, and springing cash management. At loan origination, the borrowers were required to direct each tenant at a property subject to a hard lockbox to remit all rents directly to the applicable lockbox account. In addition, the borrowers are required to cause all cash revenues and all other money received by the borrowers or the property manager with respect to the properties subject to a hard lockbox to be deposited into the applicable lockbox account within one business day of receipt. On each business day on which no Cash Sweep Event (as defined below) is continuing, all amounts in the lockbox account are required to be remitted to a borrower-controlled operating account. Upon the occurrence of a Cash Sweep Event, (i) the borrowers are required to establish lockbox accounts for all properties, and (ii) the borrowers are required to establish a cash management account. On each business day during the continuance of a Cash Sweep Event, all amounts in each lockbox account are required to be remitted to the cash management account. On each due date during the continuance of a Cash Sweep Event, all funds on deposit in the cash management account after payment of debt service on the Bedrock Portfolio Whole Loan, required reserves and budgeted operating expenses are required to be deposited into an excess cash flow reserve account as additional collateral for the Bedrock Portfolio Whole Loan.

A “Cash Sweep Event” means (a) an event of default, (b) the bankruptcy or insolvency of the any of the borrowers or the property manager, or (c) if the debt service coverage ratio based on a trailing three-month period for the Bedrock Portfolio Whole Loan falls below 2.50x.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various Detroit, MI	Collateral Asset Summary – Loan No. 3 Bedrock Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$85,000,000 59.4% 3.30x 13.6%

A Cash Sweep Event may be cured upon the occurrence of the following: (i) with respect to clause (a) above, the acceptance by the lender of a cure of such event of default in accordance with the Bedrock Portfolio Whole Loan documents, (ii) with respect to clause (b) above solely with respect to the borrowers, if the bankruptcy action is an involuntary petition against such individual borrower and no individual borrower has colluded with, or otherwise assisted, such person, and has not solicited creditors for any involuntary petition against such individual borrower from any person and the bankruptcy action is dismissed within 90 days from the filing of such bankruptcy action, (iii) with respect to clause (b) above solely with respect to the property manager, if the applicable individual borrower replaces such property manager with a “Qualified Manager” (as fully described in the Bedrock Portfolio Whole Loan documents) under a replacement management agreement acceptable to the lender in accordance with the Bedrock Portfolio Whole Loan documents, or (iv) with respect to clause (c) above, if the debt service coverage ratio based on the trailing three-month period immediately preceding the date of such determination for two consecutive quarters is not less than 2.50x; provided, however, (A) no event of default has occurred and is continuing under the Bedrock Portfolio Whole Loan documents, (B) the borrowers have paid all of the lender’s reasonable expenses incurred in connection with such Cash Sweep Event Cure including reasonable attorney’s fees and expenses, and (C) in no event may the borrowers cure a Cash Sweep Event caused by a bankruptcy action caused by any of the borrowers filing a voluntary petition or arising from a person filing an involuntary petition against any of the borrowers and any such borrower has colluded with or otherwise assisted such person with the involuntary petition against the applicable borrower.

Initial and Ongoing Reserves. At loan origination, the borrowers deposited (i) $8,392,690 into an outstanding TI/LC reserve, (ii) approximately $1,696,002 into a real estate tax reserve, (iii) $477,905 into an outstanding free rent reserve, (iv) $280,690 into a TI/LC reserve, (v) $250,000 into an outstanding environmental reserve with respect to the 1700 West Fort Street individual property, (vi) $241,558 into a required repairs reserve and (vii) $62,336 into a replacement reserve.

Real Estate Taxes and Insurance Reserves. On each monthly due date, the borrowers are required to deposit an amount equal to 1/12th of the estimated annual real estate taxes into the tax reserve account, which is estimated to be $424,000 and 1/12th of estimated insurance premiums, unless the borrower maintains a blanket policy in accordance with the Bedrock Portfolio Whole Loan documents.

Replacement Reserve. On each monthly due date, the borrowers are required to deposit $62,336 into a replacement reserve, subject to a cap of $1,469,568.

TI/LC Reserve. On each monthly due date, the borrowers are required to deposit $280,690, subject to a cap of $5,000,000.

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

Partial Release. The Bedrock Portfolio Whole Loan documents permit the release of an individual property (each, an “Individual Property”) from the lien of the mortgage, provided no event of default has occurred and is continuing and upon satisfaction of certain conditions set forth in the Bedrock Portfolio Whole Loan documents, including, without limitation, the following: (a) the amount of the outstanding principal balance of the Bedrock Portfolio Whole Loan to be prepaid must equal or exceed 115% of the allocated loan amount for such applicable Individual Property, (b) the resulting debt service coverage ratio for the remaining Bedrock Portfolio Properties is equal to or greater than 3.10x, (c) unless the Individual Property to be released is subject to a non-monetary event of default that relates solely to such Individual Property and borrower has demonstrated in good faith that it has pursued a cure of the event of default, the Individual Property to be released is conveyed in an arm’s length transfer to a person other than the applicable individual borrower or any of its affiliates, and (d) upon release of the Individual Property, the customary REMIC rules are satisfied.

Ground Lease. Portions of the individual property identified as One Woodward (the “One Woodward Property”) consist of leasehold interests. A portion of the One Woodward Property consisting of the southwest portion of the building and patio (“Parcel B”) is ground leased by the related borrower, as the ground lessee, under a ground lease with Lawrence Edwin Burch Living Trust and related individuals who collectively comprise the ground lessor. The related borrower assumed the Parcel B ground lease in 2012, which expires in April 2040 with five, 25-year remaining extension options. The current rent is approximately $43,775 annually. The ground lessee’s interest in the Parcel B ground lease is freely assignable to the leasehold mortgagee without the consent of the ground lessor and, in the event that it is so assigned, is further assignable by the leasehold mortgagee without the need to obtain the consent of the ground lessor. A portion of the One Woodward Property consisting of the sidewalk area around the building, including the ramp to the underground parking (“Parcel C”), is ground leased by the related borrower, as the ground lessee, under a ground lease with the City of Detroit. The Parcel C ground lease is intended to stay in effect for so long as the office building or any replacement thereof remains on the premises immediately adjacent to the leased premises. The borrowers represented in the Bedrock Portfolio Whole Loan documents that no rent is due in connection with the Parcel C ground lease. The Parcel C ground lease does not prohibit an assignment of the ground lessee’s interest in the Parcel C ground lease to the leasehold mortgagee. See “Description of the Mortgage Pool-–Mortgage Pool Characteristics-–Fee & Leasehold Estates; Ground Leases” in the Preliminary Prospectus for additional information.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various Detroit, MI	Collateral Asset Summary – Loan No. 3 Bedrock Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$85,000,000 59.4% 3.30x 13.6%

Master Leases. Three individual properties, identified as The Qube, Chrysler House, and 1001 Woodward, are subject to a master leases that were originally entered into for the purpose of securing historic tax credit investors. None of the historic tax credit investors remain in the ownership of the master tenants, which are now wholly owned indirectly by Detroit Real Estate Holdings Company I LLC, which directly owns each of the borrowers. Each master tenant is required to comply with single purpose entity covenants in the Bedrock Portfolio Whole Loan documents, including having independent directors. Each master tenant granted the lender a mortgage and an assignment of leases and rents on its individual property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

7007 Romaine Street and 1009-1023 North Orange Drive Los Angeles, CA 90038	Collateral Asset Summary – Loan No. 4 Romaine & Orange Square	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$68,000,000 62.4% 1.78x 8.1%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

7007 Romaine Street and 1009-1023 North Orange Drive Los Angeles, CA 90038	Collateral Asset Summary – Loan No. 4 Romaine & Orange Square	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$68,000,000 62.4% 1.78x 8.1%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

7007 Romaine Street and 1009-1023 North Orange Drive Los Angeles, CA 90038	Collateral Asset Summary – Loan No. 4 Romaine & Orange Square	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$68,000,000 62.4% 1.78x 8.1%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Refinance
Borrower Sponsors:	Richard Scott Ressler, Avraham Shemesh and Shaul Kuba
Borrower:	7007 Romaine-Orange Square (LA), LLC
Original Balance:	$68,000,000
Cut-off Date Balance:	$68,000,000
% by Initial UPD:	7.4%
Interest Rate:	4.44000%
Payment Date:	6th of each month
First Payment Date:	May 6, 2022
Maturity Date:	April 6, 2032
Amortization:	Interest Only
Additional Debt:	Future Mezzanine Permitted
Call Protection:	L(24),D(89),O(7)
Lockbox / Cash Management:	Hard / Springing

Reserves(1)
	Initial	Monthly	Cap
Taxes:	$99,759	$33,253	NAP
Insurance:	$0	Springing	NAP
Replacement:	$0	$1,734	NAP
TI/LC:	$0	$5,100	$275,425
Other(2)	$325,050	$0	NAP
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	CBD Office
Collateral:	Fee Simple
Location:	Los Angeles, CA
Year Built / Renovated:	1928, 2018 / NAP
Total Sq. Ft.:	122,411
Property Management:	CIM Management, Inc.
Underwritten NOI(3):	$5,526,168
Underwritten NCF:	$5,444,153
Appraised Value:	$109,000,000
Appraisal Date:	January 11, 2022

Historical NOI
Most Recent NOI(3):	$4,664,614 (T-12 September 30, 2021)
2020 NOI:	$2,975,928 (December 31, 2020)
2019 NOI:	$1,921,169 (December 31, 2019)
2018 NOI(4):	NAV

Historical Occupancy
Most Recent Occupancy:	100.0% (March 10, 2022)
2020 Occupancy:	96.2% (December 31, 2020)
2019 Occupancy:	96.8% (December 31, 2019)
2018 Occupancy(4):	NAV

Financial Information
Tranche	Cut-off Date Balance	Balance per Sq. Ft. Cut-off / Balloon	LTV Cut-off / Balloon	U/W DSCR NOI / NCF	U/W Debt Yield NOI / NCF	U/W Debt Yield at Balloon NOI / NCF
Mortgage Loan	$68,000,000	$556 / $556	62.4% / 62.4%	1.81x / 1.78x	8.1% / 8.0%	8.1% / 8.0%
(1)	See “Initial and Ongoing Reserves” herein.

(2)	Other Reserve includes approximately $290,050 for free rent reserve and $35,000 for unfunded obligations reserve.

(3)	See “Cash Flow Analysis” regarding the increase from Most Recent NOI to Underwritten NOI.

(4)	2018 NOI and 2018 Occupancy are not available because the Romaine building was redeveloped by the borrower sponsor in 2018 with Kaiser’s (as defined below) lease commencing in September 2018.

The Loan. The mortgage loan (the “Romaine & Orange Square Loan”) has an original principal balance and outstanding principal balance as of the Cut-off Date of $68,000,000 and is secured by the borrower’s fee simple interest in two adjacent office buildings located in Los Angeles, California (the “Romaine & Orange Square Property”).

The Romaine & Orange Square Loan has an initial term of 120 months and has a remaining term of 120 months as of the Cut-off Date. The Romaine & Orange Square Loan requires interest-only payments during its entire term and accrues interest at the rate of 4.44000% per annum. The proceeds of the Romaine & Orange Square Loan were used to refinance existing debt, fund upfront reserves, pay origination costs and return equity to the borrower sponsor.

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$68,000,000	100.0%	Loan Payoff	$56,147,345	82.6%
			Return of Equity	10,779,117	15.9
			Closing Costs	648,730	1.0
			Upfront Reserves	424,808	0.6
Total Sources	$68,000,000	100.0%	Total Uses	$68,000,000	100.0%

The Borrower and the Borrower Sponsors. The borrower is 7007 Romaine-Orange Square (LA), LLC, a Delaware limited liability company and special purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Romaine & Orange Square Loan.

The borrower sponsors are Richard Scott Ressler, Avraham Shemesh and Shaul Kuba and the non-recourse carve-out guarantor is SKR Holdings, LLC. SKR Holdings, LLC is an entity controlled by Shaul Kuba, Richard Scott Ressler and Avraham Shemesh, the three co-founders of CIM Group (“CIM”). Founded in 1994, CIM is a community-focused real estate and infrastructure owner, operator, lender and developer. As of September 30, 2021, CIM had approximately $29.7 billion of assets owned and operated and over 975 employees across ten corporate office locations.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

7007 Romaine Street and 1009-1023 North Orange Drive Los Angeles, CA 90038	Collateral Asset Summary – Loan No. 4 Romaine & Orange Square	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$68,000,000 62.4% 1.78x 8.1%

The Property. The Romaine & Orange Square Property consists of two adjacent office buildings totaling 122,411 sq. ft. in Hollywood’s Media/Creative District. The Romaine building is a six-story Class A office building totaling 91,286 sq. ft. that was built by the borrower sponsor in 2018. The Romaine building was originally conceived as a creative office building with balconies, outdoor decks and floor-to-ceiling windows, however, the primary tenant, Kaiser Foundation Health Plan, Inc. (“Kaiser”), subsequently converted its space into a medical office. The Orange Square building is a Class B office building totaling 31,125 sq. ft. that was built in 1928 and over the years has been fully converted to creative office and media/post-production space that features loft designs with skylights, high ceilings revealing exposed beams and exposed brick walls. The Romaine building contains one floor of subterranean parking as well as parking on the second floor, third floor and a portion of the fourth floor, while the Orange Square building contains a surface parking lot. The Romaine & Orange Square Property is walking distance to numerous production companies, restaurants and the West Hollywood Gateway Center. The Romaine & Orange Square Property sits within a five-minute walk (0.5 miles) to the famous Sunset Las Palmas (13 studio sound stages). The borrower sponsor owns various buildings near the Romaine & Orange Square Property, along this Sycamore block, which has seen a rejuvenation with various creative/media offices and restaurants.

As of March 10, 2022, the Romaine & Orange Square Property was 100% leased to seven tenants. The largest tenant is Kaiser. (S&P/Fitch: AA-/AA-; 71,775 sq. ft.; 78.6% of the Romaine building NRA; 58.6% of total NRA). Kaiser leases suite 100 in addition to the top three floors (4-6), which are utilized as medical office where Kaiser operates its facilities, and the ground level is leased to a café and Common Grounds, a shared workspace user. The four suites in the Orange Square building all benefit from private suite entrances from the parking area which is a desirable characteristic for tenants. The Orange Square building is leased to four creative media/post-production tenants with the largest being MTI Film (14,095 sq. ft.; 45.3% of the Orange Square building NRA; 11.5% of total NRA), which has been in occupancy at the Orange Square building for over 10 years. The Orange Square building has a historical occupancy of approximately 94% over the last 10 years and an approximately 91% occupancy over the last 20 years.

Major Tenant.

Kaiser (S&P/Fitch: AA-/AA-, 71,775 sq. ft., 78.6% of the Romaine building NRA, 58.6% of total NRA) is one of the nation’s leading health care providers and not-for-profit health plans. Founded in 1945, the parent company, Kaiser Permanente, serves approximately 12.5 million members across eight states and the District of Columbia. Headquartered in Oakland, California, Kaiser Permanente employs over 210,000 employees and operates 39 hospitals and 730 medical offices. Kaiser Permanente is composed of three subsidiaries, including Kaiser Foundation Hospitals, Kaiser Foundation Health Plan, Inc., and the Permanente Medical Groups. As an entity of Kaiser Permanente, Kaiser Foundation Health Plan, Inc. (S&P: AA-) acts as a nonprofit public-benefit corporation that helps to arrange comprehensive medical and hospital services for individuals and groups. In 2020, Kaiser Permanente reported total operating revenues of approximately $88.7 billion. In the third quarter of 2021, Kaiser Permanente reported total operating revenues of $23.2 billion, up 5.48% year-over-year.

Kaiser has invested $14 million (approximately $195 per sq. ft.) in its space. Kaiser’s services at the Romaine building include: internal medicine, pediatrics, obstetrics/gynecology, LGBTQ care, laboratory, radiology, and nurse clinics. The facility features technologically advanced examination rooms. Kaiser also has an in-house pharmacy to provide members prescriptions. Kaiser has a right of first refusal to purchase the Romaine & Orange Square Property, which it has agreed will not be exercisable in connection with a foreclosure or deed-in-lieu of foreclosure of the Romaine & Orange Square Loan.

The Romaine & Orange Square Property requires additional offsite parking in order to satisfy the parking requirements of the current leases, predominantly in connection with the Kaiser lease. There is a parking license in place between the borrower and a CIM affiliate to use up to 109 offsite spaces located in a nearby parking structure (owned by CIM) to satisfy the parking requirements under the leases. The parking license is coterminous with the Kaiser lease.

COVID-19 Update. As of March 14, 2022, the Romaine & Orange Square Property is fully open and operational and the Romaine & Orange Square Loan is not subject to any modification or forbearance request. Four tenants, Common Grounds, MTI Film, Funny or Die/Posterized and Stella Adler Studio of Acting received lease modifications related to the COVID-19 pandemic. Common Grounds, a shared workspace provider, received rent deferrals totaling $329,237 from May through October 2021, which it agreed to repay in equal monthly installments from January 1, 2023 through June 30, 2026. MTI Film received rent deferrals of 50% of base rent on two separate suites for six months each during 2020 and 2021, and has agreed to repay the deferred rent in equal installments from June 2021 through June 2026. Funny or Die/Posterized received a two month rent abatement in return for a two month extension of its lease. Stella Adler Studio of Acting was allowed to move a 50% rent abatement under its lease that originally applied to a future period to the period from September 2020 through January 2021. The first payment date for the Romaine & Orange Square Loan is May 6, 2022. Rent collections have been 100% for the prior two months. See “Risk Factors—Special Risks—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

7007 Romaine Street and 1009-1023 North Orange Drive Los Angeles, CA 90038	Collateral Asset Summary – Loan No. 4 Romaine & Orange Square	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$68,000,000 62.4% 1.78x 8.1%

Tenant Summary.

Tenant Summary(1)
Tenant	Ratings (Moody’s/Fitch/S&P)(2)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent per Sq. Ft.	% of Total U/W Base Rent	Lease Expiration
Kaiser	NR / AA- / AA-	71,775	58.6%	$45.24	59.9%	9/30/2028
Common Grounds	NR / NR / NR	17,241	14.1	$38.19	12.2	6/30/2026
MTI Film(3)	NR / NR / NR	14,095	11.5	$47.39	12.3	1/31/2030
Funny or Die / Posterized	NR / NR / NR	6,553	5.4	$47.40	5.7	12/31/2023
Stella Adler Studio of Acting	NR / NR / NR	6,370	5.2	$36.48	4.3	7/31/2030
RQ Media Group(4)	NR / NR / NR	4,107	3.4	$46.80	3.5	2/28/2029
Mizlala(5)	NR / NR / NR	2,270	1.9	$48.00	2.0	4/30/2031
Total/Wtd. Avg. Occupied		122,411	100.0%	$44.26	100.0%
Vacant		0	0.0%
Total		122,411	100.0%
(1)	Based on the underwritten rent roll dated as of March 10, 2022.

(2)	Certain ratings are those of the parent entity whether or not the parent entity guarantees the lease.

(3)	MTI Film has partial free rent for Suites 1009 and 1012-1016 (11,935 sq. ft.) each June from 2022 through June 2026 and for Suite 1011 (2,160 sq. ft.) each June from 2022 through June 2027 except June 2023.

(4)	RQ Media Group has free rent for the months of April and May 2022, February, March and October 2023, and October 2024.

(5)	Mizlala is an affiliate of the borrower.

Lease Rollover Schedule(1)(2)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent per Sq. Ft.	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM & 2022	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2023	1	6,553	5.4	6,553	5.4%	$47.40	5.7	5.7%
2024	0	0	0.0	6,553	5.4%	$0.00	0.0	5.7%
2025	0	0	0.0	6,553	5.4%	$0.00	0.0	5.7%
2026	1	17,241	14.1	23,794	19.4%	$38.19	12.2	17.9%
2027	0	0	0.0	23,794	19.4%	$0.00	0.0	17.9%
2028	1	71,775	58.6	95,569	78.1%	$45.24	59.9	77.8%
2029	1	4,107	3.4	99,676	81.4%	$46.80	3.5	81.4%
2030	2	20,465	16.7	120,141	98.1%	$44.00	16.6	98.0%
2031	1	2,270	1.9	122,411	100.0%	$48.00	2.0	100.0%
2032	0	0	0.0	122,411	100.0%	$0.00	0.0	100.0%
2033 & Thereafter	0	0	0.0	122,411	100.0%	$0.00	0.0	100.0%
Vacant	NAP	0	0.0	122,411	100.0%	NAP	NAP	NAP
Total / Wtd. Avg.	7	122,411	100.0%			$44.26	100.0%
(1)	Based on the underwritten rent roll dated as of March 10, 2022.

(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.

Environmental Matters. According to a Phase I environmental report dated January 7, 2022, there was no evidence of any recognized environmental conditions at the Romaine & Orange Square Property.

The Market. The Romaine & Orange Square Property is located in Los Angeles, California within the Mid-Wilshire Market and the Hollywood submarket. The Mid-Wilshire submarket contains approximately 47,516,000 sq. ft. of office space with roughly 10,889,000 sq. ft. in the Hollywood submarket. According to the appraisal, there is roughly 79,500 sq. ft. of office developments under construction and approximately 3.5 million sq. ft. proposed within the Mid-Wilshire Market. The submarket vacancy in Hollywood finished 2021 at 17.9% with an average monthly asking rent of $4.57 per sq. ft. at the end of 2021. According to the appraisal, the 2021 estimated population within a one-, three- and five-mile radius of the Romaine & Orange Square Property is 52,624, 409,074, and 963,605, respectively. According to the appraisal, the 2021 estimated average household income within a one-, three- and five-mile radius of the Romaine & Orange Square Property is $98,123, $105,022, and $100,476, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

7007 Romaine Street and 1009-1023 North Orange Drive Los Angeles, CA 90038	Collateral Asset Summary – Loan No. 4 Romaine & Orange Square	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$68,000,000 62.4% 1.78x 8.1%

Comparable Office Lease Summary(1)

Property Name/Location	Tenant	Year Built	Total NRA (Sq. Ft.)	Start Date	Rent Per Sq.Ft. /Year	Free Rent (mos)
729-733 Seward Street Los Angeles, CA	Netflix	1925	21,294	Jun-19	$53.40	3.0
6040 Sunset Boulevard Los Angeles, CA	Technicolor	2009	15,000	Mar-19	$55.80	10.0
1608 N Cahuenga Boulevard Los Angeles, CA	Geenee	1925	39,955	Mar-19	$51.00	0.0
Academy on Vine Los Angeles, CA	Netflix	2019	350,000	Mar-19	$53.40	12.0
8888 Washington Boulevard Los Angeles, CA	Scopley	2021	60,516	Mar-19	$61.20	8.0
5735 Melrose Avenue Los Angeles, CA	88Rising	N/A	8,596	Sep-20	$58.80	0.0
8830 National Boulevard Culver City, CA	HBO	2021	240,000	Mar-19	$59.40	11.0
10800 Pico Boulevard Los Angeles, CA	Google	2022	584,000	Apr-22	$63.00	14.0

(1) Source: Appraisal.

Cash Flow Analysis.

Cash Flow Analysis(1)(2)
	2019	2020	T-12 9/30/2021	U/W	U/W Per Sq. Ft.
Base Rent	$4,039,832	$4,949,595	$5,023,591	$5,417,745	$44.26
Credit Rent Steps(3)	0	0	0	310,068	2.53
Rent Step(4)	0	0	0	45,255	0.37
Gross Potential Rent	$4,039,832	$4,949,595	$5,023,591	$5,773,068	$47.16
CAM	668,442	1,200,351	1,047,317	1,374,465	11.23
Vacancy	0	0	0	(389,046)	(3.18)
Parking	470,224	621,800	596,371	633,390	5.17
Abatements	(1,985,714)	(1,068,877)	(180,953)	0	0.00
Effective Gross Income	$3,192,784	$5,702,869	$6,486,326	$7,391,876	$60.39
Total Operating Expenses	1,271,615	2,726,942	1,821,713	1,865,708	15.24
Net Operating Income	$1,921,169	$2,975,928	$4,664,614	$5,526,168	$45.14
TI/LC	0	0	0	61,206	0.50
Replacement Reserves	0	0	0	20,810	0.17
Net Cash Flow	$1,921,169	$2,975,928	$4,664,614	$5,444,153	$44.47
(1)	The main causes of the growth in base rent and Net Operating Income from T-12 9/30/2021 to U/W are rent steps, a new RQ Media Lease and a MTI expansion in August 2020 and in April 2021 and expiration of COVID-19 related rent deferrals or abatements.

(2)	Based on the underwritten rent roll dated as of March 10, 2022.

(3)	Straight line rent credit for investment grade tenants.

(4)	Rent Steps are underwritten through December 1, 2022.

Property Management.  The Romaine & Orange Square Property is managed by CIM Management, Inc., a California corporation, and an affiliate of the borrower.

Lockbox / Cash Management. The Romaine & Orange Square Loan is structured with a hard lockbox and springing cash management. All funds in the lockbox accounts will be swept to an account designated by the borrower, unless a Trigger Period (as defined below) is continuing, in which case such funds are required to be swept on a daily basis into a cash management account controlled by the lender within 3 business days, at which point, following taxes and insurance reserve deposits, debt service, operating expenses, other required reserves deposits, approved leasing expenses reimbursements, and mezzanine debt service (if applicable), all funds are required to be deposited (i) if a Lease Sweep Period (as defined below) is continuing into a lease sweep reserve, (ii) if no Lease Sweep Period is continuing, and provided that a Trigger Period is not ongoing solely due to a mezzanine loan being outstanding, into a cash collateral account to be held as additional collateral for the Romaine & Orange Square Loan, (iii) if the only Trigger Period is a mezzanine loan being outstanding, to an account for the benefit of the mezzanine lender, and (iv) otherwise, to the borrower.

A “Trigger Period” means the occurrence of (a) an event of default under the Romaine & Orange Square Loan documents, (b) the bankruptcy or insolvency of the affiliated property manager, (c) if the debt yield for the Romaine & Orange Square Loan falls below 6.25% at the end of any calendar quarter, (d) a Lease Sweep Period (as defined below) or (e) any time a mezzanine loan is outstanding.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

7007 Romaine Street and 1009-1023 North Orange Drive Los Angeles, CA 90038	Collateral Asset Summary – Loan No. 4 Romaine & Orange Square	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$68,000,000 62.4% 1.78x 8.1%

A Trigger Period may be cured, (i) in the case of clause (a) above, if a cure of the event of default has been accepted by the lender, (ii) in the case of clause (b) above, if the property manager is replaced with an unaffiliated qualified property manager approved by the lender, (iii) in the case of clause (c) above, if the debt yield (calculated based on the outstanding principal balance of the Romaine & Orange Square Loan minus the amount of funds deposited in the cash collateral account) exceeds 6.50% at the end of any calendar quarter, (iv) in the case of clause (d) above, such Lease Sweep Period has ended, and (v) in the case of clause (e) above, a mezzanine loan is no longer outstanding.

A “Lease Sweep Period” will commence (a) upon the earlier of (i) the date that is 12 months prior to the expiration of a Lease Sweep Lease (as defined below), (ii) upon the date required under the Lease Sweep Lease by which the tenant is required to give notice of its exercise of a renewal option thereunder (and such renewal has not been so exercised) (June 30, 2027 in connection to the Kaiser lease), or (iii) 12 months prior to loan maturity (if a Lease Sweep Lease expires less than 12 months beyond loan maturity); (b) upon the early termination, early cancellation or early surrender of a Lease Sweep Lease or upon the borrower’s receipt of notice by a tenant of its intent to effect an early termination, early cancellation or early surrender of its Lease Sweep Lease; (c) if a tenant has ceased operating its business at the Romaine & Orange Square Property (i.e., “goes dark”) in a majority of its space at the Romaine & Orange Square Property; (d) upon a default under a Lease Sweep Lease by a tenant beyond any applicable notice and cure period, and (e) upon a bankruptcy or insolvency proceeding of a tenant under a Lease Sweep Lease or its guarantor.

A Lease Sweep Period may be cured, (i) in the case of clause (a), (b) or (c) above, upon the date when the entirety of the Lease Sweep Lease space (or applicable portion) is leased under qualified lease(s) meeting the requirements of the loan documents and in the judgment of the lender sufficient funds have been accumulated in the lease sweep reserve to cover all anticipated leasing expenses, free rent periods and required loan payment and operating expense shortfalls that may occur as a result of down time prior to the commencement of payment(s) under such qualified lease(s); (ii) in the case of clause (a) above, the date on which the tenant under the Lease Sweep Lease exercises its renewal or extension option and in the judgment of the lender sufficient funds have been accumulated in the lease sweep reserve to cover all anticipated leasing expenses and free rent periods; (iii) in the case of clause (d) above, the date on which the related default has been cured, and no other such default occurs for a period of three consecutive months following such cure; (iv) in the case of clause (e) above, the related bankruptcy or insolvency has terminated and the Lease Sweep Lease has been affirmed by the tenant and each guarantor (if any) and the tenant is in occupancy and paying full, unabated rent; and (v) in the case of clauses (a) through (e) above, the date on which the funds in the related lease sweep reserve are equal to (or the borrower has provided cash or a letter of credit in) an amount equal to the total rentable sq. ft. of the applicable Lease Sweep Lease multiplied by $55.00.

A “Lease Sweep Lease” means the Kaiser lease, and any replacement lease covering a majority of the space currently demised under such lease.

Initial and Ongoing Reserves. At origination, the borrower deposited approximately $290,050 into a free rent reserve, $99,759 into a Tax Reserve and $35,000 into an unfunded obligations reserve for wall and window work identified by Kaiser. The borrower has agreed that if either (i) a third party vendor that has been retained by the borrower and Kaiser determines the borrower is responsible to perform certain elevator and parking garage repairs identified by Kaiser or (ii) Kaiser claims the borrower is responsible to perform such repairs after the vendor’s determination, notwithstanding such determination, the borrower will promptly perform such repairs, and, if an event of default occurs, the borrower is required to deposit the estimated cost of performing such repairs into the unfunded obligations reserve, unless previously performed in a manner satisfactory to Kaiser.

Tax Reserve – On each monthly payment date, the borrower is required to deposit into a real estate tax reserve, 1/12 of the estimated annual real estate taxes. Initially, this is approximately $33,253. This is waived as long as no Trigger Period is continuing.

Insurance Reserve – On each monthly payment date, the borrower is required to deposit into an insurance reserve, 1/12 of estimated insurance premiums. This is waived as long as an acceptable blanket policy is in place.

Replacement Reserve – On each monthly payment date, the borrower is required to deposit into a replacement reserve approximately $1,734.

TI/LC Reserve – On each monthly payment date, the borrower is required to deposit into a TI/LC reserve in the amount of approximately $5,100 capped at approximately $275,425.

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. A mezzanine loan secured by equity in the borrower is permitted to be incurred once during the term of the Romaine & Orange Square Loan with a term co-terminous with the Romaine & Orange Square Loan, as long as the combined loan-to-value ratio is no higher than 62.4%, the combined debt service coverage ratio is no lower than 1.78x and an intercreditor agreement reasonably acceptable to the lender and acceptable to the rating agencies rating the certificates is in place.

Partial Release. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

301 East Ocean Boulevard Long Beach, CA 90802	Collateral Asset Summary – Loan No. 5 Shoreline Square	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$55,575,000 63.5% 2.93x 11.9%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

301 East Ocean Boulevard Long Beach, CA 90802	Collateral Asset Summary – Loan No. 5 Shoreline Square	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$55,575,000 63.5% 2.93x 11.9%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

301 East Ocean Boulevard Long Beach, CA 90802	Collateral Asset Summary – Loan No. 5 Shoreline Square	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$55,575,000 63.5% 2.93x 11.9%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

301 East Ocean Boulevard Long Beach, CA 90802	Collateral Asset Summary – Loan No. 5 Shoreline Square	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$55,575,000 63.5% 2.93x 11.9%

Mortgage Loan Information
Loan Seller:	CREFI
Loan Purpose:	Acquisition
Borrower Sponsors:	Jack Sitt and Ezak Assa
Borrower:	Shoreline Square Holdings LLC
Original Balance:	$55,575,000
Cut-off Date Balance:	$55,575,000
% by Initial UPB:	6.1%
Interest Rate:	3.75000%
Payment Date:	6th of each month
First Payment Date:	March 6, 2022
Maturity Date:	February 6, 2027
Amortization:	Interest Only
Additional Debt:	None
Call Protection:	L(26),D(30),O(4)
Lockbox / Cash Management:	Hard / Springing

Reserves(1)
	Initial	Monthly	Cap
Taxes:	$253,034	$126,517	NAP
Insurance:	$50,600	$25,300	NAP
Replacement:	$3,000,000	$6,897	NAP
TI/LC:	$3,500,000	Springing	$3,500,000
Other(2):	$9,174,047	$0	NAP
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	CBD Office
Collateral:	Leasehold
Location:	Long Beach, CA
Year Built / Renovated:	1988 / 2008
Total Sq. Ft.:	413,801
Property Management:	G&E Real Estate Management Services, Inc. d/b/a Newmark Knight Frank
Underwritten NOI:	$6,591,759
Underwritten NCF:	$6,196,084
Appraised Value:	$87,500,000
Appraisal Date:	December 23, 2021

Historical NOI
Most Recent NOI:	$6,812,393 (December 31, 2021)
2020 NOI:	$6,226,478 (December 31, 2020)
2019 NOI:	$6,211,938 (December 31, 2019)
2018 NOI:	$4,835,050 (December 31, 2018)

Historical Occupancy
Most Recent Occupancy:	85.0% (January 24, 2022)
2020 Occupancy:	89.8% (December 31, 2020)
2019 Occupancy:	90.2% (December 31, 2019)
2018 Occupancy:	88.6% (December 31, 2018)

Financial Information
Tranche	Cut-off Date Balance	Balance per Sq. Ft. Cut-off / Balloon	LTV Cut-off / Balloon	U/W DSCR NOI / NCF	U/W Debt Yield NOI / NCF	U/W Debt Yield at Balloon NOI / NCF
Mortgage Loan	$55,575,000	$134 / $134	63.5% / 63.5%	3.12x / 2.93x	11.9% / 11.1%	11.9% / 11.1%
(1)	See “Initial and Ongoing Reserves” herein.

(2)	Other upfront reserves consist of a U.S. customs lease work reserve of $7,144,299, unfunded obligations reserve of $1,787,748 and a ground lease reserve of $242,000.

The Loan.  The Shoreline Square mortgage loan (the “Shoreline Square Loan”) is evidenced by a promissory note with an original principal balance and outstanding principal balance as of the Cut-off Date of $55,575,000. The Shoreline Square Loan is secured by a first mortgage encumbering the borrower’s leasehold interest in a 413,801 sq. ft. CBD office building located in Long Beach, California (the “Shoreline Square Property”).

The Shoreline Square Loan has a 60-month term, with 58 months remaining as of the Cut-off Date. The Shoreline Square Loan is interest-only for its entire term and accrues interest at the rate of 3.75000% per annum.

The borrower’s leasehold interest in the Shoreline Square Property is governed by a ground lease (the “Ground Lease”) between Terra Funding – Shoreline Square, LP, a Delaware limited partnership, as the lessor, and the borrower, as the lessee, with an original term of 99 years expiring March 31, 2113. The current annual base ground rent as of the Cut-off Date is $2,985,131 and will increase annually by (i) 3.0% through March 31, 2044 and (ii) 1.5% from April 1, 2044 to March 31, 2113.

The Shoreline Square Loan proceeds along with borrower sponsor equity and other sources described below were used to acquire the Shoreline Square Property, fund upfront reserves and pay closing costs.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$55,575,000	53.5%	Purchase Price	$85,500,000	82.2%
Borrower Sponsor Equity	35,958,174	34.6	Upfront Reserves	15,977,682	15.4
Other Sources(1)	12,432,048	12.0	Closing Costs	2,487,540	2.4
Total Sources	$103,965,221	100.0%	Total Uses	$103,965,221	100.0%

(1)	Other sources consist of sellers outstanding tenant improvements and leasing commissions of $7,569,771.57, adjustments per the purchase and sale agreement of $3,500,000 and future rent abatements of $1,362,276.02.

The Borrower and the Borrower Sponsors.  The borrower is Shoreline Square Holdings LLC, a Delaware limited liability company. The borrower is structured to be a single purpose bankruptcy-remote entity with one independent director in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Shoreline Square Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

301 East Ocean Boulevard Long Beach, CA 90802	Collateral Asset Summary – Loan No. 5 Shoreline Square	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$55,575,000 63.5% 2.93x 11.9%

The borrower sponsors and non-recourse carveout guarantors are Jack Sitt and Ezak Assa. Jack Sitt is the founder and chief executive officer of Jack Sitt Real Estate LLC. Prior to founding Jack Sitt Real Estate LLC, Jack was an executive at Sitt Asset Management. Since 2007, Jack Sitt has contributed to the acquisition and management of a $2 billion dollar portfolio comprising two million sq. ft. of office, retail and residential properties. Jack Sitt is also the non-recourse carveout guarantor of the Glen Forest Office Portfolio Whole Loan.

The Property. The Shoreline Square Property is a Class A, 20-story, 413,801 sq. ft., office building located in the CBD of Long Beach, California. The Shoreline Square Property was built in 1988, renovated in 2008 and is situated on an approximately 1.12-acre site at the northeast corner of Long Beach Boulevard and East Ocean Boulevard. Pursuant to a reciprocal easement agreement, parking at the Shoreline Square Property is provided by a seven-level, 1,346 stall, parking garage comprised of four above and three below grade levels. The Shoreline Square Property has exclusive use of 988 parking spaces in the parking garage and shares 358 parking spaces with the neighboring Westin Hotel. The parking structure’s 1,346 spaces equate to approximately 3.25 spaces per 1,000 sq. ft. Amenities at the Shoreline Square Property include a fitness center, onsite café, and concierge services.

As of January 24, 2022, the Shoreline Square Property was 85.0% occupied by 31 tenants. The Shoreline Square Property has an average occupancy of 89.6% since 2018 and approximately 51.1% of current tenants’ net rentable area has been occupied since 2011. The largest tenant at the Shoreline Square Property is GSA US Customs which accounts for 29.8% of net rentable area and 32.2% of underwritten base rent. Outside of GSA US Customs, no tenant accounts for higher than 7.1% of net rentable area and 7.1% of underwritten base rent. The Shoreline Square Property features multiple state and government agencies which account for approximately 48.1% of net rentable area and 53.8% of underwritten rent.

Major Tenants.

GSA US Customs (123,386 sq. ft.; 29.8% of NRA; 32.2% of U/W Base Rent). GSA US Customs is a department of the United States federal government with over 60,000 employees that is charged with keeping terrorists and their weapons out of the United States while facilitating lawful international travel and trade. GSA US Customs is responsible for guarding nearly 7,000 miles of land bordering the United States and neighboring Canada and Mexico. The agency also partners with the United States Coast Guard to protect an additional 95,000 miles of tidal shoreline. GSA US Customs has been at the Shoreline Square Property since October 10, 2001. The premises demised to GSA US Customs are subject to two leases. The lease currently in effect (the “Current US Customs Lease”) expires on August 9, 2022 and demises approximately 143,732 sq. ft. The second lease was entered into for the purpose of renewing a majority of the space leased to GSA US Customs, approximately 123,386 sq. ft., and requires that certain tenant improvements be completed (the “Renewal US Customs Lease”). The Renewal US Customs Lease will become effective upon the completion of certain tenant improvement work which, as of the closing of the Shoreline Square Loan, is expected to be completed by September 2022. In connection with the closing of the Shoreline Square Loan, the borrower provided evidence that prior to the August 9, 2022 expiration of the Current US Customs Lease, GSA US Customs expects to amend the Renewal US Customs Lease such that the commencement date of said lease is August 10, 2022, notwithstanding that the tenant improvement work may not be completed at such time. Upon such amendment being executed, the Renewal US Customs Lease would expire on August 9, 2037. There can be no assurance that such amendment will be executed, in which case the Renewal US Customs Lease will commence upon acceptance of the demised premises by GSA US Customs. Similarly, there can be no assurance whether or when GSA US Customs will accept the demised premises.

State of CA State Lands Commission (29,492 sq. ft.; 7.1% of NRA; 7.1% of U/W Base Rent). The State of CA State Lands Commission was established in 1938 and manages four million acres of tide and submerged lands at the beds of natural navigable rivers, streams, lakes, bays, estuaries, inlets and straits. The State of CA State Lands Commission is led by the Lieutenant Governor of California and is responsible for issuing leases for use or development, providing public access, and resolving boundaries between public and private lands. The State of CA State Lands Commission has been at the Shoreline Square Property since February 26, 2019 and is leased through February 28, 2027, and has an ongoing termination option effective on or after February 28, 2023, with 30 days’ notice.

Dassault Systemes Americas Corp. (20,501 sq. ft.; 5.0% of NRA; 5.9% of U/W Base Rent). Dassault Systemes Americas Corp. (“Dassault”) is a French software company founded in 1981 that focuses on 3D product design and simulation related to markets including life science and healthcare, infrastructure and cities, and manufacturing. Dassault has over 290,000 customers and 25 million users across 11 industries worldwide. Dassault’s customer base includes corporate accounts, startups, governments, and individual users. Dassault has been at the Shoreline Square Property since November 21, 2008 and is leased through December 31, 2022 with one five-year renewal option.

COVID-19 Update. As of March 6, 2022, the Shoreline Square Property is open and operating. November and December 2022 rent collections at the Shoreline Square Property totaled 100.0% for each month. As of March 6, 2022, the Shoreline Square Loan is not subject to any modification or forbearance request and no tenants have requested lease modifications. The March 2022 debt service payment was made.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

301 East Ocean Boulevard Long Beach, CA 90802	Collateral Asset Summary – Loan No. 5 Shoreline Square	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$55,575,000 63.5% 2.93x 11.9%

Tenant Summary(1)
Tenant	Ratings (Moody’s/Fitch/S&P)(2)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent Per Sq. Ft.	% of Total U/W Base Rent	Lease Expiration
GSA US Customs(3)	Aaa/AAA/AA+	123,386	29.8%	$33.71	32.2%	8/9/2037
State of CA State Lands Commission(4)	Aa2/AA/AA-	29,492	7.1	$31.12	7.1	2/28/2027
Dassault Systemes Americas Corp.	NR/NR/A-	20,501	5.0	$37.15	5.9	12/31/2022
Department of Defense	Aaa/AAA/AA+	20,250	4.9	$45.65	7.2	9/5/2024
Tesoro Refining & Marketing Company LLC	Baa2/BBB/BBB	17,883	4.3	$37.93	5.3	10/31/2025
Comerica Bank	A3/A-/BBB+	16,920	4.1	$46.38	6.1	12/31/2022
State of CA Coastal Commission(5)	Aa2/AA/AA-	15,024	3.6	$31.90	3.7	2/28/2027
Mieco Inc.	Baa2/NR/BBB	11,914	2.9	$37.65	3.5	8/31/2023
Zwift, Inc.	NR/NR/NR	10,330	2.5	$41.18	3.3	10/31/2025
Long Beach Area Convention & Visitors Bureau	NR/NR/NR	9,637	2.3	$45.60	3.4	12/31/2025
Total / Wtd. Avg. Major Tenants		275,337	66.5%	$36.39	77.6%
Remaining Tenants		76,529	18.5	$37.72	22.4
Total / Wtd. Avg. Occupied		351,866	85.0%	$36.68	100.0%
Vacant Space		61,935	15.0
Total		413,801	100.0%

(1)	Based on the underwritten rent roll dated as of January 24, 2022 with rent steps through December 1, 2022.

(2)	Certain credit ratings are those of the parent company or government whether or not the parent or government guarantees the lease.

(3)	The GSA US Customs Lease Expiration assumes the Renewal US Customs Lease becomes effective in August 2022, as described above under “Major Tenants” herein. There can be no assurance as to whether or when the Renewal US Customs Lease will become effective. The lease currently in place expires in August 2022.

(4)	State of CA State Lands Commission has the right to terminate its lease at any time effective on or after February 28, 2023 with 30 days’ notice.

(5)	State of CA Coastal Commission has the right to terminate its lease at any time effective on or after February 28, 2023 with 30 days’ notice.

Lease Rollover Schedule(1)(2)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent Per Sq. Ft.	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM and Storage(3)	8	2,766	0.7%	2,766	0.7%	$7.21	0.2%	0.2%
2022	4	45,814	11.1	48,580	11.7%	$40.87	14.5	14.7%
2023	5	28,016	6.8	76,596	18.5%	$37.84	8.2	22.9%
2024	5	28,695	6.9	105,291	25.4%	$45.96	10.2	33.1%
2025	7	57,025	13.8	162,316	39.2%	$39.86	17.6	50.7%
2026	3	10,302	2.5	172,618	41.7%	$35.00	2.8	53.5%
2027	3	47,718	11.5	220,336	53.2%	$31.84	11.8	65.3%
2028	0	0	0.0	220,336	53.2%	$0.00	0.0	65.3%
2029	1	2,496	0.6	222,832	53.9%	$27.77	0.5	65.8%
2030	0	0	0.0	222,832	53.9%	$0.00	0.0	65.8%
2031	0	0	0.0	222,832	53.9%	$0.00	0.0	65.8%
2032	0	0	0.0	222,832	53.9%	$0.00	0.0	65.8%

2033 & Thereafter	2	129,034	31.2	351,866	85.0%	$34.18	34.2	100.0%

Vacant	NAP	61,935	15.0	413,801	100.0%	NAP	NAP	NAP
Total / Wtd. Avg.	38	413,801	100.0%			$36.68	100.0%
(1)	Based on the underwritten rent roll dated as of January 24, 2022 and inclusive of rent steps of $327,680 underwritten for various tenants through December 1, 2022.

(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.

(3)	Includes seven storage units totaling 1,350 sq. ft. that do not have underwritten rent attributable.

Environmental Matters. According to the Phase I environmental report dated as of January 19, 2022, there are no recognized environmental conditions or recommendations for further action at the Shoreline Square Property.

The Market. The Shoreline Square Property is located in the city of Long Beach, Los Angeles County, California. The city of Long Beach is located approximately 25 miles south of the Los Angeles CBD and is one of the largest cities within Los Angeles County. The top employment sectors in Long Beach are Trade, Transportation & Utilities, Education & Health Services, Professional & Business Services, Government and Leisure & Hospitality. Major employers in the city of Long Beach include Los Angeles County, Los Angeles Unified School District, UCLA, Kaiser Permanente, and Target Corporation.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

301 East Ocean Boulevard Long Beach, CA 90802	Collateral Asset Summary – Loan No. 5 Shoreline Square	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$55,575,000 63.5% 2.93x 11.9%

The Shoreline Square Property is situated within the Downtown Long Beach Office submarket. As of the second quarter of 2021 the submarket had inventory of 4,110,262 sq. ft. and had a vacancy rate of 23.8%. Average asking rents within the submarket were $30.46 per sq. ft. with Class A office properties average asking rents at $36.05 per sq. ft. According to the appraisal, the 2020 population within a one-, three- and five-mile radius of the Shoreline Square Property is 29,235, 210,185, and 393,752, respectively.

Comparable Office Buildings(1)
Property Name	City / State	NRA	Year Built	Occupancy
Shoreline Square	Long Beach, CA	413,801(2)	1988	85.0%(2)
City Tower	Orange, CA	431,007	1988	90.0%
Cerritos Towne Center	Cerritos, CA	165,678	2002	97.0%
Airport Plaza	Long Beach, CA	126,219	1983	98.3%
Airport Center Building III	Los Angeles, CA	306,243	1968	92.6%
Cerritos Corporate Center	Cerritos, CA	103,718	2001	100.0%
Cerritos Towne Center	Cerritos, CA	142,198	1988	88.2%
Cerritos Town Center	Cerritos, CA	104,898	2009	92.6%
Atria West Building	Los Angeles, CA	178,902	1992	96.6%
(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated as of January 24, 2022.

Cash Flow Analysis.

Cash Flow Analysis(1)
	2018	2019	2020	TTM July 2021	U/W	U/W PSF
Base Rent	$11,041,247	$12,502,969	$12,991,151	$13,246,432	$12,577,119	$30.39
Contractual Rent Steps(2)	0	0	0	0	327,680	0.79
Vacancy Gross Up	0	0	0	0	2,140,336	5.17
Reimbursements	538,942	592,699	670,740	759,635	1,300,154	3.14
Other Income	1,228,113	1,215,430	1,216,618	1,243,931	1,044,772	2.52
Gross Potential Rent	$12,808,302	$14,311,097	$14,878,510	$15,249,998	$17,390,061	$42.03
Vacancy & Credit Loss	579,764	396,069	713,320	205,523	2,140,336	5.17
Effective Gross Income	$12,228,539	$13,915,028	$14,165,190	$15,044,475	$15,249,726	$36.85
Real Estate Taxes	1,399,214	1,422,522	1,467,527	1,478,736	1,690,941	4.09
Insurance	176,982	217,862	261,840	280,866	289,143	0.70
Management Fee	369,522	417,451	424,963	452,380	457,492	1.11
Other Operating Expenses	5,447,771	5,645,255	5,784,380	6,020,101	6,220,391	15.03
Total Operating Expenses	$7,393,489	$7,703,090	$7,938,711	$8,232,082	$8,657,966	$20.92
Net Operating Income	$4,835,050	$6,211,938	$6,226,478	$6,812,393	$6,591,759	$15.93
Replacement Reserves	0	0	0	0	82,760	0.20
TI/LC	0	0	0	0	312,915	0.76
Net Cash Flow	$4,835,050	$6,211,938	$6,226,478	$6,812,393	$6,196,084	$14.97
(1)	Based on the underwritten rent roll dated as of January 24, 2022.

(2)	Represents rent steps occurring through December 1, 2022.

Property Management. The Shoreline Square Property is managed by G&E Real Estate Management Services, Inc. d/b/a Newmark Knight Frank, a third-party property management company.

Lockbox / Cash Management. The Shoreline Square Loan is structured with a hard lockbox and springing cash management. The borrower is required to, and is required to cause manager to, deposit all rents directly into a lender approved lockbox account. The borrower is required to deliver a tenant direction letter to the existing tenants at the Shoreline Square Property directing them to remit their rent checks directly to the lender-controlled lockbox. All funds deposited into the lockbox are required to be transferred on each business day to or at the direction of the borrower unless a Trigger Period (as defined below) exists. Upon the occurrence and during the continuance of a Trigger Period, all funds in the lockbox account are required to be swept on each business day to a cash management account under the control of the lender to be applied and disbursed in accordance with the Shoreline Square Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Shoreline Square Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Shoreline Square Loan; provided, however, so long as no event of default has occurred, during the continuance of a Trigger Period, the borrower may request that funds in the excess cash flow reserve account be disbursed to borrower for tenant improvements and leasing commissions and the cost of capital improvements, in each case as approved by the lender and in each case only if funds on deposit in the TI/LC Reserve and the Replacement Reserve, as applicable, are insufficient to pay the costs thereof. Upon the cure of the applicable Trigger Period, so long as no other Trigger Period exists, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrower. Upon an event of default under the Shoreline Square Loan documents, the lender may apply funds to the debt in such priority as it may determine.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

301 East Ocean Boulevard Long Beach, CA 90802	Collateral Asset Summary – Loan No. 5 Shoreline Square	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$55,575,000 63.5% 2.93x 11.9%

A “Trigger Period” means a period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default, (ii) the debt yield falling below 7.0%, or (iii) the occurrence of a Specified Tenant Trigger Period (as defined below), and (B) expiring upon (x) with regard to any Trigger Period commenced in connection with clause (i) above, the cure (if applicable) of such event of default, (y) with regard to any Trigger Period commenced in connection with clause (ii) above, the date that the debt yield is equal to or greater than 7.0% for two consecutive calendar quarters and (z) with regard to any Trigger Period commenced in connection with clause (iii) above, a Specified Tenant Trigger Period ceasing to exist.

A “Specified Tenant” means, as applicable, (i) U.S. Customs, (ii) any tenant whose lease at the Shoreline Square Property, individually or when aggregated with all other leases at the Shoreline Square Property with the same tenant or its affiliate, either (A) accounts for 15% or more of the total rental income for the Shoreline Square Property, or (B) demises 15% or more of the Shoreline Square Property’s total gross leasable area and (iii) any other replacement lessee(s) of the Specified Tenant space and any guarantor(s) of the applicable related Specified Tenant lease.

A “Specified Tenant Trigger Period” means a period (A) commencing upon the first to occur of (i) Specified Tenant being in default under the applicable Specified Tenant lease (beyond applicable notice and cure periods that are expressly set forth in such Specified Tenant lease at the time such default occurs), (ii) Specified Tenant failing to be in actual, physical possession of the Specified Tenant space (or applicable portion thereof) (unless (1) such failure is effectuated in order to comply with governmental restrictions and the applicable tenant resumes operations in its space within 90 days after such restrictions are lifted, or (2) the Specified Tenant space is operational (i.e., with staff coming in as necessary to perform necessary business functions), is available to employees for use on as needed and/or voluntary basis and such limited operations are consistent with customary market standards for companies similar to the applicable tenant (each a “Permitted Dark Exception”)), failing to be open for business during customary hours and/or “going dark” in the Specified Tenant space (or applicable portion thereof) (unless a Permitted Dark Exception is ongoing with respect to the applicable Specified Tenant) (provided, however, for so long as the applicable Specified Tenant (x) satisfies the Credit Rating Condition (as defined below) and (y) continues to pay full, unabated rent (i.e., without offset in connection with any of the foregoing matters), the foregoing matters described in this clause (ii) will only give rise to a Specified Tenant Trigger Period to the extent that the same are required by the applicable Specified Tenant lease), (iii) Specified Tenant giving notice that it is terminating its lease for all or 10% or more of the Specified Tenant space (or applicable portion thereof), (iv) any termination or cancellation of any Specified Tenant lease (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding) and/or any Specified Tenant lease failing to otherwise be in full force and effect, (v) any bankruptcy or similar insolvency of Specified Tenant and (vi) U.S. Customs ceasing to satisfy the Credit Rating Condition (any such occurrence, a “Credit Rating Trigger”); and (B) expiring upon the first to occur of the lender’s receipt of evidence reasonably acceptable to the lender (which such evidence will include, without limitation, a duly executed estoppel certificate from the applicable Specified Tenant in form and substance acceptable to lender) of (1) the satisfaction of the Specified Tenant Cure Conditions (as defined below) or (2) the borrower leasing the entire Specified Tenant space (or applicable portion thereof) in accordance with the applicable terms and conditions of the loan documents, the applicable tenant under such lease being in actual, physical occupancy of, and open for business in, the space demised under its lease and paying the full amount of the rent due under its lease.

The “Specified Tenant Cure Conditions” means each of the following, as applicable (i) the applicable Specified Tenant has cured all defaults under the applicable Specified Tenant lease, (ii) the applicable Specified Tenant is in actual, physical possession of the Specified Tenant space (or applicable portion thereof), open for business during customary hours and not “dark” in the Specified Tenant space (or applicable portion thereof), (iii) the applicable Specified Tenant has revoked or rescinded all termination or cancellation notices with respect to the applicable Specified Tenant lease and has re-affirmed the applicable Specified Tenant lease as being in full force and effect, (iv) with respect to any applicable bankruptcy or insolvency proceedings involving the applicable Specified Tenant and/or the applicable Specified Tenant lease, the applicable Specified Tenant is no longer insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed the applicable Specified Tenant lease pursuant to final, non-appealable order of a court of competent jurisdiction, (v) the applicable Specified Tenant is paying full, unabated rent under the applicable Specified Tenant lease and (vi) in the event the Specified Tenant Trigger Period is due to a Credit Rating Trigger, the applicable Specified Tenant with respect to which such Credit Rating Trigger occurred satisfies the Credit Rating Cure Condition (as defined below).

“Credit Rating Condition” means, as to any entity, a condition which will be satisfied to the extent that, as of the applicable date of determination, such entity then maintains a long-term unsecured debt rating of at least BBB- from S&P and an equivalent rating from each of Moody’s and Fitch, to the extent the foregoing rate such entity.

“Credit Rating Cure Condition” means, as to any entity, a condition which will be satisfied to the extent that, as of the applicable date of determination, such entity then maintains (and has maintained for at least two (2) consecutive calendar quarters) a long-term unsecured debt rating of at least BBB- from S&P and, if applicable, an equivalent rating from Moody’s and Fitch.

Initial and Ongoing Reserves.  At origination of the Shoreline Square Loan, the borrower funded reserves of (i) approximately $253,034 into a real estate tax reserve account, (ii) approximately $50,600 into an insurance premium reserve account, (iii) $3,000,000 into a replacement reserve account, (iv) $3,500,000 into a tenant improvements and leasing commissions reserve account, (iv) $7,144,299 into a U.S. Customs lease work reserve account, (v) $1,787,748 into a reserve account for certain unfunded obligations, and (vi) $242,000 into a ground lease reserve account.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

301 East Ocean Boulevard Long Beach, CA 90802	Collateral Asset Summary – Loan No. 5 Shoreline Square	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$55,575,000 63.5% 2.93x 11.9%

Real Estate Tax Reserve. The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12 of the real estate taxes that lender estimates will be payable during the next 12 months (initially estimated to be approximately $126,517).

Insurance Reserve. The borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12 of the insurance premiums that lender estimates will be payable for the renewal of coverage, unless an acceptable blanket insurance policy is in place (initially estimated to be approximately $25,300).

Replacement Reserve. On a monthly basis, the borrower is required to deposit into a replacement reserve account approximately $6,897.

TI/LC Reserve. On each monthly payment date where the sum on deposit in the tenant improvements and leasing commissions reserve account is less than $3,000,000, the borrower is required to deposit approximately $34,483 into a tenant improvements and leasing commissions reserve account. Notwithstanding the preceding sentence, the amount of sums on deposit in the tenant improvements and leasing commissions reserve account at any given time will not exceed $3,500,000.

Ground Lease Rent Reserve. In the event that amounts on deposit in the ground lease reserve account are less than one (1) month of rent and any and all other charges which may be due by borrower under the Ground Lease (the “Minimum Ground Lease Reserve Balance Amount”), then borrower is required to deposit into the ground lease reserve account a sufficient amount such that the amount on deposit in the ground lease reserve is at least equal to the Minimum Ground Lease Reserve Balance Amount.

U.S. Customs Lease Work Reserve Account. In the event that the lender reasonably determines that sums on deposit in the U.S. Customs lease work reserve account are less than the sum, reasonably estimated by lender, which is required to complete and pay for the U.S. Customs lease work in accordance with the U.S. Customs lease, the borrower is required, within five (5) business days after being notified by lender that there is or will such a deficiency, to deposit into the U.S. Customs lease work reserve account an amount sufficient to eliminate such deficiency.

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

Partial Release. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various Various, OH	Collateral Asset Summary – Loan No. 6 Millennia Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 73.8% 1.24x 8.5%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various Various, OH	Collateral Asset Summary – Loan No. 6 Millennia Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 73.8% 1.24x 8.5%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various Various, OH	Collateral Asset Summary – Loan No. 6 Millennia Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 73.8% 1.24x 8.5%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Refinance
Borrower Sponsor:	Frank T. Sinito
Borrowers:	Kettering OH-DE, LLC, Chapel Hill Towers OH-DE, LLC and Lexington Village OH-DE, LLC
Original Balance:	$40,000,000
Cut-off Date Balance:	$40,000,000
% by Initial UPB:	4.4%
Interest Rate:	4.81200%
Payment Date:	6th of each month
First Payment Date:	April 6, 2022
Maturity Date:	March 6, 2032
Amortization:	Interest Only, Amortizing Balloon
Additional Debt:	None
Call Protection:	L(25),D(91),O(4)
Lockbox / Cash Management:	Soft / Springing

Reserves(1)
	Initial	Monthly	Cap
Taxes:	$102,174	$34,058	NAP
Insurance:	$350,988	$38,999	NAP
Replacement(4):	$0	$21,403	NAP
Immediate Repairs:	$531,675	$0	NAP
Environmental:	$4,400	$0	NAP

Property Information
Single Asset / Portfolio:	Portfolio of 3 properties
Property Type:	Garden/Mid-Rise Multifamily
Collateral:	Fee Simple
Location(2):	Various, OH
Year Built / Renovated(2):	Various / Various
Total Units:	777
Property Management:	Millennia Housing Management, Ltd.
Underwritten NOI(3):	$3,387,724
Underwritten NCF:	$3,131,152
Appraised Value:	$54,200,000
Appraisal Date:	Various

Historical NOI
Most Recent NOI(3):	$1,997,491 (December 31, 2021)
2020 NOI:	$1,821,784 (December 31, 2020)
2019 NOI:	$1,338,620 (December 31, 2019)
2018 NOI:	$808,669 (December 31, 2018)

Historical Occupancy
Most Recent Occupancy:	93.3% (February 9, 2022)
2020 Occupancy:	73.3% (December 31, 2020)
2019 Occupancy:	73.1% (December 31, 2019)
2018 Occupancy:	73.5% (December 31, 2018)

Financial Information
Tranche	Cut-off Date Balance	Balance per Unit Cut-off / Balloon	LTV Cut-off / Balloon	U/W DSCR NOI / NCF	U/W Debt Yield NOI / NCF	U/W Debt Yield at Balloon NOI / NCF
Mortgage Loan	$40,000,000	$51,480 / $43,235	73.8% / 62.0%	1.34x / 1.24x	8.5% / 7.8%	10.1% / 9.3%
(1)	See “Initial and Ongoing Reserves” herein.
(2)	See “The Property—Millennia Portfolio Summary” herein.
(3)	See “Cash Flow Analysis” for an explanation of the increase from Most Recent NOI to Underwritten NOI.
(4)	The borrowers are required to deposit $21,403 into a replacement reserve through February 2028 and $32,417 from and after March 2028.

The Loan. The mortgage loan (the “Millennia Portfolio Loan”) has an original principal balance and outstanding principal balance as of the Cut-off Date of $40,000,000, secured by the borrowers’ fee simple interests in three multifamily properties totaling 777 units located in Ohio (the “Millennia Portfolio” or “Millennia Portfolio Properties”).

The Millennia Portfolio Loan has an original term of 120 months and, following a one-year interest only period, will amortize on a 30-year schedule. The Millennia Portfolio Loan accrues interest at a rate of 4.81200% per annum. The proceeds of the Millennia Portfolio Loan were used to pay off approximately $26.2 million of existing debt, return equity to the borrower sponsor, buy out certain equity partners, pay closing costs and fund upfront reserves.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$40,000,000	100.0%	Loan Payoff	$26,174,432	65.4%
			Return of Equity	9,268,127	23.2
			Partnership Buyout	1,859,150	4.6
			Closing Costs	1,709,054	4.3
			Upfront Reserves	989,237	2.5
Total Sources	$40,000,000	100.0%	Total Uses	$40,000,000	100.0%

The Borrowers and the Borrower Sponsor. The borrowers are Chapel Hill Towers OH-DE, LLC, Lexington Village OH-DE, LLC and Kettering OH-DE, LLC, each a Delaware limited liability company and special purpose entity with two independent directors. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Millennia Portfolio Loan.

The borrower sponsor and the nonrecourse carve-out guarantor is Frank T. Sinito, who is the CEO and founder of The Millennia Companies, which merged with Jacobs Real Estate Services LLC to form Millennia Commercial Group, Ltd. Millennia Companies was founded in 1995 and is a fully integrated real estate company based in Cleveland, Ohio, which encompasses over 5 million sq. ft. of office space, nearly 30,000 residential units in 26 states and a hospitality group, including the Cleveland Downtown Marriott.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various Various, OH	Collateral Asset Summary – Loan No. 6 Millennia Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 73.8% 1.24x 8.5%

The Property. The Millennia Portfolio consists of three multifamily properties totaling 777 units in Akron, Cleveland and Kettering, Ohio and known as Summit Ridge (the “Summit Ridge Property”), Lexington Village (the “Lexington Village Property”) and Gateway at the Greene (the “Gateway at the Greene Property”). The Millennia Portfolio Properties were built between 1965 and 1990 and underwent renovations from 2018 through 2021. As of February 9, 2022, the Millennia Portfolio was 93.3% occupied.

Millennia Portfolio Summary
Property Name	Address	City, State	Year Built / Renovated	Total Units	Occupancy	Allocated Loan Amount	Appraised Value	% of U/W CF
Summit Ridge	1111 Independence Avenue	Akron, OH	1969 / 2020-2021	397	97.5%	$19,335,793	$26,200,000	46.5%
Lexington Village	7820 Lexington Avenue	Cleveland, OH	1986, 1990 / 2020-2021	277	86.3%	$12,324,723	$16,700,000	30.9%
Gateway at the Greene	3325 East Stroop Road	Kettering, OH	1965 / 2018-2020	103	96.1%	$8,339,484	$11,300,000	22.6%
Total / Wtd Avg.				777	93.3%	$40,000,000	$54,200,000	100.0%

The Summit Ridge Property is a 397-unit complex with two, six-story buildings located in Akron, Ohio. The Summit Ridge Property was built in 1969, acquired by the borrower sponsor in 2013, and between 2020 and 2021 was converted from an elderly care housing community to traditional market-rate apartments. The renovation included approximately $488,000 in site work, approximately $352,000 in building exterior enhancements and approximately $1.3 million in common area upgrades, totaling approximately $2.5 million. The Summit Ridge Property includes 159 one-bedroom units (560 to 600 sq. ft.), 218 two-bedroom units (700 to 840 sq. ft.) and 20 three-bedroom units (980 sq. ft.). The Summit Ridge Property operates as a market rate, non-age restricted property. Approximately 69 tenants at the Summit Ridge Property receive section 8 vouchers/assistance. As of February 9, 2022, the Summit Ridge Property was 97.5% occupied.

The Lexington Village Property is a 277-unit complex with 72, two-story buildings and a clubhouse located in Cleveland, Ohio. The Lexington Village Property was built in 1986 and 1990, and acquired by the borrower sponsor in October 2017. At the time of acquisition, the Lexington Village Property had a first mortgage of approximately $5,000,000 and subordinate debt of approximately $11,196,756 from municipal, foundation and non-profit entities. The borrower sponsor agreed to assume all loans, negotiated forgiveness of all but $840,000 of the subordinate debt (which has since been repaid) and paid approximately $270,000 for land, resulting in an effective purchase price of approximately $6.1 million. The Lexington Village Property most recently underwent a renovation between 2020 and 2021. The capital improvements included approximately $448,000 in site work, approximately $683,000 in unit interior upgrades, approximately $433,000 in building exterior enhancements and approximately $100,000 in common area upgrades, totaling approximately $2.3 million in capital improvements. The Lexington Village Property includes 38 one-bedroom units (630 sq. ft.), 217 two-bedroom units (828 to 1,026 sq. ft.) and 22 three-bedroom units (1,196 to 1,248 sq. ft.). The Lexington Village Property operates as a market rate, non-age restricted property. Approximately 39 tenants at the Lexington Village Property receive section 8 vouchers/assistance. As of February 9, 2022, the Lexington Village Property was 86.3% occupied, however 14 units were offline due to ongoing renovations.

The Gateway at the Greene Property is a 103-unit apartment complex with four, three-story buildings and a clubhouse located in Kettering, Ohio. The Gateway at the Greene Property was built in 1965 and was acquired by the borrower sponsor in September 2017 for a price equal to the then-existing debt on the Gateway at the Greene Property, which was used to repay such debt. The Gateway at the Greene Property most recently underwent a renovation between 2018 and 2020. The capital improvements included approximately $1.8 million in unit interior renovations ($17,054 per unit), approximately $391,000 in site work, approximately $263,000 in building exterior enhancements and approximately $329,000 in common area upgrades, for a total of approximately $4.5 million. The Gateway at the Greene Property includes 39 one-bedroom units (560 sq. ft.) and 64 two-bedroom units (760 sq. ft.). The Gateway at the Greene Property operates as a mixed conventional market rate and affordable (lower income housing tax credit (LIHTC) restricted), non-age restricted property. 30% of the 103 units are on a “floating” (or unassigned) basis restricted to households with incomes of 80% of area median household income and with rents restricted in accordance with federal regulations. The initial compliance period commenced in 2003 and lasted for 15 years (2018). The extended use period lasts 20 years beyond the initial compliance period (2038). As of February 9, 2022, the Gateway at the Greene Property was 96.1% occupied.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various Various, OH	Collateral Asset Summary – Loan No. 6 Millennia Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 73.8% 1.24x 8.5%

Summit Ridge - Unit Mix(1)
Unit Type	# of Units	% of Total Units	Occupancy	Average Unit Size (Sq. Ft.)	Average Monthly Rent Per Unit	Annual Rent Per Sq. Ft.
1 BR	159	40.1%	98.1%	563	$746	$15.91
2 BR	218	54.9%	96.8%	777	$848	$13.10
3 BR	20	5.0%	100.0%	980	$1,022	$12.52
Total / Wtd Avg.	397	100.0%	97.5%	701	$816	$14.21
(1)	Based on the underwritten rent roll dated February 9, 2022.

Lexington Village - Unit Mix(1)
Unit Type	# of Units	% of Total Units	Occupancy	Average Unit Size (Sq. Ft.)	Average Monthly Rent Per Unit	Annual Rent Per Sq. Ft.
1 BR	38	13.7%	92.1%	630	$755	$14.38
2 BR	217	78.3%	84.8%	968	$895	$11.10
3 BR	22	7.9%	90.9%	1,215	$1,003	$9.91
Total / Wtd Avg.	277	100.0%	86.3%	941	$883	$11.48
(1)	Based on the underwritten rent roll dated February 9, 2022.

Gateway at the Greene - Unit Mix(1)
Unit Type	# of Units	% of Total Units	Occupancy	Average Unit Size (Sq. Ft.)	Average Monthly Rent Per Unit	Annual Rent Per Sq. Ft.
1 BR	39	37.9%	94.9%	560	$1,000	$21.42
2 BR	64	62.1%	96.9%	760	$1,055	$16.66
Total / Wtd Avg.	103	100.0%	96.1%	684	$1,035	$18.44
(1)	Based on the underwritten rent roll dated February 9, 2022.

COVID-19 Update. As of March 1, 2022, the Millennia Portfolio Loan is not subject to any modification or forbearance request. Rent collections for February 2022 were 100%. No tenants received rent deferrals or lease modifications. The first payment date of the Millennia Portfolio Loan is April 6, 2022. See “Risk Factors—Special Risks—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

Environmental Matters. According to Phase I environmental reports dated December 17, 2021, there are no recognized environmental conditions at any of the Millennia Portfolio Properties. With respect to the Summit Ridge Property, the environmental report recommended additional radon investigation. See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.

The Market. The Summit Ridge Property is located in the Akron submarket in Akron, Ohio. In the Akron market, approximately 23% of the inventory was constructed prior to 1970, and in the submarket approximately 27% of the inventory was also built during this period. Average rent in the submarket is $994 with an overall vacancy of 3.8%. The Summit Ridge Property is located in a major retail corridor with national retailers including Target, Giant Eagle, Sam’s Club, Best Buy, Home Depot and Dick’s Sporting Goods. According to the appraisal, the 2020 population within a one-, three- and five-mile radius of the Summit Ridge Property is 7,379, 90,380, and 223,462, respectively. According to the appraisal, the median household income within a one-, three- and five-mile radius of the Summit Ridge Property is $38,897, $50,533, and $49,815, respectively.

The Lexington Village Property is located in the Midtown submarket in Cleveland, Ohio, approximately three miles east of the Cleveland central business district (“CBD”) with convenient access to public transportation. The submarket vacancy is 7.2% with an average rent of $1,353 per unit. According to the appraisal, the 2020 population within a one-, three- and five-mile radius of the Lexington Village Property is 16,120, 110,725, and 254,066 respectively. According to the appraisal, the median household income within a one-, three- and five-mile radius of the Summit Ridge Property is $21,130, $27,043, and $34,080, respectively.

The Gateway at the Greene Property is located in the South Central Dayton submarket in Kettering, Ohio. The submarket vacancy is 3.1% with an average rent of $877. Since 2016, there have been 84 units added to the inventory of the submarket and 3,088 units added to the inventory of the market. As of January 6, 2022 there are three properties under construction in the submarket and one property which is proposed. Gateway at the Greene is located adjacent to a large demand driver, a densely developed open-air retail center. According to the appraisal, the 2020 population within a one-, three- and five-mile radius of the Gateway at the Greene Property is 10,012, 67,420, and 188,254, respectively. According to the appraisal, the median household income within a one-, three- and five-mile radius of the Gateway at the Greene Property is $68,010, $67,630, and $68,515, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various Various, OH	Collateral Asset Summary – Loan No. 6 Millennia Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 73.8% 1.24x 8.5%

The following table presents certain information relating to the appraisals’ market rent conclusion for the Millennia Portfolio Properties:

Average Market Rent and Vacancy(1)
Property Name	Property Rent(2)	Average Market Rent	Property Vacancy(2)	Submarket Vacancy Rate
Summit Ridge	$816	$994	2.5%	3.8%
Lexington Village	$883	$1,353	13.7%	7.2%
Gateway at The Greene	$1,035	$877	3.9%	3.1%
(1)	Source: Appraisals.
(2)	Based on the underwritten rent roll dated February 9, 2022.

Concluded Market Rent(1)
Property Name	1 BR	2 BR	3 BR
Summit Ridge	$741	$842	$1,020
Lexington Village	$765	$891	$995
Gateway at The Greene	$950	$1,025	NAV

(1)	Source: Appraisals.

Cash Flow Analysis.

	Cash Flow Analysis(1)
	2019	2020	T-12 12/31/2021	U/W	U/W Per Unit
Gross Potential Rent	$7,532,143	$7,849,125	$7,910,389	$8,160,540	$10,502.63
Vacancy	2,029,497	2,094,825	1,128,954	613,781	789.94
Bad Debt/Collection Loss	94,604	129,037	217,665	81,605	105.03
Concessions	80,361	83,686	210,283	81,605	105.03
Laundry / Vending	25,044	25,223	24,391	24,391	31.39
Other Income	75,890	117,134	223,844	223,844	288.09
Utility Reimbursement	154,703	149,273	168,593	168,593	216.98
Effective Gross Income	$5,583,318	$5,833,207	$6,770,316	$7,800,376	$10,039.09
Total Operating Expenses	4,244,698	4,011,423	4,772,824	4,412,652	5,679.09
Net Operating Income(2)	$1,338,620	$1,821,784	$1,997,491	$3,387,724	$4,360.01
Replacement Reserves	0	0	0	256,572	330.21
Net Cash Flow	$1,338,620	$1,821,784	$1,997,491	$3,131,152	$4,029.80

(1)	Based on the underwritten rent roll dated February 9, 2022
(2)	The increase from T-12 12/31/2021 Net Operating Income to U/W Net Operating Income is mainly driven by lease-up post renovation at all three properties, primarily the conversion from senior living to traditional multifamily at the Summit Ridge Property in addition to concession burn off during lease up and burnoff of COVID-19 related bad debt/collection loss.

Property Management.   The Millennia Portfolio Properties are currently managed by Millennia Housing Management, Ltd. which is a borrower sponsor affiliate.

Lockbox / Cash Management.   The Millennia Portfolio Loan documents require a soft lockbox and springing cash management. All rents, revenues and receipts from residential tenants received by the borrower or property manager are required to be deposited into lender-controlled lockbox accounts within two business days of receipt. If no Trigger Period (as defined below) exists, all funds in the lockbox accounts will be transferred to the borrower’s operating account. During the continuance of a Trigger Period, all funds on deposit in the lockbox accounts are required to be transferred to a lender controlled cash management account on a daily basis, at which point, following deposits to tax and insurance reserves, payments of debt service, deposits to the replacement reserve, and payments of budgeted operating expenses and lender-approved extraordinary expenses, all funds are required to be deposited into an excess cash flow reserve, to be held as additional collateral during the continuance of such Trigger Period.

A “Trigger Period” will commence upon the occurrence of (i) an event of default under the Millennia Portfolio Loan documents (ii) a bankruptcy action of an affiliated property manager or (iii) the debt service coverage ratio falls below 1.20x.

A Trigger Period may be cured, (i) in the case of clause (i) above, if a cure of the event of default has been accepted by the lender, (ii) in the case of clause (ii) above, if the property manager is replaced with an unaffiliated property manager approved by the lender, and (iii) in the case of clause (iii) above, if the debt service coverage ratio exceeds 1.20x for two consecutive calendar quarters.

Initial and Ongoing Reserves.  At loan origination, the borrowers deposited approximately (i) $102,174 into a tax reserve, (ii) $350,988 into an insurance reserve, (iii) $531,675 into an immediate repairs reserve (including roof replacement at the Summit Ridge Property and renovation of 14 down units at the Lexington Village Property, as well as sidewalk, flooring and seal coat repairs, installation of smoke

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various Various, OH	Collateral Asset Summary – Loan No. 6 Millennia Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 73.8% 1.24x 8.5%

detectors at the Lexington Village Property and addition or reconfiguration of ADA accessible parking spaces) and (iv) $4,400 into a radon mitigation reserve.

Tax Reserve – On each monthly payment date, the borrowers are required to deposit into a real estate tax reserve, 1/12 of the estimated annual real estate taxes (initially approximately $34,058).

Insurance Reserve – On each monthly payment date, the borrowers are required to deposit into an insurance reserve, 1/12 of estimated annual insurance premiums (initially approximately $38,999).

Replacement Reserve – On each monthly payment date, the borrowers are required to deposit into a replacement reserve in (i) through February 2028, $21,403 and (ii) from and after March 2028, $32,417.

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

Partial Release. In connection with an arm’s length sale to an unrelated third party, the borrowers have the right to obtain the release of any individual Millennia Portfolio Property, after the expiration of the defeasance lockout period, by defeasing an amount equal to 120% of the allocated loan amount of such Millennia Portfolio Property, subject to the following conditions among others: (i) the debt service coverage ratio after giving effect to such release is at least the greater of (x) 1.25x and (y) the debt service coverage ratio immediately prior to such release, (ii) the loan-to-value ratio after giving effect to such release is no more than the lesser of (x) 73.8% and (y) the loan-to-value ratio immediately prior to such release and (iii) satisfaction of REMIC related conditions.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 7 InCommercial Net Lease Portfolio #5	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 59.5% 1.64x 9.7%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 7 InCommercial Net Lease Portfolio #5	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 59.5% 1.64x 9.7%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 7 InCommercial Net Lease Portfolio #5	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 59.5% 1.64x 9.7%

Mortgage Loan Information
Loan Seller:	CREFI
Loan Purpose:	Recapitalization
Borrower Sponsor:	Erik Conrad
Borrower:	InCommercial Net Lease DST 5
Original Balance:	$35,000,000
Cut-off Date Balance:	$35,000,000
% by Initial UPB:	3.8%
Interest Rate:	4.10000%
Payment Date:	6th of each month
First Payment Date:	May 6, 2022
Maturity Date:	April 6, 2032
Amortization:	Interest Only, Amortizing Balloon
Additional Debt:	None
Call Protection:	L(24),YM1(92),O(4)
Lockbox / Cash Management:	Hard / Springing

Reserves
	Initial	Monthly	Cap
Taxes:	$49,723	$16,574	NAP
Insurance:	$28,293	$2,176	NAP
Replacement:	$308,654	Springing	NAP
TI/LC:	$0	Springing	NAP
Immediate Repairs:	$14,955	$0	NAP
Property Information
Single Asset / Portfolio:	Portfolio of 25 properties
Property Type(1):	Various
Collateral:	Fee Simple
Location(4):	Various
Year Built / Renovated(5):	Various
Total Sq. Ft.:	307,520
Property Management:	InCommercial, Inc.
Underwritten NOI:	$3,378,793
Underwritten NCF:	$3,332,665
Appraised Value:	$58,855,000
Appraisal Date(3):	Various

Historical NOI(2)
Most Recent NOI:	NAV
2021 NOI:	NAV
2020 NOI:	NAV
2019 NOI:	NAV

Historical Occupancy(2)
Most Recent Occupancy:	100.0% (April 6, 2022)
2021 Occupancy:	NAV
2020 Occupancy:	NAV
2019 Occupancy:	NAV

Financial Information
Tranche	Cut-off Date Balance	Balance per Sq. Ft. Cut-off / Balloon	LTV Cut-off / Balloon	U/W DSCR NOI / NCF	U/W Debt Yield NOI / NCF	U/W Debt Yield at Balloon NOI / NCF
Mortgage Loan	$35,000,000	$114 / $94	59.5% / 48.9%	1.66x / 1.64x	9.7% / 9.5%	11.7% / 11.6%
(1)	The InCommercial Net Lease Portfolio #5 Properties (as defined below) consist of 22 single tenant retail properties and three medical office properties.

(2)	Historical NOI and Historical Occupancy for the InCommercial Net Lease Portfolio #5 Properties are not available as they were recently acquired.

(3)	The InCommercial Net Lease Portfolio #5 Properties have multiple appraisal dates ranging from January 27, 2022 through February 10, 2022.

(4)	The InCommercial Net Lease Portfolio #5 Properties consist of 25 properties that are geographically dispersed and located in nine different states in the Mideast/Southeastern regions.

(5)	See “Portfolio Summary” below for further discussion of the InCommercial Net Lease Loan #5 Properties.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$35,000,000	58.3%	Purchase Price(1)	$58,401,676	97.2%
Borrower Cash Contribution	25,064,960	41.7	Closing Costs	1,261,659	2.1
			Upfront Reserves	401,625	0.7
Total Sources	$60,064,960	100.0%	Total Uses	$60,064,960	100.0%
(1)	Eleven of the InCommercial Net Lease Portfolio #5 Properties were acquired between August 2021 and January 2022 and the remaining 14 InCommercial Net Lease Portfolio #5 Properties were acquired in conjunction with the InCommercial Net Lease Portfolio #5 Loan (as defined below). $14,352,432.38 of the Purchase Price amount is a payoff to Southern Bank for the short term debt that was used to acquire such 14 InCommercial Net Lease Portfolio #5 Properties.

The Loan.  The InCommercial Net Lease Portfolio #5 mortgage loan (the “InCommercial Net Lease Portfolio #5 Loan”) is secured by the borrower’s fee interest in a 307,520 sq. ft. retail and office portfolio comprised of 25 properties located across nine states (collectively, the “InCommercial Net Lease Portfolio #5 Properties”). The InCommercial Net Lease Portfolio #5 Loan has an original principal balance and an outstanding principal balance as of the Cut-off Date of $35,000,000 and represents approximately 3.8% of the Initial Pool Balance. The InCommercial Net Lease Portfolio #5 Loan accrues interest at a fixed rate of 4.10000% per annum. The proceeds of the InCommercial Net Lease Portfolio #5 Loan were primarily used to acquire fourteen of the twenty-five InCommercial Net Lease Portfolio #5 Properties, pay closing costs and fund upfront reserves. The InCommercial Net Lease Portfolio #5 Loan was originated on March 9, 2022 by Citi Real Estate Funding Inc. (“CREFI”).

The InCommercial Net Lease Portfolio #5 Loan has an initial term of 120 months and has a remaining term of 120 months as of the Cut-off Date. The InCommercial Net Lease Portfolio #5 Loan requires interest-only payments during the first year of its term, followed by payments of principal and interest sufficient to amortize the InCommercial Net Lease Portfolio #5 Loan over a 30-year amortization period. The scheduled maturity date of the InCommercial Net Lease Portfolio #5 Loan is the due date in April 2032. Provided that no event of default has occurred and is continuing under the InCommercial Net Lease Portfolio #5 Loan documents, voluntary prepayment of the InCommercial Net Lease Portfolio #5 Loan is permitted without prepayment premium or penalty on or after the monthly payment due date occurring in January 2032.

The Borrower and the Borrower Sponsor.  The borrower is InCommercial Net Lease DST 5, a Delaware statutory trust and single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the InCommercial Net Lease Portfolio #5 Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 7 InCommercial Net Lease Portfolio #5	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 59.5% 1.64x 9.7%

The non-recourse carveout guarantor is Erik Conrad. Erik Conrad is the President of InCommercial Property Group, a core real estate investment firm focusing on freestanding real estate properties leased to NNN tenants that typically carry an investment grade rating. Mr. Conrad has been involved in over 2,000 net-leased real estate transactions.

The Properties. The InCommercial Net Lease Portfolio #5 Properties are comprised of 22 single tenant retail properties and three medical office properties leased on a long-term basis to investment grade tenants. The borrower master leases the InCommercial Net Lease Portfolio #5 Properties to an affiliate, InCommercial Net Lease MT 5, LLC, a Delaware limited liability company and single purpose entity, pursuant to a master lease expiring March 9, 2032. The lender may terminate such master lease upon a foreclosure of the related mortgage. For so long as the master lease is in effect, the borrower is entitled to receive only rents from the master lease, and not the underlying rents and other receipts from the InCommercial Net Lease Portfolio #5 Properties. The U/W NOI Debt Yield and U/W NCF DSCR of the InCommercial Net Lease Portfolio #5 Loan, based only on the master lease rent, is 7.7% and 1.33x, respectively. The U/W NOI Debt Yield and U/W NCF DSCR of the InCommercial Net Lease Portfolio #5 Loan, based on the rents from the underlying tenants (and not the master lease rent), is 9.7% and 1.64x, respectively.

The InCommercial Net Lease Portfolio #5 Properties are geographically diverse spanning across nine different states in the Midwest/Southeastern regions. Fourteen properties are occupied by Dollar General, two properties are occupied by Family Dollar, four properties are occupied by Tractor Supply Company, two properties are occupied by Fresenius Kidney Care, one property is occupied by Renal Care Options, LLC (“Renal Care”), and two properties are occupied by Walgreen Co. The portfolio possesses a weighted average lease term of approximately 10.8 years remaining. In addition to the long term, investment grade nature of 100% of the tenants in occupancy, the portfolio also benefits from its geographic diversification. Dollar General represents the largest tenant concentration, accounting for approximately 39.2% of the portfolio’s underwritten base rent. The Dollar General exposure is spread out across 14 different locations encompassing four states. Fresenius Kidney Care is spread across two different locations, Louisiana and Mississippi, and accounts for approximately 6.6% of the portfolio’s underwritten base rent. Tractor Supply Company occupies four locations and accounts for approximately 17.5% of the portfolio’s underwritten base rent. Renal Care is located in South Carolina, and accounts for approximately 7.1% of the portfolio’s underwritten base rent. Walgreen Co. occupies two locations and accounts for approximately 22.8% of the portfolio’s underwritten base rent. Family Dollar occupies two locations and accounts for approximately 6.8% of the portfolio’s underwritten base rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 7 InCommercial Net Lease Portfolio #5	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 59.5% 1.64x 9.7%

The following table presents detailed information with respect to each of the InCommercial Net Lease Portfolio #5 Properties.

Portfolio Summary
Property Name	Property Subtype	Year Built / Renovated(1)	Total Sq.Ft.(2)	Occ. (%)(2)	Allocated Mortgage Loan Amount	% Allocated Mortgage Loan Amount	As-Is Appraised Value(1)	% As-Is Appraised Value	U/W NCF(2)	% U/W NCF(2)	Lease Expiration
Fresenius, Belzoni, MS	Medical	2018/NAP	5,112	100.0%	$1,165,000	3.3%	$1,950,000	3.3%	$113,103	3.4%	7/31/2033
Tractor Supply Co, Kewaunee, WI	Single Tenant	2002/2021	35,330	100.0%	$1,335,000	3.8%	$2,290,000	3.9%	$119,579	3.6%	11/30/2032
Tractor Supply Co, Oconto, WI	Single Tenant	2000/2021	34,877	100.0%	$1,360,000	3.9%	$2,330,000	4.0%	$122,019	3.7%	9/30/2032
Fresenius, Rayville, LA	Medical	2017/NAP	5,588	100.0%	$1,070,000	3.1%	$1,800,000	3.1%	$109,344	3.3%	5/31/2032
Family Dollar, Linden, AL	Single Tenant	2021/NAP	10,500	100.0%	$1,120,000	3.2%	$1,800,000	3.1%	$117,624	3.5%	8/31/2031
Family Dollar, Franklinton, LA	Single Tenant	2021/NAP	10,500	100.0%	$1,070,000	3.1%	$1,750,000	3.0%	$108,252	3.2%	12/31/2031
Renal Care, Moncks Corner, SC	Medical	2020/NAP	7,490	100.0%	$2,525,000	7.2%	$4,100,000	7.0%	$240,047	7.2%	1/31/2036
Tractor Supply Co, Lake Ch, LA	Single Tenant	1995/2007	21,974	100.0%	$1,625,000	4.6%	$2,750,000	4.7%	$155,131	4.7%	12/31/2033
Walgreens, Meridian, ID	Single Tenant	2000/NAP	15,120	100.0%	$2,965,000	8.5%	$5,100,000	8.7%	$276,291	8.3%	12/31/2030
Tractor Supply Co, Ogdensbg, NY	Single Tenant	2011/NAP	19,097	100.0%	$1,945,000	5.6%	$3,300,000	5.6%	$173,194	5.2%	1/31/2036
Walgreens, Mount Pleasant, SC	Single Tenant	2011/NAP	13,386	100.0%	$5,100,000	14.6%	$8,600,000	14.6%	$489,686	14.7%	10/31/2036
Dollar General, Billingsley, AL	Single Tenant	2017/NAP	9,100	100.0%	$850,000	2.4%	$1,450,000	2.5%	$80,825	2.4%	12/31/2032
Dollar General, Rushford, NY	Single Tenant	2017/NAP	9,002	100.0%	$1,000,000	2.9%	$1,700,000	2.9%	$94,897	2.8%	11/30/2032
Dollar General, South Dayton, NY	Single Tenant	2017/NAP	9,100	100.0%	$825,000	2.4%	$1,400,000	2.4%	$76,992	2.3%	11/30/2032
Dollar General, Bay Minette, AL	Single Tenant	2017/NAP	9,100	100.0%	$925,000	2.6%	$1,600,000	2.7%	$88,736	2.7%	7/31/2032
Dollar General, Fruithurst, AL	Single Tenant	2017/NAP	9,026	100.0%	$925,000	2.6%	$1,525,000	2.6%	$87,943	2.6%	10/31/2032
Dollar General, Gaylesville, AL	Single Tenant	2018/NAP	9,026	100.0%	$825,000	2.4%	$1,400,000	2.4%	$80,401	2.4%	11/30/2032
Dollar General, Burlington, WV	Single Tenant	2016/NAP	9,026	100.0%	$1,070,000	3.1%	$1,800,000	3.1%	$103,395	3.1%	9/30/2031
Dollar General, Dixie, WV	Single Tenant	2017/NAP	9,100	100.0%	$975,000	2.8%	$1,600,000	2.7%	$91,680	2.8%	5/31/2032
Dollar General, Ghent, WV	Single Tenant	2017/NAP	10,640	100.0%	$1,360,000	3.9%	$2,300,000	3.9%	$129,507	3.9%	4/30/2032
Dollar General, Hinton, WV	Single Tenant	2016/NAP	9,026	100.0%	$1,025,000	2.9%	$1,730,000	2.9%	$100,321	3.0%	10/31/2031
Dollar General, Lerona, WV	Single Tenant	2017/NAP	9,100	100.0%	$1,020,000	2.9%	$1,660,000	2.8%	$95,917	2.9%	2/29/2032
Dollar General, Lenore, WV	Single Tenant	2016/NAP	9,100	100.0%	$1,120,000	3.2%	$1,830,000	3.1%	$106,332	3.2%	9/30/2031
Dollar General, Walker, WV	Single Tenant	2017/NAP	9,100	100.0%	$975,000	2.8%	$1,640,000	2.8%	$94,726	2.8%	2/29/2032
Dollar General, Knox City, TX	Single Tenant	2017/NAP	9,100	100.0%	$825,000	2.4%	$1,450,000	2.5%	$76,724	2.3%	4/30/2032
Total / Wtd. Avg.			307,520	100.0%	$35,000,000	100.0%	$58,855,000	100.0%	$3,332,665	100.0%

(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll as of April 6, 2022.

COVID-19 Update. As of February 21, 2022, the tenants at the InCommercial Net Lease Portfolio #5 Properties are current on rent and have not missed any payments throughout the COVID-19 pandemic. The InCommercial Net Lease Portfolio #5 Loan is not subject to any modification or forbearance requests. The first payment date of the InCommercial Net Lease Portfolio #5 Loan is May 6, 2022. See “Risk Factors—Special Risks—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 7 InCommercial Net Lease Portfolio #5	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 59.5% 1.64x 9.7%

Tenant Summary(1)
Tenant	Ratings	Net Rentable	% of Net	U/W Base	U/W Base	% of Total	Lease
	(Moody’s/Fitch/S&P)(2)	Area (Sq. Ft.)	Rentable Area	Rent	Rent PSF	U/W Base Rent	Expiration
Dollar General(3)	Baa2/NR/BBB	128,546	41.8%	$1,357,311	$10.56	39.2%	Various
Tractor Supply Company(4)	Baa1/NR/BBB	111,278	36.2	604,302	$5.43	17.5	Various
Walgreen Co.(7)	Baa2/NR/BBB	28,506	9.3	789,000	$27.68	22.8	Various
Family Dollar(6)	Baa2/NR/NR	21,000	6.8	234,255	$11.16	6.8	Various
Fresenius Kidney Care(5)	Baa3/BBB-/BBB	10,700	3.5	229,496	$21.45	6.6	Various
Renal Care	B3/NR/B-	7,490	2.4	247,524	$33.05	7.1	1/31/2036
Total / Wtd. Avg. Major Tenants		307,520	100.0%	$3,461,887	$11.26	100.0%
Remaining Tenants		0	0.0		$0.00	0.0
Total / Wtd. Avg. Occupied Collateral		307,520	100.00%			100.0%
Vacant		0	0.0
Total		307,520	100.00%
(1)	Based on the underwritten rent roll as of April 6, 2022, inclusive of the average contractual rent steps of $39,858 for Fresenius Kidney Care and three Tractor Supply Company properties.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Dollar General has multiple lease expirations ranging from September 30, 2031 through December 31, 2032.

(4)	Tractor Supply Company has multiple lease expirations ranging from September 30, 2032 through January 31, 2036.

(5)	Fresenius Kidney Care has two lease expirations on May 31, 2032 and July 31, 2033.

(6)	Family Dollar has two lease expirations on August 31, 2031 and December 31, 2031.

(7)	Walgreen Co. has the right to terminate its lease as of October 31, 2036 or as of the last day of any month thereafter, with 12 months’ prior notice for the Walgreens – Mount Pleasant property. Walgreen Co. has two lease expirations on December 31, 2030 and October 31, 2036.

Lease Rollover Schedule(1)(2)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2022	0	0	0.0	0	0.0%	$0.00	0.0%	0.0%
2023	0	0	0.0	0	0.0%	$0.00	0.0%	0.0%
2024	0	0	0.0	0	0.0%	$0.00	0.0%	0.0%
2025	0	0	0.0	0	0.0%	$0.00	0.0%	0.0%
2026	0	0	0.0	0	0.0%	$0.00	0.0%	0.0%
2027	0	0	0.0	0	0.0%	$0.00	0.0%	0.0%
2028	0	0	0.0	0	0.0%	$0.00	0.0%	0.0%
2029	0	0	0.0	0	0.0%	$0.00	0.0%	0.0%
2030	1	15,120	4.9	15,120	4.9%	$18.85	8.2%	8.2%
2031	5	48,152	15.7	63,272	20.6%	$11.53	16.0%	24.3%
2032	14	177,189	57.6	240,461	78.2%	$7.95	40.7%	65.0%
2033 & Thereafter	5	67,059	21.8	307,520	100.0%	$18.09	35.0%	100.0%
Vacant	NAP	0	0.0	307,520	100.0%	NAP	NAP	NAP
Total / Wtd. Avg.	25	307,520	100.0%			$11.26	100.0%
(1)	Based on the underwritten rent roll as of April 6, 2022, inclusive of the average contractual rent steps of $39,858 for Fresenius Kidney Care and three Tractor Supply Company properties.

(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.

Environmental Matters. According to the Phase I environmental reports dated between September 20, 2021 and February 22, 2022, there are no recognized environmental conditions or recommendations for further action at any of the InCommercial Net Lease Portfolio #5 Properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 7 InCommercial Net Lease Portfolio #5	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 59.5% 1.64x 9.7%

The Market.

Market Analysis(1)
Property Name	Market	Submarket	Submarket Inventory (SF)	Submarket Vacancy	Submarket NNN Rent PSF
Fresenius, Belzoni, MS	50-Mile Radius	NAP	8,574,989	2.40%	$9.46
Tractor Supply Co, Kewaunee, WI	Green Bay	Kewaunee County	769,205	2.00%	$10.65
Tractor Supply Co, Oconto, WI	Green Bay	Oconto County	1,167,129	5.00%	$9.97
Fresenius, Rayville, LA	Monroe	NAP	3,664,423	4.80%	$17.08
Family Dollar, Linden, AL	Marengo County	15-Mile Radius	997,247	0.30%	$23.00
Family Dollar, Franklinton, LA	New Orleans	NAP	85,331,725	3.30%	$17.51
Renal Care, Moncks Corner, SC	Charleston / N Charleston	Outlying Berkeley County	717,462	6.20%	$23.08
Tractor Supply Co, Lake Ch, LA	Lake Charles	2-Mile Radius	542,211	0.90%	$9.75
Walgreens, Meridian, ID	Boise	Meridian	6,109,756	5.20%	$19.74
Tractor Supply Co, Ogdensbg, NY	St. Lawrence County	Ogdensburg	902,939	5.70%	$12.00
Walgreens, Mount Pleasant, SC	Charleston / N Charleston	East Islands / Mt Pleasant	7,034,536	4.00%	$27.26
Dollar General, Billingsley, AL	Montgomery	Outlying Autauga County	210,114	2.40%	NAP
Dollar General, Rushford, NY	25-Mile Radius	15-Mile Radius	1,081,202	2.20%	$10.00
Dollar General, South Dayton, NY	25-Mile Radius	15-Mile Radius	2,193,247	3.70%	$4.00
Dollar General, Bay Minette, AL	Mobile	Baldwin County	17,385,240	2.50%	$13.57
Dollar General, Fruithurst, AL	Cleburne-25 miles	20-Mile Radius	2,958,471	2.50%	$13.59
Dollar General, Gaylesville, AL	Cherokee County	15-Mile Radius	2,332,623	3.00%	$7.66
Dollar General, Burlington, WV	West Virginia	Mineral County	814,091	0.30%	$7.25
Dollar General, Dixie, WV	Beckley	Fayette County	3,496,905	0.90%	$9.18
Dollar General, Ghent, WV	Beckley	Raleigh County	7,882,733	3.00%	$5.88
Dollar General, Hinton, WV	West Virginia	Beckley	11,379,196	2.60%	$6.80
Dollar General, Lerona, WV	West Virginia	Mercer County	6,128,442	1.20%	$6.76
Dollar General, Lenore, WV	West Virginia	Charleston	20,309,910	1.70%	$16.06
Dollar General, Walker, WV	West Virginia	Wood County	9,323,765	2.80%	$12.50
Dollar General, Knox City, TX	Abilene	Taylor County	9,241,802	3.10%	$11.99
(1)	Source: Appraisal.

Cash Flow Analysis.

Cash Flow Analysis(1)(2)
	U/W	U/W PSF
Base Rent	$3,422,030	$11.13
Total Reimbursement Revenue	692,855	$2.25
Contractual Rent Steps	39,858	$0.13
Gross Revenue	$4,154,742	$13.51
Less: Vacancy	(83,095)	(0.27)
Effective Gross Income	$4,071,648	$13.24
Total Operating Expenses	692,855	2.25
Net Operating Income	$3,378,793	$10.99
TI/LC	0	0.00
Replacement Reserves	46,128	0.15
Net Cash Flow	$3,332,665	$10.84
(1)	Based on the underwritten rent roll as of April 6, 2022, inclusive of the average contractual rent steps of $39,858 for Fresenius Kidney Care and three Tractor Supply Company properties.

(2)	Historical cash flows for the InCommercial Net Lease Portfolio #5 Properties are not available as they were recently acquired.

Property Management. The InCommercial Net Lease Portfolio #5 Properties are managed by InCommercial, Inc., an affiliate of the borrower.

Lockbox / Cash Management. The InCommercial Net Lease Portfolio #5 Loan is structured with a hard lockbox and springing cash management. The borrower, manager, or master lessee is required to cause all rents due under the master lease, or if the master lease has been terminated, all revenue generated by the InCommercial Net Lease Portfolio #5 Properties, to be deposited directly into a lender approved lockbox account. All funds received by the borrower, manager, or master lessee are required to be deposited in a lockbox account within two business days following receipt (or, to the extent no Trigger Period (as defined below) exists, within five days of

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 7 InCommercial Net Lease Portfolio #5	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 59.5% 1.64x 9.7%

receipt). During the continuance of a Trigger Period, all funds on deposit in the lockbox account are required to be swept each business day into a lender-controlled cash management account and applied on each payment date and disbursed in accordance with the InCommercial Net Lease Portfolio #5 Loan documents. Provided no Trigger Period is continuing, funds on deposit in the lockbox accounts will be disbursed each business day to or at the direction of the borrower.

A “Trigger Period” means a period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default (beyond any applicable, notice and cure periods), (ii) the debt service coverage ratio being less than 1.30x (iii) the occurrence of a Specified Tenant Trigger Period (as defined below) and (iv) the date that is eighteen months prior to the maturity date; and (B) expiring upon (w) with regard to any Trigger Period commenced in connection with clause (i) above, the cure (if applicable) of such event of default, (x) with regard to any Trigger Period commenced in connection with clause (ii) above, the date that the debt service coverage ratio is equal to or greater than 1.30x for two consecutive calendar quarters, (y) with regard to any Trigger Period commenced in connection with clause (iii) above, a Specified Tenant Trigger Period ceasing to exist in accordance with the terms of the InCommercial Net Lease Portfolio #5 Loan documents, and (z) with regard to any Trigger Period commenced in connection with clause (iv) above, the occurrence of either (A) a qualified transfer in accordance with the terms of the InCommercial Net Lease Portfolio #5 Loan documents (which provides the borrower the right to transfer the entire ownership interests in borrower, without lender’s consent, to an approved transferee provided certain conditions are satisfied, including, among other things, the delivery of a REMIC opinion, a new non-consolidation opinion, a replacement guaranty and an environmental indemnity, and a rating agency confirmation, and that the borrower converts to a limited liability company), or (B) the weighted average number of years remaining on the term of each lease at the InCommercial Net Lease Portfolio #5 Properties as of the date set forth in such clause (iv) is at least six years, as determined by lender in its reasonable discretion.

A “Specified Tenant” means, as applicable, (i) Walgreens, (ii) Dollar General, and/or (iii) any other lessee of the Specified Tenant space, together with any parent company of any such Specified Tenant, and any affiliate providing credit support for, or guarantor of, the Specified Tenant lease.

A “Specified Tenant Trigger Period” means a period (A) commencing upon the first to occur of (i) Specified Tenant being in monetary default or material nonmonetary default under the applicable Specified Tenant lease beyond all applicable notice and cure periods (provided, however, that the foregoing will not be deemed to include delayed reimbursements for any unforeseen immaterial landlord work items which are being disputed in accordance with the terms of the applicable Specified Tenant lease), (ii) Specified Tenant(s) failing to be in actual, physical possession of, or failing to be open to the public for business during customary hours in, at least 75% of the aggregate Specified Tenant space(s), and/or “going dark” in 25% or more of the aggregate Specified Tenant space(s), other than Permitted Temporary Closures (as defined below), (iii) Specified Tenant giving written notice that it is terminating two or more of its leases at the InCommercial Net Lease Portfolio #5 Properties, for all or any substantial portion of the applicable Specified Tenant space, (iv) any termination or cancellation of any Specified Tenant lease (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding) and/or any Specified Tenant lease failing to otherwise be in full force and effect, (v) any bankruptcy or similar insolvency of a Specified Tenant or Specified Tenant parent and (vi) the occurrence of a Credit Rating Trigger (as defined below); and (B) expiring upon the first to occur of (1) the satisfaction of the Specified Tenant Cure Conditions (as defined below) or (2) the borrower leasing the entire Specified Tenant space (or applicable portion thereof) in accordance with the applicable terms and conditions of the InCommercial Net Lease Portfolio #5 Loan documents (pursuant to a replacement lease or otherwise), the applicable tenant under such lease being in actual, physical occupancy of, and open to the public for business in (subject to temporary closures due to (a) applicable legal requirements (including, without limitation, governmental mandates), (b) force majeure, (c) restoration following casualty or condemnation or (d) restocking, repairs, maintenance or other like activities undertaken by the applicable Specified Tenant in the ordinary course of its business and in accordance with the terms of the applicable lease, in each case solely to the extent that any such temporary closure does not exceed 90 days), the space demised under its lease and paying the full amount of the rent due under its lease.

The “Specified Tenant Cure Conditions” means each of the following, as applicable (i) the applicable Specified Tenant has cured all defaults under the applicable Specified Tenant lease, (ii) the applicable Specified Tenant is in actual, physical possession of the Specified Tenant space (or applicable portion thereof), open to the public for business during customary hours and not “dark” in the Specified Tenant space (or applicable portion thereof), other than Permitted Temporary Closures, (iii) the applicable Specified Tenant has revoked or rescinded all termination or cancellation notices with respect to its Specified Tenant lease, and has re-affirmed the applicable Specified Tenant lease as being in full force and effect, (iv) with respect to any applicable bankruptcy or insolvency proceedings involving the applicable Specified Tenant, Specified Tenant parent and/or the applicable Specified Tenant lease, the applicable Specified Tenant and/or Specified Tenant parent is no longer insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed the applicable Specified Tenant lease pursuant to final, non-appealable order of a court of competent jurisdiction, (v) the applicable Specified Tenant is paying full, unabated rent under the applicable Specified Tenant lease and (vi) in the event the Specified Tenant Trigger Period is due to a Credit Rating Trigger, the Credit Rating Condition (as defined below) is again satisfied with respect to each Specified Tenant or Specified Tenant parent, as applicable.

A “Permitted Temporary Closure” means temporary closures due to (i) applicable legal requirements (including, without limitation, governmental mandates), (ii) force majeure, (iii) restoration following casualty or condemnation or (iv) restocking, repairs, maintenance or other like activities undertaken by the applicable Specified Tenant in the ordinary course of its business and in accordance with the terms of the applicable lease, in each case solely to the extent that any such temporary closure does not exceed 90 days.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 7 InCommercial Net Lease Portfolio #5	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 59.5% 1.64x 9.7%

A “Credit Rating Condition” means a condition that will be satisfied to the extent that, as of the applicable date of determination, the senior unsecured credit rating of each Specified Tenant (or Specified Tenant parent, as applicable) being at least “BB”, “Ba2” or “BB” as rated by S&P, Moody’s or Fitch (or the equivalent thereof by any other rating agency which rates such entity), respectively.

A “Credit Rating Trigger” means the occurrence of the senior unsecured credit rating of any Specified Tenant (or Specified Tenant parent, as applicable) falling below the rating set forth in the Credit Rating Condition.

Initial and Ongoing Reserves.  At origination of the InCommercial Net Lease Portfolio #5 Loan, the borrower deposited approximately (i) $49,723 into a real estate tax reserve account, (ii) $28,293 into an insurance reserve account, (iii) $308,654 into a replacement reserve account, and (iv) $14,955 into an immediate repairs reserve account.

Tax Reserve. The borrower will have no obligation to make monthly deposits into the tax reserve to the extent that the Reserve Waiver Conditions (as defined below) with respect to the tax reserve are satisfied, and to the extent not satisfied, the borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12 of the real estate taxes that lender estimates will be payable for the applicable InCommercial Net Lease Portfolio #5 Properties for which the Reserve Waiver Conditions have not been satisfied. At the time of origination of the InCommercial Net Lease Portfolio #5 Loan, the Reserve Waiver Conditions for deposits to the tax reserve were not satisfied with respect to certain of the individual properties, and monthly tax reserve deposits were required with respect thereto (initially estimated to be approximately $16,574).

Insurance Reserve. The borrower will have no obligation to make monthly deposits into the insurance reserve to the extent that the Reserve Waiver Conditions with respect to the insurance reserve are satisfied, and to the extent not satisfied, the borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12 of the insurance premiums that lender estimates will be payable during the next 12 months for the applicable InCommercial Net Lease Portfolio #5 Properties and related insurance coverages for which the Reserve Waiver Conditions have not been satisfied. At the time of origination of the InCommercial Net Lease Portfolio #5 Loan, the reserve waiver conditions for deposits to the insurance reserve were not satisfied with respect to certain of the InCommercial Net Lease Portfolio #5 Properties, and monthly insurance reserve deposits were required with respect thereto (initially estimated to be approximately $2,176).

The “Reserve Waiver Conditions” means, with respect to the tax reserve and/or the insurance reserve (as applicable), lender’s determination in its reasonable discretion that each of the following have been satisfied: (i) no Trigger Period (as defined above) has occurred and is continuing, (ii) the leases with the tenants are in full force and effect, (iii) the tenants are each required, pursuant to the terms of their tenant leases, to timely pay and perform, at their sole cost and expense, the obligations and liabilities for which the applicable tax reserve and/or insurance reserve, was established, and (iv) the tenants are in fact timely paying and performing such obligations and liabilities in accordance with the terms of their applicable leases, and upon request, lender receives evidence of such payment and performance as and when same is due.

Replacement Reserve. The borrower deposited $308,654 into a replacement reserve at closing. To the extent that no Trigger Period exists, no monthly reserve deposits are required. During the continuance of a Trigger Period, the borrower is required to deposit an amount equal to 1/12 of the product of (i) $0.15 multiplied by (ii) the aggregate square footage of all space with respect to which a Trigger Period exists.

TI/LC Reserve – On each monthly payment date for which the applicable Specified Tenant or its parent company at any individual InCommercial Net Lease Portfolio #5 Property does not maintain an investment grade long-term unsecured debt rating from each of the rating agencies which rate such entity (the “Leasing Reserve Waiver Condition”), the borrower is required to deposit into a TI/LC reserve an amount equal to one-twelfth of the product of (i) $1.50 multiplied by (ii) the aggregate square footage of all space with respect to which the Leasing Reserve Waiver Condition is not satisfied. At origination of the InCommercial Net Lease Portfolio #5 Loan the Leasing Reserve Waiver Condition was satisfied with respect to the tenants at each of the individual InCommercial Net Lease Portfolio #5 Properties.

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

Partial Release. Provided that no event of default is continuing under the related InCommercial Net Lease Portfolio #5 Loan documents, at any time on or after two years from the securitization date, the borrower may partially prepay the InCommercial Net Lease Portfolio #5 Loan and obtain the release of one or more individual InCommercial Net Lease Portfolio #5 Properties, in each case, provided that, among other conditions: (i) the borrower partially prepays the InCommercial Net Lease Portfolio #5 Loan in an amount equal to the (a) with respect to an InCommercial Net Lease Portfolio #5 Property for which the applicable specified tenant is “dark” and/or not open to the public for business during customary hours, an amount equal to 110% of the allocated loan amount for the InCommercial Net Lease Portfolio #5 Property, and (b) with respect to any other InCommercial Net Lease Portfolio #5 Property, an amount equal to 120% of the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 7 InCommercial Net Lease Portfolio #5	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 59.5% 1.64x 9.7%

allocated loan amount for the individual InCommercial Net Lease Portfolio #5 Property, and pays the applicable yield maintenance premium with respect to such prepayment; (ii) as of the date of notice of the partial release and the consummation of the partial release, after giving effect to the release, (a) the debt service coverage ratio with respect to the remaining InCommercial Net Lease Portfolio #5 Properties is greater than the greater of (1) 1.60x, and (2) the debt service coverage ratio for all of the InCommercial Net Lease Portfolio #5 Properties immediately prior to the date of notice of the partial release or the consummation of the partial release, (b) the debt yield with respect to the remaining InCommercial Net Lease Portfolio #5 Properties is greater than the greater of (1) 9.50%, and (2) the debt yield for all of the InCommercial Net Lease Portfolio #5 Properties immediately prior to the date of notice of the partial release or the consummation of the partial release, and (c) the loan-to-value ratio with respect to the remaining InCommercial Net Lease Portfolio #5 Properties is no greater than the lesser of (a) 60.0% and (b) the loan-to-value ratio for all of the InCommercial Net Lease Portfolio #5 Properties immediately prior to the date of notice of the partial release or the consummation of the partial release; (iii) the borrower delivers (if required by the lender) a rating agency confirmation; and (iv) the borrower delivers a REMIC opinion.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

7215-7597 170th Avenue Northeast and 17181-17209 Redmond Way Redmond, WA 98052	Collateral Asset Summary – Loan No. 8 Redmond Community Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,500,000 61.3% 2.20x 9.4%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

7215-7597 170th Avenue Northeast and 17181-17209 Redmond Way Redmond, WA 98052	Collateral Asset Summary – Loan No. 8 Redmond Community Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,500,000 61.3% 2.20x 9.4%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

7215-7597 170th Avenue Northeast and 17181-17209 Redmond Way Redmond, WA 98052	Collateral Asset Summary – Loan No. 8 Redmond Community Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,500,000 61.3% 2.20x 9.4%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Acquisition
Borrower Sponsor:	Collin P. Madden
Borrower:	WBMT Buildings LLC
Original Balance:	$34,500,000
Cut-off Date Balance:	$34,500,000
% by Initial UPD:	3.8%
Interest Rate:	4.08900%
Payment Date:	6th of each month
First Payment Date:	April 6, 2022
Maturity Date:	March 6, 2032
Amortization:	Interest Only
Additional Debt:	NAP
Call Protection:	L(25),D(90),O(5)
Lockbox / Cash Management:	Springing / Springing

Reserves(1)
	Initial	Monthly	Cap
Taxes:	$0	$38,829	NAP
Insurance:	$0	Springing	NAP
Replacement:	$374,315	$1,712	$41,098
TI/LC:	$611,698	$13,746	$329,895
Other(2):	$3,551,271	$0	NAP
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Anchored Retail
Collateral:	Fee Simple
Location:	Redmond, WA
Year Built / Renovated:	1996, 1998, 1999 / NAP
Total Sq. Ft.:	109,965
Property Management:	JSH Properties, Inc.
Underwritten NOI:	$3,259,749
Underwritten NCF:	$3,151,316
Appraised Value:	$56,300,000
Appraisal Date:	January 3, 2022

Historical NOI(3)
Most Recent NOI:	NAV
2021 NOI:	NAV
2020 NOI:	NAV
2019 NOI:	NAV

Historical Occupancy(3)
Most Recent Occupancy:	97.3% (February 15, 2022)
2021 Occupancy:	NAV
2020 Occupancy:	NAV
2019 Occupancy:	NAV

Financial Information
Tranche	Cut-off Date Balance	Balance per Sq. Ft. Cut-off / Balloon	LTV Cut-off / Balloon	U/W DSCR NOI / NCF	U/W Debt Yield NOI / NCF	U/W Debt Yield at Balloon NOI / NCF
Mortgage Loan	$34,500,000	$314 / $314	61.3% / 61.3%	2.28x / 2.20x	9.4% / 9.1%	9.4% / 9.1%
(1)	See “Initial and Ongoing Reserves” herein.
(2)	Other Reserves includes (i) H-Mart TI Allowance Reserve ($2,877,691), Free Rent Reserve ($634,763) and PetCo Reserve ($38,817).
(3)	Historical NOI and Historical Occupancy are not available due to the acquisition of the Redmond Community Center being part of a larger acquisition and separate financial information not having been provided for the collateral.

The Loan. The mortgage loan (the “Redmond Community Center Loan”) has an original principal balance and an outstanding principal balance as of the Cut-off Date of $34,500,000, and is secured by a first mortgage encumbering the borrower’s fee simple interest in a community anchored retail center located in Redmond, Washington (the “Redmond Community Center Property”).

The Redmond Community Center Loan has a 120-month interest only term and accrues interest at a rate of 4.08900% per annum.

The proceeds of the Redmond Community Center Loan, together with borrower sponsor equity, were used to acquire the Redmond Community Center Property, fund upfront reserves and pay loan origination costs.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$34,500,000	80.8%	Purchase Price	$37,200,000(1)	87.1%
Borrower Sponsor Equity	8,193,329	19.2	Upfront Reserves	4,537,284	10.6
			Closing Costs	956,045	2.2
Total Sources	$42,693,329	100.0%	Total Uses	$42,693,329	100.0%
(1)	The borrower sponsor and non-recourse carveout guarantors or their families previously owned the fee interest in the two parcels comprising the Redmond Community Center Property and ground leased such parcels to a third party. The Purchase Price represents the purchase price of the ground leasehold interest. In addition to such purchase, the land parcels, which have a land value of approximately $20.9 million based on the appraisal, were contributed to the borrower.

The Borrower and the Borrower Sponsor. The borrower is WBMT Buildings LLC, a Delaware single purpose limited liability company and special purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Redmond Community Center Loan.

The borrower sponsor is Collin P. Madden and the non-recourse carve-out guarantors are Collin P. Madden, Lynda Rae Collins, Robert D. Butler, and Daryl Vander Pol. Collin P. Madden is a partner of GEM Real Estate Partners which is a vertically integrated real estate platform focused on development, investment and management of real estate properties. GEM real estate owns eight properties in the greater Seattle area including office, retail and hospitality. The Madden family has owned and managed the Redmond Community Center since Collin P. Madden’s grandfather purchased the Redmond Community Center land parcels in 1975.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

7215-7597 170th Avenue Northeast and 17181-17209 Redmond Way Redmond, WA 98052	Collateral Asset Summary – Loan No. 8 Redmond Community Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,500,000 61.3% 2.20x 9.4%

The Property. The Redmond Community Center Property consists of a portion or all of two non-contiguous retail centers totaling 109,965 sq. ft. located in Redmond, Washington. The Redmond Community Center is part of a mixed-use development project (Redmond Town Center) that includes more than 110 shops, restaurants, lodging, entertainment venues, as well as office space occupied by Microsoft, Amazon WebServices, and AT&T. The first retail center included in the Redmond Community Center, known as “Creekside Crossing”, all of which is included in the collateral, is a strip retail building consisting of 33,850 sq. ft. located on the south side of Redmond Way and east of 170th Avenue NE and was built in 1996. The collateral portion of the second retail center included in the Redmond Town Center, known as the “Community Center”, is a 76,115 sq. ft. retail center located across the street from the Creekside Crossing at the southwest corner of 170th Avenue Northeast and Northeast 76th Street and was built in phases between 1998 and 1999. The Community Center also includes a 24-Hour Fitness building and a two-tenant building hosting Big 5 Sporting Goods and Cost Plus World Market, which are not part of the collateral, but were separately acquired by the borrower sponsor. An entity owned by the non-recourse carveout guarantors and/or their families previously owned the fee interest in the two centers and ground leased such land to the property seller; at origination the ground leasehold interest was acquired, the ground lease was terminated and the fee interest was transferred to the borrower.

As of February 15, 2022, the Redmond Community Center Property was 97.3% leased to 13 tenants, but is currently 51.3% occupied, as the new tenants H-Mart, Overlake Medical Clinics (as to an expansion suite) and Happy Lemon are not yet in occupancy. There can be no assurance that such tenants will take occupancy as expected, or at all. The Community Center is expected to be anchored by the grocery tenant H-Mart (37,954 sq. ft., 34.5% of total NRA) with remaining tenants including PetCo, WA Department of License, Mayuri Grocer and a Red Robin ground lease pad. In May 2021, Bed Bath & Beyond vacated the big box space at the Community Center, which was quickly leased to H-Mart in August 2021. H-Mart is currently building out its space and is expected to open in July 2022. The Creekside Crossing is leased to eight tenants including a 6,304 sq. ft. pad leased to Overlake Medical Clinics, with the remaining tenants primarily consisting of service-oriented and food and beverage tenants.

Major Tenants.

H-Mart (37,954 sq. ft., 34.5% of total NRA; 27.2% of U/W base rent) is a Korean grocery store chain that operates 97 stores in the United States, of which eight stores are located in the state of Washington. H-Mart is currently building out their space and not yet in occupancy. H-Mart is expected to invest approximately $1.0 million ($26 PSF) into its space in addition to tenant improvements provided by the borrower sponsor. H-Mart signed a 15-year lease term with three, five year renewal options and is anticipated to open in July 2022 with an additional five months of free rent. H-Mart is permitted to extend its required opening date up to an additional 120 days if the tenant is not permitted to open in any capacity due to regulations affecting its premises related to the COVID-19 pandemic or similar event. The H-Mart lease is personally guaranteed by its principal owner.

Overlake Medical Clinics (17,373 sq. ft.; 15.8% of total NRA; 20.7% of U/W base rent) is a 349-bed, nonprofit regional medical center offering a full range of advanced medical services to the Puget Sound region. Overlake Medical Clinics has been a tenant at the Redmond Community Center Property since 2012 and is expanding into a second suite that will continue to support their urgent care function. Overlake Medical Clinics is not yet in occupancy of the 11,069 sq. ft. expansion suite, which is expected to open in April 2022, as to which the tenant has a 2-month free rent period. The Overlake Medical Clinics’ lease expires in 2032 with two five-year renewal options remaining.

WA Department of License (11,267 sq. ft.; 10.2% of NRA; 14.6% of U/W base rent) issues driver’s licenses and identification cards for people residing in Washington State. The WA Department of License has many locations all over the state where residents can visit to take care of all of their driver license and identification card needs. The WA Department of License lease expires in 2029 with one, five-year renewal option remaining.

COVID-19 Update. As of March 1, 2022, the Redmond Community Center Loan is not subject to any modification or forbearance request. The Redmond Community Center Property has two tenants, C2 Educational Systems and Great Clips, that received COVID-related rent deferrals that they are in the process of paying back. Both tenants are currently paying full rent in addition to their COVID rent deferrals through the end of the year. The first payment date of the Redmond Community Center Loan is April 6, 2022. All other tenants are at 100% collection the last month. See “Risk Factors—Special Risks—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

7215-7597 170th Avenue Northeast and 17181-17209 Redmond Way Redmond, WA 98052	Collateral Asset Summary – Loan No. 8 Redmond Community Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,500,000 61.3% 2.20x 9.4%

Tenant Summary.

Tenant Summary(1)
Tenant	Ratings (Moody’s/Fitch/S&P)(2)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent per Sq. Ft.	% of Total U/W Base Rent	Lease Expiration	Sales per Sq. Ft.	Occupancy Cost
H-Mart(3)	NR / NR / NR	37,954	34.5%	$24.00	27.2%	8/1/2037	NAV	NAV
Overlake Medical Clinics(4)	NR / NR / NR	17,373	15.8	$40.00	20.7	4/30/2032	NAV	NAV
WA Department of License	NR / NR / NR	11,267	10.2	$43.46	14.6	11/30/2029	NAV	NAV
PetCo(5)	NR / NR / NR	10,479	9.5	$22.96	7.2	1/31/2024	$271	13.1%
Mayuri Grocer	NR / NR / NR	9,195	8.4	$38.02	10.4	7/31/2031	NAV	NAV
Red Robin	NR / NR / NR	7,220	6.6	$22.16	4.8	1/31/2024	$385	9.6%
Mattress Firm	NR / NR / NR	4,226	3.8	$38.00	4.8	12/31/2031	NAV	NAV
C2 Educational Systems	NR / NR / NR	2,174	2.0	$37.96	2.5	12/31/2027	$436	10.6%
Fatburger	NR / NR / NR	1,880	1.7	$37.10	2.1	3/31/2026	$496	10.8%
Happy Lemon(6)	NR / NR / NR	1,521	1.4	$40.00	1.8	7/31/2032	NAV	NAV
Largest Tenants		103,289	93.9%	$31.17	96.0%
Other Tenants		3,656	3.3	$36.55	4.0
Total/Wtd. Avg. Occupied		106,945	97.3%	$31.35	100.0%
Vacant		3,020	2.7
Total		109,965	100.0%

(1)	Based on the underwritten rent roll dated as of February 15, 2022.
(2)	Certain ratings are those of the parent entity whether or not the parent entity guarantees the lease.
(3)	H-Mart is not yet in occupancy, and has a 5-month free rent period. H-Mart is permitted to extend its required opening date up to an additional 120 days if the tenant is not permitted to open in any capacity due to regulations affecting its premises related to the COVID-19 pandemic or similar event.
(4)	Overlake Medical Clinics is not yet in occupancy of an 11,069 sq. ft. expansion suite, which is expected to open in April 2022, as to which the tenant has a 2-month free rent period.
(5)	PetCo is paying reduced rent (equal to the lesser of 3% of the tenant’s gross sales and 50% of fixed rent, plus in either case all other charges) due to a co-tenancy triggered by the departure of Bed, Bath & Beyond in May 2021. PetCo agreed in a lease amendment to resume paying rent on May 16, 2022, in exchange for a $1.00 per sq. ft. discount on rent per year through the expiration of PetCo’s current lease term.
(6)	Happy Lemon is not yet in occupancy, is expected to open in September 2022, and has free rent through February 2023.

Lease Rollover Schedule(1)(2)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent per Sq. Ft.	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM & 2022	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2023	2	2,583	2.3	2,583	2.3%	$38.46	3.0%	3.0%
2024	2	17,699	16.1	20,282	18.4%	$22.63	11.9%	14.9%
2025	1	1,073	1.0	21,355	19.4%	$31.93	1.0%	15.9%
2026	1	1,880	1.7	23,235	21.1%	$37.10	2.1%	18.0%
2027	1	2,174	2.0	25,409	23.1%	$37.96	2.5%	20.5%
2028	0	0	0.0	25,409	23.1%	$0.00	0.0%	20.5%
2029	1	11,267	10.2	36,676	33.4%	$43.46	14.6%	35.1%
2030	0	0	0.0	36,676	33.4%	$0.00	0.0%	35.1%
2031	2	13,421	12.2	50,097	45.6%	$38.02	15.2%	50.3%
2032	3	18,894	17.2	68,991	62.7%	$40.00	22.5%	72.8%
2033 & Beyond	1	37,954	34.5	106,945	97.3%	$24.00	27.2%	100.0%
Vacant	NAP	3,020	2.7	109,965	100.0%	NAP	NAP	NAP
Total / Wtd. Avg.	14	109,965	100.0%			$31.35	100.0%
(1)	Based on the underwritten rent roll dated as of February 15, 2022.
(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.

Environmental Matters. According to the Phase I environmental reports dated January 7, 2022 and November 30, 2021, there was no evidence of any recognized environmental conditions at the Redmond Community Center Property.

The Market. The Redmond Community Center Property is located in Redmond, King County, Washington. The Seattle market contained nearly 182.1 million sq. ft. of retail space as of the fourth quarter of 2021. Meanwhile, the Redmond Community Center Property’s Eastside Seattle submarket contained over 31.6 million sq. ft. of retail space over the same period, accounting for 17.38% of total market inventory. According to a third party report, there is nearly 1.4 million sq. ft. of retail space under construction within the Seattle market and roughly 1.7 million sq. ft. proposed.

Vacancy rates in the Eastside submarket have historically trended below those of the broader market, and have generally compressed over each subsequent year over the past decade. Like the broader market, the submarket was affected by the COVID-19 pandemic, and in 2020 witnessed net returns of approximately 96,000 sq. ft. of retail space on a net basis. However, the economy has shown signs of recovery and in year-end 2021, the submarket witnessed the absorption of 294,000 sq. ft. of retail space on a net basis, coinciding with

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

7215-7597 170th Avenue Northeast and 17181-17209 Redmond Way Redmond, WA 98052	Collateral Asset Summary – Loan No. 8 Redmond Community Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,500,000 61.3% 2.20x 9.4%

a vacancy rate of 1.77%, down 40 basis points from the previous year. According to the appraisal, the estimated 2021 population within a one-, three- and five-mile radius are 14,493, 98,461 and 235,734 respectively. According to the appraisal, the estimated 2021 average household income within a one-, three- and five-mile radius are $152,126, $175,967 and $180,827, respectively.

Comparable Leases(1)
Location	Tenant Name	Square Feet	Lease Start Date	Term	Annual Rent PSF	Scheduled Increases
Redmond Community Center(2)	Mayuri Grocer	9,195	2021	10 Years	$38.02	3% Annual
Confidential Community Center	Cigarland	1,078	2021	7 Years	$34.62	3% Annual
Confidential Community Center	Chipotle	2,168	2021	5 Years	$47.30	Flat
Confidential Neighborhood Center	Wingstop	1,247	2021	10 Years	$38.00	3% Annual
Confidential Community Center	Dough Zone	2,086	2021	10 Years	$40.00	5% Midterm
Confidential Community Center	Wells Fargo Bank	2,357	2020	5 Years	$52.00	Flat
Bear Creek Village	N/A	2,494	Listing	N/A	$45.00	N/A

(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated as of February 15, 2022

Comparable Sales(1)
Location	Sale Date	Square Feet	Sale Price	Price/Acre	Price/SF
Redmond Community Center	Dec-21(2)	109,965	$37,200,000(2)	$3,492,958	$338.29
207 8th Avenue West	May-21	16,998	$3,900,000	$10,000,000	$229.57
10113 Northeast 12th Street	Jul-21	40,946	$18,150,000	$19,308,511	$443.26
7707 Southeast Street	Jan-21	22,651	$4,200,000	$8,076,923	$185.42
12669 Northeast 85th Street	Dec-21	149,049	$20,515,800	$5,995,802	$137.64
16759-17181 Redmond Way	Dec-20	131,551	$26,400,000	$8,741,722	$200.68
15260 Northeast Bel Red Road	Apr-20	41,818	$6,850,000	$7,135,417	$163.81
(1)	Source: Appraisal.
(2)	Source is the purchase agreement for the property. Purchase was of the ground leasehold interest in the property only. In addition to such purchase, the land parcels, which have a land value of approximately $20.9 million based on the appraisal, were contributed to the borrower

Cash Flow Analysis.

Cash Flow Analysis(1)(2)
	U/W	U/W PSF
Base Rent	$3,353,018	$30.49
Contractual Rent Steps(3)	12,347	0.11
Value of Vacant Space	120,800	1.10
Gross Potential Rent	$3,486,165	$31.70
CAM	1,042,169	9.48
Vacancy & Credit Loss	(226,417)	(2.06)
Effective Gross Income	$4,301,918	$39.12
Total Operating Expenses	1,042,169	9.48
Net Operating Income	$3,259,749	$29.64
TI/LC	87,883	0.80
Replacement Reserves	20,549	0.19
Net Cash Flow	$3,151,316	$28.66
(1)	Based on the underwritten rent roll dated as February 15, 2022.
(2)	Historical financial information is not available due to the acquisition of the Redmond Community Center being part of a larger acquisition and separate financial information not having been provided for the collateral.
(3)	Contractual Rent Steps are underwritten through July 11, 2022.

Property Management.  The Redmond Community Center Property is managed by JSH Properties, Inc., a Delaware corporation. This is a third party property manager.

Lockbox / Cash Management. The Redmond Community Center Loan is structured with a springing lockbox and springing cash management. Upon the first occurrence of a Lockbox Trigger Event (as defined below), the borrower will be required to establish a lender controlled lockbox account, and cause all revenues relating to the Redmond Community Center Property to be deposited into a such lockbox account within one business day of receipt. On each business day during the continuance of a Trigger Period (as defined below), all amounts in the lockbox account are required to be remitted to a lender-controlled cash management account, at which point, following payment to tax and insurance reserves, debt service, other required reserves, and operating expenses, all remaining funds are required to be deposited (i) if a Lease Sweep Period (as defined below) is continuing, into a lease sweep reserve, and (ii) if no Lease Sweep Period is continuing, into a cash collateral account to be held as additional collateral for the Redmond Community Center Loan. On each business day that no Trigger Period is continuing, all funds in the lockbox account are required to be swept into a borrower-controlled operating account.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

7215-7597 170th Avenue Northeast and 17181-17209 Redmond Way Redmond, WA 98052	Collateral Asset Summary – Loan No. 8 Redmond Community Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,500,000 61.3% 2.20x 9.4%

A “Lockbox Trigger Event” means (a) the occurrence of an event of default under the Redmond Community Center Loan documents, (b) an affiliated property manager becomes insolvent or a debtor in any bankruptcy or insolvency proceeding, (c) if the debt service coverage ratio falls below 1.30x as of any calendar quarter, or (d) a Lease Sweep Period commences.

A “Trigger Period” means a period that commences upon (a) the occurrence of an event of default under the Redmond Community Center Loan documents, (b) if the debt service coverage ratio falls below 1.20x as of the end of any calendar quarter, (c) if an affiliated property manager becomes insolvent or a debtor in any bankruptcy or insolvency proceeding, (d) the commencement of a Lease Sweep Period and ends upon (i) with respect to clause (a) above, a cure of the event of default has been accepted by the lender, (ii) with respect to clause (b) above, the debt service coverage ratio is at least 1.25x as of the end of two consecutive calendar quarters, (iii) with respect to clause (c) above, the property manager has been replaced by an unaffiliated qualified manager approved by the lender, and (iv) with respect to clause (d) above, the Lease Sweep Period has ended.

A “Lease Sweep Period” will commence (a) with respect to the Overlake Medical Leases (as defined below), upon the earlier of (i) the date that is nine months prior to the earliest expiration of such Sweep Lease (as defined below) or (ii) upon the date required under such Sweep Lease by which the Sweep Tenant (as defined below) is required to give notice of its exercise of a renewal option thereunder (and such renewal has not been so exercised); (b) upon the early termination, early cancellation or early surrender of a Sweep Lease (or a material portion thereof) or upon the borrower’s receipt of notice by a Sweep Tenant of its intent to effect an early termination, early cancellation or early surrender of its Sweep Lease (or a material portion thereof); (c) if a Sweep Tenant has ceased operating its business at the Redmond Community Center Property (i.e., “goes dark”) in its space at the Redmond Community Center Property (or a material portion thereof); (d) upon a default under a Sweep Lease by a Sweep Tenant beyond any applicable notice and cure period, or (e) upon a bankruptcy or insolvency proceeding of a Sweep Tenant or its parent or guarantor.

A Lease Sweep Period may be cured, (i) in the case of clause (a), (b) or (c) above, (x) upon the date when the entirety of the Sweep Lease space (or applicable portion) is leased under qualified lease(s) meeting the requirements of the loan documents and in the judgment of the lender sufficient funds have been accumulated in the lease sweep reserve to cover all anticipated leasing expenses, free rent periods, required loan payments and operating expense shortfalls that may occur as a result of down time prior to the commencement of payment(s) under such qualified lease(s) (collectively, “Qualified Lease Expenses”) or (y) with respect to the space leased to H-Mart, not less than 65% of such space is leased pursuant to one or more qualified leases and in the lender’s reasonable judgment, sufficient funds have been accumulated in the lease sweep reserve to cover (A) all Qualified Lease Expenses and (B) an amount equal to the remaining unleased sq. ft. of the H-Mart space multiplied by $15.00; (ii) in the case of clause (a) above, the date on which the applicable Sweep Tenant exercises its renewal or extension option and in the judgment of the lender sufficient funds have been accumulated in the lease sweep reserve to cover all anticipated leasing expenses and free rent periods; (iii) in the case of clause (d) above, the date on which the related default has been cured, and no other such default occurs for a period of three consecutive months following such cure; (iv) in the case of clause (e) above, the related bankruptcy or insolvency has terminated and the Sweep Lease has been affirmed by the tenant and each guarantor (if any) and the tenant is in occupancy and paying full, unabated rent; and (v) in the case of clauses (a) through (e) above, the date on which the funds in the related lease sweep reserve are equal to an amount equal to the total rentable sq. ft. of the applicable Sweep Lease multiplied by $15.00. The borrower may prevent the commencement of a Lease Sweep Period if, prior to the commencement thereof, the borrower has provided cash or a letter of credit in an amount equal to the total rentable sq. ft. of the applicable Sweep Lease multiplied by $15.00.

A “Sweep Lease” means (a) the lease with H-Mart, as tenant (the “H-Mart Lease”), (b) the lease with Overlake Hospital Medical Center and Overlake Medical Clinics, as tenant, and the lease with Overlake Urgent Care, as tenant (collectively, the “Overlake Medical Leases”) and any replacement lease covering a majority of the space currently demised under any such lease.

A “Sweep Tenant” means any tenant under a Sweep Lease.

Initial and Ongoing Reserves. At origination, the borrower deposited into a reserve for outstanding tenant improvements and leasing commissions (i) approximately $2,877,691 for a tenant improvements allowance related to the H-Mart lease and (ii) $611,698 for tenant improvements and/or leasing commissions related to the H-Mart, Mattress Firm, Overlake Medical Clinics and Happy Lemon leases. In addition, the borrower deposited approximately $634,763 into a free rent reserve for the H-Mart, Overlake Medical Clinics and Happy Lemon leases, $374,315 into a replacement reserve (for roof replacement) and $38,817 into a reserve related to PetCo’s reduced rental payments due to its co-tenancy.

Tax Reserve – On each monthly payment date, the borrower is required to deposit into a real estate tax reserve, 1/12 of the estimated annual real estate taxes (initially, approximately $38,829). Such deposits are suspended if no Trigger Period is in effect and the borrower is satisfying its obligation to provide evidence of payment of taxes.

Insurance Reserve – On each monthly payment date, the borrower is required to deposit into an insurance reserve 1/12 of estimated annual insurance premiums; provided, that such deposits are suspended if acceptable blanket insurance policies are in effect (which was the case at origination).

Replacement Reserve – On each monthly payment date, the borrower is required to deposit into a replacement reserve the amount of $1,712, capped at $41,098 (excluding the amount deposited at origination).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

7215-7597 170th Avenue Northeast and 17181-17209 Redmond Way Redmond, WA 98052	Collateral Asset Summary – Loan No. 8 Redmond Community Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,500,000 61.3% 2.20x 9.4%

TI/LC Reserve – On each monthly payment date, the borrowers are required to deposit into a TI/LC reserve the amount of $13,746, capped at $329,895.

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

Partial Release. In connection with an arm’s length sale to an unrelated third party, the borrower has the right to obtain the release of the parcel ground leased to Red Robin (the “Release Parcel”) after the expiration of the defeasance lockout period, by defeasing the greater of (x) 125% of the allocated loan amount of the Release Parcel (which allocated loan amount is $2,592,096), or (y) 100% of the net sales proceeds of the Release Parcel (which in no event shall be less than 94% of the gross sales proceeds of the Release Parcel), and subject to the following conditions, among others: (i) the debt service coverage ratio after giving effect to such release is at least the greater of (x) 1.54x and (y) the debt service coverage ratio immediately prior to such release; (ii) the loan-to-value ratio after giving effect to such release is no more than the lesser of (x) 61.28% and (y) the aggregate loan-to-value ratio immediately prior to such release; (iii) the Release Parcel is a legally subdivided parcel on a separate tax lot; (iv) the conveyance of the Release Parcel does not (1) adversely affect the use or operation of, or access to or from, the remaining Redmond Community Center Property (the “Remaining Property”), (2) cause any portion of the Remaining Property to be in violation of any legal requirements, (3) create any liens on the Remaining Property (except for utility, access, parking and other easements necessary for infrastructure that benefit or are necessary for the Release Parcel) or (4) violate the terms of any document or instrument relating to the Redmond Community Center Property, including any lease or any permitted encumbrance and (v) satisfaction of REMIC related conditions.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 9 Shearer’s Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 62.8% 1.95x 8.3%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 9 Shearer’s Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 62.8% 1.95x 8.3%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 9 Shearer’s Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 62.8% 1.95x 8.3%

Mortgage Loan Information
Loan Seller:	GSMC
Loan Purpose:	Acquisition
Borrower Sponsor:	USRA Institutional Net Lease Fund IV, LLC
Borrower:	Snackhouse Portfolio Property LLC
Original Balance(1):	$30,000,000
Cut-off Date Balance(1):	$30,000,000
% by Initial UPB:	3.3%
Interest Rate:	3.90000%
Payment Date:	6th of each month
First Payment Date:	April 6, 2022
Maturity Date:	March 6, 2032
Amortization:	Interest Only
Additional Debt(1):	$107,598,000 Pari Passu debt
Call Protection:	L(11),YM1(105),O(4)
Lockbox / Cash Management:	Hard / In Place

Reserves(2)
	Initial	Monthly	Cap
Taxes:	$0	Springing	NAP
Insurance:	$0	Springing	NAP
Replacement:	$0	Springing	NAP
TI/LC:	$0	Springing	NAP
Other(3):	$12,243,079	Springing	NAP
Property Information
Single Asset / Portfolio:	Portfolio of nine properties
Property Type:	Industrial
Collateral:	Fee Simple
Location:	Various
Year Built / Renovated:	Various / Various
Total Sq. Ft.(3):	2,206,965
Property Management:	Self-Managed
Underwritten NOI:	$11,385,868
Underwritten NCF:	$10,595,698
Appraised Value(4)(5):	$219,100,000
Appraisal Date:	Various

Historical NOI(6)
Most Recent NOI:	NAV
2021 NOI:	NAV
2020 NOI:	NAV
2019 NOI:	NAV

Historical Occupancy(6)
Most Recent Occupancy:	100.0% (March 1, 2022)
2021 Occupancy:	NAV
2020 Occupancy:	NAV
2019 Occupancy:	NAV

Financial Information(1)
Tranche	Cut-off Date Balance	Balance per Sq. Ft. Cut-off / Balloon(1)	LTV Cut-off / Balloon(4)(5)	U/W DSCR NOI / NCF	U/W Debt Yield NOI / NCF	U/W Debt Yield at Balloon NOI / NCF
Mortgage Loan	$30,000,000
Pari Passu Notes	107,598,000
Whole Loan	$137,598,000	$62 / $62	62.8% / 62.8%	2.09x / 1.95x	8.3% / 7.7%	8.3% / 7.7%
(1)	The Shearer’s Industrial Portfolio Whole Loan is part of a whole loan evidenced by four pari passu notes with an aggregate original principal balance and outstanding principal balance as of the Cut-off Date of $137,598,000. The Shearer’s Industrial Portfolio Whole Loan (defined below) was co-originated by Goldman Sachs Bank USA and Wells Fargo Bank, National Association.

(2)	See “Initial and Ongoing Reserves” herein.

(3)	Total sq. ft. includes the fully expanded 821 Route 97 property, which is currently expected to undergo an expansion increasing the sq. ft. of the related improvements from 145,485 sq. ft. to 221,876 sq. ft. The construction of the expansion is Shearer’s (as defined below) responsibility and the expansion is expected to be completed by August 2022. At origination, the borrower funded a Shearer’s expansion allowance reserve in an amount equal to $12,243,079 in connection with the anticipated expansion. We cannot assure you that the expansion at the 821 Route 97 property will be completed as expected or at all.

(4)	The aggregate appraised value of $219,100,000 includes a hypothetical market value “as if complete” for the 821 Route 97 property, which is currently expected to undergo an expansion increasing the sq. ft. of the 821 Route 97 property from 145,485 sq. ft. to 221,876 sq. ft. The expansion is expected to be completed by August 2022. The hypothetical market value “as if complete” for the 821 Route 97 property assumes the expansion is completed as planned.

(5)	According to the appraisals, the Shearer’s Industrial Portfolio Properties had an aggregate “as-is” appraised value of $206,300,000 as of various dates between January 6, 2022 and January 26, 2022. The Cut-off Date LTV Ratio and the Maturity Date LTV ratio based on the “as-is” value is 66.7% The appraiser also concluded an aggregate “go dark” value of $157,300,000 as of various dates between January 6, 2022 and January 26, 2022. The Cut-off Date LTV Ratio and the Maturity Date LTV Ratio based on the “go dark” value is 87.5%.

(6)	Historical financial information and occupancy is not available due to the nature of the sale-leaseback transaction and at loan origination a unitary master lease over the Portfolio (as defined below) was executed with a 20-year initial term and an absolute triple-net (“NNN”) structure.

The Loan. The Shearer’s Industrial Portfolio mortgage loan (the “Shearer’s Industrial Portfolio Loan”) is part of a whole loan (the “Shearer’s Industrial Portfolio Whole Loan”) consisting of four pari passu promissory notes with an aggregate original principal balance and outstanding principal balance as of the Cut-off Date of $137,598,000 and is secured by first deeds of trust and mortgages encumbering the borrower’s fee simple interest in a portfolio of nine single-tenant industrial properties located across Arizona, Arkansas, Iowa, Minnesota, Ohio, Pennsylvania, Texas, and Virginia (the “Shearer Industrial Portfolio Properties” or “Portfolio”). The Shearer’s Industrial Portfolio Loan is evidenced by the non-controlling note A-1-2 with an original and outstanding principal balance as of the Cut-off Date of $30,000,000 and represents approximately 3.3% of the Initial Pool Balance.

The Shearer’s Industrial Portfolio Whole Loan was co-originated by Goldman Sachs Bank USA and Wells Fargo Bank, National Association on February 16, 2022. The Shearer’s Industrial Portfolio Whole Loan has an interest rate of 3.90000% per annum. The Shearer’s Industrial Portfolio Whole Loan had an initial term of 120 months and has a remaining term of 119 months as of the Cut-off Date. The Shearer’s Industrial Portfolio Whole Loan requires interest-only payments during the full term. The scheduled maturity date of the Shearer’s Industrial Portfolio Whole Loan is the due date in March, 2032. Voluntary prepayment of the Shearer’s Industrial Portfolio Whole Loan in whole (but not in part) is permitted on or after the due date occurring in December 2031 without the payment of any prepayment premium. In addition, the Shearer’s Industrial Portfolio Whole Loan may be voluntary prepaid in whole (but not in part) at any time beginning on the first due date following February 16, 2023 with the payment of a yield maintenance premium. The table below summarizes the promissory notes that comprise the Shearer’s Industrial Portfolio Whole Loan. The relationship between the holders of the Shearer’s Industrial Portfolio Whole Loan is governed by a co-lender agreement as described under “Description of the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 9 Shearer’s Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 62.8% 1.95x 8.3%

Mortgage Pool—The Whole Loans —The Serviced Pari Passu Whole Loans and The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder(s)	Controlling Piece
A-1-1	$36,318,600	$36,318,600	GSBI(1)	Yes
A-1-2	30,000,000	30,000,000	Benchmark 2022-B34	No
A-1-3	30,000,000	30,000,000	GSBI(1)	No
A-2	41,279,400	41,279,400	WFB(1)	No
Whole Loan	$137,598,000	$137,598,000
(1)	Expected to be contributed to one or more future securitization trusts.

The borrower utilized the proceeds of the Shearer’s Industrial Portfolio Whole Loan, together with borrower sponsor equity and seller credit, to acquire the Portfolio, fund upfront reserves and pay closing costs.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$137,598,000	62.4%	Purchase Price	$199,447,281	90.5%
Sponsor Equity	78,997,416	35.8	Reserves	12,243,079	5.6
Seller Credit	3,898,500	1.8	Closing Costs	8,803,556	4.0
Total Sources	$220,493,916	100.0%	Total Uses	$220,493,916	100.0%

The Borrower and the Borrower Sponsor. The borrower is Snackhouse Portfolio Property LLC, a Delaware limited liability company. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Shearer’s Industrial Portfolio Whole Loan. The non-recourse carveout guarantor of the Shearer’s Industrial Portfolio Whole Loan is USRA Net Lease IV Capital Corp., which is a subsidiary of USRA Institutional Net Lease Fund IV Capital Corp. The borrower sponsor is USRA Institutional Net Lease Fund IV, LLC, a real estate investment fund sponsored by U.S. Realty Advisors (“USRA”). USRA was founded in 1989 as a single-tenant real estate investment and asset management firm. The borrower sponsor completed over $5 billion in transactions over the past 30 years with a focus on acquisition and ownership of single-tenant, net leased properties above $10 million nationwide. Currently, USRA has over $2.7 billion of assets under management.

The Property. The Portfolio is comprised of nine manufacturing and/or warehouse/distribution facilities encompassing 2,206,965 sq. ft. and is located across eight states including Arizona, Arkansas, Iowa, Minnesota, Ohio, Pennsylvania, Texas, and Virginia. The Portfolio is occupied by a single tenant, Shearer’s Foods LLC (“Shearer’s”), which is a subsidiary of Chip Holdings, LLC (“Chip”) and a contract manufacturer and private label supplier of snack products including salty snacks, cookies, and crackers, headquartered in Massillon, Ohio at 100 Lincoln Way East. The Portfolio was constructed between 1946 and 2009, has average clear heights of approximately 25 feet, and has benefitted from $469 million of total capital expenditures and equipment investment by Shearer’s over time. The Portfolio generated nearly $1.05 billion in net sales in the 2021 fiscal year and nearly 86% of Chip’s total production footprint of 12 facilities (11 in the United States, 1 in Canada). Two United States facilities were excluded from the transaction as Shearer’s is exploring strategic options as they seek to build up their West Coast presence, and the Canada asset is excluded from the Portfolio to maintain a fully United States / US Dollar portfolio.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 9 Shearer’s Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 62.8% 1.95x 8.3%

At loan origination, all nine facilities comprising the Portfolio commenced an absolute NNN unitary master lease with Shearer’s (the “Shearer’s Lease”), under which Shearer’s obligations are guaranteed by Chip. The lease has an initial term of 20 years and five, five-year renewal options, for a fully extended term of 45 years, and contains no termination options (outside of casualty and condemnation). For the first 10 years the rent will escalate by 2.0% annually, followed by 1.5% annual escalations for the next 10 years.

Officially founded in 1974, Shearer’s traces its roots back to the early 1900’s when William Shearer opened a family grocery store in Canton, Ohio called Shearer’s Market. Since its inception, Shearer’s has expanded through a series of acquisitions and expansions. Shearer’s is headquartered in Massillon, Ohio and is a contract manufacturer and private label supplier to the snack industry in North America. Shearer’s is known for producing salty snacks, cookies, and crackers and has expanded in recent years with revenues of $1.2 billion and adjusted EBITDA (earnings before interest, taxes, depreciation and amortization) of $202 million in 2021.

COVID-19 Update. As of March 10, 2022, the Shearer Industrial Portfolio Properties are open and operating. As of March 10, 2022, no loan modification or forbearance requests have been made on the Shearer Industrial Portfolio Whole Loan. The sole tenant has not received any rent deferrals or lease modifications. The first payment date of the Shearer Industrial Portfolio Whole Loan is April 6, 2022.

Portfolio Summary
Property Name	City, State	Allocated Cut-off Balance	Lease End(1)	Total Sq. Ft. (1)	Lease Type(1)	U/W Total Rent(1)	U/W Total Rent PSF(1)
800 Northwest 4th Street	Perham, MN	$5,132,299	2/28/2042	515,972	NNN	$2,598,970	$5.04
4100 Millennium Boulevard Southeast	Massillon, OH	$4,899,635	2/28/2042	171,390	NNN	$2,481,981	14.48
3000 East Mount Pleasant Street	Burlington, IA	$4,420,621	2/28/2042	444,618	NNN	$2,239,557	5.04
7330 West Sherman Street	Phoenix, AZ	$3,886,861	2/28/2042	207,222	NNN	$1,696,150	8.19
821 Route 97(2)	Waterford, PA	$3,312,044	2/28/2042	221,876	NNN	$1,676,396	7.56
3200 Northern Cross Boulevard	Fort Worth, TX	$3,010,949	2/28/2042	121,253	NNN	$1,526,890	12.59
3636 Medallion Avenue	Newport, AR	$2,983,577	2/28/2042	278,553	NNN	$1,578,467	5.67
692 Wabash Avenue North	Brewster, OH	$1,231,752	2/28/2042	141,878	NNN	$625,314	4.41
225 Commonwealth Avenue Extension	Bristol, VA	$1,122,263	2/28/2042	104,203	NNN	$557,679	5.35
Total / Wtd. Avg.		$30,000,000		2,206,965		$14,981,405	$6.79
(1)	Based on the underwritten rent roll dated February 16, 2022, with rent steps through March 1, 2023.

(2)	The 821 Route 97 property is currently expected to undergo an expansion increasing the sq. ft. of the related improvements from 145,485 sq. ft. to 221,876 sq. ft. The expansion is expected to be completed by August 2022. At origination, the borrower funded a Shearer’s expansion allowance reserve in an amount equal to $12,243,079 in connection with the anticipated expansion. We cannot assure you that the expansion at the 821 Route 97 property will be completed as expected or at all.

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.(2)	% of Total Sq. Ft. Expiring(2)	Cumulative Sq. Ft. Expiring(2)	Cumulative % of Sq. Ft. Expiring(2)	U/W Total Rent per Sq. Ft.	% U/W Total Rent Rolling	Cumulative % of U/W Total Rent
MTM & 2022	0	0	0.0%	0	0.0%	$0.00	0.0%	0%
2023	0	0	0.0	0	0.0	$0.00	0.0	0%
2024	0	0	0.0	0	0.0	$0.00	0.0	0%
2025	0	0	0.0	0	0.0	$0.00	0.0	0%
2026	0	0	0.0	0	0.0	$0.00	0.0	0%
2027	0	0	0.0	0	0.0	$0.00	0.0	0%
2028	0	0	0.0	0	0.0	$0.00	0.0	0%
2029	0	0	0.0	0	0.0	$0.00	0.0	0%
2030	0	0	0.0	0	0.0	$0.00	0.0	0%
2031	0	0	0.0	0	0.0	$0.00	0.0	0%
2032	0	0	0.0	0	0.0	$0.00	0.0	0%
2033 & Thereafter	1	2,206,965	100.0	2,206,965	100.0	$6.79	100.0	100.0%
Vacant	NAP	0	0.0	2,206,965	100.0	NAP	NAP	NAP
Total / Wtd. Avg.	1	2,206,965	100.0%			$6.79	100.0%
(1)	Based on the underwritten rent roll dated February 16, 2022, with rent steps through March 1, 2023.

(2)	Total sq. ft., % of Total sq. ft. Expiring and Cumulative sq. ft. Expiring include the fully expanded 821 Route 97 property, which is currently expected to undergo an expansion increasing the sq. ft. of the related improvements from 145,485 sq. ft. to 221,876 sq. ft. The expansion is expected to be completed by August 2022. At origination, the borrower funded a Shearer’s expansion allowance reserve in an amount equal to $12,243,079 in connection with the anticipated expansion. We cannot assure you that the expansion at the 821 Route 97 property will be completed as expected or at all.

Environmental Matters. According to Phase I environmental reports, dated between October 21, 2021 and November 11, 2021, there are certain recognized environmental conditions (“RECs”) at the Shearer’s Industrial Portfolio Properties including (i) a REC at the 3636 Medallion Avenue property in connection with soil and groundwater impacts including, among other things, polynuclear aromatic hydrocarbons (PAHs) and metals, from prior manufacturing operations at such property, (ii) four RECs at the 3000 East Mount Pleasant Street property in connection with (a) potential releases from a former bulk oil underground storage tank associated with a gas station previously located at such property, (b) soil and groundwater impacts including, among other things, arsenic, from a septic system associated with a radiator repair shop previously located at such property, (c) potential soil and ground water impacts from certain former

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 9 Shearer’s Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 62.8% 1.95x 8.3%

underground storage tanks associated with prior manufacturing operations at such property, and (d) potential soil and groundwater impacts from prior operations at adjacent properties including, among other things, a foundry and an auto repair shop and gas station, and (iii) a REC at the 3200 Northern Cross Boulevard property in connection with potential soil and groundwater impacts from potential oil releases in the vicinity of transformers located at such property. In addition, the related Phase I ESAs identified certain controlled recognized environmental conditions at certain of the Shearer’s Industrial Portfolio Properties for which regulatory closure has been granted subject to compliance with certain use restrictions or engineering controls. At origination, the borrower obtained an environmental insurance policy issued by the Great American E & S Insurance Company that names the lender as an additional insured and has a policy limit of $5,000,000 per incident and $10,000,000 in the aggregate, a deductible of $100,000 and a term expiring on February 16, 2032 with respect to the borrower and February 16, 2035 with respect to the lender. See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.

The Market. The Shearer’s Industrial Portfolio consists of nine properties in eight states. The following highlights the five largest markets by allocated loan amount:

Cleveland, OH (20.4% of Cut-off Date Allocated Loan Amount): The Cleveland industrial market has approximately 541.4 million sq. ft. of industrial space and an average rent of $4.33 per sq. ft./year with vacancy of 4.4%, as of fourth quarter of 2021.

Fargo-Valley City, ND-MN (17.1% of Cut-off Date Allocated Loan Amount): The Fargo industrial market has approximately 13.6 million sq. ft. of industrial space and an average rent of $7.47 per sq. ft./year with vacancy of 3.9%, as of fourth quarter of 2021.

Davenport, IA (14.7% of Cut-off Date Allocated Loan Amount): The Davenport industrial market has approximately 43.5 million sq. ft. of industrial space and an average rent of $4.04 per sq. ft./year with vacancy of 2.2%, as of fourth quarter of 2021.

Phoenix, AZ (13.0% of Cut-off Date Allocated Loan Amount): The Phoenix industrial market has approximately 354.1 million sq. ft. of industrial space and an average rent of $7.69 per sq. ft./year with vacancy of 4.6% as of fourth quarter of 2021.

Erie, PA (11.0% of Cut-off Date Allocated Loan Amount): The Erie industrial market currently has approximately 26.2 million sq. ft. of industrial space and an average rent of $4.00 per sq. ft./year with vacancy of 2.4% as of fourth quarter of 2021.

Cash Flow Analysis.

Cash Flow Analysis(1)(2)
	U/W	U/W PSF
Base Rent	$11,896,998	$5.39
Total Reimbursement Revenue	2,846,467	1.29
Contractual Rent Steps	237,940	0.11
Vacancy Loss	(749,070)	(0.34)
Effective Gross Revenue	$14,232,335	$6.45
Management Fee	142,323	0.06
Other Expenses(3)	2,704,144	1.23
Total Operating Expenses	$2,846,467	$1.29
Net Operating Income	$11,385,868	$5.16
TI/LC	441,202	0.20
Capital Expenditures	348,967	0.16
Net Cash Flow	$10,595,698	$4.80
(1)	Based on the underwritten rent roll dated February 16, 2022, with rent steps through March 1, 2023.

(2)	Historical financial information and occupancy is not available due to the nature of the sale-leaseback transaction and at loan origination a unitary master lease over the Portfolio was executed with a 20-year initial term and an absolute NNN structure.

(3)	Other Expenses assumes approximately 19% of Effective Gross Revenue.

Property Management. The Shearer’s Industrial Portfolio Properties are managed by Shearer’s, the sole tenant at the Shearer’s Industrial Portfolio Properties.

Lockbox / Cash Management. The Shearer’s Industrial Portfolio Whole Loan is structured with a hard lockbox and in place cash management. The borrower was required to deliver a tenant direction letter instructing Shearer’s to deposit rents into a lender-controlled lockbox account. In addition, the borrower is required to cause all cash revenues relating to the Shearer’s Industrial Portfolio Properties and all other money received by the borrower or borrower’s property manager (if any) with respect to the Shearer’s Industrial Portfolio Properties (other than tenant security deposits) to be deposited into such lockbox account or a lender-controlled cash management account within one business day following receipt. On each business day, all funds in the lockbox account (other than a minimum required balance of $5,000) are required to be swept into the cash management account.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 9 Shearer’s Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 62.8% 1.95x 8.3%

For so long as no Shearer’s Industrial Portfolio Trigger Period or event of default under the Shearer’s Industrial Portfolio Whole Loan documents is continuing, all amounts in the cash management account in excess of the aggregate amount required to be paid to or reserved with the lender on the next monthly due date are required to be swept into a borrower-controlled operating account on each business day. During the continuance of a Shearer’s Industrial Portfolio Trigger Period or, at the lender’s discretion, during an event of default under the Shearer’s Industrial Portfolio Whole Loan documents, all amounts on deposit in the cash management account after payment of debt service, required reserves and budgeted operating expenses are required to (i) be remitted into the borrower-controlled operating account (and the borrower will be entitled to distribute the same to its equityholders) if (a) no event of default under the Shearer’s Industrial Portfolio Whole Loan documents is continuing and (b) the Shearer’s Industrial Portfolio Trigger Period is continuing solely as a result of a Shearer’s Industrial Portfolio Tenant Semi-Vacancy Period (as defined below), or (ii) otherwise, be deposited in the excess cash flow reserve as additional collateral for the Shearer’s Industrial Portfolio Whole Loan. Additionally, during the continuance of an event of default under the Shearer’s Industrial Portfolio Whole Loan documents, the lender may apply funds on deposit in the cash management account in such order of priority as it may determine.

A “Shearer’s Industrial Portfolio Trigger Period” means (a) any period during the continuance of (i) an event of default by the borrower under the Shearer’s Lease beyond any applicable grace or cure period, which (in the lender’s reasonable opinion) is reasonably expected to lead to the termination of the Shearer’s Lease in its entirety, (ii) a bankruptcy or similar insolvency proceeding of Shearer’s, unless the Shearer’s Lease has been affirmed in such proceeding, (iii) termination, cancellation or surrender of the Shearer’s Lease prior to its scheduled expiration date (other than on account of condemnation), (iv) a Shearer’s Industrial Portfolio Tenant Semi-Vacancy Period, (v) a Shearer’s Industrial Portfolio Full-Vacancy Period or (b) each period commencing when the debt yield (as calculated under the Shearer’s Industrial Portfolio Whole Loan documents), determined as of the first day of any fiscal quarter, is less than 7.3%, and ending when the debt yield (as calculated under the loan documents), determined as of the first day of each of two consecutive fiscal quarters, is at least 7.3%, or (c) each period commencing upon the borrower’s failure to deliver required annual, quarterly or monthly financial reports and ending when such reports are delivered and indicate that no other Shearer’s Industrial Portfolio Trigger Period is ongoing.

A “Shearer’s Industrial Portfolio Tenant Full-Vacancy Period” means any period during the continuance of which more than 50% of the gross leasable square footage of the improvements at all of the Shearer’s Industrial Portfolio Properties, collectively, are not occupied by Shearer’s or a subtenant for the ordinary conduct of business for longer than (x) 90 consecutive days or (y) 150 days in any 12-month period (other than any portion of any improvements while such portion is un-tenantable because of the performance of any alterations or equipment installment or accession or retooling or restoration permitted under the Shearer’s Industrial Portfolio Whole Loan documents (including the anticipated expansion of the improvements of the 821 Route 97 property), fire or other casualty or occupancy is prohibited by legal requirements or not possible due to force majeure).

A “Shearer’s Industrial Portfolio Tenant Semi-Vacancy Period” means any period during the continuance of which at least 35%, but not more than 50%, of the gross leasable square footage of the improvements at all of the Shearer Industrial Portfolio Properties, collectively, are not occupied by Shearer’s or a subtenant for the ordinary conduct of business for more than (x) 90 consecutive days or (y) 150 days in any 12-month period (other than any portion of any improvements while such portion is un-tenantable because of the performance of any alterations or equipment installation or accession or retooling or restoration permitted under the Shearer’s Industrial Portfolio Whole Loan documents (including the anticipated expansion of the improvements of the 821 Route 97 property), fire or other casualty or occupancy is prohibited by legal requirements or not possible due to force majeure).

Initial and Ongoing Reserves. At origination, the borrower funded a Shearer’s expansion allowance reserve in an amount equal to $12,243,079 in connection with an anticipated expansion of the improvements at the 821 Route 97 property.

Tax Reserve – On each due date, the borrower is required to fund a tax reserve in an amount equal to 1/12 of the real property taxes that the lender reasonably estimates will be payable during the next ensuing 12 months, unless Shearer’s is paying or contesting the taxes.

Insurance Reserve – On each due date, the borrower is required to fund an insurance reserve in an amount equal to 1/12 of the insurance premiums that the lender reasonably estimates will be payable during the next ensuing 12 months, unless Shearer’s, the borrower or the guarantor is paying the insurance premiums.

TI/LC Reserve – On each due date during a Shearer’s Industrial Portfolio Trigger Period that is not caused solely as a result of a Shearer’s Industrial Portfolio Tenant Semi-Vacancy Period, the borrower is required to fund a tenant improvement and leasing commission reserve in an amount equal to $183,913.75.

Capital Expenditure Reserve – On each due date during a Shearer’s Industrial Portfolio Trigger Period that is not caused solely as a result of a Shearer’s Industrial Portfolio Tenant Semi-Vacancy Period, the borrower is required to fund a capital expenditure reserve in an amount equal to $27,587.06.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 9 Shearer’s Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 62.8% 1.95x 8.3%

Excess Cash Flow Reserve – On each due date during a Shearer’s Industrial Portfolio Trigger Period that is continuing solely as a result of a Shearer’s Industrial Portfolio Tenant Semi-Vacancy Period, the borrower is required to fund an excess cash flow reserve, as additional collateral for the Shearer’s Industrial Portfolio Whole Loan, monthly in an amount equal to 1/12 of the product of (x) $0.50 multiplied by (y) the number of leasable sq. ft. of the improvements demised under the Shearer’s Lease that is no longer in regular use, has been vacated or for which Shearer’s ceases to occupy. In addition, on each due date during a Shearer’s Industrial Portfolio Trigger Period (other than a Shearer’s Industrial Portfolio Trigger Period that is continuing solely as a result of a Shearer’s Industrial Portfolio Tenant Semi-Vacancy Period), the borrower is required to fund an excess cash flow reserve, as additional collateral for the Shearer’s Industrial Portfolio Whole Loan, monthly, with all excess cash flow (after payment of debt service, other required reserves and budgeted operating expenses).

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

Partial Release. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

13821-13995 Hall Road Shelby Township, MI 48315	Collateral Asset Summary – Loan No. 10 Hall Road Crossing	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$28,712,745 68.2% 1.50x 9.3%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

13821-13995 Hall Road Shelby Township, MI 48315	Collateral Asset Summary – Loan No. 10 Hall Road Crossing	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$28,712,745 68.2% 1.50x 9.3%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

13821-13995 Hall Road Shelby Township, MI 48315	Collateral Asset Summary – Loan No. 10 Hall Road Crossing	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$28,712,745 68.2% 1.50x 9.3%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

13821-13995 Hall Road Shelby Township, MI 48315	Collateral Asset Summary – Loan No. 10 Hall Road Crossing	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$28,712,745 68.2% 1.50x 9.3%

Mortgage Loan Information
Loan Seller:	CREFI
Loan Purpose:	Refinance
Borrower Sponsors:	Daniel Kukes, Nikolaos Moschouris, Daniel Kukes Living Trust and Nikolaos A. Moschouris Trust Under Agreement Dated July 13, 2009
Borrower:	Hall Road Crossing Owner, LLC
Original Balance:	$28,750,000
Cut-off Date Balance:	$28,712,745
% by Initial UPB:	3.1%
Interest Rate:	4.12000%
Payment Date:	6th of each month
First Payment Date:	April 6, 2022
Maturity Date:	March 6, 2032
Amortization:	Amortizing Balloon
Additional Debt:	None
Call Protection:	L(25), D(91), O(4)
Lockbox / Cash Management:	Springing / Springing

Reserves(1)
	Initial	Monthly	Cap
Taxes:	$90,580	$22,645	NAP
Insurance:	$0	Springing	NAP
Replacement:	$0	$2,264	$135,847
TI/LC:	$0	$9,045	$550,000
Other(2):	$1,872,253	$0	NAP
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Anchored Retail
Collateral:	Fee Simple
Location:	Shelby Township, MI
Year Built / Renovated:	1986 / 2022
Total Sq. Ft.:	181,129
Property Management:	Streamline Commercial Real Estate Solutions, LLC
Underwritten NOI:	$2,673,254
Underwritten NCF:	$2,511,060
Appraised Value:	$42,125,000
Appraisal Date:	February 1, 2022

Historical NOI
Most Recent NOI:	$2,165,442 (T-12 October 31, 2021)
2020 NOI:	$2,070,595 (December 31, 2020)
2019 NOI:	$1,965,586 (December 31, 2019)
2018 NOI:	$1,768,422 (December 31, 2018)

Historical Occupancy
Most Recent Occupancy:	97.9% (January 11, 2022)
2020 Occupancy:	93.1% (December 31, 2020)
2019 Occupancy:	88.1% (December 31, 2019)
2018 Occupancy:	80.3% (December 31, 2018)

Financial Information
Tranche	Cut-off Date Balance	Balance per Sq. Ft. Cut-off / Balloon	LTV Cut-off / Balloon	U/W DSCR NOI / NCF	U/W Debt Yield NOI / NCF	U/W Debt Yield at Balloon NOI / NCF
Mortgage Loan	$28,712,745	$159 / $127	68.2% / 54.5%	1.60x / 1.50x	9.3% / 8.7%	11.7% / 10.9%
(1)	See “Initial and Ongoing Reserves” herein.
(2)	Initial Other reserve consists of (i) $849,909 for a free rent reserve, (ii) $817,656 for an unfunded obligations reserve and (iii) $204,688 for an immediate repairs reserve.

The Loan. The Hall Road Crossing mortgage loan (the “Hall Road Crossing Loan”) had an original principal balance of $28,750,000 and has an outstanding principal balance as of the Cut-off Date of approximately $28,712,745 and is secured by a first priority mortgage encumbering the borrower’s fee simple interest in an anchored retail property located in Shelby Township, Michigan (the “Hall Road Crossing Property”).

The Hall Road Crossing Loan had an initial term of 120 months and has a remaining term of 119 months as of the Cut-off Date. The Hall Road Crossing Loan will amortize on a 30-year schedule and accrues interest at the rate of 4.12000% per annum.

The borrower sponsor utilized the proceeds of the Hall Road Crossing Loan to refinance existing debt, fund upfront reserves and pay origination costs.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$28,750,000	93.6%	Loan Payoff	$27,334,337	89.0%
Borrower Sponsor Equity	1,978,980	6.4	Upfront Reserves	1,962,833	6.4
			Closing Costs	1,431,810	4.7
Total Sources	$30,728,980	100.0%	Total Uses	$30,728,980	100.0%

The Borrower and the Borrower Sponsors. The borrower is Hall Road Crossing Owner, LLC, a Delaware limited liability company. The borrower sponsors and nonrecourse carve-out guarantors are Daniel Kukes, Nikolaos Moschouris, Daniel Kukes Living Trust and Nikolaos A. Moschouris Trust Under Agreement Dated July 13, 2009. Nikolaos Moschouris and Daniel Kukes are the co-managers of Hall Road Crossing Partners LLC which is the sole member of the borrower. Nikolaos Moschouris is a principal at Moschouris Management Company, LLC, a real estate management company and Daniel Kukes is a partner at Landmark Commercial Real Estate Services, LLC and a co-founder and partner of the Landmark Investment Sales Team. Daniel Kukes works on the sale of retail shopping centers and single tenant net lease investment properties of all property types across the country. He currently represents institutional funds, private equity funds, and high net worth investors in listing investment properties nationwide.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

13821-13995 Hall Road Shelby Township, MI 48315	Collateral Asset Summary – Loan No. 10 Hall Road Crossing	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$28,712,745 68.2% 1.50x 9.3%

The Property. The Hall Road Crossing Property is a 181,129 sq. ft. anchored retail center located in Shelby Township, Michigan. The Hall Road Crossing Property was built in 1986 and is 97.9% leased to 16 tenants as of January 11, 2022. The Hall Road Crossing Property contains 900 parking spaces for a ratio of 4.97 per 1,000 sq. ft. The largest tenant by sq. ft. Amazon Fresh occupies 36,415 sq. ft. (20.1% of the net rentable area, 21.1% of the U/W Base Rent) and has signed a new 13-year lease with no termination options. The Hall Road Crossing Property will be the first Amazon Fresh location opened in the state of Michigan. The second largest tenant by sq. ft., Bob’s Discount Furniture, occupies 33,000 sq. ft. (18.2% of the net rentable area, 14.7% of the U/W Base Rent) on a lease expiring in May 2031. The third largest tenant by sq. ft., Michaels, occupies 20,325 sq. ft. (11.2% of the net rentable area, 8.0% of the U/W Base Rent) on a lease expiring in February 2024.

Major Tenants.

Amazon Fresh (36,415 sq. ft.; 20.1% of NRA; 21.1% of U/W base rent) is a grocery store designed to offer a seamless shopping experience, whether customers are shopping in-store or online. Amazon Fresh offers free same-day delivery and pick-up for Prime members. The first Amazon Fresh store opened to the public in September 2020 and as of January 12, 2022 there are a total of 23 Amazon Fresh stores across the United States. Amazon Fresh is not yet open and the borrower reserved $639,448 for gap rent relating to the Amazon Fresh lease at closing.

Bob’s Discount Furniture (33,000 sq. ft.; 18.2% of NRA; 14.7% of U/W base rent) is a furniture and bedding retailer that was founded in 1991. The company offers couches, sofas, tables, dining room sets, mattresses, home accents, entertainment centers, desks, filing cabinets, book cases and stools. As of January 24, 2022, Bob’s Discount Furniture had 150 stores across 23 states and is the 10th-largest furniture chain in the United States.

Michaels (20,325 sq. ft.; 11.2% of NRA; 8.0% of U/W base rent) is the largest specialty retailer in North America providing an assortment of curated arts and crafts componentry. Michaels operates 1,275 stores in 49 states and Canada and online at Michaels.com and Michaels.ca. In addition, The Michaels Companies owns Artistree, a manufacturer of custom and specialty framing merchandise. Michaels was founded in 1973 and is headquartered in Irving, Texas.

COVID-19 Update. As of February 10, 2022, the Hall Road Crossing Property is open and operating. Tenants are current on rent and no tenants are requesting deferred rent or lease modifications. As of February 10, 2022, the Hall Road Crossing Loan is not subject to any modifications or forbearance requests. The first payment date of the Hall Road Crossing Loan is due on April 6, 2022.

Tenant Summary(1)
Tenant	Rating (Fitch/Moody’s/S&P)(2)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent Per Sq. Ft.(3)	% of Total U/W Base Rent(3)	Lease Expiration

Amazon Fresh(4)	AA-/A1/AA	36,415	20.1%	$15.83	21.1%	1/31/2035
Bob’s Discount Furniture(5)	NR/B3/B	33,000	18.2	$12.17	14.7	5/31/2031
Michaels(6)	NR/NR/NR	20,325	11.2	$10.75	8.0	2/29/2024
Old Navy(7)	NR/Ba2/BB	17,330	9.6	$13.00	8.2	1/31/2023
Foot Locker(8)	NR/Ba2/BB+	12,047	6.7	$19.00	8.4	11/30/2031
Rally House(9)	NR/NR/NR	9,446	5.2	$12.00	4.1	1/31/2025
ULTA(10)	NR/NR/NR	9,405	5.2	$19.25	6.6	2/28/2027
Skechers(11)	NR/NR/NR	8,800	4.9	$20.00	6.4	1/31/2030
Famous Footwear	NR/NR/NR	8,250	4.6	$12.12	3.7	9/30/2022
Kirkland’s(12)	NR/NR/NR	7,080	3.9	$24.20	6.3	1/31/2026
Total / Wtd. Avg. Major Tenants		162,098	89.5%	$14.76	87.5%
Remaining Tenants		15,181	8.4	$22.49	12.5
Total / Wtd. Avg. Occupied Collateral		177,279	97.9%	$15.42	100.0%
Vacant		3,850	2.1
Total		181,129	100.0%
(1)	Based on the underwritten rent roll dated as of January 11, 2022.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	U/W Base Rent Per Sq. Ft. and % of Total U/W Base Rent are inclusive of contractual rent steps of $1,614 occurring through February 1, 2023, and $30,436 attributable to straight line rent credit for Amazon Fresh.

(4)	Amazon Fresh has six, five-year renewal options. Amazon Fresh is not yet open and the borrower reserved $639,448 for gap rent relating to the Amazon Fresh lease at closing.

(5)	Bob’s Discount Furniture has three, five-year renewal options.

(6)	Michaels has one, five-year renewal option.

(7)	There is currently a failure of the co-tenancy requirements under the Old Navy lease for which Old Navy has a rent credit in the amount of approximately $198,026 covering the period from November 30, 2019 through November 30, 2020, which amount will be offset against rent until recovered.

(8)	Foot Locker has two, five-year renewal options.

(9)	Rally House has two, five-year renewal options.

(10)	ULTA has two, five-year renewal options.

(11)	Sketchers has two, five-year renewal options.

(12)	Kirkland’s has two five-year renewal options

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

13821-13995 Hall Road Shelby Township, MI 48315	Collateral Asset Summary – Loan No. 10 Hall Road Crossing	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$28,712,745 68.2% 1.50x 9.3%

Lease Rollover Schedule(1)(2)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent Per Sq. Ft.(3)	% U/W Base Rent Rolling(3)	Cumulative % of U/W Base Rent(3)
MTM	1	2,200	1.2%	2,200	1.2%	$23.00	1.9%	1.9%
2022	1	8,250	4.6	10,450	5.8%	$12.12	3.7%	5.5%
2023	3	20,616	11.4	31,066	17.2%	$15.51	11.7%	17.2%
2024	2	24,770	13.7	55,836	30.8%	$12.05	10.9%	28.1%
2025	1	9,446	5.2	65,282	36.0%	$12.00	4.1%	32.3%
2026	1	7,080	3.9	72,362	40.0%	$24.20	6.3%	38.5%
2027	2	11,655	6.4	84,017	46.4%	$19.84	8.5%	47.0%
2028	1	3,000	1.7	87,017	48.0%	$22.00	2.4%	49.4%
2029	0	0	0.0	87,017	48.0%	$0.00	0.0%	49.4%
2030	1	8,800	4.9	95,817	52.9%	$20.00	6.4%	55.8%
2031	2	45,047	24.9	140,864	77.8%	$14.00	23.1%	78.9%
2032	0	0	0.0	140,864	77.8%	$0.00	0.0%	78.9%
2033 & Thereafter	1	36,415	20.1	177,279	97.9%	$15.83	21.1%	100.0%
Vacant	0	3,850	2.1	181,129	100.0%	NAP	NAP	NAP
Total / Wtd. Avg.	16	181,129	100.0%			$15.42	100.0%
(1)	Based on the underwritten rent roll dated as of January 11, 2022.
(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.
(3)	Annual U/W Base Rent Per Sq. Ft.,% U/W Base Rent Rolling and Cumulative % of U/W Base Rent are inclusive of contractual rent steps of $1,614 occurring through February 1, 2023, and $30,436 attributable to straight line rent credit for Amazon Fresh.

Environmental Matters. According to the Phase I environmental report dated as of December 20, 2022, there are no recognized environmental conditions or recommendations for further action at the Hall Road Crossing Property.

The Market. The Hall Road Crossing Property is located in Shelby Township, a northern suburb of Detroit, Michigan that is located approximately 15 miles north of the city. The Hall Road Crossing Property neighborhood is located within an area known as the “Golden Corridor” which is known for its high concentration of national retailers and is anchored by Lakeside Mall, a 1.55 million sq. ft. super-regional mall. Primary Access to the Hall Road Crossing Property is provided by Hall Road and Schoenherr Road with nearby highway access provided by Interstate 94 to the east.

The Hall Road Crossing Property is located within the Macomb West retail submarket. According to a third-party market research report, the Macomb West retail submarket had a total inventory of 26,272,485 sq. ft. As of the third quarter of 2021, the Macomb West retail submarket had a 6.1% vacancy rate with average asking rents of $13.43 per sq. ft. According to the appraisal, the 2021 population within a one-, three- and five-mile radius of the Hall Road Crossing Property was 9,199, 100,972, and 249,033, respectively. The 2021 average household income within a one-, three- and five-mile radius of the Hall Road Crossing Property was $82,025, $82,835, and $92,248, respectively.

The following table presents certain information relating to the appraisal’s market rent conclusion for the Hall Road Crossing Property:

Summary of Appraisal’s Concluded Retail Market Rent
Market Rent PSF
Grocery Space	$15.00
Jr. Anchors (20,000+ Sq. Ft.)	$12.50
15,000-20,000 Sq. Ft.	$13.50
Outlot Space	$19.00
5,000-15,000 Sq. Ft.	$20.00
Inline (<5,000 Sq. Ft.)	$27.50
Restaurant	$25.00

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

13821-13995 Hall Road Shelby Township, MI 48315	Collateral Asset Summary – Loan No. 10 Hall Road Crossing	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$28,712,745 68.2% 1.50x 9.3%

The following table presents certain information relating to comparable properties to the Hall Road Crossing Property:

Competitive/Comparable Properties(1)
Property Name	City, State	Distance to Subject	Size (SF)	Year Built	Occupancy
Hall Road Crossing	Shelby Township, Michigan	—	181,129	1986	97.9%
Troy Sports Shopping Center	Troy, Michigan	10.3 miles	248,244	1996	97.0%
Oakland Square	Troy, Michigan	11.9 miles	220,226	1986	100.0%
Shelby Corners Shopping Center	Utica, Michigan	0.5 miles	134,266	1987	91.0%
Shelby Town Center III	Shelby Township, Michigan	0.5 miles	159,856	2000	92.0%
Midtown Square	Troy, Michigan	15.6 miles	539,977	2000	100.0%
Troy Commons	Troy, Michigan	11.3 miles	129,461	1972	91.0%
Waterside Marketplace	New Baltimore, Michigan	10.3 miles	395,641	2007	100.0%
(1)	Source: Appraisal.

Cash Flow Analysis.

Cash Flow Analysis(1)
	2018	2019	2020	T-12 10/31/2021	U/W(2)	U/W Per Sq. Ft.
Base Rent	$1,885,619	$2,101,003	$2,168,364	$2,251,624	$2,701,981	$14.92
Contractual Rent Steps(3)	0	0	0	0	31,960	0.18
Vacant Income	0	0	0	0	118,398	0.65
Reimbursements	410,771	491,651	473,016	462,623	559,913	3.09
Vacancy & Credit Loss	0	0	0	0	(149,836)	(0.83)
Effective Gross Income	$2,296,390	$2,592,655	$2,641,380	$2,714,247	$3,262,416	$18.01
Total Operating Expenses	$527,968	$627,069	$570,785	$548,805	$589,162	$3.25
Net Operating Income	$1,768,422	$1,965,586	$2,070,595	$2,165,442	$2,673,254	$14.76
TI/LC	0	0	0	0	135,025	0.75
Capital Expenditures	0	0	0	0	27,169	0.15
Net Cash Flow	$1,768,422	$1,965,586	$2,070,595	$2,165,442	$2,511,060	$13.86
(1)	Based on the underwritten rent roll dated as of January 11, 2022.
(2)	The increase from T-12 10/31/2021 to Underwritten Net Operating Income is primarily attributed to the recent Amazon Fresh lease and rent steps.
(3)	Contractual Rent Steps represent contractual Rent Steps of $1,614 occurring through February 1, 2023, and $30,436 attributable to straight line rent credit for Amazon Fresh.

Property Management. The Hall Road Crossing Property is managed by Streamline Commercial Real Estate Solutions, LLC, an affiliate of the borrower sponsor.

Lockbox / Cash Management. The Hall Road Crossing Loan is structured with a springing lockbox and springing cash management. The borrower is required, from and after the first occurrence of a Restricted Account Trigger Event (as defined below) to cause all revenue derived from the Hall Road Crossing Property to be deposited directly into a lender approved lockbox account. All funds deposited into the lockbox are required to be transferred on each business day to or at the direction of the borrower unless a Trigger Period (as defined below) exists. Upon the occurrence and during the continuance of a Trigger Period, all funds in the lockbox account are required to be swept on each business day to a cash management account under the control of the lender to be applied and disbursed in accordance with the Hall Road Crossing Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Hall Road Crossing Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Hall Road Crossing Loan. Upon the cure of the applicable Trigger Period, so long as no other Trigger Period exists, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrower. Upon an event of default under the Hall Road Crossing Loan documents, the lender may apply funds to the debt in such priority as it may determine.

A “Restricted Account Trigger Event” means an event occurring on the first to occur of (i) a Trigger Period, and (ii) the debt service coverage ratio being less than 1.25x.

A “Trigger Period” means a period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default, (ii) the occurrence of a DSCR Trigger Period (as defined below), and (iii) the occurrence of a Specified Tenant Trigger Period (as defined below); and (B) expiring upon (x) with regard to any Trigger Period commenced in connection with clause (i) above, the cure (if applicable) of such event of default, (y) with regard to any Trigger Period commenced in connection with clause (ii) above, either (a) the date that the debt service coverage ratio is equal to or greater than 1.20x for two consecutive calendar quarters or (b) the satisfaction of the DSCR Trigger Period Avoidance Conditions (as defined below), and (z) with regard to any Trigger Period commenced in connection with clause (iii) above, a Specified Tenant Trigger Period ceasing to exist in accordance with the terms hereof. Notwithstanding the foregoing, a Trigger Period will not be deemed to expire in the event that a Trigger Period then exists for any other reason.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

13821-13995 Hall Road Shelby Township, MI 48315	Collateral Asset Summary – Loan No. 10 Hall Road Crossing	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$28,712,745 68.2% 1.50x 9.3%

A “DSCR Trigger Period” means a period commencing upon the debt service coverage ratio being less than 1.15x; provided, however, that no DSCR Trigger Period will be deemed to exist if the DSCR Trigger Period Avoidance Conditions are satisfied within five (5) business days of receipt of notice that the Debt Service Coverage Ratio is less than 1.15x.

“DSCR Trigger Period Avoidance Conditions” means that (i) the borrower deposits into an eligible account established with lender or servicer an amount that if applied to the outstanding principal balance of the Hall Road Crossing Loan would cause the debt service coverage ratio to be equal to or greater than 1.20x (the “DSCR Trigger Period Avoidance Deposit Amount”) and (ii) thereafter, on or prior to each anniversary of the date such deposit was made, borrower deposits into the same eligible account an amount of funds (in the form of cash or a letter of credit) equal to the DSCR Trigger Period Avoidance Deposit Amount. Upon the expiration of all Trigger Periods then in existence, other than due to satisfaction of the DSCR Trigger Period Avoidance Conditions, all such funds will be disbursed to borrower.

A “Specified Tenant Trigger Period” means a period (A) commencing upon the first to occur of (i) Specified Tenant (as defined below) being in monetary or material non-monetary default under the applicable Specified Tenant lease (beyond applicable notice and cure periods that are expressly set forth in such Specified Tenant lease at the time such default occurs), (ii) Specified Tenant failing to be in actual, physical possession of the Specified Tenant space (or applicable portion thereof), failing to be open for business during customary hours and/or “going dark” in the Specified Tenant space (or applicable portion thereof) (any such occurrence, a “Go Dark Trigger”) (provided, however, that notwithstanding the foregoing, no Go Dark Trigger will be deemed to exist so long as the Specified Tenant satisfies (and continues to satisfy) the Credit Rating Condition (as defined below)), (iii) Specified Tenant giving notice that it is terminating its lease for all or any portion of the Specified Tenant space (or applicable portion thereof), (iv) any termination or cancellation of any Specified Tenant lease (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding) and/or any Specified Tenant lease failing to otherwise be in full force and effect, (v) any bankruptcy or similar insolvency of Specified Tenant, and (vi) Specified Tenant ceasing to satisfy the Credit Rating Condition (any such occurrence, a “Credit Rating Trigger”); and (B) expiring upon the first to occur of lender’s receipt of evidence reasonably acceptable to lender (which such evidence will include, without limitation, a duly executed estoppel certificate from the applicable Specified Tenant in form and substance acceptable to lender) of (1) the satisfaction of the Specified Tenant Cure Conditions (as defined below) or (2) borrower leasing the entire Specified Tenant space (or applicable portion thereof) in accordance with the applicable terms and conditions of the Hall Road Crossing Loan documents, the applicable tenant under such lease being in actual, physical occupancy of, and open to the public for business in, the space demised under its lease and paying the full amount of the rent due under its lease.

A “Specified Tenant” means, as applicable, (i) Amazon Fresh and (ii) any other lessee(s) of the Specified Tenant space (or any portion thereof) and (iii) any parent company of any such Specified Tenant, and any affiliate providing credit support for, or guarantor of, any such Specified Tenant lease(s).

“Specified Tenant Cure Conditions” mean each of the following, as applicable (i) the applicable Specified Tenant has cured all monetary and material non-monetary defaults under the applicable Specified Tenant lease, (ii) the applicable Specified Tenant is in actual, physical possession of at least seventy percent of the Specified Tenant space (or applicable portion thereof), open to the public for business during customary hours and not “dark” in at least seventy percent of the Specified Tenant space (or applicable portion thereof), (iii) the applicable Specified Tenant has revoked or rescinded all termination or cancellation notices with respect to the applicable Specified Tenant lease and has re-affirmed the applicable Specified Tenant lease as being in full force and effect, (iv) with respect to any applicable bankruptcy or insolvency proceedings involving the applicable Specified Tenant and/or the applicable Specified Tenant lease, the applicable Specified Tenant is no longer insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed the applicable Specified Tenant lease pursuant to final, non-appealable order of a court of competent jurisdiction, (v) the applicable Specified Tenant is paying full, unabated rent under the applicable Specified Tenant lease, and (vi) in the event the Specified Tenant Trigger Period is due to a Credit Rating Condition, the applicable Specified Tenant with respect to which such Credit Rating Trigger occurred satisfies the Credit Rating Cure Condition (as defined below).

“Credit Rating Condition” means, as to any Specified Tenant, a condition which will be satisfied to the extent that, as of the applicable date of determination, such Specified Tenant then maintains a long-term unsecured debt rating of at least “BBB-” from S&P and an equivalent rating from each of the other rating agencies which rate such entity.

“Credit Rating Cure Condition” means, as to any Specified Tenant, a condition which will be satisfied to the extent that, as of the applicable date of determination, such Specified Tenant then maintains (and has maintained for at least two (2) consecutive calendar quarters) a long-term unsecured debt rating of at least “BBB+” from S&P and an equivalent rating from each of the other rating agencies which rate such entity.

Initial and Ongoing Reserves.  At origination of the Hall Road Crossing Loan, the borrower deposited (i) approximately $90,580 into a real estate tax reserve account, (ii) $204,688 into a deferred maintenance account, (iii) $849,909 into a reserve account for free rent, and (iv) $817,656 into a reserve account for certain unfunded obligations.

Real Estate Tax Reserve. The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12 of the real estate taxes that lender estimates will be payable during the next 12 months (but excluding such Taxes due for any tax parcel with respect to which the Reserve Waiver Conditions are then satisfied with respect to the payment of taxes) (initially estimated to be approximately $22,645). “Reserve Waiver Conditions” means each of the following: (i) no event of default has occurred and is continuing, (ii) the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

13821-13995 Hall Road Shelby Township, MI 48315	Collateral Asset Summary – Loan No. 10 Hall Road Crossing	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$28,712,745 68.2% 1.50x 9.3%

applicable lease is in full force and effect with no monetary defaults or material non-monetary defaults thereunder, (iii) the applicable tenant makes the payments and perform the obligations required under such tenant’s lease (in the case of taxes, directly to the applicable governmental authority) and delivers evidence of the same by no later than the dates required under the Hall Road Crossing Loan documents, (iv) the applicable tenant is not bankrupt or insolvent, and (v) the applicable tenant has not expressed its intention in writing to terminate, or cancel or default under such tenant’s lease.

Insurance Reserve. The borrower is required to deposit, into an insurance reserve, on a monthly basis, 1/12 of an amount which would be sufficient to pay the insurance premiums due for the renewal of the coverage afforded by such policies (but excluding insurance premiums for such policies as may be maintained by one or more tenants, so long as the Reserve Waiver Conditions are satisfied); provided, however, such insurance reserve has been conditionally waived so long as the borrower maintains a blanket policy meeting the requirements of the Hall Road Crossing Loan documents. An acceptable blanket policy was in place at origination of the Hall Road Crossing Loan, and therefore no monthly insurance reserve deposits are currently required.

Replacement Reserve. On a monthly basis, the borrower is required to deposit into a replacement reserve account approximately $2,264. Notwithstanding the preceding sentence, to the extent that no Trigger Period then exists, the amount of sums on deposit in the replacement reserve account at any given time will not exceed $135,846.60.

TI/LC Reserve. On each monthly payment date, the borrower is required to deposit approximately $9,045 into a tenant improvements and leasing commissions reserve account. Notwithstanding the preceding sentence, to the extent that no Trigger Period then exists, the amount of sums on deposit in the tenant improvements and leasing commissions reserve account at any given time will not exceed $550,000.

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

Partial Release. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

44 West 47th Street New York, NY 10036	Collateral Asset Summary – Loan No. 11 Gem Tower	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$28,000,000 54.5% 2.78x 9.6%

Mortgage Loan Information
Loan Seller:	GSMC
Loan Purpose:	Refinance
Borrower Sponsor:	Prime Real Estate Holding Corp.
Borrowers:	Manhattan Property Development Corp. and IGT-City’s Property Development LLC
Original Balance(1):	$28,000,000
Cut-off Date Balance(1):	$28,000,000
% by Initial UPB:	3.1%
Interest Rate:	3.38800%
Payment Date:	1st of each month
First Payment Date:	January 1, 2022
Maturity Date:	December 6, 2031
Amortization:	Interest Only
Additional Debt(1)(2):	$12,000,000 Pari Passu Debt / Future Mezzanine Loan Permitted
Call Protection(3):	L(28),YM(87),O(5)
Lockbox / Cash Management(4):	Soft / Springing

Reserves
	Initial	Monthly	Cap
Taxes:	$0	Springing	NAP
Insurance:	$0	Springing	NAP
Replacement:	$0	Springing	NAP
TI/LC:	$0	Springing	$73,460
Other(5):	$1,551,668	$0	NAP
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Unanchored Retail
Collateral(6):	Fee Simple
Location:	New York, NY
Year Built / Renovated:	2009 / NAP
Total Sq. Ft.:	7,346
Property Management:	IGT Shopping Mall Manager LLC
Underwritten NOI(7):	$3,831,944
Underwritten NCF:	$3,824,965
Appraised Value:	$73,400,000
Appraisal Date:	October 14, 2021

Historical NOI
Most Recent NOI(7):	$2,315,701 (T-12 September 30, 2021)
2020 NOI:	$1,821,960 (December 31, 2020)
2019 NOI:	$3,820,927 (December 31, 2019)
2018 NOI:	NAV

Historical Occupancy
Most Recent Occupancy:	100.0% (November 1, 2021)
2020 Occupancy:	97.5% (December 31, 2020)
2019 Occupancy:	100.0% (December 31, 2019)
2018 Occupancy:	100.0% (December 31, 2018)

Financial Information(1)
Tranche	Cut-off Date Balance	Balance per Sq. Ft. Cut-off / Balloon	LTV Cut-off / Balloon	U/W DSCR NOI / NCF	U/W Debt Yield NOI / NCF	U/W Debt Yield at Balloon NOI / NCF
Mortgage Loan	$28,000,000
Pari Passu Note	12,000,000
Whole Loan	$40,000,000	$5,445 / $5,445	54.5% / 54.5%	2.79x / 2.78x	9.6% / 9.6%	9.6% / 9.6%
(1)	The Gem Tower Loan (the “Gem Tower Loan”) is part of the whole loan (the “Gem Tower Whole Loan”) evidenced by two pari passu notes, with an aggregate outstanding principal balance as of the Cut-off Date of $40.0 million. For additional information, see the “Whole Loan Summary” chart herein.

(2)	An indirect owner of the borrowers is permitted to obtain mezzanine financing secured by a pledge of the direct or indirect equity interests in the borrowers subject to certain conditions, including, without limitation: (i) a combined maximum loan to value ratio of 55.0%, inclusive of the additional mezzanine debt, (ii) a debt service coverage ratio at the closing of the mezzanine loan at least equal to 2.97x, inclusive of the additional mezzanine debt, (iii) a debt yield at the closing of the mezzanine loan at least equal to 10.15%, inclusive of the additional mezzanine debt and (iv) a subordination and intercreditor agreement reasonably satisfactory to the lender.

(3)	The lockout period will be at least 28 payment dates beginning with and including the first payment date in January 2022. Prepayment of the Gem Tower Whole Loan in full is permitted at any time on or after the sixth day of the month that first occurs after the earlier to occur of (i) December 2, 2024 or (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized. The assumed lockout period of 28 payments is based on the expected Benchmark 2022-B34 securitization closing date in April 2022. The actual lockout period may be longer.

(4)	During the continuance of a cash management period, the Gem Tower Whole Loan documents permit the lender to deliver notices to each tenant instructing them to directly deposit all rents into the lender-controlled lockbox account.

(5)	Other initial reserves consist of a rent stabilization reserve ($1,000,000) and a rent deferral reserve (approximately $551,668).

(6)	The Gem Tower Whole Loan is secured by both the fee interest owned by Manhattan Property Development Corp. and the leasehold interest owned by IGT-City’s Property Development LLC pursuant to an operating lease in a retail condominium unit. The Gem Tower Property (as defined below) is leased in its entirety from the fee owner, Manhattan Property Development Corp., to IGT-City’s Property Development LLC. These two entities are the co-borrowers for the Gem Tower Whole Loan.

(7)	The increase from the Most Recent NOI to Underwritten NOI is primarily attributable to the expiration of rent discounts and arrears related to the COVID-19 pandemic. We cannot assure you that the Gem Tower Property will stabilize as expected or at all.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

44 West 47th Street New York, NY 10036	Collateral Asset Summary – Loan No. 11 Gem Tower	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$28,000,000 54.5% 2.78x 9.6%

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$28,000,000	$28,000,000	Benchmark 2022-B34	Yes
A-2	12,000,000	12,000,000	GSBI(1)	No
Whole Loan	$40,000,000	$40,000,000
(1)	Expected to be contributed to one or more future securitization transactions or may otherwise be transferred at any time.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$40,000,000	95.9%	Loan Payoff	$40,000,341	95.9%
Borrower Sponsor Equity	1,712,393	4.1	Rent Stabilization Reserve	1,000,000	2.4
			Rent Deferral Reserve	551,668	1.3
			Closing Costs	160,385	0.4
Total Sources	$41,712,393	100.0%	Total Uses	$41,712,393	100.0%

The Borrowers and the Borrower Sponsor. The borrowers, Manhattan Property Development Corp. and IGT-City’s Property Development LLC, each are single-purpose entities with one independent director. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Gem Tower Whole Loan. The borrowers are both wholly owned by the borrower sponsor, Prime Real Estate Holding Corp. Manhattan Property Development Corp. is the fee interest owner of the Gem Tower Property and IGT-City’s Property Development LLC is the operating lessee of the Gem Tower Property. The borrower sponsor, Prime Real Estate Holding Corp., is a privately owned entity which is wholly owned by Mehmet Gulay and controlled by Ihsan Gulay, businessmen who are Turkish nationals. Ihsan Gulay is the owner of The Gulaylar Group, a privately held, Turkish conglomerate which owns and manages offices, malls and resorts and is involved in all aspects of the jewelry industry including the exportation of gems, gold and silver to over 55 countries. The Gulaylar Group was founded in 1926 and expanded in the 1950s under the second-generation control of Mehmet Gulay. The conglomerate currently consists of 36 separate corporations. The non-recourse carveout guarantor is Ihsan Gulay.

The Property. The Gem Tower Property is a 3-story, diamond exchange retail condominium located in Manhattan’s diamond district on 47th Street between 5th and 6th Avenue with approximately 15,955 sq. ft. of gross area and 7,346 sq. ft. of net rentable area (the “Gem Tower Property”). The borrower sponsor purchased the Gem Tower Property for approximately $31.9 million in September 2013. The borrower sponsor spent approximately $6.9 million developing the Gem Tower Property into a shopping mall-style diamond exchange.

The Gem Tower Property is located at the base of the 36-story International Gem Tower. International Gem Tower was developed by Extell Development Company in 2012 and is the only commercial condominium development in New York designed specifically for the global diamond, gem and jewelry industry. The Gemological Institute of America, an independent nonprofit that protects the gem and jewelry buying public through research, education and laboratory services, is headquartered at International Gem Tower.

The Gem Tower Property contains 7,346 sq. ft. of net rentable area spread across three floors, a ground floor, mezzanine floor and basement level. The ground floor includes six street front jewelry kiosks, each which features street front display cases and additional access points, 19 interior jewelry kiosks, a café and an ATM. The mezzanine floor features seven offices, including a management office. Lastly, the basement level features a mix of eight retail offices.

COVID-19 Update. As of March 11, 2022, the Gem Tower Property was open and operating. As of March 9, 2022, no loan modification or forbearance requests have been made on the Gem Tower Whole Loan. The March debt service payment was made. In connection with the COVID-19 pandemic, the borrower has granted rent deferrals in the amount of approximately $3,266,000 in the aggregate to the tenants at the Gem Tower Property, of which approximately (i) $2,673,000 has been forgiven and (ii) $593,000 remains unpaid.  In addition, the Gem Tower Whole Loan documents permit the borrower to grant to any tenant on an ongoing basis, without the lender’s prior consent, deferral of up to four months’ of rent in the aggregate, provided that such deferred rent is required to be repaid prior to the expiration of the term of the related lease and the borrower delivers notice to the lender of any such deferral.  At origination, the borrower deposited with the lender (i) approximately $551,668 in a rent deferral reserve in connection with any deferred rent as of the origination date and (ii) $1,000,000 in a rent stabilization reserve, to be held as additional collateral until the debt yield at the Gem Tower Property is no less than 9.6% for four consecutive fiscal quarters.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

44 West 47th Street New York, NY 10036	Collateral Asset Summary – Loan No. 11 Gem Tower	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$28,000,000 54.5% 2.78x 9.6%

The following table presents certain information relating to the tenants at the Gem Tower Property:

Tenant Summary(1)
Tenant	Credit Rating (Fitch/Moody’s/S&P)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent Per Sq. Ft.(2)	% of Total U/W Base Rent(2)
City’s Property Development Corp.(3)	NR / NR / NR	530	7.2%	$356.60	3.9%
E&S Creation LLC	NR / NR / NR	530	7.2	$223.01	2.4
The Laser Booth Corp.	NR / NR / NR	485	6.6	$238.73	2.4
Diamond Scene of New York Corp.(4)	NR / NR / NR	445	6.1	$1,068.31	9.7
Pristine Jewelers NY Inc.	NR / NR / NR	415	5.6	$1,007.60	8.6
Jangmi Jewelers Corp.	NR / NR / NR	403	5.5	$486.36	4.0
World Star Trading Corp.	NR / NR / NR	388	5.3	$601.49	4.8
Kent Jewelry, Inc.	NR / NR / NR	336	4.6	$1,633.24	11.3
Zen Diamond	NR / NR / NR	311	4.2	$655.95	4.2
New York Gold and Silver Refiners Inc.	NR / NR / NR	274	3.7	$598.57	3.4
Ten Largest Tenants		4,117	56.0%	$646.76	54.6%
Remaining Occupied		3,229	44.0	$686.00	45.4
Total / Wtd. Avg. Occupied Collateral		7,346	100.0%	$664.00	100.0%
Vacant		0	0.0
Total		7,346	100.0%
(1)	Based on the underwritten rent roll dated November 1, 2021.

(2)	U/W Base Rent Per Sq. Ft. and % of Total U/W Base Rent are inclusive of contractual rent steps through March 31, 2023.

(3)	City’s Property Development Corp. is an affiliate of the borrower sponsor.

(4)	Diamond Scene of New York Corp., leases 315 sq. ft. expiring September 22, 2024 and 130 sq. ft. expiring January 20, 2025.

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent Per Sq. Ft.(2)	% U/W Base Rent Rolling(2)	Cumulative % of U/W Base Rent(2)
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2022	2	388	5.3	388	5.3%	$601.49	4.8	4.8%
2023	0	0	0.0	388	5.3%	$0.00	0.0	4.8%
2024	31	5588	76.1	5,976	81.4%	$694.46	79.6	84.3%
2025	5	631	8.6	6,607	89.9%	$718.65	9.3	93.6%
2026	1	104	1.4	6,711	91.4%	$889.08	1.9	95.5%
2027	0	0	0.0	6,711	91.4%	$0.00	0.0	95.5%
2028	1	105	1.4	6,816	92.8%	$274.63	0.6	96.1%
2029	0	0	0.0	6,816	92.8%	$0.00	0.0	96.1%
2030	0	0	0.0	6,816	92.8%	$0.00	0.0	96.1%
2031	1	530	7.2	7,346	100.0%	$356.60	3.9	100.0%
2032	0	0	0.0	7,346	100.0%	$0.00	0.0	100.0%
2033 & Beyond	0	0	0.0	7,346	100.0%	$0.00	0.0	100.0%
Vacant	0	0	0.0	7,346	100.0%	NAP	NAP	NAP
Total / Wtd. Avg.	41	7,346	100.0%			$664.00	100.0%
(1)	Based on the underwritten rent roll dated November 1, 2021.

(2)	Annual U/W Base Rent Per Sq. Ft., % U/W Base Rent Rolling and Cumulative % of U/W Base Rent are inclusive of contractual rent steps through March 31, 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

44 West 47th Street New York, NY 10036	Collateral Asset Summary – Loan No. 11 Gem Tower	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$28,000,000 54.5% 2.78x 9.6%

Competitive Properties(1)
Property Name & Address	Year Built / Renovated	Total NRA	Occupancy	Rent/Sq. Ft.
Gem Tower 44 West 47th Street, New York NY	2009 / NAP	7,346(2)	100.0%(2)	$664(2)
1166 Avenue of the Americas New York, NY	NAP / NAP	7,432	NAP	$393
15 West 47th Street New York, NY	NAP / NAP	1,112	NAP	$846
29-31 West 47th Street New York, NY	NAP / NAP	760	NAP	$890
71 West 47th Street New York, NY	NAP / NAP	348	NAP	$589
16-20 West 47th Street New York, NY	NAP / NAP	8,198	NAP	$493
(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated November 1, 2021.

Cash Flow Analysis.

Cash Flow Analysis(1)
	2019	2020	T-12 9/30/2021(2)	U/W(2)	U/W PSF
Base Rent(3)	$4,413,914	$4,477,038	$4,498,667	$4,877,776	$664.00
Total Commercial Reimbursement Revenue	345,064	329,512	353,492	357,946	48.73
Other Income	92,493	102,854	88,284	96,000	13.07
Gross Potential Rent	$4,851,471	$4,909,404	$4,940,442	$5,331,722	$725.80
Vacancy Loss	0	(345,790)	(405,381)	(266,586)	(36.29)
Rent Discounts	(36,557)	(1,785,332)	(1,167,339)	0	0.00
Effective Gross Income	$4,814,914	$2,778,282	$3,367,722	$5,065,136	$689.51
Total Operating Expenses	$993,987	$956,322	$1,052,021	$1,233,191	$167.87
Net Operating Income	$3,820,927	$1,821,960	$2,315,701	$3,831,944	$521.64
Replacement Reserves	0	0	0	6,979	0.95
Net Cash Flow	$3,820,927	$1,821,960	$2,315,701	$3,824,965	$520.69
(1)	Based on the underwritten rent roll dated November 1, 2021.

(2)	The increase from the T-12 9/30/2021 to U/W is primarily attributable to the expiration of rent discounts and arrears related to the COVID-19 pandemic. We cannot assure you that the Gem Tower Property will stabilize as expected or at all.

(3)	U/W Base Rent is inclusive of contractual rent steps through March 31, 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various Westport, Connecticut 06880	Collateral Asset Summary – Loan No. 12 285 & 355 Riverside Ave	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$28,000,000 64.4% 2.10x 9.0%

Mortgage Loan Information
Loan Seller:	CREFI
Loan Purpose:	Acquisition
Borrower Sponsor:	Jeffrey J. Feil
Borrower:	Westport Riverside Associates LLC
Original Balance:	$28,000,000
Cut-off Date Balance:	$28,000,000
% by Initial UPB:	3.1%
Interest Rate:	3.97000%
Payment Date:	6th of each month
First Payment Date:	April 6, 2022
Maturity Date:	March 6, 2032
Amortization:	Interest Only
Additional Debt:	None
Call Protection:	L(25),D(89),O(6)
Lockbox / Cash Management:	Hard / Springing

Reserves
	Initial	Monthly	Cap
Taxes:	$30,785	$30,785	NAP
Insurance:	$0	Springing	NAP
Replacement:	$0	$1,577	NAP
TI/LC:	$0	$11,831	NAP
Other(2):	$54,036	$0	NAP

Property Information
Single Asset / Portfolio:	Portfolio of 2 properties
Property Type:	Suburban Office
Collateral:	Fee Simple
Location:	Westport, CT
Year Built / Renovated(1):	Various / Various
Total Sq. Ft.:	94,647
Property Management:	Jeffrey Management Corp.
Underwritten NOI:	$2,531,663
Underwritten NCF:	$2,370,763
Appraised Value:	$43,500,000
Appraisal Date:	December 7, 2021

Historical NOI
Most Recent NOI:	$2,469,124 (T-12 October 31, 2021)
2020 NOI:	$2,006,776 (December 31, 2020)
2019 NOI:	$1,643,681 (December 31, 2019)
2018 NOI:	NAV

Historical Occupancy
Most Recent Occupancy:	88.0% (November 1, 2021)
2020 Occupancy:	90.8% (December 31, 2020)
2019 Occupancy:	90.8% (December 31, 2019)
2018 Occupancy:	NAV

Financial Information
Tranche	Cut-off Date Balance	Balance per Sq. Ft. Cut-off / Maturity	LTV Cut-off / Maturity	U/W DSCR NOI / NCF	U/W Debt Yield NOI / NCF	U/W Debt Yield at Maturity NOI / NCF
Mortgage Loan	$28,000,000	$296 / $296	64.4% / 64.4%	2.25x / 2.10x	9.0% / 8.5%	9.0% / 8.5%

Sources and Use
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$28,000,000	64.2%	Purchase Price	$43,057,500	98.7%
Principal’s New Cash Contribution	15,102,959	34.6	Closing Costs	497,304	1.1
Other Sources	536,665	1.2	Upfront Reserves	84,821	0.2
Total Sources	$43,639,625	100.0%	Total Uses	$43,639,625	100.0%
(1)	The 285 Riverside Ave Property (as defined below) was built in 1923 and 1981 and subsequently renovated in 2017. The 355 Riverside Ave Property (as defined below) was built in 1970 and renovated in 2019.

(2)	Other reserve consists of a $54,036 free rent reserve.

The Borrower and the Borrower Sponsor. The borrower is Westport Riverside Associates LLC, a Delaware limited liability company.

The borrower sponsor and non-recourse carveout guarantor is Jeffrey J. Feil of the Feil Organization. The Feil Organization is an established family-owned investment, development and management firm based in New York City. The firm was founded by Louis Feil in the 1950s and manages 24 million sq. ft. of retail, commercial, and industrial property, 5,000 residential rental units, and thousands of acres of undeveloped land across the United States.

The Properties. The 285 & 355 Riverside Ave properties (the “285 & 355 Riverside Ave Properties”) consist of two Class A office buildings located at 285 Riverside Avenue (the “285 Riverside Ave Property”) and 355 Riverside Avenue (the “355 Riverside Ave Property”) in Westport, Connecticut. The 285 Riverside Ave Property is a 55,278 sq. ft., three and four-story office building situated on an approximately 1.76-acre site that was built in two phases, 1923 and 1981, and renovated in 2017. The 285 Riverside Ave Property possesses 149 surface and covered parking spaces, with a parking ratio of approximately 2.7 spaces per 1,000 sq. ft. The 285 Riverside Ave Property is currently 85.6% occupied by six office tenants as of November 1, 2021. The largest tenant at the 285 Riverside Ave Property, Sterling Investment Partners, occupies 9,939 sq. ft. (10.5% of the net rentable area, 12.3% of the U/W Base Rent). Sterling Investment Partners was founded in 1991 and is a middle market private equity firm with a long history of building companies across its targeted industry sector.

The 355 Riverside Ave Property is a 39,369 sq. ft., three-story office building situated on an approximately 2.39-acre site that was built in 1970 and renovated in 2019. The 355 Riverside Ave Property possesses 118 surface and covered parking spaces, with a parking ratio of 3.0 spaces per 1,000 sq. ft. The 355 Riverside Property is currently 91.3% occupied by five tenants as of November 1, 2021, with vacant spaces comprised of a 1,325 sq. ft. suite on the first floor and a third-floor suite totaling 2,116 sq. ft. The largest tenant at the 355

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various Westport, Connecticut 06880	Collateral Asset Summary – Loan No. 12 285 & 355 Riverside Ave	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$28,000,000 64.4% 2.10x 9.0%

Riverside Ave Property, Verrill Dana LLP, occupies 14,895 sq. ft. (15.7% of the net rentable area, 17.0% of the U/W Base Rent). Verrill Dana LLP is a leading New England regional law firm founded in 1862.

COVID-19 Update. The 285 & 355 Riverside Ave Properties are open and operational. As of March 4, 2021, all tenants are current on rent and no tenants are requesting deferred rent or lease modifications. No rent deferrals or lease modifications were requested by the tenants at the 285 & 355 Riverside Ave Properties at any time during the COVID-19 pandemic. As of March 4, 2021, the 285 & 355 Riverside Ave loan is not subject to any modifications or forbearance requests. The first payment date of the 285 & 355 Riverside Ave loan is April 6, 2022.

Tenant Summary(1)
Tenant	Credit Rating (Moody’s/Fitch/S&P)(2)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent Per Sq. Ft.(3)	% of Total U/W Base Rent(3)	Lease Expiration

Verrill Dana LLP(4)	NR/NR/NR	14,895	15.7%	$42.00	17.0%	11/30/2030
Sterling Investment Partners(5)	NR/NR/NR	9,939	10.5	$45.62	12.3	5/31/2025
Raymond James & Associates	A3/A-/BBB+	9,141	9.7	$46.15	11.5	5/31/2025
Great Rock Capital Partners	NR/NR/NR	8,737	9.2	$33.29	7.9	3/31/2027
Balance Point Capital Advisors(6)	NR/NR/NR	8,324	8.8	$50.75	11.5	2/28/2023
Coldwell Banker(7)	NR/NR/NR	7,817	8.3	$43.71	9.3	6/30/2029
RBC Capital Markets, LLC(8)	NR/NR/AA-	7,205	7.6	$47.31	9.3	5/31/2032
Bluff Point Associates(9)	NR/NR/NR	5,384	5.7	$49.50	7.2	9/30/2027
IXM Trading, LLC(10)	NR/NR/NR	5,082	5.4	$44.00	6.1	3/31/2026
Parrino & Shattuck, P.C.(11)	NR/NR/NR	3,990	4.2	$45.02	4.9	3/31/2023
Largest Tenant		80,514	85.1%	$44.30	96.8%
Remaining Occupied		2,750	2.9	$42.45	3.2
Total / Wtd. Avg. Occupied Collateral		83,264	88.0%	$44.23	100.0%
Vacant		11,383	12.0
Total		94,647	100.0%

(1)	Based on the underwritten rent roll dated November 1, 2021.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	U/W Base Rent Per Sq. Ft. and % of Total U/W Base Rent are inclusive of contractual straight-line rent steps.

(4)	Verrill Dana LLP has four, five-year renewal options.

(5)	Sterling Investment Partners has one, five-year renewal option.

(6)	Balance Point Capital Advisors has one, five-year renewal option.

(7)	Coldwell Banker has a three, three-year renewal options.

(8)	RBC Capital Markets, LLC, has two, five-year renewal options and a termination option effective May 12, 2029, upon 365 days’ notice and payment of unamortized cost of landlord’s work, leasing commissions, free rent, and legal fees.

(9)	Bluff Point Associates has one, five-year renewal option and a termination option effective October 1, 2024, not earlier than 270 days but no later than 180 days prior to cancellation notice and payment of unamortized cost of landlord’s work, leasing commissions, free rent, and legal fees.

(10)	IXM Trading, LLC has one, five-year renewal option and a termination option effective May 31, 2024, upon 365 days’ notice and payment of unamortized cost of landlord’s work, leasing commissions, free rent and legal fees.

(11)	Parrino & Shattuck, P.C. has a two, five-year renewal options.

Lease Rollover Schedule(1)(2)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent Per Sq. Ft.(3)	% U/W Base Rent Rolling(3)	Cumulative % of U/W Base Rent(3)
MTM & 2022	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2023	2	12,314	13.0	12,314	13.0%	$48.89	16.3	16.3%
2024	0	0	0.0	12,314	13.0%	$0.00	0.0	16.3%
2025	2	19,080	20.2	31,394	33.2%	$45.87	23.8	40.1%
2026	2	7,832	8.3	39,226	41.4%	$43.46	9.2	49.4%
2027	2	14,121	14.9	53,347	56.4%	$39.47	15.1	64.5%
2028	0	0	0.0	53,347	56.4%	$0.00	0.0	64.5%
2029	1	7,817	8.3	61,164	64.6%	$43.71	9.3	73.8%
2030	1	14,895	15.7	76,059	80.4%	$42.00	17.0	90.7%
2031	0	0	0.0	76,059	80.4%	$0.00	0.0	90.7%
2032 & Thereafter	1	7,205	7.6	83,264	88.0%	$47.31	9.3	100.0%
Vacant	NAP	11,383	12.0	94,647	100.0%	NAP	NAP	NAP
Total / Wtd. Avg.	11	94,647	100.0%			$44.23	100.0%
(1)	Based on the underwritten rent roll dated November 1, 2021.

(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.

(3)	Annual U/W Base Rent Per Sq. Ft., % U/W Base Rent Rolling and Cumulative % of U/W Base Rent are inclusive of contractual straight-line rent steps.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various Westport, Connecticut 06880	Collateral Asset Summary – Loan No. 12 285 & 355 Riverside Ave	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$28,000,000 64.4% 2.10x 9.0%

Cash Flow Analysis.

Cash Flow Analysis(1)
	2019	2020	T-12 10/31/2021	U/W	U/W PSF
Base Rent	$2,876,272	$3,692,572	$3,770,364	$3,585,207	$37.88
Contractual Rent Steps	0	0	0	97,961	1.04
Vacant Income	0	0	0	523,618	5.53
Reimbursements	34,650	37,658	33,707	10,478	0.11
Vacancy & Credit Loss	(196,916)	(639,121)	(229,033)	(523,618)	(5.53)
Other Income	192,366	215,802	203,371	226,254	2.39
Effective Gross Income	$2,906,372	$3,306,910	$3,778,409	$3,919,900	$41.42
Total Operating Expenses	$1,262,692	$1,300,134	$1,309,285	$1,388,238	$14.67
Net Operating Income	$1,643,681	$2,006,776	$2,469,124	$2,531,663	$26.75
Replacement Reserves	0	0	0	18,929	0.20
TI/LC	0	0	0	141,971	1.50
Net Cash Flow	$1,643,681	$2,006,776	$2,469,124	$2,370,763	$25.05
(1)	Based on the underwritten rent roll dated November 1, 2021.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

23200 Forest North Drive Kingwood, Texas 77339	Collateral Asset Summary – Loan No. 13 Bala Woods	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$27,500,000 46.5% 2.21x 8.9%

Mortgage Loan Information
Loan Seller:	CREFI
Loan Purpose:	Acquisition
Borrower Sponsor:	CF Real Estate Holdings, LLC
Borrower:	CF Bala Woods Multifamily DST
Original Balance:	$27,500,000
Cut-off Date Balance:	$27,500,000
% by Initial UPB:	3.0%
Interest Rate:	3.86000%
Payment Date:	6th of each month
First Payment Date:	April 6, 2022
Maturity Date:	March 6, 2032
Amortization:	Interest Only
Additional Debt:	None
Call Protection:	L(25),D(90),O(5)
Lockbox / Cash Management:	Springing / Springing

Reserves
	Initial	Monthly	Cap
Taxes:	$159,396	$53,132	NAP
Insurance:	$73,391	$18,348	NAP
Replacement: Debt Service Reserve:	$0 $88,458	$5,699 $0	NAP NAP
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Multifamily - Garden
Collateral:	Fee Simple
Location:	Kingwood, TX
Year Built / Renovated:	2000 / 2014
Total Units:	262
Property Management:	CAF Management, LLC
Underwritten NOI:	$2,442,670
Underwritten NCF:	$2,374,288
Appraised Value:	$59,200,000
Appraisal Date:	January 26, 2022

Historical NOI
Most Recent NOI:	$2,594,376 (December 31, 2021)
2020 NOI:	$2,495,166 (December 31, 2020)
2019 NOI:	$2,464,992 (December 31, 2019)
2018 NOI:	NAV

Historical Occupancy
Most Recent Occupancy:	95.8% (February 5, 2022)
2020 Occupancy:	93.8% (December 31, 2020)
2019 Occupancy:	93.2% (December 31, 2019)
2018 Occupancy:	NAV

Financial Information
Tranche	Cut-off Date Balance	Balance per Unit Cut-off / Balloon	LTV Cut-off / Balloon	U/W DSCR NOI / NCF	U/W Debt Yield NOI / NCF	U/W Debt Yield at Balloon NOI / NCF
Mortgage Loan	$27,500,000	$104,962 / $104,962	46.5% / 46.5%	2.27x / 2.21x	8.9% / 8.6%	8.9% / 8.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$27,500,000	45.8%	Purchase Price	$59,000,000	98.3%
Principal’s New Cash Contribution	32,273,638	53.8	Closing Costs	683,449	1.1
Other Sources	231,057	0.4	Upfront Reserves	321,245	0.5
Total Sources	$60,004,695	100.0%	Total Uses	$60,004,695	100.0%

The Borrower and the Borrower Sponsor. The borrower is CF Bala Woods Multifamily DST, a Delaware statutory trust and single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Bala Woods loan (the “Bala Woods Loan”). The borrower sponsor and non-recourse carveout guarantor is CF Real Estate Holdings, LLC.

CF Real Estate Holdings, LLC shares a similar ownership structure to and is owned by Cantor Fitzgerald Investors LLC. Cantor Fitzgerald Investors LLC is a subsidiary of Cantor Fitzgerald, L.P. which operates as its DST investment platform. Over the past decade, Cantor Fitzgerald has invested more than $2.0 billion in its commercial real estate business infrastructure. In 2020, Cantor Fitzgerald participated in more than $72.3 billion of total real estate transactions.

The Property. The Bala Woods property is a 262-unit multifamily garden style apartment complex with an approximately 490-space parking garage (1.87 spaces per unit) located at 23200 Forest North Drive in Kingwood, Texas (the “Bala Woods Property”). The improvements are situated on a 17.36-acre site. Unit amenities at the Bala Woods Property include granite countertops with black or stainless-steel appliances, along with laminate wood cabinets and laminate wood flooring. Further, tenants enjoy a best-in-class amenity package including a 24-hour fitness center, pool and spa, business center, tenant lounge, media room, picnic and grilling area, yoga studio and a dog park. The borrower master leases the Bala Woods Property to an affiliate, CF Bala Woods Master Tenant, LLC. For so long as the master lease is in effect, the borrower is entitled to receive only rents from the master lease, and not the underlying rents and other receipts from the Bala Woods Property. The U/W NOI Debt Yield and U/W NCF DSCR of the Bala Woods Loan, based only on the master lease rent, are 9.8% and 2.50x, respectively. The U/W NOI Debt Yield and U/W NCF DSCR of the Bala Woods Loan, based on the rents from the underlying tenants (and not the master lease rent), are 8.9% and 2.21x, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

23200 Forest North Drive Kingwood, Texas 77339	Collateral Asset Summary – Loan No. 13 Bala Woods	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$27,500,000 46.5% 2.21x 8.9%

COVID-19 Update. As of February 5, 2022, the Bala Woods Property is open and operating. The tenants at the Bala Woods Property are current on rent and have not missed any payments throughout the COVID-19 pandemic. The Bala Woods Loan is not subject to any modification or forbearance requests. The first payment date of the Bala Woods Loan is April 6, 2022.

Multifamily Unit Mix(1)(2)
Unit Type	# of Units	% of Total Units	Occupancy(2)	Average Unit Size (Sq. Ft.)(2)	Average Monthly U/W Rent per Unit(2)	Average U/W Rent PSF/Month(2)
1BR/1BA	130	49.6%	96.2%	855	$1,175	$1.37
2BR/2BA	129	49.2%	96.1%	1,253	$1,515	$1.21
3BR/2BA	3	1.1%	66.7%	1,402	$2,034	$1.45
Total / Wtd. Avg.	262	100.0%	95.8%	$1,057	$1,350	$1.28

(1)	Based on the underwritten rent roll dated February 5, 2022.
(2)	Occupancy, Average Unit Size (Sq. Ft.), Average Monthly Rent Per Unit and Average Rent PSF/Month represent a weighted average of the various unit type layouts.

Cash Flow Analysis.

Cash Flow Analysis(1)
	2019	2020	2021	U/W	U/W Per Unit
Gross Potential Rent	$4,069,567	$4,019,021	$4,101,286	$4,065,043	$15,515
Potential Income from Vacant Units	0	0	0	204,624	781
Other Loss	(282,840)	(253,539)	(221,300)	(213,483)	(815)
Net Rental Income	$3,786,727	$3,765,482	$3,879,986	$4,056,183	$15,482
Other Income(2)	327,860	343,863	420,807	420,807	1,606
Effective Gross Income	$4,114,587	$4,109,345	$4,300,793	$4,476,990	$17,088
Real Estate Taxes	618,867	577,227	607,224	744,689	2,842
Insurance	54,849	70,254	86,704	209,688	800
Management Fee	123,438	123,280	129,024	134,310	513
Other Expenses	852,441	843,418	883,466	945,634	3,609
Total Expenses	$1,649,594	$1,614,179	$1,706,417	$2,034,321	$7,765
Net Operating Income	$2,464,992	$2,495,166	$2,594,376	$2,442,670	$9,323
Replacement Reserves	0	0	0	68,382	261
Net Cash Flow	$2,464,992	$2,495,166	$2,594,376	$2,374,288	$9,062
(1)	Based on the underwritten rent roll dated February 5, 2022.
(2)	Other Income includes income from parking and miscellaneous

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3964 Missouri Flat Road Placerville, CA 95667	Collateral Asset Summary – Loan No. 14 Prospector Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$23,432,443 68.1% 1.35x 8.6%

Mortgage Loan Information
Loan Seller(1):	GACC
Loan Purpose:	Refinance
Borrower Sponsors:	Joseph W. Rich and Christopher D. Shane
Borrowers:	3964 Placerville, LLC and GC Placerville, LLC, as tenants-in-common
Original Balance:	$23,500,000
Cut-off Date Balance:	$23,432,443
% by Initial UPB:	2.6%
Interest Rate:	4.26000%
Payment Date:	6th of each month
First Payment Date:	March 6, 2022
Maturity Date:	February 6, 2032
Amortization:	Amortizing Balloon
Additional Debt:	None
Call Protection:	L(26),D(90),O(4)
Lockbox / Cash Management:	Hard / Springing

Reserves
	Initial	Monthly	Cap
Taxes:	$38,732	$6,455	NAP
Insurance:	$40,704	$4,523	NAP
Replacement:	$0	$3,381	NAP
TI/LC:	$253,595	$8,451	$253,595
Other(2):	$405,579	$0	NAP
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Anchored Retail
Collateral:	Fee Simple
Location:	Placerville, CA
Year Built / Renovated:	1982 / 2020
Total Sq. Ft.:	202,830
Property Management:	Rich Development Enterprises, LLC
Underwritten NOI(3):	$2,013,613
Underwritten NCF:	$1,871,632
Appraised Value:	$34,400,000
Appraisal Date:	November 23, 2021

Historical NOI
Most Recent NOI(3):	$1,795,402 (T-12 September 30, 2021)
2020 NOI:	$1,829,096 (December 31, 2020)
2019 NOI:	$604,746 (December 31, 2019)
2018 NOI(4):	NAV

Historical Occupancy
Most Recent Occupancy:	98.3% (November 1, 2021)
2020 Occupancy:	92.0% (December 31, 2020)
2019 Occupancy:	54.0% (December 31, 2019)
2018 Occupancy(4):	NAV

Financial Information
Tranche	Cut-off Date Balance	Balance per Sq. Ft. Cut-off / Balloon	LTV Cut-off / Balloon	U/W DSCR NOI / NCF	U/W Debt Yield NOI / NCF	U/W Debt Yield at Balloon NOI / NCF
Mortgage Loan	$23,432,443	$116 / $93	68.1% / 54.8%	1.45x / 1.35x	8.6% / 8.0%	10.7% / 9.9%
(1)	The Prospector Plaza loan was originated by Ladder Capital Finance LLC on January 12, 2022 and is being purchased by GACC.

(2)	Other Initial Reserves consists of (i) an Outstanding TI/LC Reserve of $330,163, (ii) a Free Rent Reserve of $50,837, (iii) an Unfunded Obligations Reserve of $6,704.07 and (iv) an Immediate Repairs reserve of $17,875.

(3)	The increase from Most Recent NOI to Underwritten NOI is attributable to rent steps and recent leasing.

(4)	2018 NOI and 2018 Occupancy are not available due to the Prospector Plaza property being acquired by the borrower sponsor in 2019.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$23,500,000	100.0%	Loan Payoff	$20,634,319	87.8%
			Return of Equity	$1,699,835	7.2
			Reserves	738,610	3.1
			Closing Costs	427,236	1.8
Total Sources	$23,500,000	100.0%	Total Uses	$23,500,000	100.0%

The Borrowers and the Borrower Sponsors. The borrowers are 3964 Placerville, LLC and GC Placerville, LLC, as tenants-in-common. Each of the borrowers is a Delaware limited liability company and single purpose entity with one independent director in its organizational structure.

The borrower sponsors and non-recourse carveout guarantors are Joseph W. Rich and Christopher D. Shane. Joseph W. Rich is the principal and general partner of Rich Development Company which has developed and acquired over 3 million sq. ft. of single tenant, mid-sized, and multi-tenant retail commercial developments in Southern California and the Western United States. Christopher D. Shane is the founder and managing partner of Gryphon Capital and is responsible for developing and/or partnering on projects in various stages of development encompassing approximately 5.2 million sq. ft.

The Property. The Prospector Plaza property (the “Prospector Plaza Property”) is a 202,830 sq. ft. anchored retail center located in Placerville, California. The Prospector Plaza Property consists of three, single-story buildings across 15.71 acres and was constructed in 1982 and renovated in 2020. Since acquiring the Prospector Plaza Property in 2019, the borrower sponsors have invested approximately $2.5 million ($12 PSF) in upgrades including new landscaping, curbing, parking lot paving, exterior paint, lighting upgrades, roof replacements/repairs, signage, etc. In addition, the borrower sponsors added Tesla charging stations. The Prospector Plaza Property contains 797 parking spaces for a ratio of 3.93 spaces per 1,000 sq. ft. The retail center that includes the Prospector Plaza Property

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3964 Missouri Flat Road Placerville, CA 95667	Collateral Asset Summary – Loan No. 14 Prospector Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$23,432,443 68.1% 1.35x 8.6%

contains three additional non-collateral parcels, including a 25,536 sq. ft. CVS store which has a 2022 lease expiration, a 5,300 sq. ft. vacant box and a vacant pad site.

The Prospector Plaza Property is located approximately 2.9 miles southwest of downtown Placerville, 40 miles northeast of downtown Sacramento and 60 miles southwest of Lake Tahoe. The Prospector Plaza Property features signage and visibility along Interstate 50, which is a major east / west thoroughfare, which provides direct access to Sacramento, California to the west and Lake Tahoe to the east.

The Prospector Plaza Property is anchored by Target Corporation (“Target”) (42.6% of NRA; rated A/A2/A by Fitch/Moody’s/S&P), Save Mart Supermarkets (23.9% of NRA) and Ross Dress for Less, Inc. (12.3% of NRA; rated A2/A by Moody’s/S&P). Target, Save Mart Supermarkets and Ross Dress for Less, Inc. have a weighted average lease term of 10.4 years and account for 47.8% of the U/W base rent. The Save Mart Supermarkets has been at the property for over 40 years and reported 2020 sales of $438 PSF (2.2% occupancy cost). The in-line tenants consist of a blend of local, regional and national tenants including O’Reilly Auto Enterprises, First Light Fitness Corporation (doing business as Anytime Fitness), Bath and Body Works, AT&T and Mattress Firm. As of November 1, 2021, the Prospector Plaza Property was 98.3% leased to 16 tenants.

COVID-19 Update. As of March 6, 2022, the Prospector Plaza loan is not subject to any forbearance, modification or debt service relief request. The tenants at the Prospector Plaza Property are current on rent and have not missed any payments throughout the COVID-19 pandemic. The first payment date of the Prospector Plaza loan was March 6, 2022. The loan is current as of the most recent payment date. See “Risk Factors—Special Risks—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

The following table presents certain information relating to the tenants (of which, certain tenants may have cotenancy provisions) at the Prospector Plaza Property:

Tenant Summary.

Tenant Summary(1)
Tenant	Credit Rating (Fitch/Moody’s/S&P)(2)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	In Place Base Rent Per Sq. Ft.	% of Total In Place Base Rent	Sales Per Sq. Ft.	Occupancy Cost	Lease Expiration
Target Corporation	A / A2 / A	86,414	42.6%	$3.68	14.6%	NAV	NAV	3/31/2035
Save Mart Supermarkets	NR / NR / NR	48,435	23.9	$7.25	16.1%	$438	2.2%	1/29/2032
Ross Dress for Less, Inc.	NR / A2 / A	25,000	12.3	$15.00	17.2%	NAV	NAV	1/31/2025
O’Reilly Auto Enterprises	NR / NR / NR	8,800	4.3	$16.49	6.6%	NAV	NAV	1/31/2025
First Light Fitness Corporation(3)	NR / NR / NR	4,267	2.1	$27.00	5.3%	NAV	NAV	12/31/2031
Mattress Firm	NR / NR / NR	3,913	1.9	$37.00	6.6%	NAV	NAV	10/31/2030
New Cingular Wireless PCS, LLC	NR / NR / NR	3,828	1.9	$36.00	6.3%	NAV	NAV	9/30/2026
Bath and Body Works	NR / NR / NR	3,613	1.8	$26.50	4.4%	NAV	NAV	4/30/2031
Mountain Mike’s Pizza	NR / NR / NR	3,040	1.5	$26.40	3.7%	NAV	NAV	3/31/2032
The Habit Restaurants, LLC	NR / NR / NR	3,000	1.5	$42.00	5.8%	NAV	NAV	9/30/2031
Ten Largest Tenants		190,310	93.8%	$9.93	86.5%
Remaining Occupied		9,080	4.5	$32.35	13.5%
Total / Wtd. Avg.		199,390	98.3%	$10.95	100.0%
Vacant		3,440	1.7
Total		202,830	100.0%
(1)	Based on the underwritten rent roll dated November 1, 2021.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	The tenant operates an Anytime Fitness fitness center. The use of the Prospector Plaza Property as a gym/fitness center by the tenant violates use restrictions under a declaration of restrictions and under certain other leases at the Prospector Plaza Property. The First Light Fitness Corporation lease provides that if the landlord receives a notice of default from any tenant, or from an adjacent property owner, on the grounds that the use by First Light Fitness Corporation violates the foregoing use restrictions, the landlord will have the right to terminate the lease upon 20 days’ notice and payment of a $100,000 termination fee to the tenant.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3964 Missouri Flat Road Placerville, CA 95667	Collateral Asset Summary – Loan No. 14 Prospector Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$23,432,443 68.1% 1.35x 8.6%

Lease Rollover Schedule(1)(2)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual In Place Base Rent PSF	% In Place Base Rent Rolling	Cumulative % of In Place Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2022	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2023	1	1,200	0.6%	1,200	0.6%	$24.83	1.4%	1.4%
2024	1	1,600	0.8%	2,800	1.4%	$28.64	2.1%	3.5%
2025	2	33,800	16.7%	36,600	18.0%	$15.39	23.8%	27.3%
2026	3	5,508	2.7%	42,108	20.8%	$37.82	9.5%	36.8%
2027	1	2,000	1.0%	44,108	21.7%	$27.01	2.5%	39.3%
2028	0	0	0.0%	44,108	21.7%	$0.00	0.0%	39.3%
2029	0	0	0.0%	44,108	21.7%	$0.00	0.0%	39.3%
2030	1	3,913	1.9%	48,021	23.7%	$37.00	6.6%	45.9%
2031	4	13,480	6.6%	61,501	30.3%	$31.94	19.7%	65.7%
2032	2	51,475	25.4%	112,976	55.7%	$8.38	19.8%	85.4%
2033 &Thereafter	1	86,414	42.6%	199,390	98.3%	$3.68	14.6%	100.0%
Vacant	NAP	3,440	1.7%	202,830	100.0%	NAP	NAP	NAP
Total / Wtd. Avg.	16	202,830	100.0%			$10.95	100.0%
(1)	Based on the underwritten rent roll dated November 1, 2021.

(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.

Cash Flow Analysis.

Cash Flow Analysis
	2019	2020	T-12 9/30/2021	U/W	U/W per sq. ft.
Base Rent(1)	$784,395	$1,854,872	$1,976,524	$2,304,346	$11.36
Credit Tenant Rent Steps(2)	0	0	0	2,852	0.01
Expense Recoveries	166,743	619,052	546,351	583,220	2.88
Other Income	5,500	250	250	0	0.00
Gross Revenue	$956,638	$2,474,175	$2,523,125	$2,890,418	$14.25
Vacancy & Credit Loss	$0	0	0	(144,521)	(0.71)
Effective Gross Income	$956,638	$2,474,175	$2,523,125	$2,745,897	$13.54
Total Operating Expenses	$351,892	$645,078	$727,724	$732,284	$3.61
Net Operating Income(3)	$604,746	$1,829,096	$1,795,402	$2,013,613	$9.93
Replacement Reserves	0	0	0	40,566	0.20
TI/LC	0	0	0	101,415	0.50
Net Cash Flow	$604,746	$1,829,096	$1,795,402	$1,871,632	$9.23
(1)	Base Rent is based on the underwritten rent roll dated November 1, 2021.

(2)	Credit Tenant Rent Steps include straight-lined rent for Target.

(3)	The increase from the T-12 9/30/21 Net Operating Income to U/W Net Operating Income is primarily attributable to rent steps and recent leasing.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

800 Scudders Mill Road Plainsboro, NJ 08536	Collateral Asset Summary – Loan No. 15 Novo Nordisk HQ	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$22,167,000 63.8% 3.16x 9.2%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Refinance
Borrower Sponsor(1):	Hana Alternative Asset Management Co., Ltd.
Borrower:	Princeton HD Owner LLC
Original Balance(2):	$22,167,000
Cut-off Date Balance(2):	$22,167,000
% by Initial UPB:	2.4%
Interest Rate(3):	2.83800%
Payment Date:	6th of each month
First Payment Date:	December 6, 2021
Anticipated Repayment Date:	November 6, 2026
Final Maturity Date:	April 6, 2031
Amortization:	Interest Only - ARD
Additional Debt(2):	$188,500,000 Pari Passu Senior Notes
Call Protection:	L(29),D(26),O(5)
Lockbox / Cash Management:	Hard / Springing

Reserves(4)
	Initial	Monthly	Cap
Taxes:	$525,310	$525,310	NAP
Insurance:	$90,983	$22,746	NAP
CapEx:	$0	$1,218	NAP
TI/LC:	$0	$0	NAP
Other(4):	$27,146,846	$0	NAP

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Suburban Office
Collateral:	Fee Simple
Location:	Plainsboro, NJ
Year Built / Renovated:	1985, 1989, 1994 / 2013
Total Sq. Ft.:	731,104
Property Management:	Ivy Realty Services, LLC
Underwritten NOI:	$19,318,412
Underwritten NCF:	$19,172,191
Appraised Value(5):	$330,000,000
Appraisal Date:	9/21/2021

Historical NOI
Most Recent NOI:	$18,859,485 (T-12 September 30, 2021)
2020 NOI:	$18,260,825 (December 31, 2020)
2019 NOI:	$17,367,282 (December 31, 2019)
2018 NOI:	$16,675,696 (December 31, 2018)

Historical Occupancy
Most Recent Occupancy:	77.0% (April 6, 2022)
2020 Occupancy:	77.0% (December 31, 2020)
2019 Occupancy:	77.0% (December 31, 2019)
2018 Occupancy:	77.0% (December 31, 2018)

Financial Information
Tranche	Cut-off Date Balance	Balance per Sq. Ft. Cut-off / Balloon	LTV Cut-off / Balloon	U/W DSCR NOI / NCF	U/W Debt Yield NOI / NCF	U/W Debt Yield at Balloon NOI / NCF
Mortgage Loan	$22,167,000
Pari Passu Notes	188,500,000
Whole Loan	$210,667,000	$288 / $288	63.8% / 63.8%	3.19x / 3.16x	9.2% / 9.1%	9.2% / 9.1%
(1)	There is no non-recourse carveout guarantor or separate environmental indemnitor with respect to the Novo Nordisk HQ loan.
(2)	The Novo Nordisk HQ loan is part of a whole loan (the “Novo Nordisk HQ Whole Loan”) evidenced by six pari passu notes, with an aggregate outstanding principal balance as of the Cut-off Date of $210,667,000. For additional information, see the “Whole Loan Summary” chart herein.
(3)	The Novo Nordisk HQ Whole Loan is structured with an anticipated repayment date (“ARD”) of November 6, 2026 and a final maturity date of April 6, 2031. The initial interest rate for the Novo Nordisk HQ Whole Loan is 2.83800% per annum. From and after the ARD, the per annum interest rate will be equal to the greater of (i) the initial interest rate plus 2.50000% and (ii) the swap rate in effect on the ARD plus 4.19000% (the “Adjusted Rate”), however, interest accrued at the excess of the Adjusted Rate over the initial interest rate (“Excess Interest”) will be deferred and will not be payable currently. On or after the ARD, all excess cash flow will be required to be applied to the prepayment of the outstanding principal balance of the Novo Nordisk HQ Whole Loan until the outstanding principal balance has been reduced to zero, then to any Excess Interest until the Excess Interest has been reduced to zero. The metrics presented above are calculated based on the ARD.
(4)	Other Upfront reserve includes (i) an expansion reserve of approximately $14,146,846 and (ii) a seller credit reserve of $13,000,000. The seller credit reserve was deposited in connection with an agreement (the “Earnout Agreement”) between the prior owner of the Novo Nordisk HQ Property (the “Property Seller”) and the sole member of the borrower (the “Sole Member”), pursuant to which the Sole Member has agreed to pay all or a pro rata portion of such amount to the Property Seller if Novo Nordisk exercises all or a portion of its expansion option for 167,815 additional sq. ft. pursuant to its lease. The Sole Member has pledged its equity interest in the borrower to the Property Seller to secure such obligation. See “Description of the Mortgage Pool—Additional Indebtedness--Other Unsecured Indebtedness” in the Preliminary Prospectus.
(5)	The appraisal concluded to a “go dark” appraised value of $205,000,000, which results in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 102.8%.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-4-2	$22,167,000	$22,167,000	Benchmark 2022-B34	No
Note A-1	75,000,000	75,000,000	Benchmark 2021-B31	Yes
Note A-2	47,500,000	47,500,000	Benchmark 2022-B32	No
Note A-3-1	12,500,000	12,500,000	Benchmark 2022-B32	No
Note A-3-2	12,500,000	12,500,000	DBRI(1)	No
Note A-4-1	41,000,000	41,000,000	Benchmark 2022-B33	No
Whole Loan	$210,667,000	$210,667,000
(1)	Expected to be contributed to one or more future securitization transactions or may otherwise be transferred at any time.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount	$210,667,000	100.0%	Loan Payoff	$169,240,404	80.3%
			Upfront Reserves	27,763,140	13.2
			Return of Equity	11,803,118	5.6
			Closing Costs	1,860,338	0.9
Total Sources	$210,667,000	100.0%	Total Uses	$210,667,000	100.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

800 Scudders Mill Road Plainsboro, NJ 08536	Collateral Asset Summary – Loan No. 15 Novo Nordisk HQ	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$22,167,000 63.8% 3.16x 9.2%

The Borrower and the Borrower Sponsor. The borrower is Princeton HD Owner LLC, a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Novo Nordisk HQ Whole Loan. There is no non-recourse carveout guarantor or separate environmental indemnitor with respect to the Novo Nordisk HQ Whole Loan. The borrower sponsor is Hana Alternative Asset Management Co., Ltd. (“Hana”). The Novo Nordisk HQ Property is indirectly owned by a joint venture between Mirae Asset Securities (28.78%), Hana Financial Investment (22.98%), Hyundai Motor Securities (19.15%), Heung Kuk Fire & Marine Insurance (19.03%) and Seoul Guaranty Insurance (10.05%). The borrower sponsor is ultimately controlled by Hana.

Hana, a subsidiary of Hana Financial Group, was founded in 2006 as the first asset management company to specialize in commercial real estate in Korea. As of November 2021, Hana had approximately $8.0 billion USD of assets under management of which 67.1% are investments in real estate.

The Property. The Novo Nordisk HQ property (the “Novo Nordisk HQ Property”) is a Class A office property totaling 731,104 sq.ft. across nine interconnected buildings on a 58.63-acre site located in Plainsboro, New Jersey. The Novo Nordisk HQ Property was originally built from 1985 to 1994 and in 2013 underwent a full redevelopment and modernization. The Novo Nordisk HQ Property is LEED Silver-certified and features modern technology, energy-efficient systems and design upgrades such as a new façade, 10-foot glass exterior walls and a two-story, 30-foot lobby with floor-to-ceiling glass. The campus amenities include a 267-seat full-service cafeteria, a fully-equipped fitness center, presidential suite and executive board room, a 4,000 sq.ft. rooftop terrace with kitchen and patio seating, concierge services, meeting spaces and 2,214 parking spaces (3.0 spaces per 1,000 sq.ft.), including a single-story parking garage.

As of April 6, 2022, the Novo Nordisk HQ Property is 77.0% leased to its sole tenant, Novo Nordisk (“Novo Nordisk”), the United States affiliate of the global healthcare company, Novo Nordisk A/S (NYSE: NVO; rated A1/AA- by Moody’s/S&P), which is the guarantor of the Novo Nordisk lease. Novo Nordisk occupies 563,289 sq.ft. or 100% of the sq.ft. of the space which it is obligated to lease under the terms of its lease. Novo Nordisk has the option to lease the remaining 167,815 sq.ft. at the Novo Nordisk HQ Property, which is located along the easterly side of the complex and is in “shell” condition. Novo Nordisk can exercise its right to expand into this space anytime during its lease term and as such, this expansion space cannot be marketed to another tenant without modifying the current Novo Nordisk lease. At loan origination, the borrower deposited approximately $14,146,846 into an expansion reserve and $13,000,000 into a seller credit reserve.

According to information provided by the property manager as of January 19, 2022, as of November 15, 2021, all employees were required to return to the Novo Nordisk HQ Property at least three days per week; however, employees have been permitted to work from home until further notice due to the recent surge in COVID-19 variants, and the building is closed Fridays for maintenance and cleaning. The Novo Nordisk HQ Property typically had a pre-pandemic full-time workforce of approximately 1,700 employees.

COVID-19 Update. As of March 6, 2022, the Novo Nordisk HQ Whole Loan is not subject to any forbearance, modification or debt service relief request. As of March 6, 2022, the sole tenant has not made any requests for lease modifications or rent relief. The Novo Nordisk HQ Whole Loan is current as of the payment date in March 2022. See “Risk Factors—Special Risks—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

Tenant Summary.

Tenant Summary(1)
Tenant / Building	Ratings (Moody’s/Fitch/S&P)(2)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent per sq. ft.	% of Total U/W Base Rent	Lease Expiration
Novo Nordisk	A1 / NR / AA-	563,289	77.0	$32.81	100.0%	4/30/2031
Total / Wtd. Avg. Occupied Collateral		563,289	77.0%	$32.81	100.0%
Vacant		167,815	23.0
Total		731,104	100.0%
(1)	Based on the underwritten rent roll as of April 6, 2022.

(2)	The credit ratings are those of the direct parent company, Novo Nordisk A/S, which is the guarantor under the lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

800 Scudders Mill Road Plainsboro, NJ 08536	Collateral Asset Summary – Loan No. 15 Novo Nordisk HQ	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$22,167,000 63.8% 3.16x 9.2%

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent per sq. ft.	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM & 2022	0	0	0.0	0	0.0%	0.00	0.0%	0.0%
2023	0	0	0.0	0	0.0%	0.00	0.0%	0.0%
2024	0	0	0.0	0	0.0%	0.00	0.0%	0.0%
2025	0	0	0.0	0	0.0%	0.00	0.0%	0.0%
2026	0	0	0.0	0	0.0%	0.00	0.0%	0.0%
2027	0	0	0.0	0	0.0%	0.00	0.0%	0.0%
2028	0	0	0.0	0	0.0%	0.00	0.0%	0.0%
2029	0	0	0.0	0	0.0%	0.00	0.0%	0.0%
2030	0	0	0.0	0	0.0%	0.00	0.0%	0.0%
2031	1	563,289	77.0%	563,289	77.0%	$32.81	100.0%	100.0%
2032	0	0	0.0	563,289	77.0%	0.00	0.0%	100.0%
2033 & Thereafter	0	0	0.0	563,289	77.0%	0.00	0.0%	100.0%
Vacant	NAP	167,815	23.0	731,104	100.0%	NAP	NAP%	NAP
Total / Wtd. Avg.	1	731,104	100.0%			$32.81	100.0%
(1)	Based on the underwritten rent roll dated April 6, 2022.

Cash Flow Analysis.

		Cash Flow Analysis(1)
	2018	2019	2020	T-12 9/30/2021	U/W	U/W per sq. ft.
Base Rent	$17,302,360	$17,649,722	$18,002,716	$18,271,218	$18,481,512	$25.28
Rent Steps(2)	0	0	0	0	371,771	0.51
IG Rent Step Credit(3)	0	0	0	0	465,129	0.64
Vacant Income	0	0	0	0	9,458,516	12.94
Gross Potential Rent	$17,302,360	$17,649,722	$18,002,716	$18,271,218	$28,776,928	$39.36
Reimbursements	12,185,965	13,111,052	13,295,581	14,312,454(4)	13,331,718	18.24
Vacancy	0	0	0	0	(9,458,516)	(12.94)
Effective Gross Income	$29,488,325	$30,760,774	$31,298,297	$32,583,672	$32,650,130	$44.66
Total Operating Expenses	12,812,629	13,393,492	13,037,472	13,724,187	13,331,718	18.24
Net Operating Income	$16,675,696	$17,367,282	$18,260,825	$18,859,485	$19,318,412	$26.42
Replacement Reserves	0	0	0	0	146,221	0.20
TI/LC	0	0	0	0	0	0.00
Net Cash Flow	$16,675,696	$17,367,282	$18,260,825	$18,859,485	$19,172,191	$26.22
(1)	Based on the underwritten rent roll dated April 6, 2022.
(2)	Based on contractual rent steps through October 1, 2022.
(3)	Based on the straight-line rent steps through the final maturity date of the Novo Nordisk HQ Whole Loan.
(4)	Reimbursements reflect reimbursements billed based on budgeted amounts. The borrower and the tenant reconcile the amount of reimbursements in the year following the year they are billed. Billed reimbursements exceed expenses and are expected to be reduced, and may be further reduced, upon such reconciliation.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES AND
OTHER INFORMATION

This material is for your information, and none of Deutsche Bank Securities Inc., Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Academy Securities, Inc. and Drexel Hamilton, LLC or any other underwriter (the “Underwriters”) are soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

Neither this document nor anything contained herein shall form the basis for any contract or commitment whatsoever. The information contained herein is preliminary as of the date hereof. These materials are subject to change, completion or amendment from time to time. The information contained herein will be superseded by similar information delivered to you as part of the preliminary prospectus relating to the Benchmark 2022-B34 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2022-B34 (the “Offering Document”). The information contained herein supersedes any such information previously delivered and should be reviewed only in conjunction with the entire Offering Document. All of the information contained herein is subject to the same limitations and qualifications contained in the Offering Document.  The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described elsewhere in the Offering Document.  The information contained herein will be more fully described elsewhere in the Offering Document.  The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value.  Prior to making any investment decision, prospective investors are strongly urged to read the Offering Document its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of Underwriters or any of their respective affiliates makes any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities.

This document contains forward-looking statements. Those statements are subject to certain risks and uncertainties that could cause the success of collections and the actual cash flow generated to differ materially from the information set forth herein. While such information reflects projections prepared in good faith based upon methods and data that are believed to be reasonable and accurate as of the dates thereof, the depositor undertakes no obligation to revise these forward-looking statements to reflect subsequent events or circumstances. Individuals should not place undue reliance on forward-looking statements and are advised to make their own independent analysis and determination with respect to the forecasted periods, which reflect the issuer’s view only as of the date hereof.

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